As filed with the Securities and Exchange Commission on February 3, 2014

Registration No. 333- 193157

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POAGE BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	6022	45-3204393
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1500 Carter Avenue
Ashland, Kentucky 41101

(606) 324-7196
(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices)

Ralph E. Coffman, Jr.

President and Chief Executive Officer

1500 Carter Avenue
Ashland, Kentucky 41101

(606) 324-7196
(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Agent for Service)

Copies to:

Kip A. Weissman, Esq.	Peter Weinstock, Esq.
Marc Levy, Esq.	Robert N. Flowers, Esq.
Luse Gorman Pomerenk & Schick, P.C.	Hunton & Williams LLP
5335 Wisconsin Avenue, N.W., Suite 780	1445 Ross Avenue, Suite 3700
Washington, D.C. 20015	Dallas, Texas 75202
Phone: (202) 274-2000	Phone: (214) 979-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee (3)
Common Stock, $0.01 par value per share	557,700 shares	(1)		(2)	$7,825,844	(2)	$1,008	(4)

(1) Represents the maximum number of shares of Poage Bankshares, Inc. common stock that may be issued in connection with the proposed merger to which this Registration Statement relates.

(2) Pursuant to Rule 457(f), the registration fee was computed on the basis of $32.68, the tangible book value of the common stock of Town Square Financial Corporation to be exchanged or cancelled in the merger, computed in accordance with Rule 457(c) multiplied by the number of shares of common stock of Town Square Financial Corporation that may be received by the Registrant and/or cancelled upon consummation of the merger, subtracting the amount of cash to be paid by Poage Bankshares, Inc. for such shares.

(3) Computed in accordance with Section 6(b) of the Securities Act of 1933 by multiplying 0.00012880 by the proposed maximum aggregate offering price.

(4) Previously filed.

Information contained herein is subject to completion or amendment. A registration statement relating to the shares of Poage Bankshares, Inc. common stock to be issued in the merger has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

[TOWN SQUARE FINANCIAL CORPORATION LOGO]

To the Shareholders of Town Square Financial:

A Merger Proposal — Your Vote Is Very Important

On October 17, 2013, the board of directors of Town Square Financial Corporation unanimously approved a merger agreement between Town Square Financial Corporation and Poage Bankshares, Inc. and on October 21, 2013 Town Square Financial Corporation and Poage Bankshares, Inc. executed a merger agreement, pursuant to which Town Square Financial Corporation will merge with and into Poage Bankshares, Inc. and immediately thereafter Town Square Bank, a wholly owned subsidiary of Town Square Financial Corporation, will merge with and into the Home Federal Savings and Loan Association, a wholly owned subsidiary of Poage Bankshares, Inc. Following the effective date of the merger, the separate existence of each of Town Square Financial Corporation and Town Square Bank will cease. Town Square Financial is sending you this document to ask you to vote on the adoption of the merger agreement with Poage Bankshares, Inc.

If the merger is completed, each share of Town Square Financial Corporation common stock, par value $0.01 per share, will be converted into the right to receive either 2.3289 shares of Poage Bankshares, Inc. common stock, par value $0.01 per share, or $33.86 in cash, or a combination of Poage Bankshares, Inc. common stock and cash, subject to 55% of Town Square Financial Corporation’s outstanding common stock being exchanged for Poage Bankshares, Inc. common stock and 45% of Town Square Financial Corporation’s outstanding common stock being exchanged for cash.

The stock component of the merger consideration includes approximately 557,700 shares of Poage Bankshares common stock being issued to Town Square Financial Corporation shareholders. On October 18, 2013, the last trading day prior to the merger announcement, Poage Bankshares’ common stock closed at $13.65, which, based on the 2.3289 exchange ratio, is equivalent to $31.79 per share of Town Square Financial Corporation common stock. As of ______, 2014, the closing price of Poage Bankshares’ common stock was $____, which, based on the 2.3289 exchange ratio, is equivalent to $____ per share of Town Square Financial Corporation common stock.

After completion of the merger, we expect that current Town Square Financial Corporation shareholders will own approximately 14.3% of the combined company based on the shares outstanding as of September 30, 2013. You should obtain current stock price quotations for Poage Bankshares Inc.’s common stock. Poage Bankshares, Inc. common stock trades on the Nasdaq Capital Market under the symbol “PBSK.” Town Square Financial Corporation’s common stock is privately held by approximately 145 shareholders of record.

Your board of directors has unanimously determined that the merger and the merger agreement are fair and in the best interests of Town Square Financial Corporation and its shareholders and unanimously recommends that you vote “FOR” adoption of the merger agreement. The merger cannot be completed unless a majority of the issued and outstanding shares of common stock of Town Square Financial Corporation vote to adopt the merger agreement. Whether or not you plan to attend the special meeting of shareholders, please take the time to vote by completing the enclosed proxy card and mailing it in the enclosed envelope. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote “FOR” adoption of the merger agreement. If you fail to vote, or you do not instruct your broker how to vote any shares held for you in “street name,” it will have the same effect as voting “AGAINST” the merger agreement.

This proxy statement-prospectus gives you detailed information about the special meeting of shareholders to be held on [Town Square Financial Meeting Date], the merger and other related matters. You should carefully read this entire document, including the appendices. In particular, you should carefully consider the discussion in the section entitled “Risk Factors” on page 24.

On behalf of the board of directors, I thank you for your prompt attention to this important matter.

Bruce VanHorn

President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger or determined if this document is accurate or complete. Any representation to the contrary is a criminal offense.

The securities to be issued in connection with the merger are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This document is dated [Prospectus Date], and is first being mailed on or about [Mail Date].

TOWN SQUARE FINANCIAL CORPORATION NOTICE TO SHAREHOLDERS:

To the Shareholders of Town Square Financial Corporation:

We will hold a special meeting of the shareholders of Town Square Financial Corporation on [_________], at [____], local time, at [________________], to consider and vote upon the following proposals:

1.	to approve and adopt the Agreement and Plan of Merger by and among Poage Bankshares, Inc., Poage Merger Subsidiary, Inc., Home Federal Savings and Loan Association and Town Square Financial Corporation and Town Square Bank, dated as of October 21, 2013 (the “Merger Agreement”);

2.	to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Agreement; and

3.	to consider any other business as may properly come before the special meeting or any postponement or adjournment of the special meeting.

The transactions contemplated by the Merger Agreement are more fully described in the attached proxy statement-prospectus, which we urge you to read carefully. A copy of the Merger Agreement is included as Appendix A to the proxy statement-prospectus. Dissenting shareholders who comply with the procedural requirements of the Kentucky Business Corporation Act will be entitled to receive payment of the fair value of their shares if they do not vote their shares in favor of the proposal and follow the procedural requirements to preserve their dissenters’ rights. We have included a copy of the procedural requirements for dissenting shareholders as Appendix C to the proxy statement-prospectus.

We have fixed the close of business on [_________], as the record date for determining those shareholders entitled to notice of, and to vote, at the meeting. Accordingly, only shareholders of record on that date are entitled to notice of, to attend, and to vote at, the meeting and any adjournment or postponement thereof.

Your vote is very important, and you are cordially invited to attend the meeting in person. However, whether or not you expect to attend the meeting in person, we urge you to sign, date and return the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting and that your shares are voted in accordance with your wishes. For your convenience, we have enclosed a self-addressed, stamped envelope for the return of your proxy. Your prompt response will help reduce the cost of soliciting proxies, which are paid for by Town Square Financial Corporation. Sending in your proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. You may revoke your proxy at any time before the vote is taken at the special meeting in the manner described in the section entitled “Town Square Financial Corporation Special Meeting of Shareholders – Proxy Card, Revocation of Proxy,” beginning on page 33 of the proxy statement-prospectus. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote “FOR” adoption of the Merger Agreement. If you fail to vote, or you do not instruct your broker how to vote any shares held for you in “street name,” it will have the same effect as voting “AGAINST” the Merger Agreement.

TOWN SQUARE FINANCIAL CORPORATION

[__________], 2014	Bruce VanHorn
Ashland, Kentucky	President and Chief Executive Officer

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING OF SHAREHOLDERS.

DO NOT SEND STOCK CERTIFICATES WITH THE PROXY CARD. UNDER SEPARATE COVER, WHICH WILL BE SENT FOLLOWING THE CLOSING OF THE MERGER, YOU WILL RECEIVE INSTRUCTIONS FOR DELIVERING YOUR STOCK CERTIFICATES.

WHERE YOU CAN FIND MORE INFORMATION

Poage Bankshares, Inc. files annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may obtain copies of these documents by mail from the public reference room of the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the public reference room. In addition, Poage Bankshares, Inc. files reports and other information with the Securities and Exchange Commission electronically, and the Securities and Exchange Commission maintains a website located at http://www.sec.gov containing this information.

Additional information about Town Square Financial Corporation may be obtained by contacting Cathy Groves, Corporate Secretary, located at 9431 U.S. Route 60, Ashland, Kentucky 41102.

To obtain timely delivery, you must request the information no later than _______, 2014.

Poage Bankshares, Inc. has filed a registration statement on Form S-4 to register with the Securities and Exchange Commission up to 557,700 shares of Poage Bankshares, Inc. common stock. This document is a part of that registration statement. You may read and copy the registration statement, including any amendments, schedules and exhibits at the addresses set forth above. Statements contained in this document as to the contents of any contract or other documents referred to in this document are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement.

Poage Bankshares, Inc. common stock is traded on the Nasdaq Capital Market under the symbol “PBSK.” Town Square Financial Corporation common stock is privately held by approximately 145 shareholders.

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TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION	i

QUESTIONS AND ANSWERS ABOUT THE MERGER AND VOTING AT THE TOWN SQUARE FINANCIAL CORPORATION SPECIAL MEETING OF SHAREHOLDERS	1

SUMMARY	3

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA	11

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION RELATING TO THE TOWN SQUARE FINANCIAL ACQUISITION	15

COMPARATIVE PRO FORMA PER SHARE DATA	22

RISK FACTORS	24

TOWN SQUARE FINANCIAL CORPORATION SPECIAL MEETING OF SHAREHOLDERS	33

THE MERGER AND THE MERGER AGREEMENT	34

COMPARISON OF SHAREHOLDERS’ RIGHTS	67

DESCRIPTION OF CAPITAL STOCK OF POAGE BANKSHARES, INC.	72

CERTAIN PROVISIONS OF POAGE BANKSHARES, INC. ARTICLES OF INCORPORATION AND BYLAWS	73

EXPERTS	74

LEGAL OPINIONS	74

ADJOURNMENT OF THE SPECIAL MEETING	75

CERTAIN BENEFICIAL OWNERS OF TOWN SQUARE FINANCIAL CORPORATION COMMON STOCK	75

OTHER MATTERS	76

FORWARD-LOOKING STATEMENTS	76

APPENDICES

A.	Agreement and Plan of Merger by and among Poage Bankshares, Inc., Poage Merger Subsidiary, Inc., Home Federal Savings and Loan Association and Town Square Financial Corporation and Town Square Bank, dated as of October 21, 2013	A-1

B.	Opinion of Sheshunoff & Co.	B-1

C.	Dissenters’ Rights pursuant to Chapter 271B of the Kentucky Business Corporation Act	C-1

D.	Financials and Other Information of Town Square Financial Corporation	D-1

E.	Form 10-K of Poage Bankshares, Inc. for the fiscal year ended September 30, 2013, as filed with the Securities and Exchange Commission on December 20, 2013	E-1

F.	Form 8-Ks of Poage Bankshares, Inc. as filed with the Securities and Exchange Commission on October 31, 2013, November 15, 2013 and November 20, 2013, respectively.	F-1

G.	Form 8-A of Poage Bankshares, Inc. as filed with the Securities and Exchange Commission on September 9, 2011.	G-1

QUESTIONS AND ANSWERS ABOUT THE MERGER AND VOTING AT THE
TOWN SQUARE FINANCIAL CORPORATION SPECIAL MEETING OF SHAREHOLDERS

The following are answers to certain questions that you may have regarding the merger and the special meeting. We urge you to read carefully the remainder of this document because the information in this section may not provide all that might be important to you in determining how to vote. Additional important information is also contained in the appendices to this document.

Q:	WHAT ARE HOLDERS OF TOWN SQUARE FINANCIAL CORPORATION COMMON STOCK BEING ASKED TO VOTE ON?

A.	Holders of Town Square Financial Corporation common stock are being asked to vote on the adoption of the merger agreement by and among Poage Bankshares, Inc., Poage Merger Subsidiary, Inc., Home Federal Savings and Loan Association, Town Square Financial Corporation and Town Square Bank, dated as of October 21, 2013 (the “Merger Agreement”), pursuant to which Town Square Financial Corporation will be merged with and into Poage Bankshares, Inc. (the “Merger”) and to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of adoption of the Merger Agreement.

Q:	WHAT DO I NEED TO DO NOW?

A:	After you have carefully read this document, you may vote by completing, signing, dating and returning your proxy card in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the special meeting.

Q:	WHY IS MY VOTE IMPORTANT?

A:	The Merger Agreement must be adopted by a majority of the issued and outstanding shares of Town Square Financial Corporation common stock. A failure to vote will have the same effect as a vote against the Merger Agreement.

Q:	IF MY BROKER HOLDS MY SHARES IN “STREET NAME” WILL MY BROKER AUTOMATICALLY VOTE MY SHARES FOR ME?

A:	No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the instructions your broker provides.

Q:	WHAT IF I FAIL TO INSTRUCT MY BROKER TO VOTE MY SHARES?

A:	If you fail to instruct your broker to vote your shares, the broker will submit an unvoted proxy (a broker non-vote) as to your shares. Broker non-votes will count toward a quorum at the special meeting. However, broker non-votes will not count as a vote with respect to the Merger Agreement, and therefore will have the same effect as a vote against the Merger Agreement.

Q:	CAN I ATTEND THE SPECIAL MEETING AND VOTE MY SHARES IN PERSON?

A:	Yes. All shareholders are invited to attend the special meeting. Shareholders of record can vote in person at the special meeting by executing a proxy card. If a broker holds your shares in street name, then you are not the shareholder of record and you must ask your broker how you can vote your shares at the special meeting.

Q:	CAN I CHANGE MY VOTE?

A:	Yes. If you have not voted through your broker, you can change your vote after you have sent in your proxy card by:

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•	providing written notice to Cathy Groves, the Corporate Secretary of Town Square Financial Corporation;

•	submitting a new proxy card (any earlier proxies will be revoked automatically); or

•	attending the special meeting and voting in person. Any earlier proxy will be revoked. However, simply attending the special meeting without voting will not revoke your proxy.

If you have instructed a broker to vote your shares, you must follow your broker’s directions to change your vote.

Q:	SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A:	Please DO NOT send your stock certificates with your proxy card. Instructions will be sent to you under separate cover following completion of the Merger.

Q:	WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A:	Poage Bankshares, Inc. and Town Square Financial Corporation currently expect to complete the Merger in the first or second quarter of 2014, assuming all of the conditions to completion of the Merger have been satisfied.

Q:	WHAT WILL SHAREHOLDERS OF TOWN SQUARE FINANCIAL CORPORATION RECEIVE IN THE MERGER?

A:	If the Merger is completed, each share of Town Square Financial Corporation common stock, par value $0.01 per share, will be converted into the right to receive either 2.3289 shares of Poage Bankshares, Inc. common stock, par value $0.01 per share, or $33.86 in cash, or a combination of Poage Bankshares, Inc. common stock and cash, subject to 55% of Town Square Financial Corporation’s outstanding common stock being exchanged for Poage Bankshares, Inc. common stock and 45% of Town Square Financial Corporation’s outstanding common stock being exchanged for cash. After completion of the Merger, we expect that current Town Square Financial Corporation shareholders will own approximately14.3% of the combined company based on the shares outstanding as of September 30, 2013. You should obtain current stock price quotations for Poage Bankshares Inc.’s common stock. Poage Bankshares, Inc. common stock trades on the Nasdaq Capital Market under the symbol “PBSK.” Town Square Financial Corporation common stock is privately held by approximately 145 shareholders of record.

Q:	WILL I HAVE DISSENTERS’ RIGHTS?

A:	Yes. Under Kentucky law, you have the right to dissent from the Merger and receive, in lieu of the consideration you would otherwise be entitled to receive as a result of the Merger, payment in cash for the fair value of your shares of Town Square Financial Corporation common stock if the Merger is completed. The fair value of your shares may be more or less than the merger consideration that you would receive in the Merger if you do not dissent. This cash payment would be taxable to you. To exercise dissenters’ rights, you must strictly follow the procedures prescribed by the Kentucky Business Corporation Act (“KBCA”). To review these procedures in more detail, see “Rights of Dissenting Shareholders” beginning on page ___ of this proxy statement/prospectus and Appendix C.

Q:	WHOM SHOULD I CALL WITH QUESTIONS?

A:	You should direct any questions regarding the special meeting of shareholders or the Merger to Cathy Groves, Corporate Secretary of Town Square Financial Corporation, located at 9431 U.S. Route 60, Ashland, Kentucky 41102.

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SUMMARY

Town Square Financial Corporation (“Town Square Financial”) and Poage Bankshares, Inc. (“Poage Bankshares”) have approved, subject to the approval of Town Square Financial’s shareholders, a Merger Agreement, pursuant to which Town Square Financial will merge with and into Poage Bankshares, and Town Square Financial will cease to exist as a separate entity. This summary highlights selected information included in this document and does not contain all of the information that may be important to you. You should read this entire document and its appendices and the other documents to which we refer you before you decide how to vote with respect to the Merger Agreement. Each item in this summary includes a page reference directing you to a more complete description of that item.

This document, including information included in this document, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to: (i) statements of goals, intentions and expectations; (ii) statements regarding business plans, prospects, growth and operating strategies; (iii) statements regarding the asset quality of loan and investment portfolios; (iv) statements regarding estimates of risks and future costs and benefits; and (iv) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of the management of Poage Bankshares and Town Square Financial and are inherently subject to significant business, economic and competitive uncertainties and contingencies, including those described in the section entitled “Risk Factors,” many of which are beyond the control of Poage Bankshares and Town Square Financial. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements. See “Forward–Looking Statements” on page 76.

THE MERGER

The Merger Agreement is attached to this document as Appendix A. We encourage you to read this agreement carefully, as it is the legal document that governs the Merger of Town Square Financial with and into Poage Bankshares.

Parties to the Merger

Poage Bankshares and Home Federal (page ___)

Poage Bankshares is a savings and loan holding company engaged in banking and financial services through its wholly owned subsidiary, Home Federal Savings and Loan Association (“Home Federal”). Home Federal has assets of approximately $291.0 million and total deposits of approximately $217.3 million as of September 30, 2013, with a primary market area of Boyd, Greenup and Lawrence Counties in Kentucky and Lawrence and Scioto Counties in Ohio. Home Federal operates 6 retail branch locations. Poage Bankshares completed its initial public offering of common stock in September 2011. In that offering, Poage Bankshares sold 3,372,375 shares of common stock at $10.00 per share. After costs of $1.7 million directly attributable to the offering, net proceeds, excluding the ESOP loan, amounted to $32.0 million. Poage Bankshares contributed $16.0 million of the net proceeds of the offering to Home Federal.

Poage Bankshares executive offices are located at 1500 Carter Avenue, Ashland, Kentucky 41101. Its telephone number at this address is (606) 324-7196.

Home Federal is a federal savings and loan association headquartered in Ashland, Kentucky. Home Federal was originally chartered in 1889. Home Federal’s business consists primarily of accepting savings accounts and certificates of deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, primarily in first lien one- to four-family mortgage loans and, to a lesser extent, commercial and multi-family real estate loans, commercial and industrial loans, consumer loans, consisting primarily of automobile loans and home equity loans and lines of credit, and construction loans. Home Federal also purchases investment securities consisting primarily of mortgage-backed securities issued by United States Government agencies and government-sponsored enterprises, and obligations of state and political subdivisions. Home Federal offers a variety of deposit accounts, including passbook accounts, NOW and demand accounts, certificates of deposits, money market accounts and retirement accounts. Home Federal provides financial services to individuals, families and businesses through its banking offices located in and around Ashland, Kentucky.

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Home Federal’s executive offices are located at 1500 Carter Avenue, Ashland, Kentucky 41101. Its telephone number at this address is (606) 324-7196, and its website address is http://www.hfsl.com. Information on this website is not and should not be considered to be part of this document.

Town Square Financial and Town Square Bank (page ___)

Town Square Financial is a registered bank holding company engaged in banking and financial services through its wholly owned subsidiary, Town Square Bank. As of September 30, 2013, Town Square Bank has $152.3 million in total assets, $126.8 million in total loans, $126.5 million in total deposits, and $14.2 million in shareholders’ equity. Town Square Bank has three branches located in Boyd County, Kentucky and one branch in Jessamine County, Kentucky.

Town Square Financial’s executive offices are located at 9431 U.S. Route 60, Ashland, Kentucky 41101. Its telephone number at this address is (606) 929-9700.

Town Square Bank is a Kentucky chartered bank headquartered in Ashland, Kentucky. Town Square Bank’s business consists primarily of accepting savings accounts and certificates of deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in first lien one- to four-family mortgage loans, commercial and multi-family real estate loans, commercial and industrial loans, consumer loans, consisting primarily of automobile loans, and construction loans. Town Square Bank also purchases investment securities consisting primarily of mortgage-backed securities issued by United States Government agencies and government-sponsored enterprises, and obligations of state and political subdivisions. Town Square Bank offers a variety of deposit accounts, including NOW and demand accounts, certificates of deposits, money market accounts and individual retirement accounts, as well as credit cards for both personal and business purposes.

Town Square Bank’s executive offices are located at 9431 U.S. Route 60, Ashland, Kentucky 41101. Its telephone number at this address is (606) 929-9700, and its website address is http://www.townsquarebank.com. Information on this website is not and should not be considered to be part of this document.

What Town Square Financial Shareholders Will Receive in the Merger (page ___)

If the Merger is completed, each share of Town Square Financial common stock, par value $0.01 per share, will be converted into the right to receive either 2.3289 shares of Poage Bankshares common stock, par value $0.01 per share, or $33.86 in cash, or a combination of Poage Bankshares common stock and cash, subject to 55% of Town Square’s outstanding common stock being exchanged for Poage Bankshares common stock and 45% of Town Square Financial’s outstanding common stock being exchanged for cash. After completion of the Merger, we expect that current Town Square shareholders will own approximately 14.3% of the combined company based on the shares outstanding as of September 30, 2013. As of ______, 2014, the closing price of Poage Bankshares’ common stock was $____, which, based on the 2.3289 exchange ratio, is equivalent to $____ per share of Town Square Financial Corporation common stock. You should obtain current stock price quotations for Poage Bankshares’ common stock. Poage Bankshares common stock trades on the Nasdaq Capital Market under the symbol “PBSK.” Town Square Financial common stock is privately held by approximately 145 shareholders of record.

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Cash or Stock Election By Town Square Financial Shareholders; Proration and Allocation (page ___)

Under the terms of the merger agreement, Town Square Financial shareholders may elect to convert their shares into cash, Poage Bankshares common stock or a mixture of cash and Poage Bankshares common stock. All elections of Town Square Financial shareholders are further subject to the allocation and proration procedures described in the merger agreement. These procedures provide that 55% of the outstanding shares will be converted into Poage Bankshares common stock at a fixed exchange ratio of 2.3289 shares of Poage Bankshares common stock per share of Town Square Financial common stock and the remaining 45% of the outstanding Town Square Financial shares will be exchanged for cash in the amount of $33.86 per Town Square Financial share. Neither Poage Bankshares nor Town Square Financial is making any recommendations as to whether Town Square Financial shareholders should participate in or elect to receive cash or Poage Bankshares common stock in the merger, and no officer, employee, or director of Town Square Financial or Poage Bankshares is authorized to make such a recommendation. Holders of Town Square Financial common stock must make their own decisions with respect to such election.

It is unlikely that elections will be made in the exact proportions provided for in the Merger Agreement. As a result, the Merger Agreement describes procedures to be followed if Town Square Financial shareholders in the aggregate elect to receive more or less of the Poage Bankshares common stock than the 55% stock consideration that Poage Bankshares has agreed to issue. These procedures are summarized below.

If Stock Is Oversubscribed . If Town Square Financial shareholders elect to receive more Poage Bankshares common stock than the 55% stock consideration that Poage Bankshares has agreed to issue in the Merger, then all Town Square Financial shareholders who have elected to receive cash or who have made no election will receive cash for their Town Square Financial shares and all Town Square Financial shareholders who have elected to receive Poage Bankshares common stock will receive a pro rata portion of the available Poage Bankshares shares plus cash for those shares not converted into Poage Bankshares common stock, with the final mix of merger consideration consisting of 55% stock consideration and 45% cash consideration.

If Stock Is Undersubscribed. If Town Square Financial shareholders elect to receive fewer shares of Poage Bankshares common stock than Poage Bankshares has agreed to issue in the Merger, then Town Square Financial shareholders who have elected to receive Poage Bankshares common stock will receive Poage Bankshares common stock and all Town Square Financial shareholders who elected to receive cash or who have made no election will be treated in the following manner:

•	If the number of shares held by Town Square Financial shareholders who have made no election is sufficient to make up the shortfall in the number of Poage Bankshares shares that Poage Bankshares is required to issue, then all Town Square Financial shareholders who have elected cash will receive cash and those shareholders who have made no election will receive both cash and Poage Bankshares common stock in whatever proportion is necessary to make up the shortfall, with the final mix of merger consideration consisting of 55% stock consideration and 45% cash consideration.

•	If the number of shares held by Town Square Financial shareholders who have made no election is insufficient to make up the shortfall, then all Town Square Financial shareholders who made no election will receive Poage Bankshares common stock and those Town Square Financial shareholders who elected to receive cash will receive cash and Poage Bankshares common stock in whatever proportion is necessary to make up the shortfall, with the final mix of merger consideration consisting of 55% stock consideration and 45% cash consideration.

No guarantee can be made that Town Square Financial shareholders will receive the amount of cash and/or stock they elect. As a result of the allocation procedures and other limitations outlined in this document and in the Merger Agreement, Town Square Financial shareholders may receive Poage Bankshares common stock or cash in amounts that vary from the amounts they elect to receive.

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Material United States Federal Income Tax Consequences of the Merger (page ___)

Poage Bankshares has received an opinion of counsel, Luse Gorman Pomerenk & Schick, that for United States federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, which means, in general for United States federal income tax purposes, no gain or loss will be recognized by Poage Bankshares or Town Square Financial as a result of the Merger. The federal tax consequences of the Merger to shareholders of Town Square Financial will depend generally on whether they exchange their Town Square Financial common stock solely for Poage Bankshares common stock, solely for cash or for a combination of Poage Bankshares common stock and cash. Town Square Financial shareholders who exchange their shares solely for Poage Bankshares common stock should not recognize a gain or loss with respect to the exchange except with respect to the cash they receive instead of a fractional share of Poage Bankshares common stock. Town Square Financial shareholders who exchange their shares solely for cash should recognize a gain or loss on the exchange. Town Square Financial shareholders who exchange their shares for a combination of Poage Bankshares common stock and cash should recognize a gain, but not any loss, on the exchange. The actual federal income tax consequences to Town Square Financial shareholders of electing to receive cash, Poage Bankshares common stock or a combination of cash and stock will not be ascertainable at the time Town Square Financial shareholders make their election because it will not be known at that time how, or to what extent, the allocation and proration procedures will apply.

In addition, since Town Square Financial is a corporation that is taxed on a pass-through basis under Subchapter S of the Code, upon the consummation of the Merger, Town Square Financial will be required to file a final short-period S corporation corporate income tax return for the period ending on the closing date of the Merger. The former shareholders of Town Square Financial common stock will include in their individuals returns, as appropriate, the items of income, gain loss, deduction or credit realized from Town Square Financial’s final short period.

This tax treatment may not apply to all Town Square Financial shareholders. Determining the actual tax consequences of the Merger to Town Square Financial shareholders can be complicated. Town Square Financial shareholders should consult their own tax advisor for a full understanding of the Merger’s tax consequences that are particular to each shareholder. For a more detailed discussion of the material United States federal income tax consequences of the Merger, see the section “Material United States Federal Income Tax Consequences of the Merger” beginning on page 66 of this proxy statement prospectus.

Your Board of Directors Unanimously Recommends Shareholder Adoption of the Merger (page ___)

Town Square Financial’s board of directors, after careful review and consideration of the terms of the Merger Agreement, unanimously approved the Merger Agreement and all directors and executive officers have agreed to vote shares of Town Square Financial stock they own as of the record date in favor of the adoption of the Merger Agreement. Town Square Financial’s board of directors believes that the Merger and the Merger Agreement are fair to and in the best interests of Town Square Financial and its shareholders and unanimously recommends that you vote “FOR” approval and adoption of the Merger Agreement. See “Recommendation of the Town Square Financial’s Board of Directors and Reasons for the Merger.”

In making this determination and recommendation, Town Square Financial’s board of directors considered, among others, the following factors:

•	Town Square Financial’s board of directors’ familiarity with and review of information concerning the business, results of operations, financial condition, competitive position and future prospects of Town Square Financial;

•	the financial presentation of Sheshunoff and the opinion of Sheshunoff dated as of October 8, 2013, that, as of October 8, 2013, and subject to the assumptions, limitations and qualifications set forth in the opinion, the total aggregate consideration to be received from Poage Bankshares, is fair, from a financial point of view, to the holders of Town Square Financial common shares (see “— Fairness Opinion of Town Square Financial’s Financial Advisor,” beginning on page ___);

•	that shareholders of Town Square Financial will receive part of the Merger Consideration in shares of Poage Bankshares common stock, which are publicly traded on the Nasdaq Capital Market, contrasted with the absence of a public market for Town Square Financial common shares;

•	the terms and conditions of the Merger Agreement, including the parties’ respective representations, warranties, covenants and other agreements, the conditions to closing, including a provision that permits Town Square Financial’s board of directors, in the exercise of its fiduciary duties, under certain conditions, to furnish information to a third party that has submitted an unsolicited proposal to acquire Town Square Financial;

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•	merger with a larger holding company would provide the opportunity to realize economies of scale, increase efficiencies of operations and enhance the development of new products and services; and

•	the effects of the Merger on Town Square Financial’s employees.

For more information, see “Recommendation of the Town Square Financial’s Board of Directors and Reasons for the Merger,” beginning on page 42.

Opinion of Town Square Financial’s Financial Advisor (page ___ and Appendix B)

On October 8, 2013, Sheshunoff & Co. (“Sheshunoff”) rendered its opinion to the board of directors of Town Square Financial that as of the date of the opinion, and based upon and subject to the factors and assumptions set forth in the opinion, the aggregate merger consideration in the proposed Merger was fair, from a financial point of view, to Town Square Financial’s shareholders. The full text of Sheshunoff’s written opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this document as Appendix B. Town Square Financial shareholders are urged to read the opinion in its entirety. Sheshunoff’s written opinion is addressed to the board of directors of Town Square Financial, directed only to the merger consideration in the Merger, and does not constitute a recommendation as to how any holder of Town Square Financial common stock should vote with respect to the Merger or any other matter.

Special Meeting of Shareholders of Town Square Financial (page 33)

Town Square Financial will hold a special meeting of its shareholders on [Town Square Financial’s Meeting Date], local time, _______________________. At the special meeting of shareholders, you will be asked to vote to approve and adopt the Merger Agreement.

You may vote at the special meeting of shareholders if you owned shares of Town Square Financial common stock at the close of business on the record date, [Record Date]. On that date, there were 435,398 shares of Town Square Financial common stock outstanding and entitled to vote at the special meeting of shareholders. You may cast one vote for each share of Town Square Financial common stock you owned on the record date.

Even if you expect to attend the special meeting of shareholders, Town Square Financial recommends that you promptly complete and return your proxy card in the enclosed return envelope.

Shareholder Vote Required (page ___)

Approval and adoption of the Merger Agreement requires the affirmative vote of the majority of the holders of the shares of Town Square Financial common stock issued and outstanding on the record date. A failure to vote or an abstention will have the same effect as a vote against the Merger. As of the record date, directors and executive officers of Town Square Financial beneficially owned 228,031 shares of Town Square Financial common stock entitled to vote at the special meeting of shareholders. This represents approximately 52% of the total votes entitled to be cast at the special meeting of shareholders. These individuals have agreed, pursuant to voting agreements entered into by and between Poage Bankshares and each such director and executive officer of Town Square Financial, to vote “FOR” adoption of the Merger Agreement as required by Poage Bankshares as a condition to its execution of the Merger Agreement.

Holders of Town Square Financial Common Stock Have Dissenters’ Rights (page ___ and Appendix C)

Dissenters’ rights are statutory rights that enable shareholders to demand that the corporation pay the fair value for their shares instead of receiving the consideration offered to shareholders in connection with an extraordinary transaction, such as a merger. Under Kentucky law, you have the right to exercise dissenters’ rights in connection with the Merger. To exercise dissenters’ rights, you must strictly follow the procedures prescribed by the KBCA. To review these procedures in more detail, see “Rights of Dissenting Shareholders” beginning on page ___ and Appendix C.

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Interests of Executive Officers and Directors in the Merger that are Different From Yours (page ___)

In considering the recommendation of the board of directors of Town Square Financial to adopt the Merger Agreement, you should be aware that certain of Town Square Financial’s officers and directors have interests in the Merger that are in addition to, or different from, the interests of Town Square Financial’s shareholders generally. Town Square Financial’s board of directors was aware of these conflicts of interest and took them into account in approving the Merger. These interests include cash retention payments under a new employment agreement in an amount up to $120,000, in the aggregate, and continued insurance and indemnification coverage for directors as described in more detail below.

•	Town Square Financial and Town Square Bank do not currently maintain an employment agreement or any type of change in control agreement with any of its employees. In connection with the Merger, Poage Bankshares and Home Federal Savings and Loan Association have offered to enter into a three-year employment agreement with Mr. Bruce VanHorn, President and Chief Executive Officer of Town Square Financial and Town Square Bank. If Mr. VanHorn agrees to enter into the employment agreement, which will be effective on the closing date of the Merger, Mr. VanHorn will serve as Executive Vice President to Poage Bankshares and as President to Home Federal Savings and Loan Association. As an incentive to remain in our employment, payments under the employment agreement are conditioned on Mr. VanHorn’s continued services to Poage Bankshares and Home Federal Savings and Loan Association. The agreement provides that Mr. VanHorn will receive up to four retention payments, each in the amount of $30,000, for a maximum payment of $120,000, with the first retention payment ($30,000) payable if Mr. VanHorn is employed with Home Federal Savings and Loan Association on the closing date of the Merger, and the remaining payments to be made on each of the first three annual anniversary dates of the closing date of the Merger provided that he is employed with us on each anniversary date. Payments under the employment agreement are subject payable to Mr. VanHorn’s continued employment with us, and include: (i) annual base salary of $202,000, (ii) a grant of 20,000 incentive stock options on the closing date of the Merger, which shall vest in five equal annual installments commencing on the first anniversary of the date of grant, (iii) a cash automobile allowance of at least $5,000 per year, and (iv) potential severance benefits in the event his employment is terminated by us for a reason other than for cause, or if he terminates his employment for a reason that constitutes a constructive termination. The employment agreement requires Mr. VanHorn to comply with certain post-termination obligations, such as non-solicitation and non-competition provisions. If Mr. VanHorn voluntarily terminates employment for a reason other than a constructive termination, he will generally not be entitled to any severance payments, and he will generally forfeit the non-vested stock options. The actual amounts payable to Mr. VanHorn under the new employment agreement depend on how long his employment will continue with us, and whether he will be entitled to any potential severance payments under the agreement (e.g., whether he will experience a constructive termination).

•	Rights of Town Square Financial officers and directors to continued indemnification coverage and continued coverage under directors’ and officers’ liability insurance policies: Poage Bankshares is not required to spend more than an amount equal to 175% of the current annual amount expended by Town Square Financial (which is approximately $10,000) on such insurance premiums.

Regulatory Approvals Required for the Merger (page ___)

The Merger requires the prior approval of the Office of the Comptroller of the Currency (the “OCC”) pursuant to the Bank Merger Act. On January 21, 2014, the OCC approved the Bank Merger Act application of Home Federal to authorize the merger of Town Square Bank with and into Home Federal, with Home Federal as the surviving institution. In addition, the Merger cannot be completed without the approval of the Board of Governors of the Federal Reserve Board (the “Federal Reserve”) pursuant to the Bank Holding Company Act, or a waiver by the Federal Reserve of any requirement for an application. Poage Bankshares is in the process of seeking this approval, or the waiver thereof. While Town Square Financial does not know of any reason why Poage Bankshares would not be able to obtain the necessary approval or waiver by the Federal Reserve in a timely manner, Town Square Financial cannot assure you that this approval or waiver will occur or what the timing may be or that this approval or waiver will not be subject to one or more conditions that affect the advisability of the Merger.

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Conditions to the Merger (page ___)

Completion of the Merger depends on a number of conditions being satisfied or waived, including the following:

•	Town Square Financial shareholders must have adopted the Merger Agreement;

•	the representations and warranties of the parties to the Merger Agreement that are qualified as to materiality must be, subject to certain limited exceptions, true and correct, and each representation and warranty not so qualified shall be true and correct in all material respects, as of the closing date;

•	the receipt of all regulatory approvals and other necessary approvals of governmental entities, including the Office of the Comptroller of the Currency and all statutory waiting periods must have expired, and none of the regulatory approvals necessary to consummate the Merger and the transaction contemplated by the Merger Agreement impose a term, condition or restriction upon that Poage Bankshares or Home Federal that has a material adverse effect on the surviving corporation;

•	there must be no statute, rule, regulation, order, injunction or decree in existence which prohibits or enjoins the Merger;

•	there must be no litigation, statute, law, regulation, order or decree by which the Merger is prohibited or enjoined;

•	Poage Bankshares’ registration statement filed with the Securities and Exchange Commission of which this document is a part shall have become effective and no stop order suspending its effectiveness shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Securities and Exchange Commission;

•	the shares of Poage Bankshares common stock to be listed to Town Square Financial shareholders in the Merger must have been approved for listing on the Nasdaq Capital Market and such shares must be delivered to the exchange agent before the closing date of the transaction;

•	all necessary third party consents shall have been obtained; and

•	holders of no more than 10% of Town Square Financial’s common stock exercise their right to dissent from approving the Merger and instead demand the fair value of their shares.

Although Poage Bankshares anticipates the closing will occur during the first or second quarter of 2014, because the satisfaction of certain of these conditions is beyond our control, Poage Bankshares cannot be certain when, or if, the conditions to the Merger will be satisfied or waived or whether the Merger will be completed.

No Solicitation (page ___)

Subject to certain exceptions, Town Square Financial has agreed not to initiate, solicit, induce or knowingly encourage any inquiries or the making of any proposal or offer from any third party relating to an acquisition of Town Square Financial, or enter into an agreement relating to an acquisition proposal by a third party. Notwithstanding these restrictions, however, the Merger Agreement provides that, under specified circumstances, in response to an unsolicited acquisition proposal or inquiry from a third party which, in the good faith judgment of the Town Square Financial board of directors, is or reasonable likely to result in a proposal which is superior to the Merger with Poage Bankshares. Town Square Financial may furnish information regarding Town Square Financial and participate in discussions and negotiations with such third party.

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Termination of the Merger Agreement (page ___)

Poage Bankshares and Town Square Financial may mutually agree at any time to terminate the Merger Agreement without completing the Merger, even if the Town Square Financial shareholders have approved it. Also, either party may decide, without the consent of the other party, to terminate the Merger Agreement under specified circumstances, including if the Merger is not consummated by August 31, 2014, if the required regulatory approvals are not received or if the shareholders of Town Square Financial do not approve the Merger. In addition, either party may terminate the Merger Agreement if there is a breach of the Merger Agreement by the other party that would cause the failure of conditions to the terminating party’s obligation to close, unless the breach is capable of being cured and is cured within 30 days of the notice of breach (provided that the terminating party is not then in material breach of the Merger Agreement). In addition, Town Square Financial may terminate the Merger Agreement if Poage Bankshares’ stock price falls below thresholds set forth in the Merger Agreement and Poage Bankshares does not increase the Merger Consideration pursuant to a prescribed formula or, under certain limited circumstances, if Town Square Financial has received a proposal which its board of directors determines is superior to the Merger with Poage Bankshares.

Termination Fee (page ___)

If the Merger is terminated pursuant to specified situations in the Merger Agreement (and Town Square Financial accepts a “superior proposal,” as defined in the Merger Agreement, or enters into an acquisition proposal under certain circumstances), Town Square Financial may be required to pay a termination fee to Poage Bankshares of $600,000. Town Square Financial agreed to this termination fee arrangement in order to induce Poage Bankshares to enter into the Merger Agreement. The termination fee requirement may discourage other companies from trying or proposing to combine with Town Square Financial before the Merger is completed.

Comparison of Shareholders’ Rights (page 67)

When the merger is completed, Town Square Financial shareholders who have received stock consideration will become Poage Bankshares shareholders and their rights will be governed by Maryland law and by Poage Bankshares’s articles of incorporation and bylaws. See “Comparison of Shareholders’ Rights” beginning on page 67 for a summary of the material differences between the respective rights of Town Square Financial and Poage Bankshares shareholders.

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

Poage Bankshares, Inc.

The following tables set forth selected historical consolidated financial data for Poage Bankshares as of and for each of the five years ended September 30, 2013 (which has been derived from its audited consolidated financial statements), and results of operations for each of the years in the five year period ended September 30, 2013. You should read these tables together with the historical consolidated financial information contained in Poage Bankshares’ consolidated financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Poage Bankshares’ Annual Report on Form 10-K for the year ended September 30, 2013 and, which have been filed with the SEC and is attached as Appendix E herein.

As previously disclosed in a Current Report filed with the Securities and Exchange Commission on August 29, 2013, the Board of Directors of Poage Bankshares amended its bylaws to change the fiscal year from September 30 to December 31 of each year. Accordingly, following Poage Bankshares’ filing of a transition report on Form 10-K, Poage Bankshares will report consolidated financial data for the year ended December 31.

	At September 30,
	2013	2012	2011	2010	2009
	(Dollars in thousands)
Financial Condition Data:
Total assets	$291,008	$317,159	$327,437	$290,767	$278,665
Cash and cash equivalents	8,192	23,430	48,440	43,233	18,715
Investment securities	87,930	94,456	76,745	45,234	77,684
Loans held for sale	482	719	1,012	1,701	—
Loans receivable, net	175,476	179,998	183,023	181,865	166,484
Deposits	217,340	236,472	242,722	227,812	209,698
Federal Home Loan Bank advances	13,230	17,672	23,117	32,205	39,368
Retained earnings	31,074	29,416	28,242	26,688	24,557
Total shareholder equity	57,905	60,582	58,573	27,367	26,558

	For the Year Ended September 30,
	2013	2012	2011	2010	2009
	(Dollars in thousands)
Operating Data:
Interest and dividend income	$11,750	$12,983	$12,912	$13,716	$13,318
Interest expense	2,328	3,253	4,530	5,571	6,603
Net interest income	9,422	9,730	8,382	8,145	6,715
Provision for loan losses	106	902	615	650	312
Net interest income after provision for loan losses	9,316	8,828	7,767	7,495	6,403
Non-interest income	2,266	1,291	1,067	3,111	1,090
Non-interest expenses	8,543	8,133	7,071	7,854	5,792
Income before income taxes	3,039	1,986	1,763	2,756	1,701
Income taxes expense	883	407	209	622	257
Net income	$2,156	$1,579	$1,554	$2,130	$1,444

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	At or For the Year Ended September 30,
	2013	2012	2011	2010	2009
Performance Ratios:
Return on average assets	0.70%	0.49%	0.52%	0.76%	0.57%
Return on average equity	3.62%	2.57%	5.49%	7.93%	5.78%
Interest rate spread (1)	3.09%	3.01%	3.04%	3.00%	2.71%
Net interest margin (2)	3.27%	3.22%	3.08%	3.10%	2.85%
Noninterest expense to average assets	2.78%	2.52%	2.36%	2.79%	2.29%
Efficiency ratio (3)	72.23%	73.80%	74.83%	69.78%	74.21%
Average interest-earnings assets to average interest-bearing liabilities	121.23%	119.47%	101.99%	104.64%	104.99%
Average equity to average assets	19.40%	18.99%	9.46%	9.55%	9.89%

Capital Ratios:
Total risk-based capital to risk-weighted assets	31.75%	29.29%	28.19%	19.49%	18.68%
Tier I capital to risk-weighted assets	30.49%	28.03%	27.11%	18.70%	18.28%
Tier I capital to adjusted total assets	15.89%	13.78%	12.72%	9.20%	8.94%

Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans	1.12%	1.10%	0.90%	0.62%	0.33%
Allowance for loan losses as a percentage of nonperforming loans	277.02%	153.21%	61.48%	50.85%	70.25%
Net charge-offs (recoveries) to average outstanding loans during the period	0.07%	0.31%	0.05%	0.04%	0.01%
Non-performing loans as a percent of total loans	0.40%	0.72%	1.46%	1.22%	0.47%
Non-performing assets as a percent of total assets	0.38%	0.73%	0.85%	0.84%	0.34%
Other:
Number of offices	6	6	6	6	6

(1)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(2)	Represents net interest income as a percent of average interest-earning assets.
(3)	Represents noninterest expense divided by the sum of net interest income and noninterest income.

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TOWN SQUARE FINANCIAL CORPORATION

The following tables set forth selected historical financial data of Town Square Financial for the periods and at the dates indicated.

Town Square Bank is required pursuant to federal law to submit audited financial statements to its federal and state banking regulators. However, Town Square Financial is a non-issuer and is not required to be nor do they routinely prepare consolidated audited financial statements. Accordingly, the consolidated financial statements of Town Square Financial and Town Square Bank have historically not been audited and the consolidated financial statements for the latest fiscal year available are unaudited. Pursuant to SEC requirements, the financial statements of a non-issuer for the latest fiscal year need to be audited only to the extent practicable. Furthermore, the financial statements for fiscal years prior to the latest fiscal year need not be audited if they were not previously audited. Because providing audited financial statements for the latest fiscal year is impracticable, the consolidated financial statements of Town Square Financial and Town Square Bank are unaudited for the years ended December 31, 2012 and 2011 and the nine months ended September 30, 2013 and 2012. Additional financial and other information regarding Town Square Financial and Town Square Bank is included in Appendix D.

	At September 30,		At December 31,
	2013	2012	2012	2011
	(Unaudited)		(Unaudited)
	(Dollars in thousands)
Financial Condition Data:
Total assets	$152,342	$171,119	$165,794	$177,314
Investment securities	17,357	23,699	22,450	27,956
Loans receivable, net	125,339	130,727	131,923	130,823
Deposits	126,470	141,259	145,292	143,096
Total shareholder equity	14,229	13,239	13,093	12,659

	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2013	2012	2012	2011
	(Unaudited)		(Unaudited)
	(Dollars in thousands)
Operating Data:
Interest and dividend income	$5,921	$6,485	$8,551	$8,779
Interest expense	735	1,540	2,128	2,422
Net interest income	5,186	4,945	6,423	6,357
Provision for loan losses	328	247	647	1,013
Net interest income after provision for loan losses	4,858	4,698	5,776	5,344
Non-interest income	1,124	(18)	310	1,203
Non-interest expenses	4,221	4,592	6,048	6,025
Income before income taxes	1,761	88	38	522
Income taxes expense (1)	—	—	—	—
Net income	$1,761	$88	$38	$522

(1) Town Square Financial is an S-Corporation. As such, the shareholders are taxed on their individual interests in the Company’s taxable income.

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	At or For the Nine Months Ended September 30,		At or For the Year Ended December 31,
	2013	2012	2012	2011
	(Dollars in thousands)
Performance Ratios:
Return on average equity	17.16%	0.91%	0.29%	4.18%
Return on average assets	1.47%	0.07%	0.20%	0.30%
Interest rate spread (1)	4.36%	3.66%	3.58%	3.57%
Net interest margin (2)	3.40%	2.93%	3.85%	3.85%
Efficiency ratio (3)	66.87%	93.20%	89.83%	79.70%
Average equity to average assets	8.59%	7.24%	7.39%	7.24%

Capital Ratios:
Total risk-based capital to risk-weighted assets	13.27%	10.91%	11.40%	10.80%
Tier I capital to risk-weighted assets	12.00%	9.76%	10.04%	9.54%
Tier I capital to adjusted total assets	9.11%	7.22%	7.27%	6.85%

Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans	1.18%	1.11%	1.25%	1.22%
Allowance for loan losses as a percentage of non-performing loans	18.67%	26.74%	20.62%	28.06%
Net charge-offs (recoveries) to average outstanding loans during the period	0.39%	0.19%	0.44%	0.96%
Non-performing loans as a percent of total loans	6.30%	4.13%	6.07%	4.35%

Other:
Number of offices	4	4	4	4

(1)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(2)	Represents net interest income as a percent of average interest-earning assets.
(3)	Represents noninterest expense divided by the sum of net interest income and noninterest income.
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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION RELATING TO THE TOWN SQUARE FINANCIAL ACQUISITION

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting, giving effect to Poage Bankshares’ proposed Merger with Town Square Financial. The unaudited pro forma condensed combined financial information set forth below assumes that the Merger with Town Square Financial was consummated on October 1, 2012 for purposes of the unaudited pro forma condensed combined statement of income for the year ended September 30, 2013, and, for purposes of the unaudited pro forma condensed combined balance sheet, gives effect to the proposed Merger as if it had been completed on September 30, 2013. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial condition had the Merger been completed on the dates described above, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities.

The value of Poage Bankshares common stock issued in connection with the Town Square Financial Merger will be based on the closing price of Poage Bankshares common stock on the date the merger is completed. For purposes of the pro forma financial information, the fair value of Poage Bankshares common stock was calculated based on a September 30, 2013 closing date and resulted in a price of $14.45 per share.

The pro forma financial information includes estimated adjustments to record assets and liabilities of Town Square Financial at their respective fair values and represents Poage Bankshares’ pro forma estimates based on available information. The pro forma adjustments included herein are subject to change depending on changes in interest rates and the components of assets and liabilities and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after the Merger is completed and after completion of a thorough analysis to determine the fair value of Town Square Financial’s tangible and identifiable intangible assets and liabilities as of the date the Merger is completed. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact Poage Bankshares’ statement of income due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to Town Square Financial stockholders’ equity, including results of operations from September 30, 2013 through the date the Merger is completed, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

Poage Bankshares anticipates that the Merger with Town Square Financial will provide the combined company with financial benefits that include reduced operating expenses. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of Poage Bankshares and Town Square Financial. The historical consolidated financial statements of Town Square Financial are attached hereto as Appendix D. The historical consolidated audited financial statements of Poage Bankshares are attached hereto as Appendix E.

The unaudited pro forma stockholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Poage Bankshares common stock or the actual or future results of operations of Poage Bankshares for any period. Actual results may be materially different than the pro forma information presented.

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Poage Bankshares, Inc. and Subsidiary

Unaudited Pro Forma Condensed Combined Statements of Financial Condition
at September 30, 2013

	Poage Bankshares, Inc. Historical	Town Square Financial Corporation Historical (1)	Pro Forma Acquisition Adjustments		Pro Forma Combined
	(Dollars in thousands)
ASSETS:
Cash and due from financial institutions	$8,192	$5,198	(6,634	)(2)	$6,756
Securities available for sale	87,930	17,157	—		105,087
Securities held to maturity	—	200	6	(3)	206
Loans held for sale	482	—	—		482
Gross Loans	177,465	126,831	(7,833)		296,463
Allowable for loan losses	(1,989)	(1,492)	1,492		(1,989)
Loans, net of allowance	175,476	125,339	(6,341	)(4)	294,474
Federal Home Loan Bank stock, at cost	1,953	968	—		2,921
Other real estate owned, net	375	29	—		404
Goodwill	—	—	2,821	(5)	2,821
Core Deposit Intangibles	—	—	1,107	(6)	1,107
Premises and equipment, net	6,197	2,648	150	(7)	8,995
Company owned life insurance	6,887	—	—		6,887
Accrued interest receivable	1,134	482	—		1,616
Other assets	2,382	321	1,214	(8)	3,917
TOTAL ASSETS	$291,008	$152,342	(7,677)		$435,673

LIABILITIES:
Deposits
Non-interest bearing	$6,308	$25,313	—		$31,621
Interest bearing	211,032	101,157	493	(9)	312,682
Total deposits	217,340	126,470	493	(9)	344,303
Federal Home Loan Bank advances	13,230	7,000	—		20,230
Subordinated Debt	—	4,124	(2,000	)(10)	2,124
Accrued interest payable	278	31	—		309
Other liabilities	2,255	488	—		2,743
TOTAL LIABILITIES	233,103	138,113	(1,507)		369,709

SHAREHOLDERS’ EQUITY
Common stock	34	11,046	(11,040)		40
Additional paid-in capital	30,005	23	8,030		38,058
Retained earnings	31,074	5,899	(5,899)		31,074
Unearned Employee Stock Ownership Plan (ESOP) shares	(2,428)	—	—		(2,428)
Treasury stock, at cost	—	(2,879)	2,879		—
Accumulated other comprehensive income (loss)	(780)	140	(140)		(780)
TOTAL SHAREHOLDERS’ EQUITY	57,905	14,229	(6,170	)(11)	65,964

TOTAL LIABILITES AND SHAREHOLDERS’ EQUITY	$291,008	$152,342	$(7,677)		$435,673

16

(1)	Since Town Square Financial has a December 31 fiscal year end and Poage Bankshares has a September 30 fiscal year end, Town Square Financial’s historical data for the year ended September 30, 2013 was calculated by adding the results for Town Square Financial from the fourth quarter of fiscal 2012 to the nine months ended of fiscal 2013.
(2)	Reflects cash portion of consideration.
(3)	Adjusts held to maturity securities to fair value.
(4)	Loans adjusted to estimated fair value (non-accretable adjustment of approximately $7.2 million and accretable adjustment of approximately $657,000) and elimination of Town Square Financial’s allowance for loan losses. Poage Bankshares engaged an independent third party to conduct a review of Town Square Financial’s loan portfolio. Based on this review, loans totaling $14.8 million were identified with evidence of credit deterioration.
(5)	For further information regarding the goodwill adjustment, please see “Calculation of Deal Intangibles” on page ____.
(6)	Core deposit intangible is estimated at 1.5% of non-time deposits.
(7)	Includes an adjustment on real property.
(8)	Includes a deferred tax asset resulting from the transaction.
(9)	Includes an adjustment on time deposits.
(10)	Includes a subordinated debt adjustment.
(11)	Value of stock portion of transaction ($8.1 million) less target’s equity ($14.2 million), including the issuance of 557,700 shares at $0.01 par value per share.
17

Poage Bankshares, Inc. and Subsidiary

Unaudited Pro Forma Condensed Combined Statement of Income
For the Year Ended September 30, 2013

	Poage Bankshares, Inc. Historical		Town Square Financial Corporation Historical (2)		Pro Forma Acquisition Adjustments		Pro Forma Combined
	(Dollars in thousands)

INTEREST AND DIVIDEND INCOME
Loans, including fees	$9,780		$7,511		$131	(4)	$17,422
Investment Securities:
Taxable	1,258		291		—		1,549
Tax Exempt Securities	596		150		—		746
Federal funds sold and other	116		36		—		152
TOTAL INTEREST INCOME	11,750		7,988		131		19,869

INTEREST EXPENSE
Deposits	1,877		1,073		(306	)(5)	2,644
Federal Home Loan Bank advances and other	451		250		91	(6)	792
TOTAL INTEREST EXPENSE	2,328		1,323		(215)		3,436

NET INTEREST INCOME	9,422		6,665		346		16,433
Provision for loan losses	106		728		—		834
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	9,316		5,937		346		15,599

NON-INTEREST INCOME
Service charges on deposits	562		543		—		1,105
Loss on disposal of equipment	(9)		—		—		(9)
Net gains on sales of loans	701		118		—		819
Net gains on sales of securities	22		—		—		22
Income from company owned life insurance	202		—		—		202
Recovery from fictitious loan	743		—		—		743
Other	45		791		—		836
Total noninterest income	2,266		1,452		—		3,718

NONINTEREST EXPENSE
Salaries and employee benefits	4,293		2,749		—		7,042
Occupancy and equipment	874		777		30	(7)	1,681
Data processing	723		588		—		1,311
Federal deposit insurance	174		—		—		174
Foreclosed assets, net	296		—		—		296
Advertising	123		184		—		307
Professional fees	662		166		—		828
Amortization of intangibles	—		—		111	(8)	111
Other taxes	250		41		—		291
Other	1,148		1,172		—		2,320

TOTAL NONINTEREST EXPENSE	8,543		5,677		141		14,361

Income before income taxes	3,039		1,712		205		4,956

Income tax expense	883		582	(3)	70		1,535

NET INCOME	$2,156		$1,130		$135		$3,421
Weighted average shares outstanding (basic and diluted)	3,041,594		435,398		122,302	(9)	3,599,294
Earnings per share (basic and diluted)	$0.69	(1)	$2.60		$—		$0.94	(1)

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(1)	Earnings per share excludes net income attributable to participating securities of $45,000.
(2)	Since Town Square Financial has a December 31 fiscal year end and Poage Bankshares has a September 30, 2013 fiscal year end, Town Square Financial’s historical data for the year ended September 30, 2013 was calculated by adding the results for Town Square Financial from the fourth quarter of fiscal 2012 to the nine months ended of fiscal 2013.
(3)	Town Square Financial is an S-corporation while Poage Bankshares is a C-corporation. Adjustment reflects estimated taxes at Town Square based on historical earnings.
(4)	Impact of accretable adjustment of approximately $657,000, straight line amortization over 5 years.
(5)	Amortization of fair value adjustment on time deposits, amortized over approximately 2 years.
(6)	Impact of subordinated debt fair value interest rate mark, amortized over 22 years.
(7)	Amortization of fair value adjustment on real property, amortized over 5 years.
(8)	Amortization of core deposit intangible, amortized over 10 years.
(9)	Reflects the elimination of Town Square Financial common stock and the issuance of 557,700 shares of Poage Bankshares common stock.

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note A — Basis of Presentation

The unaudited pro forma condensed combined financial information and explanatory notes show the impact on the historical financial condition and results of operations of Poage Bankshares resulting from the proposed Merger with Town Square Financial under the acquisition method of accounting. Under the acquisition method of accounting, the assets and liabilities of Town Square Financial are recorded by Poage Bankshares at their respective fair values as of the date the Merger is completed. The unaudited pro forma condensed combined statement of financial condition combines the historical financial information of Poage Bankshares and Town Square Financial as of September 30, 2013, and assumes that the proposed Merger was completed on that date. The unaudited pro forma condensed combined statements of operations give effect to the proposed Town Square Financial Merger as if the Merger had been was consummated on October 1, 2012 for purposes of the unaudited pro forma condensed combined statement of income for the year ended September 30, 2013.

As the Merger is recorded using the acquisition method of accounting, all loans are recorded at fair value, including adjustments for credit, and no allowance for credit losses is carried over to Poage Bankshares’ balance sheet. In addition, certain anticipated nonrecurring costs associated with the Town Square Financial Merger such as severance, professional fees, legal fees and conversion related expenditures are not reflected in the pro forma statements of operations.

Note B — Merger and Acquisition Integration Costs

In connection with the proposed Town Square Financial Merger, the plan to integrate Poage Bankshares’ and Town Square Financial’s operations is still being developed. The specific details of this plan will continue to be refined over the next several months, and will include assessing personnel, benefit plans, premises, equipment, and service contracts to determine where they may take advantage of redundancies. Certain decisions arising from these assessments may involve involuntary termination of employees, vacating leased premises, changing information systems, canceling contracts with certain service providers and selling or otherwise disposing of certain premises, furniture and equipment. Poage also expects to incur Merger related costs including professional fees, legal fees, system conversion costs, and costs related to communications with customers and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature of the cost and timing of these integration actions.

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Calculation of Deal Intangibles
($ in thousands)

Transaction Costs:
Common Stock Consideration (55%)	$8,059
Cash Consideration (45%)	6,634
14,693
Purchase Accounting Adjustments:
Adjustment on Held to Maturity Securities	6
Adjustment on Loans	(6,341)
Adjustment to Fixed Assets	150
Adjustment to Deposits	(493)
Adjustment to Subordinated Debt	2,000
Core Deposit Intangibles	1,107
Net Purchase Accounting Adjustments	(3,616)
Deferred Tax Asset Created	1,229
Total Purchase Accounting Adjustments	(2,387)

Town Square Adjusted Common Equity:
Town Square Common Equity	14,229
Elimination of Goodwill and Intangibles	-
Adjusted Town Square Common Equity	14,229

Total Intangibles Created in Transaction:
Fair Value of Town Square’s Net Assets	11,842
Total Purchase Price	14,693
Goodwill Created in Transaction	2,821
Total Intangibles Created in Transaction	3,928

Note C — Estimated Annual Cost Savings

Poage Bankshares expects to realize cost savings of approximately 18% of Town Square Financial’s operating expenses following the Merger. These cost savings are not reflected in the pro forma financial information and there can be no assurance they will be achieved in the amount or manner currently contemplated.

Note D — Calculation of Deal Intangibles

Poage Bankshares anticipates that this merger will result in a goodwill asset of approximately $2.8 million. Below is a brief summary describing the calculation of certain intangibles pertaining to the merger:

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COMPARATIVE PRO FORMA PER SHARE DATA

The table below summarizes selected per share information about Poage Bankshares and Town Square Financial. Poage Bankshares and Town Square Financial per share information are presented both historically, and on a pro forma basis to reflect the Merger. Poage Bankshares has also assumed that the consideration in the Merger will be paid as 557,700 shares of Poage Bankshares common stock and $6.6 million in cash. After completion of the Merger, we expect that current Town Square Financial Corporation shareholders will own approximately 14.3% of the combined company based on the shares outstanding as of September 30, 2013, which will have the effect of diluting existing shareholders of Poage Bankshares by such approximate percentage.

The data in the table should be read together with the financial information and the financial statements of Poage Bankshares and Town Square Financial attached herein as Appendix D and E to this proxy statement-prospectus. The pro forma per share data or combined results of operations per share data is presented as an illustration only. The data does not necessarily indicate the combined financial position per share or combined results of operations per share that would have been reported if the Merger had occurred when indicated, nor is the data a forecast of the combined financial position or combined results of operations for any future period. No pro forma adjustments have been included herein which reflect potential effects of merger integration expenses, cost savings or operational synergies which may be obtained by combining the operations of Poage Bankshares and Town Square Financial or the costs of combining the companies and their operations. Town Square Financial historical financial information is at and as of the year ended September 30, 2013.

	Poage Bankshares, Inc. Historical	Town Square Financial Corporation Historical		Combined Pro Forma Amounts for Poage Bankshares, Inc./Town Square Financial Corporation (2)		Pro Forma Town Square Financial Corporation Equivalent Shares (3)
Tangible book value per common share:
For the year ended September 30, 2013	$17.28	$32.68		$15.86		$36.25	(3)

Shares outstanding at September 30, 2013	3,350,916	435,398		3,908,615		1,013,998	(3)

Cash dividends paid per common share:
For the year ended September 30, 2013	$0.16	$—		$0.16		$—	(3)

Basic earnings per share:
For the year ended September 30, 2013	$0.69	$2.60	(1)	$0.94	(2)	$2.19	(3)

Diluted earnings per share:
For the year ended September 30, 2013	$0.69	$2.60	(1)	$0.94	(2)	$2.19	(3)

(1)	Assumes tax effected at 34% on pre-tax earnings.
(2)	Pro forma earnings per share is based on pro forma combined net income less net income totaling $45,000 attributable to participating securities and pro forma combined shares outstanding at the end of the period.
(3)	Calculated by multiplying amounts in the Combined Pro Forma Amounts for Poage Bankshares/Town Square Financial column by the 2.3289 exchange ratio, which represents the number of shares of Poage Bankshares common stock that a Town Square Financial shareholder will receive for each share of stock owned.

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The following table shows trading information for Town Square Financial common stock and Poage Bankshares common stock as of market close on October 18, 2013 and [Date before proxy finalized]. October 18, 2013 was the last trading date before the parties announced the Merger. [Date before proxy finalized] is a recent date before this proxy statement-prospectus was finalized.

Date	Poage Bankshares, Inc. Common Stock	Town Square Financial Corporation Common Stock(1)	Equivalent Value for Each Town Square Financial Share
October 18, 2013	$13.65	$32.68	$31.79
[Date before proxy finalized]

(1)	Represent Town Square Financial’s tangible book value at September 30, 2013, given that Town Square Financial common stock is privately held.

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RISK FACTORS

In addition to the other information contained in this proxy statement-prospectus, including the matters addressed under the caption “Forward-Looking Statements,” you should carefully consider the following risk factors in deciding whether to vote for adoption of the Merger Agreement.

Risks Related to the Merger

Town Square Financial Shareholders Cannot Be Certain of the Number of Shares of Poage Bankshares Common Stock They Will Receive, the Market Value of the Per Share Merger Consideration They Will Receive or the Aggregate Value of the Merger Consideration, Because the Market Price of Poage Bankshares Common Stock Will Fluctuate.

If the Merger is completed, each share of Town Square Financial common stock, par value $0.01 per share, will be converted into the right to receive either 2.3289 shares of Poage Bankshares common stock, par value $0.01 per share, or $33.86 in cash, or a combination of Poage Bankshares common stock and cash, subject to 55% of Town Square Financial’s outstanding common stock being exchanged for Poage Bankshares common stock and 45% of Town Square Financial’s outstanding common stock being exchanged for cash. After completion of the Merger, we expect that current Town Square Financial shareholders will own approximately 14.3% of the combined company based on the shares outstanding as of September 30, 2013. You should obtain current stock price quotations for Poage Bankshares’ common stock. Poage Bankshares common stock trades on the Nasdaq Capital Market under the symbol “PBSK.” Town Square Financial common stock is privately held by approximately 145 shareholders of record.

In addition, the market value of the merger consideration may vary from the closing price of Poage Bankshares common stock on the date it announced the Merger, on the date that this document was mailed to Town Square Financial shareholders, on the date of the special meeting of the Town Square Financial shareholders and on the date it completes the Merger and thereafter. Any change in the market price of Poage Bankshares common stock prior to completion of the Merger will affect the amount of and the market value of the merger consideration that Town Square Financial shareholders will receive upon completion of the Merger. Accordingly, at the time of the special meeting, Town Square Financial shareholders will not know or be able to calculate with certainty the market value of the merger consideration they would receive upon completion of the Merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in its respective businesses, operations and prospects, and regulatory considerations. Many of these factors are beyond Poage Bankshares’ control. You should obtain current market quotations for shares of Poage Bankshares common stock and for shares of Town Square Financial common stock before you vote.

Town Square Financial Shareholders May Receive a Form of Consideration Different From What They Elect.

The consideration to be received by Town Square Financial shareholders in the Merger is subject to the requirement that 55% of the outstanding shares of Town Square Financial common stock be exchanged for Poage Bankshares common stock and the remaining 45% be exchanged for cash. The Merger Agreement contains proration and allocation methods to achieve this desired result. If you elect all cash and the available cash is oversubscribed, then you will receive a portion of the merger consideration in Poage Bankshares common stock. If you elect all stock and the available stock is oversubscribed, then you will receive a portion of the merger consideration in cash.

The Price of Poage Bankshares Common Stock Might Decrease After the Merger and May Be Affected By Factors Different From Those Affecting the Shares of Poage Bankshares Currently.

Following the Merger, many holders of Town Square Financial common stock will become shareholders of Poage Bankshares. Poage Bankshares common stock could decline in value after the Merger. For example, during the twelve-month period ending on ______________, 2014 (the most recent practicable date before the printing of this proxy statement/prospectus), the price of Poage Bankshares common stock varied from a low of $____ to a high of $____ and ended that period at $____. The market value of Poage Bankshares common stock fluctuates based upon general market economic conditions, Poage Bankshares’ business and prospects and other factors.

24

Upon completion of the Merger, holders of Town Square Financial common stock will become holders of Poage Bankshares common stock. Poage Bankshares’ business differs in important respects from that of Town Square Financial, and, accordingly, the results of operations of the combined company and the market price of Poage Bankshares common stock after the completion of the Merger may be affected by factors different from those currently affecting the independent results of operations of each of Poage Bankshares and Town Square Financial. For a discussion of the businesses of Poage Bankshares and Town Square Financial and of some important factors to consider in connection with those businesses, see Appendix D and E of this proxy statement/prospectus.

If You Are a Town Square Financial Shareholder and You Make a Valid Cash or Stock Election, You Will Not Be Able to Sell Your Shares For a Period of Time Following Your Election.

If you are a Town Square Financial shareholder of record as of the record date for the special meeting, hold your shares in certificated form and want to make a valid cash or stock election, you will have to deliver a properly completed and signed form of election and your stock certificates to the exchange agent. For further details on the determination of the election deadline, see “Description of the Merger—Election Procedures; Surrender of Stock Certificates” on page ___. The election deadline will be the later of the day of the Town Square Financial special meeting and the date the parties believe to be as near as practicable to five business days before the completion of the Merger. You will not be able to sell any certificated shares of Town Square Financial common stock that you have delivered as part of your election unless you revoke your election before the deadline by providing written notice to the exchange agent. If you do not revoke your election before the election deadline, you will not be able to liquidate your investment in Town Square Financial common stock for any reason until you receive cash and/or Poage Bankshares common stock following completion of the Merger. In the time between the election deadline and the receipt of your merger consideration following completion of the Merger, the trading price of Town Square Financial or Poage Bankshares common stock may decrease, and you might otherwise want to sell your shares of Town Square Financial common stock to gain access to cash, make other investments, or reduce the potential for a decrease in the value of your investment. The date that you will receive your merger consideration depends on the completion date of the Merger, which is uncertain. The completion date of the Merger might be later than expected due to unforeseen events, such as delays in obtaining regulatory approvals.

Regulatory Approval May Not be Received, May Take Longer Than Expected or May Impose Conditions That are Not Presently Anticipated or Cannot Be Met or That Could Have an Adverse Effect on the Combined Company Following the Merger.

Before the transactions contemplated in the Merger Agreement, including the Merger, may be completed, various approvals or consents must be obtained from the OCC and the Federal Reserve. The OCC or Federal Reserve may impose conditions on the completion of the Merger or require changes to the terms of the Merger Agreement. Although Town Square Financial does not currently expect that any such conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the transactions contemplated in the Merger Agreement or imposing additional costs on or limiting Poage Bankshares’ revenues, any of which might have a material adverse effect on Poage Bankshares following the Merger. There can be no assurance as to whether the regulatory approvals will be received, the timing of those approvals, or whether any conditions will be imposed.

The Merger Agreement May Be Terminated in Accordance With Its Terms and The Merger May Not Be Completed, Which Could Negatively Impact Poage Bankshares or Town Square Financial.

The Merger Agreement with Town Square Financial is subject to a number of conditions which must be fulfilled in order to close. Those conditions include: Town Square Financial shareholder approval, regulatory approval, the continued accuracy of certain representations and warranties by both parties and the performance by both parties of certain covenants and agreements. In addition, certain circumstances exist where Town Square Financial may choose to terminate the Merger Agreement, including the acceptance of a superior proposal as defined in the Merger Agreement or the decline in Poage Bankshares’ share price to more than 15% below $13.65 as of the first date when all regulatory approvals for the Merger have been received combined with such decline being at least 20% greater than a corresponding price decline of a group of similar publicly-traded financial institutions, with no adjustment made to the exchange ratio by Poage Bankshares. There can be no assurance that the conditions to closing the Merger will be fulfilled or that the Merger will be completed.

25

If the Merger Agreement is terminated, there may be various consequences. For example, Town Square Financial’s or Poage Bankshares’ businesses may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the Merger, without realizing any of the anticipated benefits of completing the Merger. Additionally, if the Merger Agreement is terminated, the market price of Town Square Financial’s or Poage Bankshares’ common stock could decline to the extent that the current market prices reflect a market assumption that the Merger will be completed. If the Merger Agreement is terminated under certain circumstances, Town Square Financial may be required to pay to the other party a termination fee of $600,000 (or a portion thereof).

Poage Bankshares May Fail to Realize the Anticipated Benefits of the Merger, and the Value of the Poage Bankshares Stock Received by Holders of Town Square Financial Shares as Consideration for the Merger may Decline.

The success of the Merger will depend on, among other things, Poage Bankshares’ ability to realize anticipated cost savings and to combine the businesses of Poage Bankshares and Town Square Financial in a manner that permits growth opportunities and does not materially disrupt the existing customer relationships of Town Square Financial nor result in decreased revenues resulting from any loss of customers. If Poage Bankshares is not able to successfully achieve these objectives, the anticipated benefits of the Merger may not be realized fully or at all or may take longer to realize than expected, adversely affecting the value of Poage Bankshares common stock, including those which Town Square Financial shareholders have received as consideration for the Merger.

Poage Bankshares and Town Square Financial have operated and, until the completion of the Merger, will continue to operate, independently. Certain employees of both companies will not be employed by Poage Bankshares or Home Federal after the Merger. In addition, employees of either company that Poage Bankshares wishes to retain may elect to terminate their employment as a result of the Merger which could delay or disrupt the integration process. It is possible that the integration process could result in the disruption of Town Square Financial’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the ability of Home Federal to maintain relationships with customers and employees or to achieve the anticipated benefits of the Merger. As with any merger of financial institutions, there also may be business disruptions that cause Poage Bankshares and/or Town Square Financial to lose customers or cause customers to remove their accounts from Poage Bankshares and/or Town Square Financial and move their business to competing financial institutions. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of Town Square Financial and Poage Bankshares during this transition period and for an undetermined period after completion of the Merger on the combined company. In addition, the actual cost savings of the Merger could be less than anticipated.

The Unaudited Pro Forma Condensed Combined Financial Statements Included in this Document Are Preliminary and the Actual Financial Condition and Results of Operations After the Merger May Differ Materially.

The unaudited pro forma condensed combined financial statements in this document are presented for illustrative purposes only and are not necessarily indicative of what Poage Bankshares’ actual financial condition or results of operations would have been had the Merger been completed on the dates indicated. The unaudited pro forma condensed combined financial statements reflect adjustments, which are based upon preliminary estimates, to record the Town Square Financial identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in this document is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of Town Square Financial as of the date of the completion of the Merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this document. For more information, see “Unaudited Pro Forma Condensed Combined Financial Statements Relative to the Town Square Financial Acquisition” beginning on page ___.

26

Town Square Financial Directors and Officers Have Interests in the Merger Besides Those of a Shareholder.

In considering the recommendation of the Board of Directors of Town Square Financial to adopt the Merger Agreement, you should be aware that certain of Town Square Financial’s officers and directors have interests in the Merger that are in addition to, or different from, the interests of Town Square Financial’s shareholders generally. Town Square Financial’s Board of Directors was aware of these conflicts of interest and took them into account in approving the Merger. These interests include:

•	A three-year employment agreement that Poage Bankshares and Home Federal Savings and Loan Association have offered to enter into with Bruce VanHorn, President and Chief Executive Officer of Town Square Financial and Town Square Bank. Pursuant to the employment agreement, which will be effective on the closing date of the Merger, Bruce VanHorn has agreed to serve as Executive Vice President to Poage Bankshares and as President to Home Federal Savings and Loan Association.

•	Rights of Town Square Financial officers and directors to continued indemnification coverage and continued coverage under directors’ and officers’ liability insurance policies.

Town Square Financial Shareholders Will Have a Reduced Ownership and Voting Interest After the Merger and Will Exercise Less Influence Over Management.

Town Square Financial’s shareholders currently have the right to vote in the election of the Town Square Financial Board of Directors and on other matters affecting Town Square Financial. When the Merger occurs, each Town Square Financial shareholder that receives shares of Poage Bankshares common stock will become a shareholder of Poage Bankshares with a percentage ownership of the combined organization that is much smaller than the shareholder’s percentage ownership of Town Square Financial. Because of this, Town Square Financial’s shareholders will have less influence on the management and policies of Poage Bankshares than they now have on the management and policies of Town Square Financial.

27

Termination of the Merger Agreement Could Negatively Impact Town Square Financial.

Poage Bankshares may terminate the Merger Agreement for the reasons set forth in the Merger Agreement. If the Merger Agreement is terminated, there may be various consequences including:

•	Town Square Financial’s businesses may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the Merger, without realizing any of the anticipated benefits of completing the Merger; and

•	the value of Town Square Financial common stock might decline to the extent that the current value reflects a market assumption that the Merger will be completed.

If the Merger Agreement is terminated and Town Square Financial’s board of directors seeks another merger or business combination, Town Square Financial shareholders cannot be certain that Town Square Financial will be able to find a party willing to pay an equivalent or more attractive price than the price Poage Bankshares has agreed to pay in the Merger.

The Opinion of Town Square Financial’s Financial Advisor Will Not Reflect Changes in Circumstances Between Signing the Merger Agreement and the Merger.

Town Square Financial’s financial advisor, Sheshunoff, rendered an opinion dated October 8, 2013, to the Town Square Financial board of directors, that, as of such date, and based upon and subject to the factors and assumptions set forth in its written opinion including, without limitation, that the merger consideration to be received in respect of each share of Town Square Financial common stock pursuant to the Merger Agreement was fair from a financial point of view to the holders of Town Square Financial common stock. Sheshunoff assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date thereof.

Changes in the operations and prospects of Poage Bankshares or Town Square Financial, general market and economic conditions and other factors on which Town Square Financial’s financial advisor’s opinion was based, may significantly alter the value of Poage Bankshares or Town Square Financial or the prices of shares of Poage Bankshares common stock or Town Square Financial common stock by the time the Merger is completed. The opinion does not speak as of the time the Merger will be completed or as of any date other than the date of such opinion. The Town Square Financial Board of Directors’ recommendation that holders of Town Square Financial common stock vote “FOR” adoption of the Merger Agreement, however, is as of the date of this document. For a description of the opinion that Town Square Financial received from its financial advisor, please refer to “The Merger and the Merger Agreement — Fairness Opinion of Town Square Financial’s Financial Advisor.” For a description of the other factors considered by Town Square Financial’s board of directors in determining to approve the Merger, please refer to “The Merger and the Merger Agreement — Recommendation of the Town Square Financial Board of Directors and Reasons for the Merger.”

The Merger Agreement Limits Town Square Financial’s Ability to Pursue Alternatives to the Merger, Which May Discourage Potential Competing Acquirers From Offering a Higher Per Share Market Price or Premium than Poage Bankshares’ Merger Consideration.

The Merger Agreement contains “no shop” provisions that, subject to limited exceptions, limit Town Square Financial’s ability to discuss, facilitate or commit to competing third-party proposals to acquire all or a significant part of Town Square Financial. In addition, Town Square Financial has agreed to pay Poage Bankshares a termination fee in the amount of $600,000 in the event that Town Square Financial terminates the Merger Agreement for certain reasons. These provisions might discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of Town Square Financial from considering or proposing that acquisition even if it were prepared to pay consideration with a higher per share market price than that proposed in the Merger, or might result in a potential competing acquirer’s proposing to pay a lower per share price to acquire Town Square Financial than it might otherwise have proposed to pay. Town Square Financial can consider and participate in discussions and negotiations with respect to an alternative proposal so long as the Town Square Financial board of directors determines in good faith (after consultation with legal counsel) that failure to do so would be reasonably likely to result in a violation of its fiduciary duties to Town Square Financial shareholders under applicable law.

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Poage Bankshares and Town Square Financial Will Be Subject to Business Uncertainties and Contractual Restrictions While the Merger Is Pending.

Uncertainty about the effect of the Merger on employees and customers may have an adverse effect on Town Square Financial or Poage Bankshares. These uncertainties may impair Town Square Financial’s or Poage Bankshares’ ability to attract, retain and motivate key personnel until the Merger is completed, and could cause customers and others that deal with Town Square Financial or Poage Bankshares to seek to change existing business relationships with Town Square Financial or Poage Bankshares. Retention of certain employees by Town Square Financial or Poage Bankshares may be challenging while the Merger is pending, as certain employees may experience uncertainty about their future roles with Town Square Financial or Poage Bankshares. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with Town Square Financial or Poage Bankshares, Town Square Financial’s business or Poage Bankshares’ business could be harmed. In addition, subject to certain exceptions, each of Town Square Financial and Poage Bankshares has agreed to operate its business in the ordinary course prior to closing.

If the Merger Is Not Completed, Poage Bankshares and Town Square Financial Will Have Incurred Substantial Expenses Without Realizing the Expected Benefits of the Merger.

Each of Poage Bankshares and Town Square Financial has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the Merger Agreement, as well as the costs and expenses of filing, printing and mailing this proxy statement/prospectus and all filing and other fees paid to the SEC in connection with the Merger. If the Merger is not completed, Poage Bankshares and Town Square Financial would have to recognize these expenses without realizing the expected benefits of the Merger.

The Shares of Poage Bankshares Common Stock to Be Received by Town Square Financial Shareholders as a Result of the Merger Will Have Different Rights From the Shares of Town Square Financial Common Stock.

Upon completion of the Merger, Town Square Financial shareholders will become Poage Bankshares shareholders and their rights as shareholders will be governed by the articles of incorporation and bylaws of Poage Bankshares. The rights associated with Town Square Financial common stock are different from the rights associated with Poage Bankshares common stock. Please see “Comparison of Shareholders’ Rights” on page 67 for a discussion of the different rights associated with Poage Bankshares common stock.

Following the Completion of the Merger, Current Shareholders of Poage Bankshares Are Likely to Be Affected By Dilution.

Under the terms of the Merger Agreement, each share of Town Square Financial common stock will be converted into the right to receive either 2.3289 shares of Poage Bankshares common stock, par value $0.01 per share, or $33.86 in cash, or a combination of Poage Bankshares common stock and cash, subject to 55% of Town Square Financial’s common stock being exchanged for Poage Bankshares common stock and the remaining 45% of Town Square Financial common stock being exchanged for cash. In connection with this transaction, Poage Bankshares intends to register up to 557,700 shares of its common stock. Accordingly, current Poage Bankshares shareholders will have less influence on the management and policies of Poage Bankshares than they currently have.

Stockholder Activists Could Cause a Disruption to Poage Bankshares’ Business.

Certain institutional investors have indicated that they disagree with the strategic direction and capital allocation policies of Poage Bankshares and may seek representation on its board through a director election contest. Poage Bankshares’ business, operating results or financial condition could be adversely affected by a director election contest and may result in, among other things:

•	Increased operating costs, including increased legal expenses, insurance, administrative expenses and associated costs incurred in connection with director election contests;

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•	Uncertainties as to Poage Bankshares’ future direction could result in the loss of potential business opportunities and could (i) make it more difficult to attract, retain, or motivate qualified personnel, and (ii) strain relationships with investors and customers; and

•	If an activist investor’s nominees are elected to the Board of Directors of Poage Bankshares, it may reduce or delay Poage Bankshares’ ability to effectively execute its current business strategy and to implement new strategies.

Risks Related to Poage Bankshares

If Poage Bankshares Fails to Maintain an Effective System of Internal and Disclosure Controls, Poage Bankshares May Not Be Able to Accurately Report Its Financial Results or Prevent Fraud. As a Result, Current and Potential Shareholders Could Lose Confidence in Poage Bankshares’ Financial Reporting, Which Would Harm Poage Bankshares’ Business and the Trading Price of Its Securities.

Effective internal control over financial reporting and disclosure controls and procedures are necessary for Poage Bankshares to provide reliable financial reports and effectively prevent fraud and to operate successfully as a public company. If Poage Bankshares cannot provide reliable financial reports or prevent fraud, our reputation and operating results would be harmed. Poage Bankshares continually reviews and analyzes its internal control over financial reporting for Sarbanes-Oxley Section 404 compliance. As part of that process, during the first quarter of the fiscal year ended September 30, 2013, Poage Bankshares discovered and disclosed material weaknesses in its internal control over financial reporting, and identified certain deficiencies in some of its disclosure controls and procedures that Poage Bankshares believes it has remediated. Although Poage Bankshares have made efforts to improve its internal control over financial reporting and disclosure controls and procedures, Poage Bankshares improved internal control and disclosure controls could still prove ineffective in future periods. Any failure to maintain effective controls or timely effect any necessary improvement of Poage Bankshares’ internal and disclosure controls could harm operating results or cause it to fail to meet its reporting obligations, which could affect Poage Bankshares’ ability to remain listed with The NASDAQ Capital Market. Ineffective internal and disclosure controls could also cause investors to lose confidence in Poage Bankshares’ reported financial information, which would likely have a negative effect on the trading price of its securities.

Government Responses to Economic Conditions May Adversely Affect Poage Bankshares’ Operations, Financial Condition and Earnings.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) has changed the bank regulatory framework. For example, it has created an independent Consumer Financial Protection Bureau that has assumed the consumer protection responsibilities of the various federal banking agencies, established more stringent capital standards for banks and bank holding companies and gives the Federal Reserve Board exclusive authority to regulate savings and loan holding companies. The legislation has also resulted in new regulations affecting the lending, funding, trading and investment activities of banks and bank holding companies. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions such as Home Federal, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. Banks and savings institutions with $10.0 billion or less in assets will continue to be examined by their applicable bank regulators. The new legislation also weakens the federal preemption available for national banks and federal savings associations, and gives state attorneys general the ability to enforce applicable federal consumer protection laws. The Dodd-Frank Act also requires the federal banking agencies to promulgate rules requiring mortgage lenders to retain a portion of the credit risk related to loans that are securitized and sold to investors. Poage Bankshares expects that such rules would make it more difficult for it to sell loans into the secondary market. Bank regulatory agencies also have been responding aggressively to concerns and adverse trends identified in examinations. Ongoing uncertainty and adverse developments in the financial services industry and in the domestic and international credit markets, and the effect of new legislation and regulatory actions in response to these conditions, may adversely affect Poage Bankshares’ operations by restricting its business activities, including its ability to originate or sell loans, modify loan terms, or foreclose on property securing loans.

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The full impact of the Dodd-Frank Act on Poage Bankshares’ business will not be known until all of the regulations implementing the statute are adopted and implemented. As a result, Poage Bankshares cannot at this time predict the extent to which the Dodd-Frank Act will impact its business, operations or financial condition. However, compliance with these new laws and regulations may require us to make changes to Poage Bankshares’ business and operations and will likely result in additional costs and divert management’s time from other business activities, any of which may adversely impact its results of operations, liquidity or financial condition.

Furthermore, the Federal Reserve Board, in an attempt to help the overall economy, has, among other things, adopted a low interest rate policy through its targeted federal funds rate and the purchase of mortgage-backed securities. If the Federal Reserve Board increases the federal funds rate, market interest rates would likely rise, which may negatively affect the housing markets and the U.S. economic recovery.

The Short-Term and Long-Term Impact of the Changing Regulatory Capital Requirements and New Capital Rules is Uncertain.

On July 9, 2013, the OCC and the other federal bank regulatory agencies issued a final rule that will revise their risk-based capital requirements and the method for calculating risk-weighted assets to make them consistent with agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act. The final rule applies to all depository institutions, top-tier bank holding companies with total consolidated assets of $500 million or more and top-tier savings and loan holding companies. Among other things, the rule establishes a new common equity Tier 1 minimum capital requirement (4.5% of risk-weighted assets), increases the minimum Tier 1 capital to risk-based assets requirement (from 4.0% to 6.0% of risk-weighted assets) and assigns a higher risk weight (150%) to exposures that are more than 90 days past due or are on nonaccrual status and to certain commercial real estate facilities that finance the acquisition, development or construction of real property. The final rule also requires unrealized gains and losses on certain “available-for-sale” securities holdings to be included for purposes of calculating regulatory capital requirements unless a one-time opt-in or opt-out is exercised. The rule limits a banking organization’s capital distributions and certain discretionary bonus payments if the banking organization does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets in addition to the amount necessary to meet its minimum risk-based capital requirements. The final rule becomes effective for Home Federal on January 1, 2015. The capital conservation buffer requirement will be phased in beginning January 1, 2016 and ending January 1, 2019, when the full capital conservation buffer requirement will be effective.

Under the new capital standards, in order to be well-capitalized, Home Federal would be required to have a common equity to tier 1 capital ratio of 6.5% and a tier 1 capital ratio of 8.0%. Poage Bankshares has conducted a pro forma analysis of the application of these new capital requirements as of September 30, 2013 and have determined that Home Federal meets all of these new requirements, including the full 2.5% capital conservation buffer, as if these new requirements had been in effect on that date.

The application of more stringent capital requirements for Home Federal could, among other things, result in lower returns on invested capital, require the raising of additional capital, and result in regulatory actions if Home Federal were to be unable to comply with such requirements. Furthermore, the imposition of liquidity requirements in connection with the implementation of Basel III could result in Poage Bankshares having to lengthen the term of its funding, restructure its business models, and/or increase its holdings of liquid assets. Implementation of changes to asset risk weightings for risk based capital calculations, items included or deducted in calculating regulatory capital and/or additional capital conservation buffers could result in Poage Bankshares’ management modifying its business strategy, and could limit its ability to make distributions, including paying out dividends or buying back shares. Specifically, beginning in 2016, Home Federal’s ability to pay dividends will be limited if Home Federal does not have the capital conservation buffer required by the new capital rules, which may limit its ability to pay dividends to stockholders.

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Home Federal Is a Community Bank and Its Ability to Maintain Its Reputation Is Critical to the Success of Home Federal and Poage Bankshares’ Business and the Failure To Do So May Materially Adversely Affect Their Performance.

Home Federal is a community bank, and its reputation is one of the most valuable components of its business. As such, Home Federal strives to conduct its business in a manner that enhances its reputation. This is done, in part, by recruiting, hiring and retaining employees who share Home Federal’s core values of being an integral part of the communities we serve, delivering superior service to its customers and caring about its customers and associates. If Home Federal’s reputation is negatively affected, by the actions of its employees or otherwise, its business and, therefore, Home Federal’s operating results may be materially adversely affected, which on a consolidated basis would affect the operating results of Poage Bankshares. Home Federal and Poage Bankshares will face additional challenges maintaining their reputation with respect to customers of Town Square Bank in Home Federal’s current market area and in building their reputation in the new market areas that Poage Bankshares and Home Federal will serve as a result of the Merger.

Poage Bankshares Has Increased and Plans to Continue to Increase Its Levels of Commercial Real Estate, Multi-Family, Commercial Business and Construction and Land Loans, Which, Following the Completion of the Merger, Would Increase Our Exposure to Credit Risks.

At September 30, 2013, Poage Bankshares’ portfolio of commercial real estate, multi-family, commercial business and construction and land loans totaled $27.1 million, or 15.3% of its total loans, compared to $25.3 million, or 13.9% of its total loans at September 30, 2012. Poage Bankshares intends to continue to emphasize the origination of these types of loans consistent with safety and soundness.

Non-residential loans generally expose a lender to a greater risk of loss than one- to four- family residential loans. Repayment of such loans generally depends, in large part, on sufficient income from the property or the borrower’s business, respectively, to cover operating expenses and debt service. These types of loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to one- to four- family residential mortgage loans. Changes in economic conditions that are beyond the control of the borrower and lender could affect the value of the security for the loan, the future cash flow of the affected property or business, or the marketability of a construction project with respect to loans originated for the acquisition and development of property. As Poage Bankshares increases its portfolio of these loans, it may experience higher levels of non-performing assets and/or loan losses. Finally, a significant portion of Poage Bankshares’ commercial real estate, multi-family, commercial business and construction and land loan portfolio is unseasoned, meaning that such loans have been originated recently. It is difficult to assess the future performance of this part of Poage Bankshares’ loan portfolio, and these loans may have delinquency or charge-off levels above Poage Bankshares’ historical experience.

Poage Bankshares targets its business lending and marketing strategy towards small- to medium-sized businesses. These small- to medium- sized businesses generally have fewer financial resources in terms of capital or borrowing capacity than larger entities. If general economic conditions negatively impact these businesses, Poage Bankshares’ results of operations and financial condition may be adversely affected. In addition, Poage Bankshares expects to continue to incur additional personnel expenses, as it has recently hired a Chief Credit Officer and a Retail Lending Manger, expects to hire additional personnel to support its expanded commercial lending operations, and expects to incorporate additional personnel of Town Square Bank and Town Square Financial following the completion of the Merger.

Poage Bankshares expects that, as a result of the Merger, its portfolio of commercial real estate, multi-family and commercial business loans will increase significantly, which will further increase its exposure to the risks associated with these types of loans. Prior to the execution of the Merger Agreement, Poage Bankshares conducted a thorough review of Town Square Bank’s loan portfolio and made certain assumptions as to the future performance of these loans and the likelihood that such loans would become delinquent or subject to charge-offs in the future. The assessment of the relative risk of Town Square Bank’s loan portfolio is based upon assumptions that may be inaccurate, or may become inaccurate based upon uncertainties, contingencies, and factors beyond the control of Poage Bankshares.

Poage Bankshares Depends On Its Management Team to Implement Its Business Strategy and Execute Successful Operations and Poage Bankshares Could Be Harmed By the Loss of Their Services.

Poage Bankshares is dependent upon the services of its senior management team. Its strategy and operations are directed by the senior management team. Any loss of the services of Poage Bankshares’ president and chief executive officer or other members of its senior management team could impact its ability to compete in its markets. In addition, following the Merger, Poage Bankshares will be particularly dependent on the services of Home Federal employees and continuing employees of Town Square Bank in its efforts to integrate the operations of Town Square Bank into Home Federal’s operations and to maintain and build customer relationships with the customers of Town Square Bank. The loss of services of, or Poage Bankshares’ failure to retain, any of the key employees of Home Federal or Town Square Bank could have a negative impact on Poage Bankshares’ reputation and its successful integration of the two institutions.

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TOWN SQUARE FINANCIAL CORPORATION SPECIAL MEETING OF SHAREHOLDERS

Town Square Financial is mailing this proxy statement-prospectus to you as a Town Square Financial shareholder on or about [Mail Date]. With this document, Town Square Financial is sending you a notice of the Town Square Financial special meeting of shareholders and a form of proxy that is solicited by the Town Square Financial board of directors. The special meeting will be held on ____________ at ____ p.m., local time, at ______________________________________.

Matter to be Considered

The purpose of the special meeting of shareholders is to vote on the adoption of the Agreement and Plan of Merger by and among Poage Bankshares, Poage Merger Subsidiary, Inc., Home Federal, Town Square Financial and Town Square Bank, dated as of October 21, 2013, by which Town Square Financial will be merged with and into Poage Bankshares.

You are also being asked to vote upon a proposal to adjourn or postpone the special meeting of shareholders. Town Square Financial could use any adjournment or postponement for the purpose, among others, of allowing additional time to solicit proxies.

Proxy Card, Revocation of Proxy

You may vote by completing and returning the proxy card accompanying this document to ensure that your vote is counted at the special meeting of shareholders, regardless of whether you plan to attend. You can revoke your proxy at any time before the vote is taken at the special meeting by:

•	submitting written notice of revocation to Cathy Groves, Corporate Secretary of Town Square Financial;

•	submitting a properly executed proxy bearing a later date before the special meeting of shareholders; or

•	voting in person at the special meeting of shareholders. However, simply attending the special meeting without voting will not revoke an earlier proxy.

If your shares are held in street name, you should follow the instructions of your broker regarding revocation of proxies.

All shares represented by valid proxies and unrevoked proxies will be voted in accordance with the instructions on the proxy card. If you sign your proxy card, but make no specification on the card as to how you want your shares voted, your proxy card will be voted “FOR” approval of the foregoing proposal. The Board of Directors of Town Square Financial is presently unaware of any other matter that may be presented for action at the special meeting of shareholders. If any other matter does properly come before the special meeting, the Board of Directors of Town Square Financial intends that shares represented by properly submitted proxies will be voted, or not voted, by and at the discretion of the persons named as proxies on the proxy card.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by Town Square Financial, which will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, Town Square Financial’s directors, officers and regular employees may solicit proxies personally or by telephone without additional compensation.

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Record Date

The close of business on _________ has been fixed as the record date for determining the Town Square Financial shareholders entitled to receive notice of and to vote at the special meeting of shareholders. At that time, 435,398 shares of Town Square Financial common stock were outstanding, and were held by approximately 145 holders of record.

Voting Rights, Quorum Requirements and Vote Required

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Town Square Financial common stock entitled to vote is necessary to constitute a quorum at the special meeting of shareholders. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present but will not be counted as votes cast either for or against the Merger Agreement.

Adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of Town Square Financial common stock issued and outstanding on the record date. Accordingly, a failure to vote or an abstention will have the same effect as a vote against the Merger Agreement. As of the record date, the directors and executive officers of Town Square Financial beneficially owned 228,031 shares of Town Square Financial common stock entitled to vote at the special meeting of shareholders. This represents approximately 52% of the total votes entitled to be cast at the special meeting. These individuals have entered into voting agreements pursuant to which they have agreed to vote “FOR” adoption of the Merger Agreement.

Recommendation of the Board of Directors

The Town Square Financial board of directors has unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement. The Board of Directors of Town Square Financial believes that the Merger Agreement is fair to Town Square Financial shareholders and is in the best interest of Town Square Financial and its shareholders and recommends that you vote “FOR” the adoption of the Merger Agreement. See “The Merger and the Merger Agreement—Recommendation of the Town Square Financial Board of Directors and Reasons for the Merger.”

THE MERGER AND THE MERGER AGREEMENT

The description of the Merger and the Merger Agreement contained in this proxy statement-prospectus describes the material terms of the Merger Agreement; however, it does not purport to be complete. It is qualified in its entirety by reference to the Merger Agreement. Poage Bankshares has attached a copy of the Merger Agreement as Appendix A.

General

Pursuant to the Merger Agreement, Town Square Financial will merge into Poage Bankshares, with Poage Bankshares as the surviving entity, following an initial merger of Town Square Financial with and into Poage Merger Subsidiary, Inc., with Town Square Financial as the surviving entity. Outstanding shares of Town Square Financial common stock will be converted into the right to receive shares of Poage Bankshares common stock. Cash will be paid in lieu of any fractional share of Town Square Financial common stock. See “Merger Consideration” below. As a result of the Merger, the separate corporate existence of Town Square Financial will cease and Poage Bankshares will succeed to all the rights and be responsible for all the obligations of Town Square Financial.

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The Parties

Poage Bankshares and Home Federal

Poage Bankshares is incorporated in Maryland and is a savings and loan holding company engaged in banking and financial services through its wholly owned subsidiary, Home Federal. Home Federal has assets of approximately $291.0 million and total deposits of approximately $217.3 million as of September 30, 2013, with a primary market area of Boyd, Greenup and Lawrence Counties in Kentucky and Lawrence and Scioto Counties in Ohio. Home Federal operates 6 retail branch locations. Poage Bankshares completed its initial public offering of common stock in September 2011. In that offering, Poage Bankshares sold 3,372,375 shares of common stock at $10.00 per share. After costs of $1.7 million directly attributable to the offering, net proceeds, excluding the ESOP loan, amounted to $32.0 million. Poage Bankshares contributed $16.0 million of the net proceeds of the offering to Home Federal.

Poage Bankshares’ executive offices are located at 1500 Carter Avenue, Ashland, Kentucky 41101. Its telephone number at this address is (606) 324-7196.

Home Federal is a federal savings and loan association headquartered in Ashland, Kentucky. Home Federal was originally chartered in 1889. Home Federal’s business consists primarily of accepting savings accounts and certificates of deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, primarily in first lien one- to four-family mortgage loans and, to a lesser extent, commercial and multi-family real estate loans, consumer loans, consisting primarily of automobile loans and home equity loans and lines of credit, and construction loans. Home Federal also purchases investment securities consisting primarily of mortgage-backed securities issued by United States Government agencies and government-sponsored enterprises, and obligations of state and political subdivisions. Home Federal offers a variety of deposit accounts, including passbook accounts, NOW and demand accounts, certificates of deposits, money market accounts and retirement accounts. Home Federal provides financial services to individuals, families and businesses through its banking offices located in and around Ashland, Kentucky.

Home Federal’s executive offices are located at 1500 Carter Avenue, Ashland, Kentucky 41101. Its telephone number at this address is (606) 324-7196, and its website address is http://www.hfsl.com. Information on this website is not and should not be considered to be part of this document.

Town Square Financial and Town Square Bank

Town Square Financial is a registered bank holding company engaged in banking and financial services through its wholly owned subsidiary, Town Square Bank. As of September 30, 2013, Town Square Bank has $152.3 million in total assets, $126.8 million in total loans, $126.4 million in total deposits, and $14.2 million in shareholders’ equity. Town Square Bank has three branches located in Boyd County, Kentucky and one branch in Jessamine County, Kentucky.

Town Square Financial’s executive offices are located at 9431 U.S. Route 60, Ashland, Kentucky 41101. Its telephone number at this address is (606) 929-9700.

Town Square Bank is a Kentucky chartered bank headquartered in Ashland, Kentucky. Town Square Bank’s business consists primarily of accepting savings accounts and certificates of deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in first lien one- to four-family mortgage loans, commercial and multi-family real estate loans, commercial and industrial loans, consumer loans, consisting primarily of automobile loans, and construction loans. Town Square Bank also purchases investment securities consisting primarily of mortgage-backed securities issued by United States Government agencies and government-sponsored enterprises, and obligations of state and political subdivisions. Town Square Bank offers a variety of deposit accounts, including NOW and demand accounts, certificates of deposits, money market accounts and individual retirement accounts, as well as credit cards for both personal and business purposes.

Town Square Bank’s executive offices are located at 9431 U.S. Route 60, Ashland, Kentucky 41101. Its telephone number at this address is (606) 929-9700, and its website address is http://www.townsquarebank.com. Information on this website is not and should not be considered to be part of this document.

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Merger Consideration

On October 17, 2013, the board of directors of Town Square Financial unanimously approved a merger agreement between Town Square Financial and Poage Bankshares, pursuant to which Town Square Financial will merge with and into Poage Bankshares, and Town Square Bank, a wholly owned subsidiary of Town Square Financial, will merge with and into the Home Federal Savings and Loan Association, a wholly owned subsidiary of Poage Bankshares. Following the effective date of the Merger, the separate existence of each of Town Square Financial and Town Square Bank will cease. Town Square Financial is sending you this document to ask you to vote on the adoption of the Merger Agreement with Poage Bankshares.

If the Merger is completed, each share of Town Square Financial common stock, par value $0.01 per share, will be converted into the right to receive either 2.3289 shares of Poage Bankshares common stock, par value $0.01 per share, or $33.86 in cash, or a combination of Poage Bankshares common stock and cash, subject to 55% of Town Square Financial’s outstanding common stock being exchanged for Poage Bankshares common stock and 45% of Town Square Financial’s outstanding common stock being exchanged for cash. After completion of the Merger, we expect that current Town Square Financial shareholders will own approximately 14.3% of the combined company based on the shares outstanding as of September, 2013. You should obtain current stock price quotations for Poage Bankshares’ common stock. Poage Bankshares common stock trades on the Nasdaq Capital Market under the symbol “PBSK.” Town Square Financial common stock is privately held by approximately 145 shareholders of record.

It is also possible that the merger consideration may be adjusted prior to the effective date of the Merger as a result of certain decreases in the price of Poage Bankshares common stock. The Merger Agreement provides that (i) if the number obtained by dividing the average closing price of Poage Bankshares common stock during the twenty consecutive full trading days immediately preceding the first date on which all bank regulatory approvals (and waivers, if applicable) necessary for consummation of the Merger have been received (disregarding any waiting period) by $13.65 (the “Poage Bankshares Ratio”) is less than 0.85 and (ii) Poage Bankshares’ common stock has under-performed an index of Poage Bankshares peer financial institutions by more than 20% during the twenty day period after all bank regulatory approvals necessary for consummation of the Merger are received compared to a measurement period prior to the announcement of the Merger Agreement, then Town Square Financial may elect to terminate the Merger Agreement unless Poage Bankshares elects to increase the merger consideration. See “The Merger and the Merger Agreement—Termination; Amendment; Waiver.” If Town Square Financial elects to exercise its termination right as described above, it must give prompt written notice thereof to Poage Bankshares. During the five-day period commencing with its receipt of such notice, Poage Bankshares shall have the option to increase the consideration to be received by the holders of Town Square Financial common stock by adjusting the Exchange Ratio to equal the lesser of (i) a quotient, the numerator of which is equal to the product of the $13.65, 0.20 and the Exchange Ratio (as then in effect), and the denominator of which is equal to the average of the daily closing prices for shares of Poage Bankshares common stock for the twenty consecutive full trading days ending on the trading day immediately preceding the Determination Date, and (ii) the number of obtained by dividing the product of the Index Ratio and the Exchange Ratio (as then in effect) by the Poage Bankshares Ratio. If Poage Bankshares elects, it shall give, within such five-day period, written notice to Town Square Financial of such election to revise the Exchange Ratio, whereupon no termination shall be deemed to have occurred and the Merger Agreement shall remain in full force and effect in accordance with its terms (except as the exchange ratio shall have been so modified). Because the formula is dependent on the future price of Poage Bankshares’ common stock and that of the index group, it is not possible presently to determine what the adjusted merger consideration would be at this time, but, in general, more shares of Poage Bankshares common stock would be issued, to take into account the extent the average price of Poage Bankshares’ common stock exceeded the decline in the average price of the common stock of the index group.

No fractional shares of Poage Bankshares will be issued in connection with the Merger. Instead, Poage Bankshares will make a cash payment to each Town Square Financial shareholder who would otherwise receive a fractional share. Each share of Town Square Financial common stock that is exchanged for common stock will be converted into the right to receive an amount of cash equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled, and (ii) the average of the daily closing sales prices of a share of Poage Bankshares common stock as reported on the NASDAQ Capital Market for the five (5) consecutive trading days immediately preceding the closing date of the Merger. Based upon the closing price of Poage Bankshares on ________, each fractional share of Poage Bankshares would have a value of $___.

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Cash or Stock Election By Town Square Financial Shareholders; Proration and Allocation

Under the terms of the Merger Agreement, Town Square Financial shareholders may elect to convert their shares into cash, Poage Bankshares common stock or a mixture of cash and Poage Bankshares common stock. All elections of Town Square Financial shareholders are further subject to the allocation and proration procedures described in the Merger Agreement. These procedures provide that 55% of the outstanding shares will be converted into Poage Bankshares common stock at a fixed exchange ratio of 2.3289 shares of Poage Bankshares common stock per share of Town Square Financial common stock and the remaining 45% of the outstanding Town Square Financial shares will be exchanged for cash in the amount of $33.86 per Town Square Financial share. Neither Poage Bankshares nor Town Square Financial is making any recommendations as to whether Town Square Financial shareholders should participate in or elect to receive cash or Poage Bankshares common stock in the Merger, and no officer, employee, or director of Town Square Financial or Poage Bankshares is authorized to make such a recommendation. Holders of Town Square Financial common stock must make their own decisions with respect to such election.

It is unlikely that elections will be made in the exact proportions provided for in the Merger Agreement. As a result, the Merger Agreement describes procedures to be followed if Town Square Financial shareholders in the aggregate elect to receive more or less of the Poage Bankshares common stock than the 55% stock consideration that Poage Bankshares has agreed to issue. These procedures are summarized below.

If Stock Is Oversubscribed . If Town Square Financial shareholders elect to receive more Poage Bankshares common stock than the 55% stock consideration that Poage Bankshares has agreed to issue in the Merger, then all Town Square Financial shareholders who have elected to receive cash or who have made no election will receive cash for their Town Square Financial shares and all Town Square Financial shareholders who have elected to receive Poage Bankshares common stock will receive a pro rata portion of the available Poage Bankshares shares plus cash for those shares not converted into Poage Bankshares common stock, with the final mix of merger consideration consisting of 55% stock consideration and 45% cash consideration

If Stock Is Undersubscribed : If Town Square Financial shareholders elect to receive fewer shares of Poage Bankshares common stock than Poage Bankshares has agreed to issue in the Merger, then Town Square Financial shareholders who have elected to receive Poage Bankshares common stock will receive Poage Bankshares common stock and all Town Square Financial shareholders who elected to receive cash or who have made no election will be treated in the following manner:

•	If the number of shares held by Town Square Financial shareholders who have made no election is sufficient to make up the shortfall in the number of Poage Bankshares shares that Poage Bankshares is required to issue, then all Town Square Financial shareholders who have elected cash will receive cash and those shareholders who have made no election will receive both cash and Poage Bankshares common stock in whatever proportion is necessary to make up the shortfall, with the final mix of merger consideration consisting of 55% stock consideration and 45% cash consideration.

•	If the number of shares held by Town Square Financial shareholders who have made no election is insufficient to make up the shortfall, then all Town Square Financial shareholders who made no election will receive Poage Bankshares common stock and those Town Square Financial shareholders who elected to receive cash will receive cash and Poage Bankshares common stock in whatever proportion is necessary to make up the shortfall, with the final mix of merger consideration consisting of 55% stock consideration and 45% cash consideration.

No guarantee can be made that Town Square Financial shareholders will receive the amount of cash and/or stock they elect. As a result of the allocation procedures and other limitations outlined in this document and in the Merger Agreement, Town Square Financial shareholders may receive Poage Bankshares common stock or cash in amounts that vary from the amounts they elect to receive.

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Surrender of Stock Certificates

Poage Bankshares will deposit with the exchange agent the certificates representing Poage Bankshares’ common stock to be issued to Town Square Financial shareholders in exchange for Town Square Financial’s common stock. Within five business days after the completion of the Merger, the exchange agent will mail to Town Square Financial shareholders a letter of transmittal, together with instructions for the exchange of their Town Square Financial stock certificates for the merger consideration. Upon surrendering his or her certificate(s) representing shares of Town Square Financial’s common stock, together with the signed letter of transmittal, the Town Square Financial shareholder shall be entitled to receive, as applicable (i) certificate(s) representing a number of whole shares of Poage Bankshares common stock (if any) determined in accordance with the exchange ratio and (ii) a check representing the amount of cash in lieu of fractional shares, if any. Until you surrender your Town Square Financial stock certificates for exchange after completion of the Merger, you will not be paid dividends or other distributions declared after the Merger with respect to any Poage Bankshares common stock into which your shares have been converted. No interest will be paid or accrued to Town Square Financial shareholders on the cash in lieu of fractional shares or unpaid dividends and distributions, if any. After the completion of the Merger, there will be no further transfers of Town Square Financial common stock. Town Square Financial stock certificates presented for transfer will be canceled and exchanged for the merger consideration.

If your stock certificates have been lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed before you submit an election form and before you receive any consideration for your shares.

If any certificate representing shares of Poage Bankshares’ common stock is to be issued in a name other than that in which the certificate for shares surrendered in exchange is registered, or cash is to be paid to a person other than the registered holder, it will be a condition of issuance or payment that the certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting the exchange either:

•	pay to the exchange agent in advance any transfer or other taxes required by reason of the issuance of a certificate or payment to a person other than the registered holder of the certificate surrendered, or

•	establish to the satisfaction of the exchange agent that the tax has been paid or is not payable.

Any portion of the purchase price made available to the exchange agent that remains unclaimed by Town Square Financial shareholders for six months after the effective time of the Merger will be returned to Poage Bankshares’ transfer agent. Any Town Square Financial shareholder who has not exchanged shares of Town Square Financial’s common stock for the purchase price in accordance with the Merger Agreement before that time may look only to Poage Bankshares for payment of the purchase price for these shares and any unpaid dividends or distributions after that time. Nonetheless, Poage Bankshares, Town Square Financial, the exchange agent or any other person will not be liable to any Town Square Financial shareholder for any amount properly delivered to a public official under applicable abandoned property, escheat or similar laws.

Background of the Merger

Over the past several years, the Town Square Financial Board of Directors has considered various strategic alternatives to enhance and maximize shareholder value, including continuing as an independent institution, establishing branch offices, acquiring branch offices, and other expansion and acquisition opportunities. Over that same period, Town Square Financial periodically received inquiries regarding potential business combinations. In Fall 2012, principal shareholders of Town Square Financial held, from time to time, discussions with various potential acquirors, including, but not limited to, Poage Bankshares and the competing bidder mentioned further below in this discussion. In early 2013, Town Square Financial’s President and Chief Executive Officer received another unsolicited inquiry from a third potential acquiror.

As part of its ongoing consideration and evaluation of Poage Bankshares’ long-term prospects and strategy, the Board of Directors and senior management of Poage Bankshares periodically review and assess strategic opportunities and challenges faced by Poage Bankshares and Home Federal. Among the strategic opportunities considered by Poage Bankshares was the acquisition of Town Square Financial, which would increase Poage Bankshares’ market presence and signicantly benefit its earnings per share. During the first quarter of 2013, on a monthly basis, the Board of Directors of Poage Bankshares discussed and analyzed the possibility of an acquisition of Town Square Financial and Town Square Bank.

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On March 19, 2013, Poage Bankshares engaged Keefe, Bruyette & Woods, Inc. (“KBW”) for the purpose of assisting the Board of Directors in its analysis of strategic opportunities, including the acquisition of Town Square Financial. On April 3, 2013, Poage Bankshares presented Town Square Financial’s President and Chief Executive Officer a preliminary pricing proposal.

Following the receipt, review and consideration of the three unsolicited business combination inquiries in March and April 2013, at a meeting on April 16, 2013, the President and Chief Executive Officer of Town Square Financial recommended that the Board of Directors of Town Square Financial engage an investment banker to assist the Board of Directors in their review of each inquiry in accordance with their fiduciary duties and to market Town Square Financial and Town Square Bank. At that meeting, Town Square Financial’s Board of Directors met in executive session to discuss two investment banker candidates, and set meetings with each. On May 21, 2013, the Board of Directors met with Marcus Farris, and on June 10, 2013, met with Curtis Carpenter. By letter agreement dated June 10, 2013, Town Square Financial retained Curtis Carpenter and Sheshunoff as its independent financial advisor in connection with the proposed sale of Town Square Financial.

On June 13, 2013, at the request of the Board of Directors of Town Square Financial, Sheshunoff contacted Poage Bankshares and a competing bidder to solicit their interest in a potential business combination with Town Square Financial. Both Poage Bankshares and the competing bidder had previously submitted unsolicited inquiries to management of Town Square Financial about a business combination. The Board of Directors of Town Square Financial did not request that Sheshunoff contact the third institution that submitted an unsolicited inquiry in early 2013 because that institution’s pricing was substantially lower than that of Poage Bankshares and the competing bidder. Following Sheshunoff’s inquiry, each of Poage Bankshares and the competing bidder expressed an interest in continuing discussions with respect to a potential business combination and each signed a confidentiality agreement to receive an information package from Town Square Financial that contained certain public and non-public information regarding Town Square Financial and Town Square Bank.Poage Bankshares’ Board of Directors continued to review a possible transaction with Town Square Financial on a monthly basis throughout the second quarter of 2013 with the assistance of KBW. Following receipt of the Town Square Financial information package, Poage Bankshares’ management, in consultation with KBW, reviewed the information provided by Town Square Financial. The Board of Directors considered the potential accretion to Poage Bankshares’ earnings, the length of time necessary to earn back the initial tangible book value dilution, the rate of return of the investment, the impact on capital ratios, and the advantages to Home Federal from expanding its market area. After extensive consultation with KBW and its legal counsel, on June 28, 2013, Poage Bankshares submitted a conditional letter of interest to Town Square Financial, which included more information than its preliminary pricing proposal.

On July 1, 2013, in response to Sheshunoff’s request, Town Square Financial received a letter of interest from the competing bidder. On July 9, 2013, Town Square Financial’s Board of Directors held a meeting to discuss Poage Bankshares’ letter of interest and the letter of interest from the competing bidder. At that meeting, Sheshunoff and the Board of Directors reviewed in detail both letters of interest, and the Board of Directors directed management to engage legal counsel to assist Town Square Financial in a proposed business combination. After review, the Town Square Financial Board of Directors rejected both letters of interest, but specifically directed management to continue discussions with Poage Bankshares because its offer, while not ideal at that time, was more attractive than the other bidder. The competing bidder’s offer, while similar in structure and most other terms with Poage Bankshares’ offer, was lower in price. Because representatives of the competing bidder indicated that their offer would not exceed the Poage Bankshares offer, the Board of Directors of Town Square Financial elected to suspend negotiations with the competing bidder and instead focus on negotiations with Poage Bankshares, as it was viewed as the more suitable merger candidate with the best offer.

The Board of Directors of Poage Bankshares discussed at length with KBW its proposal. The Board of Directors again considered the potential accretion to Poage Bankshares’ earnings, the effect of tangible book value dilution, the rate of return, pro forma capital ratios, the book value of Town Square Financial common stock, the possible aggregate merger consideration to be offered to Town Square Financial shareholders, the possible stock and cash consideration mix to be offered to Town Square Financial shareholders, and the advantages to Home Federal from expanding its market area. After extensive analysis, the Board of Directors of Poage Bankshares authorized its senior management to submit a revised indication of interest to Town Square Financial. On July 19, 2013, Poage Bankshares submitted such revised letter of interest which included an equal percentage of cash and stock to be offered to Town Square Financial shareholders.

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Poage Bankshares’ July 19, 2013 letter differed from its June 28, 2013 letter as follows. First, the June 28, 2013 letter proposed two structures. One structure was a whole-bank transaction that eventually became the structure of the Merger. The second structure was one in which Poage Bankshares would purchase Town Square Bank from Town Square Financial, less $5.6 million in certain assets that would be retained by Town Square Financial. The second proposal was omitted from Poage Bankshares’ July 19, 2013 letter. The other difference in the July 19, 2013 letter was that the structure and form of the merger consideration became more definitive and the merger consideration was increased from that proposed in the June 28, 2013 letter, in part because of the increase in Poage Bankshares’ stock price. All other aspects of the transaction remained identical between the two letters. Through mid-July 2013, Town Square Financial’s Board of Directors, with input from Sheshunoff, continued to discuss the advantages and disadvantages of a possible business combination with Poage Bankshares. On July 22, 2013, Town Square Financial’s Board of Directors met with Sheshunoff to review the July 19, 2013 letter of interest submitted by Poage Bankshares, and at that meeting, Town Square Financial’s Board of Directors accepted Poage Bankshares’ July 19, 2013 letter of interest. The letter of interest was subject to, among other things, the satisfactory completion of Poage Bankshares’ due diligence, which began in early July 2013. Town Square Financial then engaged legal counsel in late July 2013.

From mid-July through mid-October, Poage Bankshares and Town Square Financial conducted due diligence and engaged in negotiations regarding the details of the transaction, including the aggregate merger consideration and the mix of stock and cash consideration (which was revised by Poage Bankshares to be 55% stock and 45% cash). On August 15, 2013, Town Square Financial reviewed the results of a third party loan review and discussed other due diligence items. On August 20, 2013, Town Square Financial’s Board of Directors agreed to move forward with the transaction and the preparation by Sheshunoff of a fairness opinion based upon the transactions proposed terms.

The Board of Directors of Poage Bankshares met on August 20, 2013, August 24, 2013, and October 1, 2013 to discuss with its senior management the status of negotiations with Town Square Financial and continued unresolved negotiation matters. Generally, the Board discussed the results of management’s due diligence review of Town Square Financial, the mix of stock and cash consideration to be offered, the possibility and timing of earnings accretion and capital dilution resulting from the transaction, and operational matters related to the combined institution.

On September 6, 2013, Poage Bankshares presented Town Square Financial with an initial draft of the Merger Agreement. Town Square Financial and its legal counsel provided comments to the initial draft of the Merger Agreement to Poage Bankshares and its counsel on September 18, 2013. On September 20, 2013, Town Square Financial’s Board of Directors reviewed the then current version of the definitive agreement with Sheshunoff and its legal counsel. From September 20, 2013 to October 1, 2013, management of both Town Square Financial and Poage Bankshares, and their respective legal counsel and financial advisors, negotiated the Merger Agreement and related documents. During this period, management of both institutions discussed negotiation points in detail with legal counsel and Sheshunoff, and legal counsel for Town Square Financial and Poage Bankshares negotiated the basic final terms of the Merger Agreement.

On October 1, 2013, the Board of Directors of Poage Bankshares created a committee of independent directors known as the Special Acquisition Committee of the Board of Directors to be available to senior management regarding ongoing matters related to the merger negotiations. The Special Acquisition Committee of the Board of Directors met with senior management, legal counsel, and financial advisors on October 7, 2013 to discuss unresolved negotiation matters.

From September 6, 2013 through October 4, 2013, material points of negotiation between Poage Bankshares and Town Square Financial with respect to the Merger Agreement during this period were primarily centered upon the following: the definition of material adverse effect, certain representations and warranties of Poage Bankshares and Town Square Financial, certain covenants of Poage Bankshares and Town Square Financial, timing matters related to the effective date and the closing, and conditions to closing.

After Town Square Financial and its legal counsel discussed in detail the most recent draft of the Merger Agreement, on October 3, 2013 management of Town Square Financial scheduled a special meeting of Town Square Financial’s Board of Directors to be held on October 8, 2013, in order to review and consider the proposed transaction. On October 4, 2013, management of Town Square Financial circulated to Town Square Financial’s Board of Directors the most recent draft of the Merger Agreement. At this point, the primary terms of the Merger Agreement were finalized and legal counsel for Poage Bankshares and Town Square Financial were negotiating final items that were not material to the overall Merger.

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On October 8, 2013, Town Square Financial’s Board of Directors held a meeting to consider the Merger with Poage Bankshares. Sheshunoff made a presentation to the Town Square Financial Board of Directors concerning the overall fairness of the merger consideration to the Town Square Financial shareholders. At the conclusion of this discussion and after responding to questions from the Board of Directors, Sheshunoff rendered to Town Square Financial’s Board of Directors its oral opinion that, subject to the assumptions, limitations and qualifications set forth in their written opinion, that the total aggregate consideration to be received from Poage Bankshares under the Merger Agreement was fair to the Town Square Financial shareholders from a financial point of view. Sheshunoff’s oral opinion was subsequently confirmed by delivery of its written opinion, dated as of October 8, 2013, to Town Square Financial’s Board of Directors. Town Square Financial’s legal counsel then reviewed the terms and conditions of the proposed Merger Agreement and ancillary legal documents with Town Square Financial’s Board of Directors, discussing in detail the business points, contingencies, timing issues and fiduciary concerns. Legal counsel also discussed with the Board of Directors the terms and conditions of the voting agreement that certain shareholders of Town Square Financial would execute in accordance with the Merger Agreement. Following thorough discussion of the terms of the Merger Agreement and the fairness opinion issued by Sheshunoff, the Board of Directors approved the Merger Agreement, subject to resolution of certain non-substantive remaining items to be negotiated with Poage Bankshares.

Following the October 8, 2013 Town Square Financial Board meeting, legal counsel for Town Square Financial and Poage Bankshares negotiated final matters and terms of the Merger Agreement. On October 17, 2013, Town Square Financial’s Board of Directors held a special meeting at which the remaining matters were discussed, in consultation with Town Square Financial’s legal counsel. At the October 17, 2013 special meeting, Town Square Financial’s Board of Directors reviewed and discussed the Merger Agreement, the fairness opinion of Sheshunoff dated as of October 8, 2013, and other relevant factors (described below in “Town Square Financial’s Reasons for the Merger and Recommendations of the Board of Town Square Financial”), and, following a thorough discussion, Town Square Financial’s Board of Directors, by unanimous vote, authorized and approved the execution of the Merger Agreement and related documents with Poage Bankshares, and authorized Mr. VanHorn to execute the Merger Agreement on behalf of Town Square Financial.

On October 17, 2013, the Boards of Directors of Poage Bankshares and Home Federal held a special meeting in joint session with Poage Bankshares’ legal and financial advisors. Poage Bankshares’ legal counsel reported to the Boards of Directors the results of additional negotiations and discussions with Town Square Financial since the October 7, 2013 Special Acquisition Committee meeting. Poage Bankshares’ legal counsel then summarized the material terms and conditions of the proposed Merger Agreement to the Board of Directors. KBW gave a presentation on the financial terms of the proposed merger, including its opinion that the Merger Consideration in the Merger is fair, from a financial point of view, to Poage Bankshares. Following a full discussion of the proposed final terms of the Merger Agreement and related documents, the Boards of Directors of Poage Bankshares and Home Federal approved the Merger Agreement and authorized management to finalize the draft Merger Agreement and to execute and deliver the definitive Merger Agreement on behalf of Poage Bankshares.

On October 21, 2013, each of Poage Bankshares and Town Square Financial executed the Merger Agreement. On October 21, 2013, Poage Bankshares and Town Square Financial issued a joint press release announcing the execution of the Merger Agreement and the terms of the Merger Agreement.

Recommendation of the Town Square Financial Board of Directors and Reasons for the Merger

At a meeting held on October 17, 2013, Town Square Financial’s board of directors has unanimously approved the Merger Agreement and unanimously recommended that Town Square Financial’s shareholders vote FOR approval of the Merger Agreement.

Town Square Financial’s board of directors has determined that the Merger is fair to, and in the best interests of, Town Square Financial and its shareholders. In approving the Merger Agreement, Town Square Financial’s board of directors consulted with Sheshunoff with respect to the financial aspects and fairness of the Merger Consideration, from a financial point of view, to the holders of common shares of Town Square Financial and with its outside legal counsel as to its legal duties and the terms of the Merger Agreement. In arriving at its determination, Town Square Financial’s board of directors also considered a number of factors, including the following:

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•	Town Square Financial’s board of directors’ familiarity with and review of information concerning the business, results of operations, financial condition, competitive position and future prospects of Town Square Financial;

•	the current and prospective environment in which Town Square Financial operates, including national, regional and local economic conditions, the competitive environment for banks, thrifts and other financial institutions generally and the increased regulatory burdens on financial institutions generally and the trend toward consolidation in the banking industry and in the financial services industry;

•	the financial presentation of Sheshunoff and the opinion of Sheshunoff dated as of October 8, 2013, that, as of October 8, 2013 (the date on which Town Square Financial’s board of directors approved the Merger Agreement), and subject to the assumptions, limitations and qualifications set forth in the opinion, the total aggregate consideration to be received from Poage Bankshares, is fair, from a financial point of view, to the holders of Town Square Financial common shares (see “— Fairness Opinion of Town Square Financial’s Financial Advisor,” beginning on page ___);

•	that shareholders of Town Square Financial will receive part of the Merger Consideration in shares of Poage Bankshares common stock, which are publicly traded on the Nasdaq Capital Markets, contrasted with the absence of a public market for Town Square Financial common shares;

•	that the aggregate merger consideration, consisting of a mix of stock consideration and cash consideration, exceeds Town Square Financial’s book value;

•	the treatment of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code with respect to the Town Square Financial common shares exchanged for Poage Bankshares common stock;

•	the results that Town Square Financial could expect to obtain if it continued to operate independently, and the likely benefits to shareholders of that course of action, as compared with the value of the Merger Consideration offered by Poage Bankshares;

•	the ability of Poage Bankshares to pay the aggregate Merger Consideration without a financing contingency and without the need to obtain financing to close the transaction;

•	the ability of Poage Bankshares to receive the requisite regulatory approvals in a timely manner;

•	the terms and conditions of the Merger Agreement, including the parties’ respective representations, warranties, covenants and other agreements, the conditions to closing, including a provision that permits Town Square Financial’s board of directors, in the exercise of its fiduciary duties, under certain conditions, to furnish information to, a third party that has submitted an unsolicited proposal to acquire Town Square Financial;

•	economies of scale and improved efficiencies are expected to result from the transaction, increasing its overall competitiveness and ability to deliver stockholder value. The efficiencies (cost savings) associated with the transaction were estimated to be 25% of Town Square Financial’s last twelve months total non-interest expense;

•	the agreement of Poage Bankshares to continue to provide indemnification for Town Square Financial’s directors and officers, and to honor certain existing employee benefits;

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•	that some of Town Square Financial’s directors and executive officers have other financial interests in the Merger in addition to their interests as Town Square Financial shareholders, including financial interests that are the result of compensation arrangements with Town Square Financial, the manner in which such interests would be affected by the Merger, as well as the new employment agreement that Town Square Financial’s President and Chief Executive Officer entered into with Poage Bankshares in connection with the Merger;

•	the effects of the Merger on Town Square Financial’s employees;

•	that the cash portion of the Merger Consideration will be taxable to Town Square Financial’s shareholders upon completion of the Merger;

•	the requirement that Town Square Financial conduct its business in the ordinary course and the other restrictions on the conduct of Town Square Financial’s business before completion of the Merger, which may delay or prevent Town Square Financial from undertaking business opportunities that may arise before completion of the Merger; and

•	that under the agreement Town Square Financial could not solicit competing proposals for the acquisition of Town Square Financial.

The reasons set out above for the Merger are not intended to be exhaustive but do include all material factors considered by Town Square Financial’s board of directors in approving the Merger. In reaching its determination, the Town Square Financial board of directors did not assign any relative or specific weights to different factors, and individual directors may have given different weights to different factors. Based on the reasons stated, the board believed that the Merger was in the best interest of Town Square Financial’s shareholders, and therefore the board of directors of Town Square Financial unanimously approved the Merger Agreement and the Merger. In addition, all members of Town Square Financial’s board of directors have agreed to vote the shares of common stock of Town Square Financial over which they have voting authority in favor of the Merger Agreement and the Merger.

TOWN SQUARE FINANCIAL‘S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE MERGER.

Poage Bankshares Board of Directors Reasons for the Merger

In reaching their decision to approve the Merger Agreement, the Boards of Directors of Poage Bankshares and Home Federal consulted with senior management and its legal and financial advisors, and considered a number of factors, including, among others, the following reasons, which are not presented in order of priority:

•	The acquisition of Town Square Bank will be highly accretive to Home Federal’s earnings per share in the first full year of combined operations;

•	Dilution to tangible book value resulting from the acquisition is estimated to be recovered in less than four years following the completion of the acquisition;

•	Economies of scale and improved efficiencies are expected to result from the transaction, increasing its overall competitiveness and ability to deliver stockholder value;

•	The merger will establish Home Federal as the deposit market share leader in Boyd County, Kentucky;

•	Home Federal will acquire valuable transaction and business accounts for funding purposes;

•	The merger will accelerate Home Federal’s evolution into a commercial bank operating model;

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•	The combination will expand Home Federal’s footprint into new market areas, including Nicholasville, Kentucky, an affluent, growing community located near Lexington, Kentucky; and

•	Town Square Bank has some strong executives who will add depth and talent to Home Federal’s management team.

Based on the factors described above, the Boards of Directors of Poage Bankshares and Home Federal determined that the acquisition of Town Square Financial and Town Square Bank would be advisable and in the best interests of Poage Bankshares shareholders and unanimously approved the Merger Agreement.

Fairness Opinion of Town Square Financial’s Financial Advisor

Town Square Financial retained Sheshunoff to provide an opinion as to the fairness from a financial viewpoint to Town Square Financial of the Merger Consideration to be received by the shareholders of Town Square Financial. As part of its investment banking business, Sheshunoff is regularly engaged in the valuation of securities in connection with mergers and acquisitions and valuations for estate, corporation and other purposes. Town Square Financial retained Sheshunoff based upon its experience as a financial advisor in mergers and acquisitions of financial institutions and its knowledge of financial institutions.

Town Square Financial has been part of the Sheshunoff Affiliation program and is a compliance/risk management client of Sheshunoff. In 2012, Town Square Financial paid Sheshunoff $9,180 and $12,000 in relation to the Sheshunoff Affiliation program and for compliance services, respectively. Other than for Sheshunoff’s services related to the merger with Poage Bankshares, Town Square Financial did not pay fees to Sheshunoff in 2013.

On October 8, 2013, Sheshunoff rendered its fairness opinion to the board of directors of Town Square Financial that, as of such date, the Merger Consideration was fair, from a financial point of view, to Town Square Financial. The full text of the fairness opinion which sets forth, among other things, assumptions made, procedures followed, matters considered, and limitations on the review undertaken, is attached as Appendix B to this proxy statement-prospectus. You are urged to read Sheshunoff’s fairness opinion carefully and in its entirety. The fairness opinion is addressed to the board of directors of Town Square Financial and does not constitute a recommendation to any shareholder of Town Square Financial as to how he or she should vote at the special meeting of shareholders of Town Square Financial. Sheshunoff has reviewed and consents to the inclusion of the disclosure relating to the fairness opinion.

In connection with the fairness opinion, Sheshunoff:

•	Reviewed the latest Merger Agreement;

•	Discussed the terms of the Merger Agreement with the management of Town Square Financial and Town Square Financial’s legal counsel;

•	Conducted conversations with management of Town Square Financial regarding recent and projected financial performance of Town Square Financial;

•	Evaluated the financial condition of Town Square Financial based upon a review of regulatory reports for the five-year period ended December 31, 2012 and interim period through June 30, 2013, and internally-prepared financial reports for the interim period through September 30, 2013;

•	Compared Town Square Financial’s recent operating results with those of certain other banks in the United States that have recently been acquired;

•	Compared pricing multiples for Town Square Financial in the Merger to recent acquisitions of banks in the United States and the states contiguous to Kentucky with similar characteristics to Town Square Financial;

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•	Analyzed the present value of the after-tax cash flows based on projections on a stand-alone basis approved by Town Square Financial through June 30, 2018;

•	Reviewed the potential pro forma impact of the Merger on the combined company’s results and certain financial performance measures of Town Square Financial and Poage Bankshares;

•	Compared Town Square Financial’s recent operating results and pricing multiples with those of certain other publicly traded thrifts in the United States that Sheshunoff deemed relevant; and

•	Compared the historical stock price data and trading volume of Poage Bankshares to certain relevant indices.

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For the purposes of the opinion, Sheshunoff assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to it by Town Square Financial for the purposes of the opinion. Sheshunoff assumed that any projections provided by or approved by Town Square Financial were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Town Square Financial’s management. Sheshunoff assumed such forecasts and projections will be realized in the amounts and at times contemplated thereby.

TOWN SQUARE FINANCIAL CORPORATION

SUMMARY OF PROJECTED FINANCIALS

(Thousands)

(Thousands)	Base
PROJECTED ASSETS, NET INCOME, DIVIDENDS:	6/30/2013	Year 1	Year 2	Year 3	Year 4	Year 5

Asset Growth		2.50%	2.50%	2.50%	2.50%	2.50%
Target Total Assets	$154,799	$158,669	$162,636	$166,702	$170,869	$175,141

Average Assets	$162,757	$156,734	$160,652	$164,669	$168,785	$173,005
Return on Assets (ROAA) -S-Corp	1.07%	1.15%	1.10%	1.10%	1.10%	1.10%
NET INCOME	$1,737	$1,802	$1,767	$1,811	$1,857	$1,903

Preferred Dividends	$0	$0	$0	$0	$0	$0
AVAILABLE TO COMMON	$1,737	$1,802	$1,767	$1,811	$1,857	$1,903

Retained Earnings		$1,352	$1,325	$1,359	$1,392	$1,427
AVAILABLE FOR COMMON DIVIDENDS *		$451	$442	$453	$464	$476

* Non-regulatory term, 25.0% of net income

	Base
PROJECTED CHANGES IN EQUITY:	6/30/2013	Year 1	Year 2	Year 3	Year 4	Year 5

Beginning Common Equity		$13,361	$14,713	$16,038	$17,397	$18,789
Net Income, Available to Common		$1,802	$1,767	$1,811	$1,857	$1,903
Common Stock Issued		$0	$0	$0	$0	$0
Treasury Purchases		$0	$0	$0	$0	$0
Dividends Paid to Common		$(451)	$(442)	$(453)	$(464)	$(476)
ENDING COMMON EQUITY	$13,361	$14,713	$16,038	$17,397	$18,789	$20,216

Goodwill	$0	$0	$0	$0	$0	$0
Other Intangibles	$0	$0	$0	$0	$0	$0
TANGIBLE COMMON EQUITY	$13,361	$14,713	$16,038	$17,397	$18,789	$20,216

Other Comprehensive Income	$(65)	$(65)	$(65)	$(65)	$(65)	$(65)
Tier 1 Allowable Trust Preferred (Estimated)	$4,124	$4,124	$4,124	$4,124	$4,124	$4,124
	$0	$0	$0	$0	$0	$0
TIER 1 EQUITY	$17,420	$18,772	$20,097	$21,456	$22,848	$24,275

RATIOS

Common Payout Ratio	NA	25.00%	25.00%	25.00%	25.00%	25.00%
Tangible Common/Tangible Assets	8.63%	9.27%	9.86%	10.44%	11.00%	11.54%
Tier 1 Leverage Ratio (Est)	10.70%	11.98%	12.51%	13.03%	13.54%	14.03%

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Sheshunoff did not make an independent evaluation of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities) of Town Square Financial or Poage Bankshares nor was Sheshunoff furnished with any such appraisal. Sheshunoff assumed that any off-balance-sheet activities of Town Square Financial or Poage Bankshares will not materially and adversely impact the future financial position or results of operation of Poage Bankshares after the Merger. Sheshunoff is not an expert in the evaluation of loan portfolios for the purposes of assessing the adequacy of the allowance for loan and lease losses and assumed that such allowances for Town Square Financial and Poage Bankshares are, respectively, adequate to cover such losses.

Sheshunoff assumed that the Merger Agreement, as provided to Sheshunoff, will be without any amendment or waiver of, or delay in the fulfillment of, any terms or conditions set for in the terms provided to Sheshunoff or any subsequent development that would have a material adverse effect on Town Square Financial or Poage Bankshares and thereby on the results of its analyses. Sheshunoff assumed that any and all regulatory approvals, if required, will be received in a timely fashion and without any conditions or requirements that could adversely affect the operations or financial condition of Poage Bankshares after the completion of the Merger.

The fairness opinion is necessarily based on economic, market, regulatory, and other conditions as in effect on, and the information made available to Sheshunoff as of October 8, 2013.

In rendering the fairness opinion, Sheshunoff performed a variety of financial analyses. The preparation of an opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Consequently, the fairness opinion is not readily susceptible to partial analysis or summary description. Moreover, the evaluation of fairness, from a financial point of view, of the Merger Consideration is to some extent subjective, based on the experience and judgment of Sheshunoff, and not merely the result of mathematical analysis of financial data. Sheshunoff did not attribute particular weight to any analysis or factor considered by it. Accordingly, notwithstanding the separate factors summarized below, Sheshunoff believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be Sheshunoff’s view of the actual value of Town Square Financial, Poage Bankshares or the combined entity.

In performing its analyses, Sheshunoff made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Town Square Financial or Poage Bankshares. The analyses performed by Sheshunoff are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, Sheshunoff’s analyses should not be viewed as determinative of the opinion of the board of directors or the management of Town Square Financial with respect to the value of Town Square Financial or Poage Bankshares or to the fairness of the Merger Consideration.

The following is a summary of the analyses performed by Sheshunoff in connection with its opinion. The discussion utilizes financial information concerning Town Square Financial and Poage Bankshares as of June 30, 2013 that is believed to be reliable, accurate, and complete; however, Sheshunoff cannot guarantee the reliability, accuracy, or completeness of any such publicly available information.

Pursuant to the Merger Agreement, shareholders of Town Square Financial have the right to elect to receive 2.3289 shares of Poage Bankshares common stock or $33.86 in cash for each share of Town Square Financial common stock owned, subject to 55% of the aggregate consideration being in Poage Bankshares stock and 45% in cash. The aggregate consideration is approximately $14.7 million, or a price per share to Town Square Financial common stockholders of $33.86. The exchange ratio may be adjusted if the twenty-day average trading price ending on the trading day immediately preceding the Determination Date as defined in the Merger Agreement (“Closing Trading Price”) is more than 20 percent below the Initial Trading Price. The value and the composition of the total Merger Consideration may be adjusted pursuant to the terms of the Merger Agreement.

Town Square Financial Discounted Cash Flow Analysis: Using discounted cash flow analysis, Sheshunoff estimated the present value of the future after-tax cash flow streams that Town Square Financial could produce on a stand-alone basis through June 30, 2018 under various circumstances, assuming that it performed in accordance with the projections provided by Town Square Financial’s management.

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Sheshunoff estimated the terminal value for Town Square Financial at the end of June 30, 2018 by (1) multiplying the final period projected earnings by one plus the assumed annual long-term growth rate of the earnings of Town Square Financial of 4.0% (or 1.04) and (2) dividing this product by the difference between the required rates of return shown below and the assumed annual long-term growth rate of earnings of 4% in (1) above. Sheshunoff discounted the annual cash flow streams (defined as all earnings in excess of that which is required to maintain a tangible common equity to tangible asset ratio of 8.0%) and the terminal values using discount rates ranging from 12.0% to 14.0%. The discount range was chosen to reflect different assumptions regarding the required rates of return of Town Square Financial and the inherent risk surrounding the underlying projections.

Analysis of Selected Transactions: Sheshunoff performed an analysis of premiums paid in selected recently announced acquisitions of banking organizations with comparable characteristics to the Merger. Three sets of transactions were selected to ensure a thorough analysis.

The first set of comparable transactions consisted of a group of selected transactions for banks in the United States for which pricing data were available, with the following characteristics: total assets between $50 million and $400 million that were announced since July 1, 2012, and a non-performing assets to total assets ratio between 3% and 7%. These comparable transactions consisted of 23 mergers and acquisitions of banks with total assets ranging between $56.2 million and $371.3 million that were announced between July 19, 2012 and July 26, 2013. The analysis yielded multiples of the purchase prices in these transactions as summarized below:

	Price/ Book (x)	Price/ Tangible Book (x)	Price/ 8% Tangible Book (x)	Price/ LTM** Earnings (x)	Price/ Assets (%)	Price/ Deposits (%)	Premium/ Core Deposits (%)
Maximum	1.67	2.26	1.73	51.6	19.1	22.4	7.0
Minimum	0.32	0.32	0.11	9.1	1.7	1.7	(7.7)
Median	0.89	0.93	0.93	14.3	8.4	9.7	(0.8)
Town Square*	1.08	1.08	1.09	13.1	9.5	11.1	1.1

*Assumes Merger Consideration of $14.7 million or $33.86 per share and Town Square Financial S-corporation earnings taxed at 35%.

** Last-twelve-months.

The median pricing multiples in the comparable transactions were lower than those in the Merger, except the median price to earnings, which was higher due to Town Square Financial reporting higher ROAA levels compared to the median of the comparable transactions.

The second set of comparable transactions consisted of a group of selected transactions for banks in the United States located for which pricing data were available, with the following characteristics: total assets less than $1 billion that were announced since July 1, 2012, a positive return on average assets, and a non-performing assets to total assets ratio greater than 3%. These comparable transactions consisted of 23 mergers and acquisitions of banks with total assets ranging between $75.4 million and $991.4 million that were announced between July 11, 2012 and September 12, 2013. The analysis yielded multiples of the purchase prices in these transactions as summarized below:

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	Price/ Book (x)	Price/ Tangible Book (x)	Price/ 8% Tangible Book (x)	Price/ LTM Earnings (x)	Price/ Assets (%)	Price/ Deposits (%)	Premium/ Core Deposits (%)
Maximum	1.67	2.26	1.73	51.6	19.1	25.6	7.0
Minimum	0.51	0.51	0.34	4.0	1.5	1.5	(7.8)
Median	0.93	0.93	0.97	20.7	9.7	11.4	(0.3)
Town Square*	1.08	1.08	1.09	13.1	9.5	11.1	1.1

 *Assumes Merger Consideration of $14.7 million or $33.86 per share and Town Square Financial S-corporation earnings taxed at 35%.

The median pricing multiples in the comparable transactions were in-line to lower than those in the Merger.

The third set of comparable transactions consisted of a group of selected transactions for banks headquartered in Kentucky and states contiguous to Kentucky for which pricing data were available, with the following characteristics: announced since July 1, 2012, and a non-performing assets to total assets ratio between 2% and 10%. These comparable transactions consisted of 17 mergers and acquisitions of banks with total assets ranging between $35.0 million and $2.8 billion that were announced between August 2, 2012 and September 9, 2013. The analysis yielded multiples of the purchase prices in these transactions as summarized below:

	Price/ Book (x)	Price/ Tangible Book (x)	Price/ 8% Tangible Book (x)	Price/ LTM Earnings (x)	Price/ Assets (%)	Price/ Deposits (%)	Premium/ Core Deposits (%)
Maximum	1.83	1.83	2.10	35.7	17.5	12.0	12.6
Minimum	0.29	0.29	0.33	1.6	1.1	1.3	(6.1)
Median	1.01	1.06	1.05	19.2	10.0	11.7	0.2
Town Square*	1.08	1.08	1.09	13.1	9.5	11.1	1.1

 *Assumes Merger Consideration of $14.7 million or $33.86 per share and Town Square Financial S-corporation earnings taxed at 35%.

The median pricing multiples in the comparable transactions were in-line to lower than those in the Merger, except for the price to earnings, which was slightly higher.

Contribution Analysis: Sheshunoff reviewed the relative contributions of Town Square Financial and Poage Bankshares to the combined company based on regulatory data as of June 30, 2013 for Town Square Financial and Poage Bankshares. Sheshunoff compared the pro forma ownership interests (which excludes the cash component of the Merger) of Town Square Financial and Poage Bankshares of 14.5% and 85.5%, respectively, to: (1) total assets of 34.1% and 65.9%, respectively; (2) total loans of 41.7% and 58.3%, respectively; (3) total deposits of 37.1% and 62.9%, respectively; (4) net-interest income of 41.5% and 58.5%, respectively; (5) non-interest income of 38.7% and 61.3%, respectively; (6) non-interest expenses of 40.3% and 59.7%, respectively; (7) June 30, 2013 LTM earnings of 41.0% and 59.0%, respectively; and (8) total tangible equity of 18.9% and 81.1%, respectively. The contribution analysis shows that the ownership of Town Square Financial shareholders in the combined company is less than the contribution of the components listed due largely to the considerable amount of cash consideration in the Merger. The contributions are shown in the table following.

	Assets	%	Loans	%	Deposits	%

Town Square Financial Corp.	$154,799	34.1%	$126,446	41.7%	$132,687	37.1%
Poage Bankshares, Inc.	$299,786	65.9%	$177,036	58.3%	$224,547	62.9%
Combined Company	$454,585	100.0%	$303,482	100.0%	$257,234	100.0%

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	Net Interest Income	%	Non-Interest Incomes	%	Non-Interest Expenses	%

Town Square Financial Corp.	$6,604	41.5%	$1,398	38.7%	$5,742	40.3%
Poage Bankshares, Inc.	$9,296	58.5%	$2,210	61.3%	$8,518	59.7%
Combined Company	$15,900	100.0%	$3,608	100.0%	$14,260	100.0%

	Earnings	%	Shares*	%	Tg. Equity	%

Town Square Financial Corp.	$1,129	41.0%	$548,153	14.5%	$13,631	18.9%
Poage Bankshares, Inc.	$1,628	59.0%	$3,229,165	85.5%	$58,488	81.1%
Combined Company	$2,757	100.0%	$3,777,308	100.0%	$72,119	100.0%

*Share percentage is lower due to cash consideration.

Income data is last-twelve-months as of June 30, 2013.

Pro Forma Financial Impact: Sheshunoff analyzed the pro forma impact of the Merger on estimated earnings per share, book value per share and tangible book value per share for the twelve-month periods ending December 31, 2014 and December 31, 2015 based on the projections provided by Town Square Financial’s management for Town Square Financial on a stand-alone basis assuming pre-tax cost savings of $1.4 million phased in by the end of calendar year 2015.

The analysis indicated pro forma consolidated earnings per share dilution of $1.48 per share or 54.9% in 2014 and $1.22 per share or 46.4% in 2015 compared to estimated earnings per share for Town Square Financial on a stand-alone basis. The earnings dilution is greatly affected by the cash consideration to be received. The implied book value (including the cash portion of the Merger Consideration) per share accretion in the Merger was $2.41 per share or 6.6% in 2014 and the implied book value accretion was $0.42 per share or 1.0% in 2015. The analysis further indicated pro forma consolidated tangible book value (including the cash portion of the Merger Consideration) per share accretion of $1.27 per share or 3.5% in 2014 and dilution of $0.69 per share or 1.7% in 2015 compared to Town Square Financial’s tangible book value on a stand-alone basis. The analysis of whether the Merger Consideration is accretive or dilutive to Town Square Financial based on the above measures and the amounts of such accretion or dilution is sensitive to the composition of the Merger Consideration and the accounting assumptions to be made by Poage Bankshares.

Comparable Company Analysis: Sheshunoff compared the operating and market results of Poage Bankshares to the results of other publicly traded thrift companies. The comparable publicly traded companies in the United States were selected primarily on the basis of total asset size, profitability, capital levels, and asset quality. Poage Bankshares was compared to thrifts with total assets less than $2 billion that had a positive core return on average assets for the last twelve months ending June 30, 2013, an equity to asset ratio greater than 10%, and a non-performing assets to total assets ratio less than 2.00%. The data for the following table is based on U.S. GAAP financial information as of June 30, 2013 provided by SNL Financial. Some of the ratios presented are proprietary to SNL Financial and may not strictly conform to the common industry determination.

	Poage Bankshares, Inc.	Peer Group Median
	(%)	(%)
Return on Average Assets	0.53	0.66
Return on Average Equity	2.72	4.62
Net Interest Margin	3.36	3.27
Efficiency Ratio	75.0	69.7
Tangible Equity to Tangible Asset Ratio	19.32	13.97
Total Risk-Based Capital Ratio	30.98	23.63
Ratio of Non-performing Assets to Total Assets	0.63	1.55
Ratio of Loan Loss Reserves to Loans	1.12	1.06

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Poage Bankshares’s performance as measured by its return on average assets and return on average equity was lower than that of its peers. Poage Bankshares’s net interest margin was better than its peers but its efficiency ratio was somewhat worse than its peers. Poage Bankshares’s capital level was significantly higher to its peers with both ratios above that of its peer group median. Poage Bankshares’s asset quality, as measured by its ratio of non-performing assets to total assets, was stronger than the peer group median. Its ratio of loan loss reserves to loans was slightly higher than the median peer group.

Sheshunoff compared Poage Bankshares’s trading results to its peers. The results are summarized in the following table. The data for the following table is based on publicly available GAAP financial information and market data as of June 30, 2013 provided by SNL Financial.

	Poage Bankshares, Inc.		Peer Group Median

Market Price as a Multiple of Stated Book Value	0.82	x	0.90	x
Market Price as a Multiple of Stated Tangible Book Value	0.82	x	0.98	x
Price as a Multiple of LTM Earnings	29.1	x	18.2	x
Market Price as a Percent of Assets	15.9%		14.3%
Dividend Yield	1.07%		0.74%
Dividend Payout	31.0%		19.4%

Poage Bankshares’ price-to-book multiples as measured by its market price as a multiple of stated book value and its market price as a multiple of stated tangible book value were lower than the comparable peer group medians. Poage Bankshares’ price-to-earnings multiple as shown by the price as a multiple of LTM earnings through June 30, 2013 was higher compared to its peers. Poage Bankshares’ market price to assets ratio was higher than that of its peers. Poage Bankshares’ dividend yield and dividend payout ratio were both higher than its peers as of June 30, 2013.

Sheshunoff compared selected stock market results of Poage Bankshares to the SNL Thrift index for all publicly traded thrifts in the United States since Poage Bankshares came public on September 13, 2011. Poage Bankshares’ common stock price generally performed in-line with the index for the period from November 2012 until late-July 2013. From late July 2013 to mid-October 2013, Poage Bankshares’ stock price has underperformed the SNL Thrift index.

No company or transaction used in the comparable company and comparable transaction analysis is identical to Town Square Financial, Poage Bankshares, or Poage Bankshares as the surviving corporation in the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operational characteristics of Town Square Financial and Poage Bankshares and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in and of itself a meaningful method of using comparable transaction data or comparable company data.

Pursuant to its engagement letter with Town Square Financial, Sheshunoff will receive a fee of $25,000 for the fairness opinion that is not contingent on the closing of the Merger and additional fees that are contingent upon consummation of the Merger. In addition, Town Square Financial agreed to reimburse Sheshunoff for its reasonable out-of-pocket expenses. Town Square Financial also agreed to indemnify and hold harmless Sheshunoff and its officers and employees against certain liabilities in connection with its services under the engagement letter, except for liabilities resulting from the negligence, violation of law or regulation, or bad faith of Sheshunoff or any matter for which Sheshunoff may have strict liability.

The fairness opinion is directed only to the question of whether the Merger Consideration is fair from a financial perspective to Town Square Financial and does not constitute a recommendation to any Town Square Financial shareholder to vote in favor of the Merger. No limitations were imposed on Sheshunoff regarding the scope of its investigation or otherwise by Town Square Financial.

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Based on the results of the various analyses described above, Sheshunoff concluded that the Merger Consideration to be paid by Poage Bankshares pursuant to the Merger is fair to Town Square Financial, from a financial point of view.

Employee Matters

Each person who is an employee of Town Square Financial as of the closing of the Merger (whose employment is not specifically terminated upon the closing) will become an employee of Home Federal Savings and Loan Association and will be eligible to participate in group health, medical, dental, life, disability and other welfare plans available to similarly situated employees of Poage Bankshares on the same basis that it provides such coverage to Poage Bankshares employees. With respect to any welfare plan or program of Town Square Financial that in the determination of Poage Bankshares provides benefits of the same type as a plan maintained by Poage Bankshares, Poage Bankshares may continue the Town Square Financial plan until such employees become eligible for the Poage Bankshares plan so that there is no gap in coverage. Poage Bankshares will give credit to continuing Town Square Financial employees for purposes of determining eligibility and vesting purposes but not for benefit accrual purposes.

Current employees of Town Square Financial who remain employed until the closing date will be eligible to participate in the Poage Bankshares 401(k) plan on the day after the closing date. The Town Square Financial 401(k) Plan will be terminated or merged into the Poage Bankshares 401(k) Plan.

Poage Bankshares will pay each employee of Town Square Financial whose employment is terminated (other than for cause) or resigns for good reason on or within twelve months following the closing date of the Merger, who is not otherwise covered by a change of control arrangement, severance benefits pursuant to Town Square Financial’s severance plan or policy, or Poage Bankshares’s severance plan or policy, if such payments would be more favorable subject to any applicable regulatory approval.

Rights of Dissenting Shareholders

Kentucky law entitles you to dissent from the Merger and, in lieu of the consideration you would otherwise be entitled to receive pursuant to the Merger Agreement, receive payment in cash for the fair value of your shares of Town Square Financial common stock following the completion of the Merger. To exercise your dissenters’ rights, you must strictly comply with the procedures specified in Chapter 271B, Subtitle 13 of the KBCA. The following section is a brief summary of the material provisions of the statutory procedures required to be followed by a shareholder in order to dissent from the Merger and perfect dissenters’ rights. This summary, however, is not a complete statement regarding your dissenters’ rights under Kentucky law and is qualified in its entirety by reference to the relevant provisions of Kentucky law, which are attached as Appendix C. Shareholders intending to exercise dissenters’ rights should carefully review Appendix C. Failure to strictly follow the statutory procedures set forth in Chapter 271B, Subtitle 13 of the KBCA may result in the termination or waiver of your dissenters’ rights. We encourage you to consult your legal counsel, at your expense, before attempting to exercise your right to dissent.

Requirements for Exercising Dissenters’ Rights: To preserve your right to dissent from the Merger:

•	You must deliver to Town Square Financial before the vote is taken on the Merger Agreement at the Town Square Financial Special Meeting written notice of your intent to exercise your right to dissent and demand payment for your shares of Town Square Financial common stock if the Merger is completed. Your notice must be in addition to and separate from your vote (by person or by proxy) against approval of the Merger agreement or your abstention from voting. Your vote against the Merger Agreement or your abstention or failure to vote, by itself, will not constitute written notice of your intent to exercise your dissenters’ rights;

•	You cannot vote your shares in favor of the Merger Agreement; and

•	You must follow the statutory procedures for perfecting dissenters’ rights under Kentucky law, which are described below and under the captions “Payment Procedures” and “Judicial Appraisal of Shares.”

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If you do not satisfy each of the requirements, you cannot exercise your right to dissent and, if the Merger Agreement is approved by the Town Square Financial shareholders and the Merger occurs, your shares of Town Square Financial common stock will be converted into the right to receive the merger consideration pursuant to the terms of the Merger Agreement.

The right to dissent may be asserted either by a shareholder of record or a beneficial owner of Town Square Financial common stock as of the record date. A record holder may assert the right to dissent as to fewer than all shares registered in his or her name only if he or she dissents as to all shares beneficially owned by any one person and notifies Town Square Financial in writing of the name and address of each person on whose behalf he or she asserts dissenters’ rights. For purposes of determining the rights of such record holder, he or she will be treated as if the shares to which he dissents and his other shares are registered in the names of different shareholders. A beneficial owner may assert the right to dissent as to shares held on his or her behalf only if he or she submits to us the record holder’s written consent to dissent before or at the time the beneficial owner asserts his or her right to dissent and the beneficial owner does so for all shares that he or she beneficially owns or over which he or she has the power to direct the vote.

Vote.    Your shares must either not be voted at the special meeting (including a decision to abstain from voting) or must be voted against the approval of the Merger Agreement. A vote in favor of the approval of the Merger Agreement, either in person at the special meeting or by proxy, will constitute a waiver of your right to dissent and will nullify any previously filed written notice of your intent to exercise your right to dissent.

Notice.    Written notice of your intent to exercise dissenters’ rights must be filed with Town Square Financial at:

Town Square Financial Corporation

Attn: Cathy Groves, Corporate Secretary

9431 U.S. Route 60

Ashland, Kentucky 41102

Town Square Financial must receive all written notices before the vote is taken with respect to the Merger Agreement at the special meeting. Your written notice should specify your name and mailing address, the amount of Town Square Financial common stock that you own, and that you intend to demand cash payment for your shares of Town Square Financial common stock if the Merger Agreement is approved.

Termination of Dissenters’ Rights. Your right to dissent and obtain payment of the fair value of your shares of Town Square Financial common stock under Chapter 271B, Subtitle 13 of the KBCA will terminate if:

•	The Merger is abandoned, rescinded, or terminated;

•	A court having jurisdiction permanently enjoins or sets aside the Merger;

•	You fail to perfect or otherwise lose your right dissent; or

•	Your demand for payment is withdrawn with Town Square Financial’s written consent.

Payment Procedures.    If the Merger Agreement is approved by Town Square Financial shareholders, within ten (10) days after the approval, we will send written notice regarding the procedure for exercising dissenters’ rights to all shareholders who have given written notice under the dissenters’ rights provisions and have not voted in favor of the Merger Agreement, as described above. The notice will contain:

•	The address where the demand for payment and certificates representing shares of Town Square Financial common stock must be sent and the date by which stock certificates must be deposited with Town Square Financial;

•	The date by which your payment demand must be received by us, which date will not be fewer than thirty (30) nor more than sixty (60) days after the date the Town Square Financial written notice is delivered to you;

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•	A form for demanding payment that states the date of the first announcement to the news media or to shareholders of the proposed merger (October 21, 2013) and requires certification from the person asserting dissenters’ rights of whether or not such person acquired beneficial ownership of our common stock before the date of the first announcement;

•	A copy of Chapter 271B, Subtitle 13 of the KBCA; and

•	Information for holders of uncertificated shares as to what extent transfer of the shares will be restricted after the demand for payment is received by Town Square Financial.

If you wish to assert your right to dissent, you must demand payment, certify whether you acquired beneficial ownership of your shares before October 21, 2013, and deposit your stock certificates representing shares of Town Square Financial common stock within the specified time frame of Town Square Financial’s written notice. If you fail to make demand for payment, provide the beneficial ownership certification, and deposit your stock certificates within the time frame set forth in the written notice, you will lose the right to demand payment for your shares under the dissenters’ rights provisions, even if you filed a timely notice of intent to demand payment.

If we do not consummate the Merger within sixty (60) days after the date set for demanding payment and depositing stock certificates, we will return all deposited stock certificates and release transfer restrictions imposed on uncertificated shares. If, after returning the deposited stock certificates and release transfer restrictions, we wish to consummate the Merger, we must send a new written dissenters’ notice and repeat the payment demand procedure.

Except as provided below, as soon as the proposed corporate action is taken or upon receipt by us of your valid demand for payment, we will remit to you, if you complied with the applicable requirements of Kentucky law, the amount we estimate to be the fair value of your common stock, plus accrued interest, and will include the following information with the payment:

•	financial data relating to Town Square Financial, including a balance sheet, an income statement and a statement of changes in shareholders’ equity as of and for a fiscal year ended not more than 16 months before the date of payment, and the latest available interim financial statements;

•	an explanation of how we estimated the fair value of the shares;

•	an explanation of how we calculated the interest due;

•	a statement regarding your right to demand supplemental payment if you believe that the amount paid is less than the fair value of the shares or under certain other circumstances enumerated in the statute and described below; and

•	a copy of Chapter 271B, Subtitle 13 of the KBCA.

For dissenting shareholders who were not the beneficial owners of their shares of Town Square Financial common stock before October 21, 2013, we may withhold payment and instead send a statement setting forth our estimate of the fair value of their shares and offering to pay such amount, with accrued interest, as a final settlement of such dissenting shareholders’ demands for payment. We will also include in such statement an explanation of how we estimated the fair value of the shares, how the interest was calculated, and a notice of the dissenter’s right to demand payment of the dissenter’s estimate of the fair value of the shares and the amount of interest due if such dissenting shareholder believes that the amount offered is less than the fair value of the shares, or that the interest is incorrectly calculated, or under certain other circumstances enumerated in the statute and described below.

Judicial Appraisal of Shares. If you believe the payment we make, or offer to make, is less than the fair value of your shares or believe that the interest due is incorrectly calculated, you may, within thirty (30) days of the payment or offer for payment, notify us in writing, and demand payment of, your estimate of the fair value of your shares and the amount of interest due. You may also demand payment of your estimate of the fair value of the shares if we fail to make payment for your shares within sixty (60) days after the date set for demanding payment or do not consummate the Merger and do not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment. If your demand for payment of your own estimate of the fair value of the shares is not settled within sixty (60) days after we receive your demand, Kentucky law requires us to commence a proceeding and petition the court to determine the fair value of the shares and accrued interest, naming all the dissenting shareholders whose demands remain unsettled as parties to the proceeding. If we do not commence the proceeding within the sixty (60) day period, we will pay each dissenter whose demand remains unsettled the amount demanded by such dissenter.

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The court may appoint one or more appraisers to receive evidence and make recommendations to the court as to the amount of the fair value of the shares. The fair value of the shares as determined by the court is binding on all dissenting shareholders whose demands remain unsettled and may be less than, equal to or greater than the value of the merger consideration to be issued to non-dissenting shareholders for their Town Square Financial common stock under the terms of the merger agreement if the merger is consummated. If the court determines that the fair value of the shares plus interest is in excess of any amount remitted by us, then the court will enter a judgment for cash in favor of such dissenting shareholders in an amount by which the value determined by the court, plus interest, exceeds the amount previously remitted. For dissenting shareholders who were not the beneficial owners of their shares of our common stock before October 21, 2013, and for which we withheld payment pursuant to Section 271B.13-270 of the KBCA, the court may enter judgment for the fair value, plus accrued interest, of the dissenting shareholders’ after-acquired shares.

The court will also determine the costs and expenses of the court proceeding and assess them against us, except that the court may assess the costs against all or some of the dissenters whose actions in demanding payment of their own estimates of value are found by the court to be arbitrary, vexatious, or not in good faith. If the court finds that we did not substantially comply with the relevant provisions of Sections 271B.13-200 through 271B.13-280 of the KBCA, the court may also assess against us any fees and expenses of attorneys or experts that the court deems equitable. The court may also assess those fees and expenses against any party if the court finds that the party has acted arbitrarily, vexatiously, or not in good faith with respect to dissenters’ rights. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against us, the court may award to counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

For purposes of Kentucky law, fair value means the value of Town Square Financial common stock immediately before the effective time of the Merger, excluding any appreciation or depreciation in anticipation of the Merger, unless that exclusion would be inequitable. Under Section 271B.13-020 of the KBCA, you do not have a right, at law or in equity, to challenge the approval of the Merger Agreement or the consummation of the Merger unless the Merger is unlawful or fraudulent to the shareholders or to us.

If you elect to exercise your dissenters’ rights, the payment in cash of the fair value of your shares of Town Square Financial common stock will be a taxable transaction to you. Shareholders considering exercising dissenters’ rights should consult with their own tax advisors with regard to the tax consequences of such actions.

Interests of Executive Officers and Directors in the Merger that are Different From Yours

Share Ownership. On the record date for the Town Square Financial special meeting, Town Square Financial’s directors and officers beneficially owned, in the aggregate, 228,031 shares of Town Square Financial’s common stock, representing approximately 52% of the outstanding shares of Town Square Financial common stock.

As described below, certain of Town Square Financial’s officers and directors have interests in the Merger that are in addition to, or different from, the interests of Town Square Financial’s shareholders generally. Town Square Financial’s board of directors was aware of these conflicts of interest and took them into account in approving the Merger. These interests include:

Employment Agreement. A three-year employment agreement that Poage Bankshares and Home Federal Savings and Loan Association have offered to enter into with Bruce VanHorn, President and Chief Executive Officer of Town Square Financial and Town Square Bank Pursuant to the employment agreement, which will be effective on the closing date of the Merger, Bruce VanHorn has agreed to serve as Executive Vice President to Poage Bankshares and as President to Home Federal.

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Indemnification. Pursuant to the Merger Agreement, for a period of six years after the effective time of the Merger, Poage Bankshares shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the effective time of the Merger, an officer, director or employee of Town Square Financial or an Town Square Financial Subsidiary (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses (including attorney’s fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Poage Bankshares, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a “Claim”), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Town Square Financial or an Town Square Financial subsidiary if such Claim pertains to any matter of fact arising, existing or occurring at or before the effective time of the Merger (including, without limitation, the Merger), regardless of whether such Claim is asserted or claimed before, or after, the effective time of the Merger, to the fullest extent as permitted under applicable law and as would have been permitted by Town Square Financial and under Town Square Financial’s Articles of Incorporation and Bylaws.

Directors’ and Officers’ Insurance . Poage Bankshares shall maintain, or shall cause Home Federal to maintain, in effect for six years following the effective time of the Merger, the current directors’ and officers’ liability insurance policies covering the officers and directors of Town Square Financial (provided, that Poage Bankshares may substitute therefore policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring at or prior to the effective time of the Merger. Poage Bankshares is not required to spend more than an amount equal to 175% of the current annual amount expended by Town Square Financial (which is approximately $10,000) on such insurance premiums.

Management and Operations of Home Federal After the Merger

Upon consummation of the Merger between Town Square Financial and Poage Bankshares, Town Square Financial will be merged into Poage Bankshares and its separate existence will cease and Town Square Bank will be merged into Home Federal and its separate existence will cease. Bruce VanHorn, the President and Chief Executive Officer of Town Square Financial and Town Square Bank, will be offered an executive level position with Poage Bankshares and Home Federal, as well as an employment agreement. In addition, Poage Bankshares and Home Federal will each increase the number of directors of their respective boards of directors by two and appoint Thomas L. Burnette and John C. Stewart, Jr. thereto. Mr. Burnette and Mr. Stewart each has agreed to serve on these boards of directors. The directors and officers of Poage Bankshares immediately prior to the Merger will continue to be its directors and officers following completion of the Merger. In addition, Jane Gilkerson, currently serving as Senior Vice President and Chief Financial Officer of Town Square Financial, will serve as Chief Financial Officer to Poage Bankshares and Jeffrey Clark will report to Ms. Gilkerson.

Effective Date of Merger

The parties expect that the Merger will be effective during the first or second quarter of 2014 following the receipt of all regulatory and shareholder approvals and after the expiration of all regulatory waiting periods. The Merger will be completed legally by the filing of the certificate of Merger with the Secretary of State of the Commonwealth of Kentucky. If the Merger is not consummated by August 31, 2014, the Merger Agreement may be terminated by either Town Square Financial or Poage Bankshares, unless the failure to consummate the Merger by this date is due to the breach by the party seeking to terminate the Merger Agreement of any of its obligations under the Merger Agreement. See “Conditions to the Merger” below.

Conduct of Business Pending the Merger

The Merger Agreement contains various restrictions on the operations of Town Square Financial before the effective time of the Merger. In general, the Merger Agreement obligates Town Square Financial to conduct its business in the usual, regular and ordinary course of business and use reasonable efforts to preserve its business organization and assets and maintain its rights and franchises. In addition, Town Square Financial has agreed that, except as expressly contemplated by the Merger Agreement or specified in a schedule to the Merger Agreement, without the prior written consent of Poage Bankshares, it will not, among other things:

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•	take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended;

•	change or waive any provision of its Article of Incorporation or Bylaws;

•	change the number of authorized or issued shares of its capital stock, issue any shares of Town Square Financial common stock that are held as treasury stock as of the date of this Agreement, or issue or grant any right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award of any options or stock awards, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock other than distributions equal to (i) no more than $450,000 for Town Square Financial’s 2013 tax year, less any dividends or other distributions in respect of capital stock already paid for 2013, and (ii) 39.5% of Town Square Financial’s taxable income for 2014, solely if the closing date is April 1, 2014 or later;

•	enter into, amend in any material respect or terminate any material contract or agreement (including without limitation any settlement agreement with respect to litigation) in excess of $50,000 annually or for the payment of more than $200,000 over its remaining term, except as contemplated by the Merger Agreement, except in the ordinary course of business;

•	make application for the opening or closing of any, or open or close any, branch or automated banking facility;

•	grant or agree to pay any severance or termination payments to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except as may be required pursuant to prior commitments;

•	promote any employee to a rank having a title of vice president or other more senior rank, hire any new employee, pay or agree to pay any bonuses (discretionary or otherwise) or incentive payments, or make any salary adjustments;

•	enter into or, except as may be required by law, materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution plan not in the ordinary course of business consistent with past practice;

•	materially change any method, practice or principle of accounting, except as may be required from time to time by generally accepted accounting principles or any bank regulator responsible for regulating Town Square Financial or Town Square Bank;

•	purchase any securities, in excess of $500,000 in the aggregate other than: securities in excess of $500,000 in the aggregate, with a weighted average life of not more than one year, or sell any securities in excess of $250,000 in the aggregate;

•	make or acquire any new loan or issue any commitment for any new loan with a principal amount of $750,000 or more restructure any loan which will result in such loan being classified as a “troubled debt restructure”; make any new loan originations or refinancing of any borrower of Town Square Bank who has an existing loan with Town Square Bank rated either “Special Mention” or “Substandard,” regardless of loan or refinancing amount; make any loan or arrange other financing for any property designated as OREO, regardless of loan or financing amount; make or acquire any construction or residential development loan or similar credit facility commitment, regardless of loan or financing amount unless such project is owner-occupied real estate; or refinance the sale of any classified credit in the name of a third party borrower, regardless of refinancing amount, except for previously disclosed commitments after actual receipt by Poage Bankshares of all information related to the making, renewal or alteration of that loan;

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•	make any capital expenditures in excess of $25,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments existing on the date of the Merger Agreement;

•	make, change or rescind any material election concerning Taxes or Tax Returns, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle or compromise any material Tax claim or assessment or surrender any right to claim a refund of Taxes or obtain any Tax ruling; or

•	purchase or otherwise acquire, or sell or otherwise dispose of, any assets, including but not limited to the sale of any assets in the loan portfolio, or incur any liabilities.

In addition to these covenants, the Merger Agreement contains various other customary covenants, including, among other things, access to information, each party’s efforts to cause its representations and warranties to be true and correct on the closing date; and each party’s agreement to use its reasonable best efforts to cause the Merger to qualify as a tax-free reorganization.

Representations and Warranties

The Merger Agreement contains a number of customary representations and warranties by Poage Bankshares and Town Square Financial regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the Merger that are customary for a transaction of this kind. They include, among other things:

•	the organization, existence, and corporate power and authority, and capitalization of each of the companies;

•	the absence of conflicts with and violations of law and various documents, contracts and agreements;

•	the absence of any development materially adverse to the companies;

•	the absence of adverse material litigation;

•	accuracy of reports and financial statements filed with the Securities and Exchange Commission or banking regulators;

•	the accuracy and completeness of the statements of fact made in filings with governmental entities in connection with the Merger Agreement;

•	the existence, performance and legal effect of certain contracts (Town Square Financial only);

•	no violations of law by either company;

•	the filing of tax returns, payment of taxes and other tax matters by either party;

•	labor and employee benefit matters; and

•	compliance with applicable environmental laws by both parties.

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All representations, warranties and covenants of the parties, other than those covenants and agreements which by their terms apply in whole or part after the consummation of the Merger, terminate upon the consummation of the Merger.

Conditions to the Merger

The respective obligations of Poage Bankshares and Town Square Financial to complete the Merger are subject to various conditions prior to the Merger. The conditions include the following:

•	the receipt of all regulatory approvals and other necessary approvals of governmental entities and the expiration of all applicable statutory waiting periods and such approvals do not contain any term, condition or restriction upon Poage Bankshares or Home Federal that has a material adverse effect on the surviving corporation (and, in such case, Poage Bankshares may terminate the Merger Agreement);

•	approval of the Merger Agreement by the affirmative vote of the majority of the issued and outstanding shares of Town Square Financial entitled to be cast;

•	there must be no litigation, statute, law, regulation, order, decree or injunction by which the Merger is restrained or enjoined;

•	Poage Bankshares’ registration statement of which this document is a part shall have become effective and no stop order suspending its effectiveness shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Securities and Exchange Commission;

•	the shares of Poage Bankshares common stock to be issued to Town Square Financial shareholders in the Merger must have been approved for listing on the Nasdaq Capital Market and such shares must be delivered to the exchange agent before the closing date of the transaction;

•	each of the representations and warranties of Town Square Financial and Town Square Bank set forth in this Agreement that are qualified as to materiality shall be true and correct, and each of the representations and warranties of Town Square Financial and Town Square Bank that are not so qualified shall be true and correct in all material respects, in each case as of the date of the Merger Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made on the Effective Time (except to the extent such representations and warranties speak as of an earlier date); and Town Square Financial shall have delivered to Poage Bankshares a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer and Town Square Financial as of the Effective Time;

•	each of the representations and warranties of Poage Bankshares and Home Federal set forth the Merger Agreement that are qualified as to materiality shall be true and correct, and each of the representations and warranties of Poage Bankshares and Home Federal Savings and Loan Association that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made on the Effective Time (except to the extent such representations and warranties speak as of an earlier date); and Poage Bankshares shall have delivered to Town Square Financial a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer and Poage Bankshares as of the Effective Time; and

•	holders of no more than 10% of Town Square Financial’s common stock exercise their right to dissent from approving the Merger and instead demand the fair value of their shares.

The parties may waive conditions to their obligations unless they are legally prohibited from doing so. Shareholder approval and regulatory approvals may not be legally waived.

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Regulatory Approvals Required for the Merger

General. Town Square Financial and Poage Bankshares have agreed to use all reasonable efforts to obtain all permits, consents, approvals and authorizations of all third parties and governmental entities that are necessary or advisable to consummate the Merger. That includes the approval of the OCC. Home Federal and Town Square Bank filed an application with the OCC in November 2013. On January 21, 2014, the OCC approved the merger of Town Square Bank with and into Home Federal, with Home Federal as the surviving entity. In addition, the Merger requires the approval of the Federal Reserve under the Bank Holding Company Act unless the Federal Reserve Board waives the requirement for such an application. Poage Bankshares has filed a waiver request with the Federal Reserve Board. The Merger cannot be completed without such approvals. Poage Bankshares cannot assure that it will obtain the required regulatory approvals, when it will be received, or whether there will be conditions in the approvals or any litigation challenging the approvals. Poage Bankshares also cannot assure that the United States Department of Justice or any state attorney general will not attempt to challenge the Merger on antitrust grounds, or what the outcome will be if such a challenge is made.

Poage Bankshares is not aware of any material governmental approvals or actions that are required prior to the Merger other than those described below. Poage Bankshares presently contemplates that it will seek any additional governmental approvals or actions that may be required in addition to those requests for approval currently pending; however, Poage Bankshares cannot assure that it will obtain any such additional approvals or actions.

Office of the Comptroller of the Currency . The Merger is subject to approval by the OCC. On November 4, 2013, Home Federal and Town Square Bank filed the required application with the OCC. On January 21, 2014, the OCC approved the merger of Town Square Bank with and into Home Federal, with Home Federal as the surviving entity.

The Merger also requires the approval of the Federal Reserve Board pursuant to the Bank Holding Company Act unless the Federal Reserve Board is willing to grant a waiver pursuant to its regulations allowing for such waivers. Poage Bankshares has requested such a waiver. If a waiver is not received, Poage Bankshares will be required to file an additional application under the Bank Holding Company Act with the Federal Reserve Board, which will consider factors such as financial and managerial resources, future prospects, the convenience and needs of the community and competitive factors.

No Solicitation

Until the Merger is completed or the Merger Agreement is terminated, Town Square Financial has agreed that it, and its officers, employees, directors and representatives will not:

•	initiate, solicit, induce or knowingly encourage any inquiries, offers or proposals to acquire Town Square Financial;

•	enter into, maintain or continue any discussions or negotiations regarding any proposal to acquire Town Square Financial, or furnish, or otherwise afford access, to any person any information or data with respect to Town Square Financial or otherwise relating to an acquisition proposal;

•	release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which Town Square Financial is a party; or

•	enter into any agreement, agreement in principle, or letter of intent with respect to any proposal to acquire Town Square Financial, or approve or resolve to approve an acquisition proposal.

At any time prior to the Town Square Financial’s special meeting of shareholders, Town Square Financial may, however, furnish information regarding Town Square Financial to, or enter into and engage in discussion with, any person or entity in response to a bona fide unsolicited written proposal by the person or entity relating to an acquisition proposal if:

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•	Town Square Financial’s board of directors determines in good faith, after consultation with its legal and financial advisors, that such proposal is or could be superior to the Merger from a financial point-of-view for Town Square Financial’s shareholders;

•	Town Square Financial notifies Poage Bankshares within at least two (2) business days prior to such determination; and

•	Town Square Financial receives a confidentiality agreement from a third party with terms no less favorable to Town Square Financial than the existing confidentiality agreement between Town Square Financial and Poage Bankshares.

Termination; Amendment; Waiver

The Merger Agreement may be terminated prior to the closing, before or after approval by Town Square Financial’s shareholders, as follows:

•	by mutual written agreement of Poage Bankshares and Town Square Financial;

•	by either Poage Bankshares or Town Square Financial if the Merger has not occurred on or before August 31, 2014, and such failure to close is not due to the terminating party’s material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement;

•	by Poage Bankshares or Town Square Financial if Town Square Financial shareholders do not approve the Merger Agreement and Merger;

•	by the board of directors of a non-breaching party if the other party (1) breaches any covenants or agreements contained in the Merger Agreement or (2) breaches any representations or warranties contained in the Merger Agreement, in each case if such breach by its nature cannot be cured by August 31, 2014 or has not been cured within thirty days after notice from the terminating party and which breach would cause the failure of conditions to the terminating party’s obligation to close (provided that the terminating party is not then in material breach of the Merger Agreement);

•	by either party if any required regulatory approvals for consummation of the Merger are not obtained;

•	by Poage Bankshares if any required regulatory approval includes any term, condition or restriction on Poage Bankshares or Home Federal that has a material adverse effect on the surviving corporation;

•	by Poage Bankshares if Town Square Financial shall have received a superior proposal and the Town Square Financial board of directors enters into an acquisition agreement with respect to a superior proposal and terminated the Merger Agreement or failed to recommend that the shareholders of Town Square Financial approve the Merger Agreement or has modified or qualified such recommendation in a manner which is adverse to Poage Bankshares; or

•	by Town Square Financial in order to accept a superior proposal, which has been received and considered by Town Square Financial in compliance with the applicable terms of the Merger Agreement.

Under the latter two scenarios described above, if the Merger Agreement is terminated, Town Square Financial shall pay to Poage Bankshares a fee of $600,000. This fee would also be payable to Poage Bankshares if Town Square Financial enters into a Merger Agreement with a third party within twelve months of the termination of the Merger Agreement by Poage Bankshares, if the termination was due to a willful breach of a representation, warranty, covenant or agreement by Town Square Financial or the failure of the shareholders of Town Square Financial to approve the Merger Agreement after the public disclosure or public awareness that Town Square Financial received a third party acquisition proposal.

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Additionally, Town Square Financial may terminate the Merger Agreement if, at any time during the five-day period commencing on the first date on which all bank regulatory approvals (and waivers, if applicable) necessary for consummation of the Merger have been received (disregarding any waiting period) (the “Determination Date”), such termination to be effective if both of the following conditions are satisfied:

•	the number obtained by dividing the average of the daily closing price of Poage Bankshares common stock for the twenty consecutive trading days immediately preceding the Determination Date by $13.65 (the “Poage Bankshares Ratio”) is less than 0.85; and

•	the Poage Bankshares Ratio is less than the quotient obtained by dividing the sum of the average of the daily closing prices for the twenty consecutive full trading days immediately preceding the second trading day prior to the Determination Date of the financial institution holding companies comprising the SNL U.S. Thrift Index (the “Final Index Price”) by the closing value of the above-referenced group of financial institution holding companies on the last trading date immediately preceding the public announcement of the entry into the Merger Agreement (the “Index Price”), minus 0.20.

If Town Square Financial elects to exercise its termination right as described above, it must give prompt written notice thereof to Poage Bankshares. During the five-day period commencing with its receipt of such notice, Poage Bankshares shall have the option to increase the consideration to be received by the holders of Town Square Financial common stock by adjusting the exchange ratio to the following quotient at its sole discretion (i) a quotient, the numerator of which is equal to the product of the $13.65, 0.20 and the exchange ratio (as then in effect), and the denominator of which is equal to the average of the daily closing prices for shares of Poage Bankshares common stock for the twenty consecutive full trading days ending on the trading day immediately preceding the Determination Date and the number obtained by dividing the product of the Index Ratio and the exchange ratio (as then in effect) by Poage Bankshares Ratio. If Poage Bankshares elects, it shall give, within such five-day period, written notice to Town Square Financial of such election to revise the exchange ratio, whereupon no termination shall be deemed to have occurred and the Merger Agreement shall remain in full force and effect in accordance with its terms (except as the exchange ratio shall have been so modified). Because the formula is dependent on the future price of Poage Bankshares’ common stock and that of the index group, it is not possible presently to determine what the adjusted merger consideration would be at this time, but, in general, more shares of Poage Bankshares common stock would be issued, to take into account the extent the average price of Poage Bankshares’ common stock exceeded the decline in the average price of the common stock of the index group.

The Merger Agreement may be amended by the parties at any time before or after approval of the Merger Agreement by the Town Square Financial shareholders. However, after such approval, no amendment may be made without their approval if it reduces the amount, value or changes the form of consideration to be delivered to Town Square Financial’s shareholders.

The parties may waive any of their conditions to closing, unless they may not be waived under law.

Fees and Expenses

Poage Bankshares and Town Square Financial will each pay its own costs and expenses in connection with the Merger Agreement and the transactions contemplated thereby except as described above.

Material United States Federal Income Tax Consequences of the Merger

The following discussion summarizes the material U.S. federal income tax consequences of the Merger that apply generally to a holder of shares of Town Square Financial who surrenders all of the shareholder’s common stock for shares of Poage Bankshares common stock and/or cash in the Merger. This discussion is based on the Code, judicial decisions and administrative regulations and interpretations in effect as of the date of this proxy statement-prospectus, all of which are subject to change, possibly with retroactive effect. Accordingly, the U.S. federal income tax consequences of the Merger to the holders of Town Square Financial shares could differ from those described below.

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The discussion assumes that you hold your shares as a capital asset. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders of our shares in light of their particular circumstances, nor does it address the U.S. federal income tax consequences to holders of our stock that are subject to special rules under U.S. federal income tax law (without regard to whether such persons are valid Subchapter S Corporation shareholders), including:

•	dealers in securities or foreign currencies;

•	tax-exempt organizations;

•	foreign persons;

•	financial institutions or insurance companies;

•	holders who have a “functional currency” other than the U.S. dollar;

•	holders who own their shares indirectly through partnerships, trusts or other entities that may be subject to special treatment;

•	holders who acquired their shares in connection with stock purchase plans or other compensatory transactions;

•	holders who hold their shares as a hedge or as part of a straddle, constructive sale, conversion transaction or other risk management transaction; and

•	traders in securities that elect to use the mark-to-market method of accounting.

In addition, this discussion does not address any tax consequences of the Merger under foreign, state or local law or U.S. federal estate and gift tax laws.

In connection with the filing of this registration statement of which this proxy statement-prospectus forms a part, Luse Gorman Pomerenk & Schick has delivered its opinion to Poage Bankshares that the Merger will qualify as a “tax-free reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code. This opinion has been filed as Exhibit 8.1 to the registration statement. Such opinion has been rendered on the basis of facts, representations and assumptions set forth or referred to in such opinion and factual representations contained in certificates of officers of Poage Bankshares and Town Square Financial. If any of the representations or assumptions upon which this discussion is based are inconsistent with the actual facts, the tax consequences of the Merger could be adversely affected.

Exchange Solely for Poage Bankshares Common Stock. No gain or loss will be recognized by a Town Square Financial shareholder who receives solely shares of Poage Bankshares common stock (except for cash received in lieu of fractional shares, as discussed below) in exchange for all of his or her shares of Town Square Financial common stock. The tax basis of the shares of Poage Bankshares common stock received by a Town Square Financial shareholder in such exchange will be equal (except for the basis attributable to any fractional shares of Poage Bankshares common stock, as discussed below) to the basis of the Town Square Financial common stock surrendered in exchange for the Poage Bankshares common stock. If a Town Square Financial shareholder purchased or acquired Town Square Financial common stock on different dates or at different prices, then solely for purposes of determining the basis of the Poage Bankshares common stock received in the Merger, such shareholder may designate which share of Poage Bankshares common stock is received in exchange for each particular share of Town Square Financial common stock. The designation must be made on or before the date on which the Poage Bankshares common stock is received. For shares held through a broker, the designation is made by giving written notice to the broker. For shares held in certificate form by the shareholder, the designation is made by a written designation in the shareholder’s records. The holding period of the Poage Bankshares common stock received will include the holding period of shares of Town Square Financial common stock surrendered in exchange for the Poage Bankshares common stock, provided that such shares were held as capital assets of the Town Square Financial shareholder at the effective time of the Merger.

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Exchange Solely for Cash. A Town Square Financial shareholder who receives solely cash in exchange for all of his or her shares of Town Square Financial common stock (and is not treated as constructively owning Poage Bankshares common stock after the Merger) will recognize a gain or loss for federal income tax purposes equal to the difference between the cash received and such shareholder’s tax basis in the Town Square Financial common stock surrendered in exchange for the cash. Such gain or loss will be a capital gain or loss, provided that such shares were held as capital assets of the Town Square Financial shareholder at the effective time of the Merger. Such gain or loss will be long-term capital gain or loss if the Town Square Financial shareholder’s holding period is more than one year. The Internal Revenue Code contains limitations on the extent to which a taxpayer may deduct capital losses from ordinary income.

Exchange for Poage Bankshares Common Stock and Cash. A Town Square Financial shareholder who receives a combination of Poage Bankshares common stock and cash in exchange for his or her Town Square Financial common stock will not be permitted to recognize any loss for federal income tax purposes. Such a shareholder will recognize gain, if any, equal to the lesser of (1) the amount of cash received or (2) the amount of gain “realized” in the transaction. The amount of gain a Town Square Financial shareholder “realizes” will equal the amount by which (a) the cash plus the fair market value at the effective time of the Merger of Poage Bankshares common stock received exceeds (b) the shareholder’s basis in the Town Square Financial common stock to be surrendered in the exchange for the cash and Poage Bankshares common stock. Any recognized gain could be taxed as a capital gain or a dividend, as described below. The tax basis of the shares of Poage Bankshares common stock received by such Town Square Financial shareholder will be the same as the basis of the shares of Town Square Financial common stock surrendered in exchange for the shares of Poage Bankshares common stock, plus any gain recognized by such shareholder in the Merger, and minus any cash received by the shareholder in the Merger. If a Town Square Financial shareholder purchased or acquired Town Square Financial common stock on different dates or at different prices, then solely for purposes of determining the basis of the Poage Bankshares common stock received in the Merger, such shareholder may designate which share of Poage Bankshares common stock is received in exchange for each particular share of Town Square Financial common stock. The designation must be made on or before the date on which the Poage Bankshares common stock is received. For shares held through a broker, the designation is made by giving written notice to the broker. For shares held in certificate form by the shareholder, the designation is made by a written designation in the shareholder’s records. The holding period for shares of Poage Bankshares common stock received by such Town Square Financial shareholder will include such shareholder’s holding period for the Town Square Financial common stock surrendered in exchange for the Poage Bankshares common stock, provided that such shares were held as capital assets of the shareholder at the effective time of the Merger.

A Town Square Financial shareholder’s federal income tax consequences will also depend on whether his or her shares of Town Square Financial common stock were purchased at different times at different prices. If they were, the Town Square Financial shareholder could realize gain with respect to some of the shares of Town Square Financial common stock and loss with respect to other shares. Such Town Square Financial shareholder would have to recognize such gain to the extent such shareholder receives cash with respect to those shares in which the shareholder’s adjusted tax basis is less than the amount of cash plus the fair market value at the effective time of the Merger of the Poage Bankshares common stock received, but could not recognize loss with respect to those shares in which the Town Square Financial shareholder’s adjusted tax basis is greater than the amount of cash plus the fair market value at the effective time of the Merger of the Poage Bankshares common stock received. Any disallowed loss would be included in the adjusted basis of the Poage Bankshares common stock. Such a Town Square Financial shareholder is urged to consult his or her own tax advisor respecting the tax consequences of the Merger to that shareholder.

Cash Received in Lieu of a Fractional Share. Town Square Financial shareholders who receive cash instead of fractional shares of Poage Bankshares common stock will be treated as having received the fractional shares in the Merger and then as having exchanged the fractional shares for cash. These holders will generally recognize gain or loss equal to the difference between the amount of cash received and the tax basis allocable to the fractional shares. The gain or loss will be capital gain or loss and long-term capital gain or loss if the holder has held the shares of Town Square Financial common stock exchanged for more than one year at the effective time of the Merger. The deductibility of capital losses is subject to limitations.

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Continuity of Proprietary Interest Requirement. One of the requirements that must be satisfied in order for the Merger to qualify as a “reorganization” under Section 368(a) of the Code is the continuity of proprietary interest requirement. The Merger will satisfy this requirement if Town Square Financial shareholders exchange a substantial portion of the value of their proprietary interest in Town Square Financial for proprietary interests in Poage Bankshares. The Merger will satisfy the continuity of interest requirement if the value of the Poage Bankshares common stock that Town Square Financial shareholders receive upon the Merger is equal to at least 40% of the fair market value of the total consideration received in the Merger by Town Square Financial shareholders for their shares of Town Square Financial common stock upon the Merger. If the holders of Town Square Financial common stock receive the maximum amount of the cash consideration that they are entitled to receive pursuant to the Merger agreement, the Poage Bankshares common stock to be issued in the Merger will constitute approximately 55% of the total consideration received by them in the Merger in exchange for their shares of Town Square Financial common stock.

If the Merger is not treated as a “reorganization” within the meaning of Section 368(a) of the Code, then each U.S. holder would recognize gain or loss equal to the difference between the sum of the fair market value of the Poage Bankshares common stock and the total amount of cash received in the Merger (including any cash consideration and any cash received in lieu of a fractional share) and such holder’s tax basis in their shares of Town Square Financial common stock surrendered in exchange for the common stock consideration and cash consideration.

Subchapter S Considerations. Town Square Financial is a corporation that is taxed on a pass-through basis under Subchapter S of the Code.  Upon the consummation of the Merger, Town Square Financial will be required to file a final short-period S corporation corporate income tax return for the period ending on the closing date of the Merger.  The former holders of Town Square Financial common stock will include in their individual returns, as appropriate, the items of income, gain, loss, deduction or credit realized from Town Square Financial’s final short period.

In contrast, Poage Bankshares is a corporation that is taxed at the corporate level under Subchapter C of the Code.  As a result, Poage Bankshares is subject to taxation on income realized from its operations. There is no “pass-through” of any items of income or loss to the shareholders of Poage Bankshares.  Shareholders of Poage Bankshares are generally taxed on distributions received by Poage Bankshares as ordinary dividend income. Under current law, in 2013, dividends received from Poage Bankshares that meet the requirements of the Code to be “qualified” dividends are subject to U.S. federal income tax at graduating rates up to 20%. Non-qualified dividends will be subject to federal income tax at ordinary income tax rates.  In addition, shareholders of Poage Bankshares stock may be subject to the 3.8% federal Unearned Income Medicare Contribution Tax on net investment income, as defined by the Code.

Backup Withholding. Absent any legislative change, non-corporate holders of our shares may be subject to information reporting and backup withholding at a rate of 28% on any cash payments received in 2014. Generally, backup withholding will not apply, however, if a holder of our shares:

•	furnishes a correct taxpayer identification number to the exchange agent and certifies that such holder is not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal received; or

•	is otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against a holder’s U.S. federal income tax liability, provided the holder furnishes the required information to the IRS.

Reporting Requirements. A significant holder of our shares for U.S. federal income tax purposes who receives shares of Poage Bankshares common stock upon completion of the Merger will be required to retain records pertaining to the Merger and to file with such holder’s U.S. federal income tax return for the year in which the Merger takes place a statement setting forth certain facts relating to the Merger. For this purpose, a shareholder is only a significant holder if the person owns at least 1% of our outstanding shares or has a basis of $1,000,000 or more in our shares. Such statement must include the holder’s tax basis in and fair market value of our shares surrendered in the Merger.

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THE FOREGOING SUMMARY IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES OF THE MERGER TO YOU. WE URGE YOU TO CONSULT A TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO YOU.

Accounting Treatment

The accounting principles to this transaction as described in FASB ASC 805-10-05-01 provide transactions that represent business combinations are to be accounted for under the acquisition method. The acquisition method requires all of the following steps: a) identifying the acquirer; b) determining the acquisition date, c) recognizing and measuring the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquire; and d) recognizing and measuring goodwill or a gain from a bargain purchase.

The appropriate accounting treatment for this transaction is as a business combination under the acquisition method. On the acquisition date, as defined by ASC 805, Poage Bankshares will record at fair value the identifiable assets acquired and the liabilities assumed, any noncontrolling interest, and goodwill (or a gain from a bargain purchase). The results of operations for the combined company will be reported prospectively subsequent to the acquisition date.

Stock Value and Dividend Information

Town Square Financial common stock is not traded on any exchange and is owned by approximately 145 shareholders of record. As of the Record Date, there were 435,398 shares of Town Square Financial common stock issued and outstanding. Town Square Financial has not issued any shares of its common stock since the Record Date, and has not been advised of, nor amended its books and records to reflect, any private transfers of its stock. Town Square Financial has never paid a dividend.

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COMPARISON OF SHAREHOLDERS’ RIGHTS

General

Poage Bankshares is incorporated under the laws of the State of Maryland, and the rights of Poage Bankshares shareholders are governed by the applicable laws of Maryland and the Poage Bankshares articles of incorporation and bylaws. Town Square Financial is incorporated under the laws of the State of Kentucky, and the rights of Town Square Financial are governed by the laws of Kentucky and the Town Square Financial articles of incorporation and bylaws. Upon consummation of the merger, Town Square Financial shareholders who receive stock consideration will become Poage Bankshares shareholders, and Poage Bankshares’s articles, bylaws, and Maryland law will govern their rights as Poage Bankshares shareholders.

The following summary discusses some of the material differences between the current rights of Poage Bankshares shareholders and Town Square Financial shareholders under the Poage Bankshares articles and bylaws and the Town Square Financial articles and bylaws, as applicable.

Authorized Capital Stock

Poage Bankshares, Inc.	Town Square Financial Corporation

Poage Bankshares is currently authorized to issue up to 31,000,000 shares of capital stock, of which 30,000,000 are common stock and 1,000,000 are preferred stock.	Town Square Financial is currently authorized to issue up to 1,100,000 shares of capital stock, of which 1,000,000 are common stock and 100,000 are preferred stock.

As of [Record Date], there were _______ shares of Poage Bankshares common stock issued and outstanding.	As of [Record Date], there were 435,398 shares of Town Square Financial common stock issued and outstanding.

As of [Record Date], there were no shares of Poage Bankshares preferred stock issued and outstanding.	As of [Record Date], there were no shares of Town Square Financial preferred stock issued and outstanding.

Preferred Stock

Poage Bankshares, Inc.	Town Square Financial Corporation

Poage Bankshares is authorized to issue up to 1,000,000 shares of preferred stock. The Poage Bankshares Board of Directors is authorized to issue the preferred stock in series and to fix and state the voting powers, designations, preferences, and other rights and limitations of the shares of each such series. However, the Poage Bankshares Board of Directors has not issued any shares of preferred stock.	Town Square Financial is authorized to issue up to 100,000 shares of preferred stock. The Town Square Financial Board of Directors is authorized to issue the preferred stock in series and to fix and state the voting powers, designations, preferences, and other rights and limitations of the shares of each such series. However, the Town Square Financial Board of Directors has not issued any shares of preferred stock.

Voting Rights

Poage Bankshares, Inc.	Town Square Financial Corporation

Voting Power. The holders of the common stock exclusively possess all voting power, subject to the authority of the board of directors to offer voting rights to the holders of preferred stock.	Voting Power. The holders of the common stock exclusively possess all voting power, subject to the authority of the board of directors to offer voting rights to the holders of preferred stock.

One Vote. Each share of common stock is entitled to one vote.	One Vote. Each share of common stock is entitled to one vote.

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No Cumulative Voting. Holders of common stock may not cumulate their votes for the election of directors.	No Cumulative Voting. Holders of common stock may not cumulate their votes for the election of directors.

Special Matters. Poage Bankshares’ board of directors must adopt a resolution which declares that a business combination is advisable and directing that the transaction be submitted for consideration at an annual or special meeting of stockholders. The business combination must be approved by the affirmative vote of two-thirds of all the votes entitled to be cast by the stockholders.	Special Matters. Certain types of business combination transactions require special voting approvals, as described in the section titled “Anti-Takeover Laws” beginning on page ___.

Preemptive Rights

Poage Bankshares, Inc.	Town Square Financial Corporation

No Preemptive Rights. Shareholders do not have a preemptive right to acquire Poage Bankshares’ issued shares or Town Square Financial’s issued shares.

Dividends

Poage Bankshares, Inc.	Town Square Financial Corporation

Board May Pay Dividends. Poage Bankshares’ ability to pay dividend depends, to a large extent, upon Home Federal’s ability to pay dividends to Poage Bankshares, which is restricted by federal regulations and by federal income tax considerations related to federally-chartered savings associations.	Board May Pay Dividends. As a Kentucky corporation, Town Square Financial may pay dividends and other distributions at such times, in such amounts, to such persons, for such consideration, and upon such terms and conditions as its Board of Directors may determine, subject to all regulatory restrictions.

Holders of common stock are entitled, when declared by the Poage Bankshares Board of Directors, to receive dividends, subject to the rights of holders of preferred stock to receive dividends. Under Maryland law, a corporation, subject to any restriction in its articles of incorporation, may make any distribution authorized by the board of directors unless, after the distribution, the corporation would not be able to pay its debts as they have become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities, plus the amount that would be needed if the corporation were dissolved at the time of the distribution to satisfy senior liquidation preferences.	A Kentucky corporation may make a distribution to its shareholders provided that, following the distribution, the corporation would continue to be able to pay its debts in the usual course of business and the corporation’s assets would be greater than the sum of its total liabilities plus the payment of any preferential rights upon dissolution superior to the common stockholders.

Director Elections, Terms and Restrictions Upon Directors

Poage Bankshares, Inc.	Town Square Financial Corporation

Number of Directors. The bylaws provide that the number of directors, shall be no less than one (1) with the number to be fixed from time to time exclusively by vote of the Board of Directors.	Number of Directors. The bylaws provide that the number of directors shall be not less than one (1) nor greater than twenty (20). When the Board consists of nine (9) or more members, the directors shall be divided into three classes.

Director Classes. The board of directors is divided into three classes as equal in number as possible and approximately one-third of the directors are elected at each annual meeting.	Director Classes. The board of directors is divided into three classes as equal in number as possible and approximately one-third of the directors are elected at each annual meeting.

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Vacancies. Vacancies created by an increase in the number of directorships or the death, resignation or removal of a director may be filled only by the affirmative vote of two-thirds of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies.

Vacancies. Vacancies created by an increase in the number of directorships or the death, resignation or removal of a director may be filled by a majority vote of the remaining directors in office, even if the remaining directors do not constitute a quo rum.

Removal. A director may be removed for cause by a vote of a majority of the Board at a meeting specifically called for that purpose.

Meeting of the Shareholders; Quorum

Poage Bankshares, Inc.	Town Square Financial Corporation

Special Meeting. Special meetings may be called by the President, the Board of Directors, or by the Secretary upon written request of holders of a majority of the voting power of all shares entitled to vote at the meeting.	Special Meeting. A special meeting of Town Square Financial may be called by the President, the Board of Directors, or the Secretary upon written request of holders of at least one third of all votes entitled to be cast.

Poage Bankshares must deliver notice of the meeting and, in the case of a special meeting, a description of its purpose, no fewer than 10 days and no more than 90 days before the meeting to each shareholder entitled to vote.	Town Square Financial must deliver notice of the meeting, and, in the case of a special meeting, a description of the purpose, no fewer than 10 days and no more than 60 days prior to the meeting.

Record Date. For purposes of determining shareholders entitled to vote at a meeting, the board of directors may fix a record date that is not more than 90 days before the meeting.	Record Date. For purposes of determining shareholders entitled to vote at a meeting, the board of directors may fix a record date that is not more than 70 days before the meeting.
Quorum. The attendance by person or by proxy of a majority of the votes entitled to be cast on the matter shall constitute quorum.	Quorum. The attendance by person or by proxy of a majority of the votes entitled to be cast on the matter shall constitute quorum.

Nominating Directors/Shareholder Proposals. Poage Bankshares’ bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to Poage Bankshares at least 80 days prior and not earlier than 90 days prior to such meeting. However, if less than 90 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice must be submitted by a stockholder not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.	Nominating Directors/Shareholder Proposals. Town Square Financial does not have a comparable procedure for including a shareholder proposal/director nomination in the Annual Meeting. However, shareholders entitled to vote at least one third of all votes entitled to be cast may send a written demand to the Secretary of Town Square Financial to hold a special meeting to vote on any shareholder proposal. Furthermore, shareholders may contact Town Square Financial directly to propose the inclusion of a director nominee or a shareholder proposal in the Annual Meeting proxy materials.

Limitation on Directors’ and Officers’ Liability

Poage Bankshares, Inc.	Town Square Financial Corporation

Poage Bankshares’ articles of incorporation provide that directors and officers will not be personally liable for monetary damages to Poage Bankshares for certain actions as directors or officers, except for (i) receipt of an improper personal benefit, (ii) actions or omissions that are determined to have materially involved active and deliberate dishonesty, or (iii) to the extent allowed by Maryland law.	Town Square Financial’s articles of incorporation provides that no director shall have any personal liability to Town Square Financial or its shareholders for monetary damages for breach of his duties as a director, except (i) any transaction in which the director’s personal financial interests are in conflict with the financial interests of Town Square Financial or its shareholders, (ii) acts or omissions not in good faith involving intentional misconduct or are known to the director to be a violation of law, (iii) any vote for or asset to any distribution to shareholders as prohibited by Kentucky law, or (iv) any transaction where the director derived an improper personal benefit.

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Indemnification

Poage Bankshares, Inc.	Town Square Financial Corporation

Poage Bankshares’ articles of incorporation provide that it shall indemnify (i) its current and former directors and officers to the fullest extent required or permitted by Maryland law, including the advancement of expenses, and (ii) other employees or agents to such extent as shall be authorized by the board of directors and Maryland law, all subject to any applicable federal law. Maryland law allows Poage Bankshares to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of Poage Bankshares. No such indemnification may be given if the acts or omissions of the person are adjudged to be in bad faith and material to the matter giving rise to the proceeding, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled. The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.	Town Square Financial’s articles of incorporation provides that each person who is an executive officer or director of Town Square Financial shall be indemnified and advanced expenses with respect to all threatened, pending or completed actions, suits or proceedings in which the person is or was a named defendant because he is or was a director or executive officer of Town Square Financial. Town Square Financial may only indemnify and advance expenses in connection with proceedings arising from the person’s conduct in his official capacity with Town Square Financial to the extent permitted by Kentucky law.
Kentucky law allows Town Square Financial to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director or officer of Town Square Financial. No such indemnification may be given if the acts or omissions of the person are adjudged to be liable to the corporation, or to have improperly received a personal benefit. The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.

Appraisal Rights

Poage Bankshares, Inc.	Town Square Financial Corporation

Maryland law provides that a stockholder is not entitled to appraisal rights in any transaction where the relevant stock is listed on a national securities exchange or the Nasdaq Global Market or Nasdaq Capital Market, even if the consideration to be paid in the Merger consists of cash. Maryland law also permits a company, in its articles of incorporation, to deny appraisal rights to all stockholders. Poage Bankshares’ articles of incorporation deny appraisal rights to all stockholders.	Under Kentucky law, Town Square Financial shareholders have dissenters’ rights, as further described in the section entitled “Rights of Dissenting Shareholders” beginning on page ___.

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Amendment of Articles of Incorporation and Bylaws

Poage Bankshares, Inc.	Town Square Financial Corporation

Amendments to the articles of incorporation must be approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend certain provisions.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of Poage Bankshares’ directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be cast at a duly constituted meeting of stockholders.  Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the total votes eligible to be cast.

Under Town Square Financial’s bylaws, the Board of Directors may adopt, amend or repeal the Town Square Financial bylaws, except that only shareholders have the power to amend the size of the Board of Directors.

Under Town Square Financial’s articles of incorporation, the articles may be amended by either (1) a 75% vote of the total number of outstanding shares of Town Square Financial common stock entitled to vote or (2) a majority vote of the total number of shares of common stock outstanding in addition to Board approval.

Anti-Takeover Laws

Poage Bankshares, Inc.	Town Square Financial Corporation

Under Maryland law, when a shareholder acquires shares (referred to as “control shares”) of a company in excess of 10% but less than 33.3%, shareholder approval of the acquisition must be obtained before the acquiring shareholder may vote the shares. Two-thirds of all shares entitled to be cast must approve the acquisition of control shares, excluding the control shares held by the acquiring shareholder and any stock held by officers and non-independent directors of the corporation. A corporation may opt out of the control share statute or reduce the two-thirds vote requirement in its articles of incorporation. Poage Bankshares has opted out of the control share statute.	Under Town Square Financial’s articles of incorporation, significant corporate events, including a sale of all or substantially of Town Square Financial’s assets or a merger transaction require either: (1) a 75% vote of the total number of outstanding shares of Town Square Financial common stock entitled to vote or, (2) a majority vote of the total number of shares of common stock outstanding in addition to Board approval. In addition, a business combination requires either (1) a majority of the independent members of the board of directors or, (2) 80% of the votes entitled to be cast by outstanding shares of common stock, of which 2/3 of the votes entitled to be cast must be held by disinterested, nonaffiliated shareholders.

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DESCRIPTION OF CAPITAL STOCK OF POAGE BANKSHARES, INC.

Poage Bankshares is authorized to issue 31,000,000 shares of capital stock, 30,000,000 of which are shares of common stock, par value of $0.01 per share, and 1,000,000 of which are shares of preferred stock, par value of $0.01 per share. As of _____________, 2014, Poage Bankshares had ___________ shares of common stock outstanding, and no shares of preferred stock outstanding.

Description of Common Stock

Each share of common stock has the same relative rights as, and is identical in all respects to, each other share of common stock.

Dividends

The holders of Poage Bankshares common stock are entitled to receive and share equally in such dividends, if any, declared by the board of directors out of funds legally available therefor. Under Maryland law, Poage Bankshares may pay dividends on its outstanding shares except when, following the dividend, (1) Poage Bankshares would be unable to pay its debts as they become due in the usual course of business or (2) Poage Bankshares’s total assets would be less than the sum of its total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to the common stockholders. Poage Bankshares may make a distribution from (1) its net earnings for the fiscal year; (2) its net earnings from the preceding fiscal year; or (3) the sum of the net earnings for the preceding eight fiscal quarters. If Poage Bankshares issues preferred stock, the holders thereof may have a priority over the holders of Poage Bankshares common stock with respect to dividends.

Voting Rights

The holders of Poage Bankshares’ common stock are generally entitled to one vote per share. Holders of Poage Bankshares’ common stock are not entitled to cumulate their votes in the election of directors.

Liquidation

In the event of Poage Bankshares’ liquidation, dissolution or winding up, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities and the holders of any preferred stock, all of its assets available for distribution.

No Preemptive or Redemption Rights

Holders of Poage Bankshares’ common stock are not entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Description of Preferred Stock

Poage Bankshares’ articles of incorporation permits the board of directors to authorize the issuance of up to 1,000,000 shares of preferred stock, par value $0.01, in one or more series, without shareholder action. The board of directors can fix the number of shares to be included in each such series, and the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Therefore, without shareholder approval, Poage Bankshares’ Board of Directors can authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power of the common stock and may assist management in impeding any unfriendly takeover or attempted change in control. None of Poage Bankshares’ preferred stock is currently outstanding.

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CERTAIN PROVISIONS OF POAGE BANKSHARES, INC.
ARTICLES OF INCORPORATION AND BYLAWS

The following discussion is a general summary of the material provisions of Poage Bankshares’ articles of incorporation and bylaws and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in Poage Bankshares’ articles of incorporation and bylaws, reference should be made in each case to the document in question. See “Where You Can Find More Information” as to how to review a copy of these documents.

Provisions in Poage Bankshares’ Articles of Incorporation, Bylaws and Federal Law Affecting Poage Bankshares’ Shareholders

Poage Bankshares’ articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of shareholders that might discourage future takeover attempts. As a result, shareholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the Poage Bankshares Board of Directors or management more difficult. Such provisions include, among others, the requirement of a supermajority vote of shareholders to approve certain business combinations and other corporate actions, special procedural rules for certain business combinations, a classified board of directors, restrictions on the calling of special meetings of shareholders that do not provide for the calling of special meetings by the shareholders, and a provision in its articles of incorporation allowing the board of directors to oppose a tender or other offer for the Poage Bankshares securities, including through the issuance of authorized but unissued securities or treasury stock or granting stock options, based on a wide range of considerations. The foregoing is qualified in its entirety by reference to Poage Bankshares’ articles of incorporation and bylaws, both of which are on file with the SEC.

Directors. The board of directors is divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of Poage Bankshares’ board of directors. Further, the bylaws impose notice and information requirements in connection with the nomination by shareholders of candidates for election to the board of directors or the proposal by shareholders of business to be acted upon at an annual meeting of shareholders.

Restrictions on Call of Special Meetings. The articles of incorporation and bylaws provide that special meetings of shareholders can be called by the President, the Board of Directors, or by the Secretary following a written request of the stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.

Authorized but Unissued Shares. Poage Bankshares has authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of Poage Bankshares.” The articles of incorporation authorizes 1,000,000 shares of serial preferred stock. Poage Bankshares is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of Poage Bankshares that the board of directors does not approve, it might be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock, therefore may be to deter a future attempt to gain control of Poage Bankshares. The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws. Amendments to the articles of incorporation must be approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend certain provisions.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of Poage Bankshares’ directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be cast at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the total votes eligible to be cast.

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The provisions requiring the affirmative vote of 80% of the total eligible votes eligible to be cast for certain stockholder actions have been included in the articles of incorporation of Poage Bankshares in reliance on Section 2-104(b)(4) of the Maryland General Corporation Law. Section 2-104(b)(4) permits the articles of incorporation to require a greater proportion of votes than the proportion that would otherwise be required for stockholder action under the Maryland General Corporation Law.

Change of Control Regulations

Under the Change in Bank Control Act, no person may acquire control of a federal savings association unless the OCC has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition. Similarly, no person may acquire control of the parent savings and loan holding company of a national bank unless the Federal Reserve has been given 60 days prior written notice and has not issued a notice disapproving of the proposal acquisition.

Control, as defined under federal law, means ownership, control of or holding with power to vote 25% or more of any class of voting stock. Acquisition of more than 10% of any class, subject to rebuttal, of a savings association’s or savings and loan holding company’s voting securities is presumed to constitute control if the securities are registered under the Securities Exchange Act of 1934 or no other person will hold a greater percentage of that class of voting securities after the acquisition.

An acquisition of control may be disapproved if the regulators find, among other things, that:

1.	the acquisition would result in a monopoly or substantially lessen competition;

2.	the financial condition of the acquiring person or the financial prospects of the institution is such as might jeopardize the financial stability of the institution or prejudice the interests of depositors;

3.	the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person, or

4.	the proposed acquisition would result in an adverse effect on the Deposit Insurance Fund.

If a company or existing bank holding seeks to acquire control of a federal savings association or bank holding company, filings must be made under the Bank Holding Company Act and the Federal Reserve Board must issue its approval of the transaction prior to its consummation. The standards reviewed by the Federal Reserve Board in such a case are similar to those referenced above.

EXPERTS

The consolidated balance sheets of Poage Bankshares as of September 30, 2013 and 2012, and the related consolidated statements of income, comprehensive income (loss), shareholders’ equity and cash flows for each of the years in the two-year period ended September 30, 2013, included in its Annual Report on Form 10-K for the year ended September 30, 2013, have been attached herein as Appendix E in reliance upon the reports of Crowe Horwath LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

LEGAL OPINIONS

The validity of the Poage Bankshares common stock to be issued in the Merger will be passed upon for by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., counsel to Poage Bankshares.

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ADJOURNMENT OF THE SPECIAL MEETING

In the event that there are not sufficient votes to constitute a quorum or approve the adoption of the Merger Agreement at the time of the special meeting, the Merger Agreement may not be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by Town Square Financial at the time of the special meeting to be voted for an adjournment, if necessary, Town Square Financial has submitted the question of adjournment to its shareholders as a separate matter for their consideration. The board of directors of Town Square Financial unanimously recommends that shareholders vote “FOR” the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to shareholders (unless the adjournment is for more than 30 days or if a new record date is fixed), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.

CERTAIN BENEFICIAL OWNERS OF
TOWN SQUARE FINANCIAL CORPORATION COMMON STOCK

The following tables set forth, to the best knowledge and belief of Town Square Financial, certain information regarding the beneficial ownership of the Town Square Financial common stock as of [Record Date] by (i) each director and certain named executive officers of Town Square Financial and all of Town Square Financial’s directors and executive officers as a group and (ii) by each person known to Town Square Financial to be the beneficial owner of more than 5% of the outstanding Town Square Financial common stock.

Security Ownership of Management

Direct and indirect ownership of common stock by each of the directors, the executive officer and by all executive officers as a group is set forth in the following table as of [Record Date], together with the percentage of total shares outstanding represented by such ownership. For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days.

Directors and Executive Officers		Amount of Beneficial Ownership
Name of Beneficial		Common	Percent of
Owner	Title of Beneficial Owner	Stock	Class
Thomas L. Burnette	Director	26,500	6.09%
Curtis Cassell (1)	Director	1,972	0.45%
Tommy Cobb (2)	Director, Area President	8,140	1.87%
Jane Gilkerson (3)	Senior Vice President and Chief Financial Officer	1,375	0.32%
Cathy Groves (4)	Executive Vice President and Chief Operating Officer	2,621	0.60%
Martin Ross (5)	Area President and Chief Lending Officer	1,238	0.28%
John C. Stewart, Jr. (6)	Director	15,000	3.45%
Bruce VanHorn (7)	Chairman of the Board, President and Chief Executive Officer	15,803	3.63%
Shannon Wells	Director	156,082	35.85%

All Directors and Executive Officers as a group (9 persons)		228,731	52.54%

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(1)	Includes 1,000 shares held by Mr. Cassell individually and 972 shares held jointly by Mr. Cassell and his wife, Betty Cassell.
(2)	Includes 4,314 shares held jointly Mr. Cobb or his wife, Kathy Cobb; 700 shares held by Mr. Cobb or Wayne D. Brandenburg; 25 shares held by Mr. Cobb or Grant Thomas Cobb; 25 shares held by Mr. Cobb and Jared M. Cobb; and 3,076 held by the ESOP.
(3)	Includes 150 shares held by Ms. Gilkerson or her husband, Brian Gilkerson, and 1,225 shares held by the ESOP.
(4)	Includes 900 shares held individually and 1,721 shares held by the ESOP.
(5)	Includes 550 shares held jointly by Mr. Ross and his wife, Michelle Ross, and 688 shares held by the ESOP.
(6)	Includes 10,000 shares held by the John C. Stewart, Jr. and Mary Patricia Stewart Living Trust, for which Mr. Stewart serves as trustee, and 5,000 shares held jointly by Mr. Stewart and his wife, Patricia Stewart.
(7)	Includes 13,140 shares held jointly with Mr. VanHorn’s spouse, 172 shares held by individually by Mr. VanHorn and 2,491 shares held by the ESOP.

Security Ownership of Certain Beneficial Owners

The following sets forth certain information concerning each person known to Town Square Financial who may be considered a beneficial owner of more than 5% of the outstanding shares of Town Square Financial common stock as of [Record Date].

	Amount of
	Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership	Class
Christie Addington, 2057 W. Hearthstone Lane, Ashland, Kentucky 41102	40,000	9.19%

OTHER MATTERS

As of the date of this document, the Town Square Financial board of directors knows of no matters that will be presented for consideration at its special meeting other than as described in this document. However, if any other matter shall properly come before this special meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notice of special meeting. However, no proxy that is voted against the Merger Agreement will be voted in favor of any adjournment or postponement.

Neither Poage Bankshares nor Town Square Financial has authorized anyone to give any information or make any representation about the Merger or its companies that is different from, or in addition to, that contained in this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

FORWARD-LOOKING STATEMENTS

This document, including information included in this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) the financial condition, results of operations and business of Poage Bankshares and Town Square Financial; (ii) statements about the benefits of the Merger, including future financial and operating results, cost savings, enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (iii) statements about Poage Bankshares’ respective plans, objectives, expectations and intentions and other statements that are not historical facts; and (iv) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of Poage Bankshares’ management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond its control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Except as may be required by law, we do not take any obligation to update any forward-looking statements after the date of this proxy statement-prospectus.

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The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	general economic conditions in the areas in which Poage Bankshares operates;

•	the ability of Poage Bankshares’ and Town Square Financial to manage their respective operations under the current adverse economic conditions (including real estate values, loan demand, inflation, commodity prices and unemployment levels) nationally and in their respective market areas;

•	Poage Bankshares’ business may not be combined successfully with Town Square Financial, or such combination may take longer to accomplish than expected;

•	the growth opportunities and cost savings from the Merger may not be fully realized or may take longer to realize than expected;

•	Poage Bankshares’ ability to manage increased expenses following the Merger, including salary and employee benefit expenses and occupation expenses;

•	the risk that the Merger Agreement may be terminated in certain circumstances which would require Town Square Financial to pay Poage Bankshares a termination fee of $600,000 or in circumstances where the termination fee of $600,000 would be insufficient to cover expenses incurred in connection with the Merger;

•	operating costs, customer losses and business disruption following the Merger, including adverse effects of relationships with employees, may be greater than expected;

•	governmental approvals of the Merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the Merger;

•	adverse governmental or regulatory policies may be enacted;

•	the interest rate environment may change, causing margins to compress and adversely affecting net interest income;

•	the risks associated with continued diversification of assets and adverse changes to credit quality;

•	Poage Bankshares’ success in increasing originations of adjustable-rate mortgage loans;

•	Poage Bankshares’ success in increasing commercial business, commercial real estate and multi-family lending;

•	Poage Bankshares’ ability to attract and maintain deposits, including depositors of Town Square Bank;

•	Poage Bankshares’ ability to enter new markets successfully and capitalize on growth opportunities;

•	changes in Poage Bankshares’ organization, compensation and benefit plans;

•	competition from other financial services companies in Poage Bankshares’ markets; and

•	the risk that the continuing economic slowdown could adversely affect credit quality and loan originations.

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Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Poage Bankshares’ reports filed with the Securities and Exchange Commission, including the Poage Bankshares Annual Report on Form 10-K for the fiscal year ended September 30, 2013.

All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to either of us or any person acting on Poage Bankshares’ behalf are expressly qualified in their entirety by the cautionary statements above. Neither of us undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

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APPENDIX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

POAGE BANKSHARES, INC.

POAGE MERGER SUBSIDIARY, INC.

HOME FEDERAL SAVINGS AND LOAN ASSOCIATION

AND

TOWN SQUARE FINANCIAL CORPORATION

AND

TOWN SQUARE BANK

DATED AS OF

OCTOBER 21, 2013

TABLE OF CONTENTS

Recitals		A-1
ARTICLE I CERTAIN DEFINITIONS		A-2
1.1	Certain Definitions	A-2
ARTICLE II THE MERGER		A-8
2.1	Effects of Merger; Surviving Corporation	A-8
2.2	Closing; Effective Time.	A-9
2.3	Company and Bank Mergers	A-9
2.4	Directors of the Surviving Corporation	A-10
2.5	Effects of the Merger	A-10
2.6	Tax Consequences	A-10
2.7	Additional Actions.	A-10
ARTICLE III CONVERSION OF SHARES		A-10
3.1	Conversion of Town Square Financial Common Stock; Merger Consideration.	A-10
3.2	Election Procedures	A-12
3.3	Procedures for Exchange of Town Square Financial Common Stock	A-14
3.4	Reservation of Shares	A-15
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF TOWN SQUARE FINANCIAL		A-15
4.1	Standard.	A-15
4.2	Organization	A-16
4.3	Capitalization.	A-17
4.4	Authority; No Violation.	A-17
4.5	Consents	A-18
4.6	Financial Statements.	A-18
4.7	Taxes.	A-19
4.8	No Material Adverse Effect.	A-19
4.9	Material Contracts; Leases; Defaults.	A-19
4.10	Ownership of Property; Insurance Coverage.	A-20
4.11	Legal Proceedings.	A-21
4.12	Compliance with Applicable Law.	A-21
4.13	Employee Benefit Plans.	A-22
4.14	Brokers, Finders and Financial Advisors.	A-24
4.15	Environmental Matters.	A-24
4.16	Loan Portfolio.	A-25
4.17	Related Party Transactions.	A-26
4.18	Deposits	A-26
4.19	Board Approval	A-26
4.20	Registration Obligations	A-26
4.21	Risk Management Instruments	A-26
4.22	Fairness Opinion.	A-27
4.23	Intellectual Property	A-27
4.24	Duties as Fiduciary	A-27
4.25	Employees; Labor Matters.	A-27
4.26	Town Square Financial Information Supplied.	A-28
4.27	Internal Controls.	A-28
4.28	Bank Owned Life Insurance.	A-28
4.29	Stock Transfer Records	A-28
4.30	No Other Representation or Warranties	A-29
ARTICLE V REPRESENTATIONS AND WARRANTIES OF POAGE BANKSHARES		A-29
5.1	Standard.	A-29
5.2	Organization.	A-29
5.3	Capitalization.	A-30
5.4	Authority; No Violation.	A-31
5.5	Consents.	A-31

5.6	Financial Statements.	A-32
5.7	Tax Matters.	A-32
5.8	No Material Adverse Effect.	A-33
5.9	Ownership of Property; Insurance Coverage.	A-33
5.10	Legal Proceedings.	A-34
5.11	Compliance with Applicable Law.	A-34
5.12	Employee Benefit Plans.	A-35
5.13	Brokers, Finders and Financial Advisors.	A-36
5.14	Environmental Matters	A-36
5.15	Poage Bankshares Information Supplied.	A-37
5.16	Securities Documents	A-37
5.17	Internal Controls.	A-37
5.18	Poage Common Stock.	A-38
5.19	Available Funds	A-38
5.20	Fairness Opinion.	A-38
5.21	Board Approval	A-38
5.22	Poage Merger Subsidiary.	A-38
5.23	Regulatory Approval; No Financing	A-39
ARTICLE VI COVENANTS OF TOWN SQUARE FINANCIAL		A-39
6.1	Conduct of Business	A-39
6.2	Subsidiaries.	A-42
6.3	Current Information.	A-42
6.4	Access to Properties and Records.	A-43
6.5	Financial and Other Statements.	A-43
6.6	Maintenance of Insurance.	A-44
6.7	Disclosure Supplements	A-44
6.8	Consents and Approvals of Third Parties.	A-44
6.9	All Reasonable Efforts.	A-44
6.10	Failure to Fulfill Conditions	A-44
6.11	No Solicitation.	A-45
6.12	Board Meetings.	A-45
6.13	401(k) Plan Termination.	A-46
6.14	Worker Adjustment and Retraining Notification Act.	A-46
ARTICLE VII COVENANTS OF POAGE BANKSHARES		A-46
7.1	Conduct of Business.	A-46
7.2	Disclosure Supplements.	A-46
7.3	Consents and Approvals of Third Parties.	A-47
7.4	Reasonable Best Efforts.	A-47
7.5	Failure to Fulfill Conditions.	A-47
7.6	Employee Matters.	A-47
7.7	Directors and Officers Indemnification and Insurance.	A-49
7.8	Stock Listing.	A-50
7.9	Reservation of Stock.	A-50
7.10	Communications to Town Square Financial Employees; Training	A-50
7.11	Section 16(b)	A-51
ARTICLE VIII REGULATORY AND OTHER MATTERS		A-51
8.1	Meeting of Shareholders.	A-51
8.2	Proxy Statement-Prospectus; Merger Registration Statement.	A-51
8.3	Regulatory Approvals.	A-52
ARTICLE IX CLOSING CONDITIONS		A-52
9.1	Conditions to Each Party’s Obligations Under this Agreement.	A-52
9.2	Conditions to the Obligations of Poage Bankshares under this Agreement.	A-53
9.3	Conditions to the Obligations of Town Square Financial under this Agreement.	A-54
ARTICLE X TERMINATION, AMENDMENT AND WAIVER		A-54
10.1	Termination.	A-54
10.2	Effect of Termination.	A-56

10.3	Amendment, Extension and Waiver.	A-57
ARTICLE XI MISCELLANEOUS		A-58
11.1	Confidentiality.	A-58
11.2	Public Announcements.	A-58
11.3	Survival.	A-58
11.4	Notices.	A-58
11.5	Parties in Interest.	A-59
11.6	Complete Agreement.	A-59
11.7	Counterparts	A-59
11.8	Severability.	A-59
11.9	Governing Law.	A-59
11.10	Interpretation	A-59
11.11	Specific Performance.	A-60
11.12	Waiver of Trial by Jury	A-60

EXHIBITS

A	Form of Voting Agreement

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of October 21, 2013 by and among Poage Bankshares, Inc., a Maryland corporation (“Poage Bankshares”), Poage Merger Subsidiary, Inc., a wholly owned subsidiary of Poage Bankshares incorporated under the laws of the State of Kentucky (“Poage Merger Subsidiary”), Home Federal Savings and Loan Association, a federal thrift and wholly owned subsidiary of Poage Bankshares (“Home Federal”), Town Square Financial Corporation, a Kentucky corporation (“Town Square Financial”), and Town Square Bank, a wholly owned subsidiary of Town Square Financial and a Kentucky-chartered commercial bank (“Town Square Bank”). Each of Poage Bankshares, Poage Merger Subsidiary, Home Federal, Town Square Financial, and Town Square Bank is sometimes individually referred to herein as a “party,” and all of them are sometimes collectively referred to herein as the “parties.”

Recitals

1. The Board of Directors of each of Poage Bankshares and Town Square Financial (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective companies and shareholders, (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies and (iii) has approved this Agreement.

2. Poage Bankshares, a registered savings and loan holding company, with principal offices in Ashland, Kentucky, owns all of the issued and outstanding capital stock of Home Federal and Poage Merger Subsidiary, both with principal offices in Ashland, Kentucky.

3. Town Square Financial, a bank holding company, with principal offices in Ashland, Kentucky, owns all of the issued and outstanding capital stock of Town Square Bank, with its principal office also in Ashland, Kentucky.

4. In accordance with the terms of this Agreement, (i) Poage Bankshares will incorporate Poage Merger Subsidiary, which, subject to the terms and conditions set forth herein, will merge with and into Town Square Financial with Town Square Financial as the surviving corporation (the “Merger”), and in connection therewith each outstanding share of Town Square Financial will be cancelled in exchange for Stock Consideration, Cash Consideration, or a combination thereof, as described in Article III of this Agreement, (ii) immediately thereafter, Town Square Financial will merge with and into Poage Bankshares, with Poage Bankshares as the surviving corporation (the “Company Merger”) and (iii) Town Square Bank will merge with and into Home Federal, with Home Federal as the surviving entity (the “Bank Merger”) (the Merger, Company Merger and the Bank Merger are sometimes collectively referred to as the “Mergers”).

5. As a condition to the willingness of Poage Bankshares to enter into this Agreement, each of the directors and executive officers of Town Square Financial, in their capacity as stockholders of Town Square Financial have entered into a Voting Agreement, substantially in the form of Exhibit A hereto, dated as of the date hereof, with Poage Bankshares (the “Voting Agreement”), pursuant to which each such Person has agreed, among other things, to vote all shares of Town Square Financial Common Stock (as defined herein) owned by such Person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in such Voting Agreement.

6. The parties intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement be and is hereby adopted as a “plan of reorganization” within the meaning of Sections 354 and 361 of the Code.

7. The parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto.

In consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A-1

ARTICLE I
CERTAIN DEFINITIONS

1.1 Certain Definitions.

As used in this Agreement, the following terms have the following meanings.

“Acquisition Proposal” shall have the meaning set forth in Section 6.11.

“Acquisition Transaction” shall have the meaning set forth in Section 10.1.9.

“Affiliate” shall mean any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

“Agreement” shall mean this Agreement, the exhibits and schedules hereto and any amendment hereto, which contemplates a “plan of merger” among Poage Bankshares, Poage Merger Subsidiary and Town Square Financial.

“Average Closing Price” shall have the meaning set forth in Section 10.1.9.

“Bank Merger” shall have the meaning set forth in Recital 4.

“Bank Regulator” shall mean any Federal or state banking regulator, including but not limited to the KDFI, the FRB, the OCC and the FDIC, which regulates or has the statutory authority to regulate Home Federal, Town Square Bank, and their respective holding companies and subsidiaries, as the case may be, and the Department of Justice or the Federal Trade Commission, or any other relevant Federal or state regulator, as it relates to anticompetitive matters.

“Benefit Plan Determination Date” shall have the meaning set forth in Section 7.6.1.

“BOLI” shall have the meaning set forth in Section 4.28.

“Business Day” shall mean any day other than a Saturday, Sunday, or day on which banks in the Commonwealth of Kentucky are authorized or obligated by law or executive order to close.

“Cash Consideration” shall have the meaning set forth in Section 3.1.6.

“Cash Election Shares” shall have the meaning set forth in Section 3.1.6.

“Certificate” shall mean a certificate or book entry evidencing shares of Town Square Financial Common Stock.

“Claim” shall have the meaning set forth in Section 7.7.2.

“Closing” shall have the meaning set forth in Section 2.2.

“Closing Date” shall have the meaning set forth in Section 2.2.

“COBRA” shall have the meaning set forth in Section 4.13.5.

“Code” shall have the meaning set forth in Recital 6.

“Company Merger” shall have the meaning set forth in Recital 4.

A-2

“Confidentiality Agreement” shall mean the confidentiality agreement dated as of March 19, 2013 between Poage Bankshares and Town Square Financial.

“CRA” shall have the meaning set forth in Section 4.12.1.

“Continuing Town Square Financial Employees” shall have the meaning set forth in Section 7.6.2.

“Determination Date” shall have the meaning set forth in Section 10.1.9.

“Dissenting Shares” shall have the meaning set forth in Section 3.1.9.

“Dissenting Shareholder” shall have the meaning set forth in Section 3.1.9.

“Effective Time” shall have the meaning set forth in Section 2.2.

“Election Deadline” shall have the meaning set forth in Section 3.2.3.

“Election Form” shall have the meaning set forth in Section 3.2.2.

“Environmental Laws” shall mean any applicable federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity as in effect on or prior to the date of this Agreement relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. § 9601, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 11001, et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f, et seq.; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern as in effect on or prior to the date of this Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean, with respect to any Person, any other Person that, together with such Person, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Agent” shall mean Registrar and Transfer Company, or such other bank or trust company or other agent as mutually agreed upon by Poage Bankshares and Town Square Financial, which shall act as agent for Poage Bankshares in connection with the exchange procedures for exchanging Certificates for the Merger Consideration.

“Exchange Fund” shall have the meaning set forth in Section 3.3.1.

“Exchange Ratio” shall have the meaning set forth in Section 3.1.5.

“FDIC” shall mean the Federal Deposit Insurance Corporation or any successor thereto.

“FHLB” shall mean the Federal Home Loan Bank of Cincinnati.

A-3

“Fiduciary Capacity” shall have the meaning set forth in Section 4.2.4.

“Final Index Price” shall have the meaning set forth in Section 10.1.9.

“FRB” shall mean the Board of Governors of the Federal Reserve System and any applicable Federal Reserve Bank.

“GAAP” shall mean accounting principles generally accepted in the United States of America applied on a consistent basis.

“Governmental Entity” shall mean any Federal or state court, department, administrative agency or commission or other governmental authority or instrumentality.

“HOLA” shall mean the Home Owners’ Loan Act of 1933, as amended.

“Home Federal” shall mean Home Federal Savings and Loan Association, a federal savings and loan association with its principal offices located at 1500 Carter Avenue, Ashland, Kentucky 41101, which is a wholly owned subsidiary of Poage Bankshares.

“Indemnified Parties” shall have the meaning set forth in Section 7.7.2.

“Index Group” shall have the meaning set forth in Section 10.1.9.

“IRS” shall mean the United States Internal Revenue Service.

“KDFI” shall mean the Kentucky Department of Financial Institutions.

“KBCA” shall mean the Kentucky Business Corporation Act.

“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known or should have been known by the senior officers and directors of such Person after reasonable inquiry.

“Mailing Date” shall have the meaning set forth in Section 3.2.2.

“Material Adverse Effect” shall mean, with respect to Poage Bankshares or Town Square Financial, respectively, any effect that (1) is material and adverse to the financial condition, results of operations or business of Poage Bankshares and the Poage Subsidiaries, taken as a whole, or Town Square Financial and the Town Square Financial Subsidiaries, taken as a whole, respectively, or (2) materially impairs the ability of either Town Square Financial, on the one hand, or Poage Bankshares, on the other hand, to perform its obligations under this Agreement or otherwise materially impedes the consummation of the transactions contemplated by this Agreement; provided, however, that none of the following shall constitute, or be considered in determining whether there has occurred, a Material Adverse Effect: (i) the impact of (x) changes in laws, rules or regulations affecting banks or thrift institutions or their holding companies generally, or interpretations thereof by courts or governmental agencies, (y) changes in GAAP, or (z) changes in regulatory accounting requirements, in any such case applicable to financial institutions or their holding companies generally and not specifically relating to Town Square Financial or any Subsidiary, on the one hand, or Poage Bankshares or any Poage Subsidiary, on the other hand, (ii) the effect of the announcement of this Agreement or any action or omission of Town Square Financial or any Town Square Financial Subsidiary on the one hand, or Poage Bankshares or any Poage Subsidiary, on the other hand, required under this Agreement or taken or omitted to be taken with the express written permission of Poage Bankshares or Town Square Financial, respectively, (iii) any changes in national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States; (iv) changes in the level of interest rates that do not have a materially disproportionate impact on either Town Square Financial or any Town Square Subsidiary taken as a whole on one hand, or Poage Bankshares or any Poage Bankshares’ Subsidiary taken as a whole, on the other hand; or (v) failure to meet any budget previously provided by Town Square Financial to Poage Bankshares, although the reasons underlying such failure may constitute a Material Adverse Effect.

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“Materials of Environmental Concern” shall mean pollutants, contaminants, wastes, toxic or hazardous substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws.

“Maximum Amount” shall have the meaning set forth in Section 7.7.1.

“Merger” shall have the meaning set forth in Recital 4.

“Merger Consideration” shall mean Cash Consideration and Stock Consideration.

“Merger Registration Statement” shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering the offer of shares of Poage Common Stock to be offered to holders of Town Square Financial Common Stock in connection with the Merger.

“MGCL” shall mean the Maryland General Corporation Law.

“Non-Election Shares” shall have the meaning set forth in Section 3.1.7.

“Notice of Superior Proposal” shall have the meaning set forth in Section 10.1.8.

“Observer” shall have the meaning set forth in Section 6.12.

“OCC” shall mean the Office of the Comptroller of the Currency.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, trust or” group”(as that term is defined under the Exchange Act).

“Poage Bankshares” shall mean Poage Bankshares, Inc., a Maryland corporation, with its principal offices located at 1500 Carter Avenue, Ashland, Kentucky 41101.

“Poage Benefit Plans” shall have the meaning set forth in Section 5.12.1.

“Poage Common Stock” shall mean the common stock, par value $0.01 per share, of Poage Bankshares.

“Poage Disclosure Schedule” shall mean the collective written disclosure schedules delivered by Poage Bankshares to Town Square Financial pursuant hereto.

“Poage Financial Statements” shall mean the (i) the audited consolidated statements of financial condition (including related notes and schedules) of Poage Bankshares as of September 30, 2012 and 2011 and the consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows (including related notes and schedules, if any) of Poage Bankshares for each of the three (3) years ended September 30, 2012, as set forth in Poage Bankshares’ annual report on Form 10-K for the year ended September 30, 2012, and (ii) the unaudited interim consolidated financial statements of Poage Bankshares as of the end of each calendar quarter following September 30, 2012, and for the periods then ended, as filed by Poage Bankshares in the Poage SEC Reports.

“Poage Loan Property” shall have the meaning set forth in Section 5.14.2.

“Poage Loan Participation” shall have the meaning set forth in Section 5.14.2.

“Poage Merger Subsidiary” shall mean Poage Merger Subsidiary, Inc., a Kentucky corporation wholly owned by Poage Bankshares, with its principal offices located at 1500 Carter Avenue, Ashland, Kentucky 41101.

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“Poage Preferred Stock” shall have the meaning set forth in Section 5.3.1.

“Poage Regulatory Reports” shall mean the Call Reports of Home Federal, and accompanying schedules (other than such schedules as are required to be kept confidential pursuant to applicable law or regulatory requirements), filed or to be filed with the OCC with respect to each calendar quarter beginning with the quarter ended December 31, 2012, through the Closing Date, and all Annual Reports on Form FRH-(b)11 and any Current Report on Form FRH-(b)11 filed with the FRB by Poage Bankshares from December 31, 2012 through the Closing Date.

“Poage SEC Reports” shall have the meaning set forth in Section 5.16.

“Poage Stock” shall have the meaning set forth in Section 5.3.1.

“Poage Subsidiary” shall mean any corporation, limited liability company, limited liability partnership or partnership (whether general or limited), 10% or more of the capital stock or other equity ownership interest of which is owned, either directly or indirectly, by Poage Bankshares or Home Federal, except any corporation, limited liability company, limited liability partnership or partnership (whether general or limited), the stock or other equity ownership interest of which is held as security by Home Federal in the ordinary course of its lending activities.

“Pre-Closing” shall have the meaning set forth in Section 2.2.

“Proxy Statement-Prospectus” shall have the meaning set forth in Section 8.2.1.

“QSub” shall have the meaning set forth in Section 4.2.6.

“Regulatory Agreement” shall have the meaning set forth in Section 4.12.3.

“Regulatory Approval” shall mean the approval of any Bank Regulator necessary in connection with the consummation of the Merger, the Company Merger and the Bank Merger and the related transactions contemplated by this Agreement.

“Representative” shall have the meaning set forth in Section 3.2.2.

“Rights” shall mean puts, calls, warrants, options, conversion, redemption, repurchase or other rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Laws” shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shortfall Number” shall have the meaning set forth in Section 3.2.6.

“Starting Date” shall have the meaning set forth in Section 10.1.9.

“Starting Price” shall have the meaning set forth in Section 10.1.9.

“Stock Consideration” shall have the meaning set forth in Section 3.1.5.

“Stock Conversion Number” shall have the meaning set forth in Section 3.2.1.

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“Stock Election” shall have the meaning set forth in Section 3.1.5.

“Stock Election Shares” shall have the meaning set forth in Section 3.1.5.

“Stock Election Number” shall have the meaning set forth in Section 3.2.5.

“Subsidiary” shall mean any corporation, limited liability company, limited liability partnership or partnership (whether general or limited), 10% or more of the capital stock or other equity ownership interest of which is owned, either directly or indirectly, by a party to this Agreement, except any corporation, limited liability company, limited liability partnership or partnership (whether general or limited), the stock or other equity ownership interest of which is held as security by either Home Federal or Town Square Bank in the ordinary course of its lending activities.

“Superior Proposal” shall have the meaning set forth in Section 6.11.

“Surviving Corporation” shall have the meaning set forth in Section 2.1.

“Tax” shall mean any federal, state, local, foreign or provincial income, gross receipts, property, sales, service, use, license, lease, excise, franchise, employment, payroll, withholding, employment, unemployment insurance, workers’ compensation, social security, alternative or added minimum, ad valorem, value added, stamp, business license, occupation, premium, environmental, windfall profit, customs, duties, estimated, transfer or excise tax, or any other tax, custom, duty, premium, governmental fee or other assessment or charge of any kind whatsoever, together with any interest, penalty or additional tax imposed by any Governmental Entity.

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Date” shall mean August 31, 2014.

“Termination Fee” shall have the meaning set forth in Section 10.2.2(C).

“Town Square 401(k) Plan” shall have the meaning set forth in Section 6.13.

“Town Square Bank” shall mean Town Square Bank, a Kentucky-chartered commercial bank, with its principal office located at 9431 U.S. Route 60, Ashland, Kentucky 41105, and which is a wholly owned subsidiary of Town Square Financial.

“Town Square Financial” shall mean Town Square Financial Corporation, a Kentucky corporation with its principal office located at 9431 U.S. Route 60, Ashland, Kentucky 41105.

“Town Square Financial Benefit Plans” shall have the meaning set forth in Section 4.13.1.

“Town Square Financial Common Stock” shall mean the common shares, par value $0.01 per share, of Town Square Financial.

“Town Square Financial Disclosure Schedule” shall mean the collective written disclosure schedules delivered by Town Square Financial to Poage Bankshares pursuant hereto.

“Town Square Financial Insiders” shall have the meaning set forth in Section 7.11.

“Town Square Financial Non-Qualified Deferred Compensation Plan”shall have the meaning set forth in Section 4.13.1.

“Town Square Financial Statements” shall mean (i) the audited consolidated statements of financial condition (including related notes and schedules) of Town Square Financial as of December 31, 2012 and 2011 and the related consolidated statements of income, changes in shareholders’ equity and cash flows (including related notes and schedules, if any) of Town Square Financial for each of the three (3) years ended December 31, 2012, as set forth in Town Square Financial’s annual report on Form 10-K for the year ended December 31, 2012 and (ii) the unaudited interim consolidated financial statements of Town Square Financial as of the end of each calendar quarter following December 31, 2012, and for the periods then ended.

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“Town Square Financial Loan Participation” shall have the meaning set forth in Section 4.15.2.

“Town Square Financial Loan Property” shall have the meaning set forth in Section 4.15.2.

“Town Square Financial Preferred Stock” shall have the meaning set forth in Section 4.3.1.

“Town Square Financial Regulatory Reports” shall mean the Call Reports of Town Square Bank, and accompanying schedules (other than such schedules as are required to be kept confidential pursuant to applicable law or regulatory requirements), filed or to be filed with the FDIC with respect to each calendar quarter beginning with the quarter ended March 31, 2013, through the Closing Date, and all Annual Reports on Form FRH-(b)11 and any Current Report on Form FRH-(b)11 filed with the FRB by Town Square Financial from March 31, 2013 through the Closing Date.

“Town Square Financial Shareholder Approval” shall have the meaning set forth in Section 4.4.1.

“Town Square Financial Shareholders Meeting” shall have the meaning set forth in Section 8.1.

“Town Square Financial Stock” shall have the meaning set forth in Section 4.3.1

“Town Square Financial Subsidiary” shall mean any corporation, limited liability company, limited liability partnership or partnership (whether general or limited), 10% or more of the capital stock or other equity ownership interest of which is owned, either directly or indirectly, by Town Square Financial or Town Square Bank, except any corporation, limited liability company, limited liability partnership or partnership (whether general or limited), the stock or other equity ownership interest of which is held as security by Town Square Bank in the ordinary course of its lending activities.

“Treasury Stock” shall have the meaning set forth in Section 3.1.3.

“Voting Agreement” shall have the meaning set forth in the recitals.

“WARN Act” shall have the meaning set forth in Section 6.15.

Other terms used herein are defined in the preamble and elsewhere in this Agreement.

ARTICLE II
THE MERGER

2.1 Effects of Merger; Surviving Corporation.

2.1.1 As of the Effective Time, the following shall occur:

(i) Poage Merger Subsidiary shall merge with and into Town Square Financial with Town Square Financial as the surviving corporation in the Merger (the “Surviving Corporation”); the separate existence of Poage Merger Subsidiary shall cease and the Surviving Corporation shall be a wholly owned Subsidiary of Poage Bankshares; and all of the property (real, personal and mixed), rights, powers and duties and obligations of Poage Merger Subsidiary shall be taken and deemed to be transferred to and vested in Town Square Financial, as the Surviving Corporation in the Merger, without further act or deed; all in accordance with the laws of the State of Kentucky.

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(ii) the articles of incorporation of the Surviving Corporation shall be amended and restated to read in their entirety as the articles of incorporation of Poage Merger Subsidiary, in effect immediately prior to the Effective Time; and the bylaws of the Surviving Corporation shall be amended and restated to read in their entirety as the bylaws of Poage Merger Subsidiary, in effect immediately prior to the Effective Time, until thereafter altered, amended or repealed in accordance with applicable law.

(iii) the directors of Poage Merger Subsidiary duly elected and holding office immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

(iv) the officers of Poage Merger Subsidiary duly elected and holding office immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the articles of incorporation and the bylaws of the Surviving Corporation.

2.1.2 Notwithstanding any provision of this Agreement to the contrary and subject to the satisfaction of the conditions set forth in Article IX, prior to the Effective Time Poage Bankshares may elect to modify the structure of the transactions contemplated hereby (including for federal or state tax or regulatory matters), and the parties shall enter into such alternative transactions, so long as (i) there are no adverse tax consequences to any of the parties to this transaction or the shareholders of Town Square Financial as a result of such modification, (ii) the Merger Consideration is not thereby changed in kind or reduced in amount or delayed in payment because of such modification, and (iii) such modification will not be likely to delay or jeopardize receipt of any Regulatory Approvals. The parties hereto agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

2.1.3 As part of the Merger, each outstanding share of Town Square Financial Common Stock will be converted into the right to receive the Merger Consideration pursuant to the terms of Article III.

2.2 Closing; Effective Time.

The closing (“Closing”) shall occur no later than the close of business on the fifth Business Day following the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Article IX (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by applicable law) waiver of those conditions), or such other date that may be agreed to in writing by the parties. The Merger shall be effected by the filing, as requested, of a certificate of merger with the Secretary of State of the Commonwealth of Kentucky, in accordance with the KBCA on the day of the Closing (the “Closing Date”). The Merger shall be effective on the date and time specified in the certificate of merger filed with the Secretary of State of the Commonwealth of Kentucky and the articles of merger filed, as requested, with the Maryland State Department of Assessments and Taxation (the “Effective Time”). A pre-closing of the transactions contemplated hereby (the “Pre-Closing”) shall take place at the offices of Luse Gorman Pomerenk & Schick, P.C., at 10:00 a.m. on the day prior to the Closing Date. The parties shall use reasonable commercial efforts to conduct the Pre-Closing by telephonic and electronic means.

2.3 Company and Bank Mergers.

(a) Immediately following the Merger, Poage Bankshares shall, and it shall cause Town Square Financial (as the Surviving Corporation in the Merger) to effect the Company Merger by entering into the Company Merger Agreement and by filing Articles of Merger or other appropriate documentation with the State of Kentucky and the State of Maryland. The Company Merger shall become effective at the time specified in the Articles of Merger and/or other appropriate documentation. As a result of the Company Merger, the separate corporate existence of Town Square Financial shall cease and Poage Bankshares shall have acquired all of the assets and liabilities of Town Square Financial.

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(b) Immediately following consummation of the Company Merger, Home Federal and Town Square Bank shall take all actions necessary and appropriate, including entering into the Bank Merger Agreement, to cause Town Square Bank to affect the Bank Merger in accordance with applicable laws and regulations and the terms of the Bank Merger Agreement. As a result of the Bank Merger, the separate corporate existence of Town Square Bank shall cease and Home Federal shall be the surviving corporation and continue its corporate existence under the laws of the United States of America.

2.4 Directors of the Surviving Corporation.

Poage Bankshares and Home Federal shall take all appropriate action so that, as of the Effective Time, the number of directors constituting the Boards of Directors of Poage Bankshares and Home Federal shall be increased by two and that, effective as soon as practicable following the Closing Date, two directors of Town Square Financial (as of the date hereof and as of immediately prior to the Effective Time), as set forth in Town Square Financial Disclosure Schedule 2.4, shall be appointed to the Boards of Directors of Poage Bankshares and Home Federal. If either of the two directors so nominated is unable to serve as a director of the Surviving Corporation due to death or disability prior to the closing, then Poage Bankshares and Town Square Financial shall mutually agree as to the replacement director nominee. All other directors and officers of Poage Bankshares immediately prior to the Effective Time shall be the directors and officers of Poage Bankshares, in each case until their respective successors are duly elected or appointed and qualified.

2.5 Effects of the Merger.

At and after the Effective Time, the Mergers shall have the effects set forth in this Agreement and in the applicable provisions of the KBCA and the MGCL.

2.6 Tax Consequences.

It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code.

2.7 Additional Actions.

If, at any time after the Effective Time, Poage Bankshares shall consider or be advised that any further deeds, documents, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Poage Bankshares its right, title or interest in, to or under any of the rights, properties or assets of Town Square Financial or any Town Square Financial Subsidiary, or (ii) otherwise carry out the purposes of this Agreement, Town Square Financial and its officers and directors shall be deemed to have granted to Poage Bankshares an irrevocable power of attorney to execute and deliver, in such official’s corporate capacities, all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in Poage Bankshares its right, title or interest in, to or under any of the rights, properties or assets of Town Square Financial or (b) otherwise carry out the purposes of this Agreement, and the officers and directors of the Poage Bankshares are authorized in the name of Town Square Financial or otherwise to take any and all such action.

ARTICLE III
CONVERSION OF SHARES

3.1 Conversion of Town Square Financial Common Stock; Merger Consideration.

At the Effective Time, by virtue of the Merger and without any action on the part of Poage Merger Subsidiary, Town Square Financial or the holders of any of the shares of Town Square Financial Common Stock, the Merger shall be effected in accordance with the following terms:

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3.1.1 Each share of Poage Bankshares Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding following the Effective Time and shall be unchanged by the Merger between Poage Merger Subsidiary and Town Square Financial.

3.1.2 Each share of Poage Merger Subsidiary common stock issued and outstanding immediately before the Effective Time shall be converted into and become an outstanding share of common stock of the Surviving Corporation.

3.1.3 All shares of Town Square Financial Common Stock held in the treasury of Town Square Financial prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted) (“Treasury Stock”) shall, at the Effective Time, cease to exist, and such shares, including any Certificates therefor, shall be canceled as promptly as practicable thereafter, and no Merger Consideration shall be made in consideration therefor.

3.1.4 Any shares of Town Square Financial Common Stock which are owned or held by any party hereto or any of their respective Subsidiaries (other than in a fiduciary capacity or in connection with debts previously contracted) at the Effective Time shall be deemed cancelled and the certificates for such shares shall be deemed retired, each of such shares shall not be converted into the Merger Consideration, and no Merger Consideration shall be made in consideration therefor.

3.1.5 Each outstanding share of Town Square Financial Common Stock issued and outstanding at the Merger Election Date, except as provided in 3.1.3, 3.1.4, and 3.1.9, with respect to which an election to receive Poage Common Stock has been effectively made and not revoked or lost, pursuant to Section 3.2 (a “Stock Election”), shall cease to be outstanding and shall be converted into the right to receive (i) 2.3289 (the “Exchange Ratio”) shares of Poage Common Stock, subject to adjustment as provided in Section 3.1.10 (the “Stock Consideration”) (collectively, the “Stock Election Shares”).

3.1.6 Each outstanding share of Town Square Financial Common Stock issued and outstanding at the Merger Election Date, except as provided in 3.1.3, 3.1.4, and 3.1.9, with respect to which an election to receive cash has been effectively made and not revoked or lost, pursuant to Section 3.2 (a “Cash Election”), shall cease to be outstanding and shall be converted into the right to receive a cash payment, without interest, equal to $33.86 (the “Cash Consideration”) (collectively, the “Cash Election Shares”).

3.1.7 Each outstanding share of Town Square Financial Common Stock other than as to which a Cash Election or a Stock Election has been effectively made and not revoked or lost, pursuant to Section 3.2 (collectively, “Non-Election Shares”), shall be converted into the right to receive such Stock Consideration and/or Cash Consideration as shall be determined in accordance with Section 3.2.

3.1.8 Upon the Effective Time, outstanding shares of Town Square Financial Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter by operation of this Section 3.1 represent only the right to receive the Merger Consideration and any dividends or distributions with respect thereto or any dividends or distributions with a record date prior to the Effective Time that were declared or made by Town Square Financial on such shares of Town Square Financial Common Stock in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.

3.1.9 Each outstanding share of Town Square Financial Common Stock, the holder of which has perfected his right to dissent under applicable law and has not effectively withdrawn or lost such right as of the Effective Time (the “Dissenting Shares”), shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by applicable law. Town Square Financial shall give Poage Bankshares immediate notice upon receipt by Town Square Financial of any such demands for payment of the fair value of such shares of Town Square Financial Common Stock and of withdrawals of such notice and any other related communications (any shareholder duly making such demand being hereinafter called a “Dissenting Shareholder”), and Poage Bankshares shall have the right to participate in all discussions, negotiations and proceedings with respect to any such demands. Town Square Financial shall not, except with the prior written consent of Poage Bankshares, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Shareholder as may be necessary to perfect appraisal rights under applicable law. Any payments made in respect of Dissenting Shares shall be made by the Poage Bankshares.

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3.1.10 If any Dissenting Shareholder withdraws or loses (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such Dissenting Shareholder’s shares of Town Square Financial Common Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement. If such Dissenting Shareholder withdraws or loses (through failure to perfect or otherwise) his right to such payment after the Effective Time, each share of Town Square Financial Common Stock of such holder shall be entitled to receive the Merger Consideration and treated as if such shares were Non-Election Shares.

3.1.11 Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Poage Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Poage Common Stock shall be payable on or with respect to any fractional share interests, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Poage Bankshares. In lieu of the issuance of any such fractional share, Poage Bankshares, through the Exchange Agent, shall pay to each former holder of Town Square Financial Common Stock who otherwise would be entitled to receive a fractional share of Poage Common Stock, an amount in cash, rounded to the nearest cent and without interest, equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) the average of the daily closing sales prices of a share of Poage Common Stock as reported on the NASDAQ Capital Market for the five (5) consecutive trading days immediately preceding the Closing Date. For purposes of determining any fractional share interest, all shares of Town Square Financial Common Stock owned by a Town Square Financial shareholder shall be combined so as to calculate the maximum number of whole shares of Poage Common Stock issuable to such Town Square Financial shareholder.

3.1.12 If Poage Bankshares changes (or the Poage Bankshares Board of Directors sets a related record date that will occur before the Effective Time for a change in) the number or kind of shares of Poage Common Stock outstanding by way of a stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction, then the Merger Consideration (and any other dependent items) will be adjusted proportionately to account for such change. If Town Square Financial changes (or the Town Square Financial Board sets a related record date that will occur before the Effective Time for a change in) the number or kind of shares of Town Square Financial Common Stock (or Rights thereto) outstanding by way of a stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction, then the Merger Consideration (and any other dependent items) will be adjusted proportionately to account for such change.

3.2 Election Procedures.

3.2.1 Holders of record of Town Square Financial Common Stock may elect to receive shares of Poage Common Stock or cash in exchange for their shares of Town Square Financial Common Stock. The total number of shares of Town Square Financial Common Stock to be converted into Stock Consideration pursuant to this Section 3.2.1 shall be equal to the product obtained by multiplying (x) the number of shares of Town Square Financial Common Stock outstanding immediately prior to the Effective Time by (y) 0.55 (the “Stock Conversion Number”). All other shares of Town Square Financial Common Stock shall be converted into Cash Consideration.

3.2.2 An election form and other appropriate customary transmittal material in such form as Poage Bankshares and Town Square Financial shall mutually agree (“Election Form”) will be mailed no more than forty (40) Business Days and no less than twenty (20) Business Days prior to the Election Deadline or on such earlier date as Poage Bankshares and Town Square Financial shall mutually agree (the “Mailing Date”) to each holder of record of Town Square Financial Common Stock permitting such holder, subject to the allocation and election procedures set forth in this Section 3.2, (i) to specify the number of shares of Town Square Financial Common Stock owned by such holder with respect to which such holder desires to make a Cash Election in accordance with the provision of Section 3.1.6, (ii) to specify the number of shares of Town Square Financial Common Stock owned by such holder with respect to which such holder desires to make a Stock Election, in accordance with the provision of Section 3.1.5, or (iii) to indicate that such record holder has no preference as to the receipt of cash or Poage Common Stock for such shares. Holders of record of shares of Town Square Financial Common Stock who hold such shares as nominees, trustees or in other representative capacities (a “Representative”) may submit multiple Election Forms, provided that each such Election Form covers all the shares of Town Square Financial Common Stock held by each Representative for a particular beneficial owner. Any shares of Town Square Financial Common Stock with respect to which the holder thereof shall not, as of the Election Deadline (as defined in Section 3.2.3), have made an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed Non-Election Shares. Any Dissenting Shares shall be deemed shares subject to a Cash Election, and with respect to such shares the holders thereof shall in no event receive Stock Consideration. Poage Bankshares shall make available one or more Election Forms as may reasonably be requested in writing from time to time by all Persons who become holders (or beneficial owners) of Town Square Financial Common Stock between the record date for the initial mailing of Election Forms and the close of business on the business day prior to the Election Deadline (as defined in Section 3.2.3), and Town Square Financial shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

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3.2.3 The term “Election Deadline”, as used below, shall mean 5:00 p.m., Eastern time, on the later of (i) the date of the Town Square Financial Shareholders Meeting and (ii) the date that Poage Bankshares and Town Square Financial shall agree is as near as practicable to five (5) Business Days prior to the expected Closing Date. An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. Any Election Form may be revoked or changed by the Person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice of revocation or change is actually received by the Exchange Agent at or prior to the Election Deadline. The Certificate or Certificates relating to any revoked Election Form shall be promptly returned without charge to the Person submitting the Election Form to the Exchange Agent. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Poage Bankshares nor the Exchange Agent shall be under any obligation to notify any Person of any defect in an Election Form.

3.2.4 No later than five (5) Business Days after the Effective Time, Poage Bankshares shall cause the Exchange Agent to effect the allocation among holders of Town Square Financial Common Stock of rights to receive the Cash Consideration and the Stock Consideration as set forth in Sections 3.2.5 and 3.2.6.

3.2.5 If the aggregate number of shares of Town Square Financial Common Stock with respect to which Stock Elections shall have been made (the “Stock Election Number”) exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares of each holder thereof shall be converted into the right to receive the Cash Consideration, and Stock Election Shares of each holder thereof will be converted into the right to receive the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) the fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holders’ Stock Election Shares being converted into the right to receive the Cash Consideration.

3.2.6 If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the “Shortfall Number”), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

(A) If the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and the Non-Election Shares of each holder thereof shall convert into the right to receive the Stock Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder’s Non-Election Shares being converted into the right to receive the Cash Consideration; or

(B) If the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration and Cash Election Shares of each holder thereof shall convert into the right to receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder’s Cash Election Shares being converted into the right to receive the Cash Consideration.

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3.3 Procedures for Exchange of Town Square Financial Common Stock.

3.3.1 Poage Bankshares to Make Merger Consideration Available. Prior to the Effective Time, Poage Bankshares shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of Town Square Financial Common Stock, for exchange in accordance with this Section 3.3, an aggregate amount of cash and Poage Common Stock sufficient to pay the Merger Consideration pursuant to this Article III and shall instruct the Exchange Agent to issue such cash and shares of Poage Common Stock for exchange in accordance with this Section 3.2 (such cash and shares of Poage Common Stock, together with any dividends or distributions with respect thereto (without any interest thereon) being hereinafter referred to as the “Exchange Fund”).

3.3.2 Exchange of Certificates. Poage Bankshares shall take all steps necessary to cause the Exchange Agent, not later than five (5) Business Days after the Effective Time, to mail to each holder of a Certificate or Certificates a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and cash in lieu of fractional shares into which the Town Square Financial Common Stock represented by such Certificates shall have been converted as a result of the Merger, if any. The letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration and the Certificate so surrendered shall be cancelled. No interest will be paid or accrued on any cash payable in lieu of fractional shares or any unpaid dividends and distributions, if any, payable to holders of Certificates.

3.3.3 Rights of Certificate Holders after the Effective Time. The holder of a Certificate that prior to the Merger represented issued and outstanding Town Square Financial Common Stock shall have no rights, after the Effective Time, with respect to such Town Square Financial Common Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement. No dividends or other distributions declared after the Effective Time with respect to Poage Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 3.3. After the surrender of a Certificate in accordance with this Section 3.3, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Poage Common Stock represented by such Certificate.

3.3.4 Surrender by Persons Other than Record Holders. If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

3.3.5 Closing of Transfer Books. From and after the Closing Date, there shall be no transfers on the stock transfer books of Town Square Financial of the Town Square Financial Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and canceled as provided in this Section 3.3.

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3.3.6 Return of Exchange Fund. At any time following the nine (9) month period after the Effective Time, Poage Bankshares shall be entitled to require the Exchange Agent to deliver to it any portion of the Exchange Fund which had been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to Poage Bankshares (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither Poage Bankshares nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

3.3.7 Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in such amount as the Exchange Agent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

3.3.8 Withholding. Poage Bankshares or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of Town Square Financial Common Stock such amounts as Poage Bankshares (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by Poage Bankshares or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Town Square Financial Common Stock in respect of whom such deduction and withholding were made by Poage Bankshares or the Exchange Agent.

3.4 Reservation of Shares.

Poage Bankshares shall reserve for issuance a sufficient number of shares of the Poage Common Stock for the purpose of issuing shares of Poage Common Stock to the Town Square Financial shareholders in accordance with this Article III.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF TOWN SQUARE FINANCIAL

Town Square Financial represents and warrants to Poage Bankshares that the statements contained in this Article IV are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), subject to the standard set forth in Section 4.1 and except as set forth in the Town Square Financial Disclosure Schedule delivered by Town Square Financial to Poage Bankshares on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date, which only need be correct as of such earlier date, provided, however, that disclosure in any section of such Town Square Financial Disclosure Schedule shall apply only to the indicated section of this Agreement except to the extent that it is reasonably apparent that such disclosure is relevant to another section of this Agreement. References to the Knowledge of Town Square Financial shall include the Knowledge of Town Square Bank and Town Square Financial Subsidiaries.

4.1 Standard.

Except as set forth in the following sentence, no representation or warranty of Town Square Financial contained in this Article IV shall be deemed untrue or incorrect, and Town Square Financial shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of this Article IV, has had or reasonably would be expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms “material,” “materially,” “in all material respects,” “Material Adverse Effect” or similar terms or phrases in any such representation or warranty. The foregoing standard shall not apply to representations and warranties contained in Sections 4.2 (other than Sections 4.2.3, 4.2.4 and 4.2.5 and the last sentence of Section 4.2.1) and 4.3, which shall be true and correct in all material respects.

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4.2 Organization.

4.2.1 Town Square Financial is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956. Town Square Financial has full corporate power and authority to carry on its business as now conducted. Town Square Financial is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

4.2.2 Town Square Bank is a Kentucky chartered bank duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky. The deposits in Town Square Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by Town Square Bank when due. Town Square Bank is a member in good standing of the FHLB and owns the requisite amount of stock.

4.2.3 Town Square Financial Disclosure Schedule 4.2.3 sets forth each Town Square Financial Subsidiary and its jurisdiction of incorporation or organization. Each Town Square Financial Subsidiary (other than Town Square Bank) is a corporation, limited liability company or other legal entity as set forth on Town Square Financial Disclosure Schedule 4.2.3, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each Town Square Financial Subsidiary is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or conduct of its business requires such qualification.

4.2.4 The respective minute books of Town Square Financial, Town Square Bank and each other Town Square Financial Subsidiary accurately record all corporate actions of their respective shareholders and boards of directors (including committees).

4.2.5 Prior to the date of this Agreement, Town Square Financial has made available to Poage Bankshares true and correct copies of the articles of incorporation or articles of association, as applicable, and bylaws or other governing documents of Town Square Financial, Town Square Bank and each other Town Square Financial Subsidiary.

4.2.6 Town Square Financial made a valid and timely election pursuant to Section 1362 of the Code to be treated as an S corporation for Federal tax purposes, and such election was effective on January 1, 2007. At all times since January 1, 2007, Town Square Financial and Town Square Bank have been properly treated as an S corporation or a qualified subchapter S subsidiary (“QSub”) for Federal income tax purposes. All shareholders of Town Square Financial from January 1, 2007 to the present have been “eligible shareholders” as defined under Section 1361 of the Code. Each controlled corporation that had or has any of its stock owned by Town Square Financial were from January 1, 2007 to the present properly treated as QSubs, as defined under Section 1361 of the Code, of Town Square Financial. All QSub elections required to be made to satisfy the condition expressed in the previous sentence were property made on a timely basis.

4.2.7 Town Square Financial has no liability or potential liability for any tax under Section 1374 of the Code. Neither Town Square Financial nor any QSub has, in the past 10 years, (A) acquired assets from another corporation in a transaction in which Town Square Financial’s tax basis for the acquired assets was determined, in whole or in part, by reference to the tax basis of the acquired assets (or any other property) in the hands of the transferor or (B) acquired the controlling stock of any corporation that is not a QSub, other than Town Square Bank.

4.2.8 Town Square Financial and Town Square Bank have previously disclosed each Town Square Financial Subsidiary. Each Town Square Financial Subsidiary is a corporation, LLC or other duly organized, validly existing entity in good standing under the law of its jurisdiction of incorporation or organization.

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4.3 Capitalization.

4.3.1 The authorized capital stock of Town Square Financial consists of (i) 1,000,000 shares of Town Square Financial Common Stock and 100,000 shares of preferred stock, $0.01 par value (“Town Square Financial Preferred Stock” and collectively with Town Square Financial Common Stock, “Town Square Financial Stock”). As of the date hereof, there were 435,398 shares of Town Square Financial Common Stock validly issued and outstanding, fully paid and non-assessable and free of preemptive rights. Town Square Financial does not own, of record or beneficially, any shares of Town Square Financial Stock which are not Treasury Stock. Town Square Bank does not own, of record or beneficially, any shares of Town Square Financial Stock. Neither Town Square Financial nor any Town Square Financial Subsidiary has or is bound by any Rights or other arrangements of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on, any capital stock of Town Square Financial, or any other security of Town Square Financial or a Town Square Financial Subsidiary or any securities representing the right to vote, purchase or otherwise receive any capital stock of Town Square Financial or a Town Square Financial Subsidiary or any other security of Town Square Financial or any Town Square Financial Subsidiary. There are no issued or outstanding options to acquire any shares of Town Square Financial common stock. There are no issued or outstanding Town Square Financial stock awards.

4.3.2 Town Square Financial owns all of the capital stock of each Town Square Financial Subsidiary, free and clear of any lien or encumbrance. Except for the Town Square Financial Subsidiaries, Town Square Financial does not possess, directly or indirectly, any equity interest in any corporate or other legal entity, except for equity interests held in the investment portfolios of Town Square Financial or any Town Square Financial Subsidiary (which as to any one issuer, do not exceed five percent (5%) of such issuer’s outstanding equity securities) and equity interests held in connection with the lending activities of Town Square Bank, including stock in the FHLB.

4.3.3 Except as set forth in Town Financial Disclosure Schedule 4.3.3, to Town Square Financial’s Knowledge, as of the date hereof, no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of five percent (5%) or more of the outstanding shares of Town Square Financial Common Stock.

4.3.4 No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Town Square Financial’s shareholders may vote have been issued by Town Square Financial and are outstanding.

4.4 Authority; No Violation.

4.4.1 Town Square Financial has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Regulatory Approvals and the approval of this Agreement by Town Square Financial’s shareholders (the “Town Square Financial Shareholder Approval”), to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Town Square Financial and the completion by Town Square Financial of the transactions contemplated hereby, including the Merger, have been duly and validly approved by the Board of Directors of Town Square Financial. This Agreement has been duly and validly executed and delivered by Town Square Financial, and subject to Town Square Financial Shareholder Approval and the receipt of the Regulatory Approvals and assuming due and valid execution and delivery of this Agreement by Poage Bankshares, constitutes the valid and binding obligation of Town Square Financial, enforceable against Town Square Financial in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.

4.4.2 Neither the execution and delivery of this Agreement by Town Square Financial, nor the consummation of the transactions contemplated hereby, nor compliance by Town Square Financial with the terms and provisions hereof will (i) conflict with or result in a breach of any provision of the articles of incorporation or articles of association, as applicable, and bylaws of Town Square Financial or Town Square Bank; (ii) subject to receipt of all Regulatory Approvals, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Town Square Financial or Town Square Bank or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination or amendment of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Town Square Financial or Town Square Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Town Square Financial or Town Square Bank is a party, or by which they or any of their respective properties or assets may be bound or affected.

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4.5 Consents.

Except for (a) the receipt of the Regulatory Approvals and compliance with any conditions contained therein, (b) compliance with applicable requirements of the Securities Act, the Exchange Act and state securities or “blue sky” laws, (c) the filing of the certificate of merger with the Secretary of State of the Commonwealth of Kentucky and the articles of merger with the Maryland Department of Assessments and Taxation, as required, and (d) the Town Square Financial Shareholder Approval, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, to the Knowledge of Town Square Financial, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (x) the execution and delivery of this Agreement by Town Square Financial, the completion by Town Square Financial of the Merger and the performance by Town Square Financial of its obligations hereunder (y) the execution and delivery of the agreement and plan of merger in respect of the Company Merger and the completion of the Company Merger or (y) the execution and delivery of the agreement and plan of merger in respect of the Bank Merger and the completion of the Bank Merger. Town Square Financial has no reason to believe that (i) any Regulatory Approvals or other required consents or approvals will not be received or will include the imposition of any condition (financial or otherwise) or requirement that could reasonably be expected by Town Square Financial to result in a Material Adverse Effect on Town Square Financial and Town Square Bank, taken as a whole, or Poage Bankshares, Poage Merger Subsidiary and Home Federal, taken as a whole, or that (ii) any public body or authority having jurisdiction over the affairs of Town Square Financial or Town Square Bank, the consent or approval of which is not required or pursuant to the rules of which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

4.6 Financial Statements.

4.6.1 The Town Square Financial Regulatory Reports have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements.

4.6.2 Town Square Financial has previously made available to Poage Bankshares the Town Square Financial Statements. The Town Square Financial Statements present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of Town Square Financial and the Town Square Financial Subsidiaries as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto.

4.6.3 At the date of the most recent consolidated statement of financial condition included in the Town Square Financial Statements or in the Town Square Financial Regulatory Reports, Town Square Financial did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Town Square Financial Statements or in the Town Square Financial Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

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4.7 Taxes.

Town Square Financial and Town Square Bank are members of the same affiliated group within the meaning of Code Section 1504(a). Town Square Financial has duly filed all federal, state and material local tax returns required to be filed by or with respect to Town Square Financial and Town Square Bank on or prior to the Effective Time (all such returns being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from Town Square Financial and Town Square Bank by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Effective Time other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. As of the date of this Agreement, there is no dispute pending, audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Town Square Financial or any of the Town Square Financial Subsidiaries, and no claim has been made by any authority in a jurisdiction where Town Square Financial or any of Town Square Financial Subsidiaries do not file tax returns that Town Square Financial or any such Town Square Financial Subsidiary is subject to taxation in that jurisdiction. Town Square Financial and its Town Square Financial Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Town Square Financial and each of its Town Square Financial Subsidiaries have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and Town Square Financial and each of its Town Square Financial Subsidiaries have timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

4.8 No Material Adverse Effect.

Since December 31, 2012, no event has occurred or circumstance arisen that has had or reasonably would be expected to have a Material Adverse Effect on Town Square Financial or Town Square Bank.

4.9 Material Contracts; Leases; Defaults.

4.9.1 Except as set forth in Town Square Financial Disclosure Schedule 4.9.1, neither Town Square Financial nor any Town Square Financial Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or arrangement with any past or present officer, director, employee or consultant of Town Square Financial or any Town Square Financial Subsidiary, except for “at will” arrangements; (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any past or present officers, directors, employees or consultants of Town Square Financial or any Town Square Financial Subsidiary; (iii) any agreement which by its terms limits or affects the payment of dividends by Town Square Financial or any Town Square Financial Subsidiary; (iv) any instrument evidencing or related to indebtedness for borrowed money in excess of $500,000, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Town Square Financial or any Town Square Financial Subsidiary is an obligor to any Person, which instrument evidences or relates to indebtedness other than deposits, FHLB advances with a term to maturity not in excess of one (1) year, repurchase agreements, bankers’ acceptances, and transactions in “federal funds” or which contains financial covenants or other non-customary restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Town Square Financial or any Town Square Financial Subsidiary; (vi) any other agreement, written or oral, which is not terminable without cause on sixty (60) days’ notice or less without penalty or payment, or that obligates Town Square Financial or any Town Square Financial Subsidiary for the payment of more than $25,000 annually or for the payment of more than $50,000 over its remaining term; or (vii) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that materially restricts or limits the conduct of business by Town Square Financial or any Town Square Financial Subsidiary.

4.9.2 Each real estate lease that will require the consent of the lessor or its agent as a result of the Merger or the Bank Merger by virtue of the terms of any such lease, is listed in Town Square Financial Disclosure Schedule 4.9.2 identifying the section of the lease that contains such prohibition or restriction. Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, to its Knowledge neither Town Square Financial nor any Town Square Financial Subsidiary is in material default under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default and all such material contracts, agreements, commitments, arrangements, leases, insurance policies and other instruments are listed on Town Square Financial Disclosure Schedule 4.9.2.

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4.9.3 True and correct copies of agreements, contracts, arrangements and instruments referred to in Section 4.9.1 and 4.9.2 have been made available to Poage Bankshares on or before the date hereof, are listed on Town Square Financial Disclosure Schedules 4.9.1 and 4.9.2 and are in full force and effect without modification on the date hereof. Except as set forth in Town Square Financial Disclosure Schedule 4.9.3, no such agreement, plan, contract, or arrangement (i) provides for acceleration of the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of Town Square Financial or any Town Square Financial Subsidiary or upon the occurrence of a subsequent event; (ii) requires Town Square Financial or any Town Square Financial Subsidiary to provide a benefit in the form of Town Square Financial Common Stock or determined by reference to the value of Town Square Financial Common Stock or (iii) contains provisions which permit an employee, director or independent contractor to terminate such agreement or arrangement without cause and continue to accrue future benefits thereunder.

4.10 Ownership of Property; Insurance Coverage.

4.10.1 Town Square Financial and each Town Square Financial Subsidiary has good and, as to real property, marketable title to all assets and properties owned by Town Square Financial or such Town Square Financial Subsidiary, as applicable, in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent consolidated statement of financial condition contained in the Town Square Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such consolidated statement of financial condition), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, reverse repurchase agreements or any transaction by a Town Square Financial Subsidiary acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Town Square Financial and the Town Square Financial Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by Town Square Financial and the Town Square Financial Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in the notes to the Town Square Financial Statements.

4.10.2 With respect to all material agreements pursuant to which Town Square Financial or any Town Square Financial Subsidiary has purchased securities subject to an agreement to resell, if any, Town Square Financial or such Town Square Financial Subsidiary, as the case may be, has a lien or security interest (which to Town Square Financial’s Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

4.10.3 Town Square Financial and each Town Square Financial Subsidiary currently maintain insurance considered by each of them to be reasonable for their respective operations. Neither Town Square Financial nor any Town Square Financial Subsidiary has received notice from any insurance carrier on or before the date hereof that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as listed on Town Square Financial Disclosure Schedule 4.10.3, there are presently no claims pending under such policies of insurance and no notices of claim have been given by Town Square Financial or any Town Square Financial Subsidiary under such policies. All such insurance is valid and enforceable and in full force and effect (other than insurance that expires in accordance with its terms), and within the last three (3) years Town Square Financial and each Town Square Financial Subsidiary has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any claims submitted under any of its insurance policies. Town Square Financial Disclosure Schedule 4.10.3 identifies all policies of insurance maintained by Town Square Financial and each Town Square Financial Subsidiary, including the name of the insurer, the policy number, the type of policy and any applicable deductibles, as well as the other matters required to be disclosed under this Section 4.10.3. Town Square Financial has made available to Poage Bankshares copies of all of the policies listed on Town Square Financial Disclosure Schedule 4.10.3.

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4.11 Legal Proceedings.

Except as set forth on Town Square Financial Disclosure Schedule 4.11, neither Town Square Financial nor any Town Square Financial Subsidiary is a party to any, and there are no pending or, to Town Square Financial’s Knowledge, threatened, legal, administrative, arbitration or other governmental proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature, (i) against Town Square Financial or any Town Square Financial Subsidiary, (ii) to which Town Square Financial or any Town Square Financial Subsidiary’s assets are or may be subject, or (iii)  which reasonably could be expected to adversely affect the ability of Town Square Financial or any Town Square Financial Subsidiary to perform under this Agreement, except for any proceeding, action, investigation or inquiry which, if adversely determined, individually or in the aggregate, would not be material to the financial condition or operations of Town Square Financial or any Town Square Financial Subsidiary.

4.12 Compliance with Applicable Law.

Except as set forth on Town Square Financial Disclosure Schedule 4.12 and in Section 4.15:

4.12.1 To Town Square Financial’s Knowledge, Town Square Financial and each Town Square Financial Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, its conduct of business and its relationship with its employees, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the Equal Credit Opportunity Act, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Fair Credit Reporting Act, the Fair Debt Collections Act, the Fair Housing Act, the Community Reinvestment Act of 1977 (“CRA”), the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither Town Square Financial nor any Town Square Financial Subsidiary has received any written notice to the contrary.

4.12.2 Town Square Financial and each Town Square Financial Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of Town Square Financial, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the Regulatory Approvals.

4.12.3 Except as disclosed in Town Square Financial Disclosure Schedule 4.12.3, for the period beginning January 1, 2011, neither Town Square Financial nor any Town Square Financial Subsidiary has received any written notification or any other communication from any Bank Regulator (i) asserting that Town Square Financial or any Town Square Financial Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization; (iii) requiring or threatening to require Town Square Financial or any Town Square Financial Subsidiary, or indicating that Town Square Financial or any Town Square Financial Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks, or engages in the insurance of bank deposits, restricting or limiting, or purporting to restrict or limit the operations of Town Square Financial or any Town Square Financial Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit the operations of Town Square Financial or any Town Square Financial Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a “Regulatory Agreement”). Neither Town Square Financial nor any Town Square Financial Subsidiary has consented to or entered into any Regulatory Agreement that is currently in effect.

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4.13 Employee Benefit Plans.

4.13.1 Town Square Financial Disclosure Schedule 4.13.1 contains a list of all written and unwritten pension, retirement, profit-sharing, thrift, savings, deferred compensation, stock option, employee stock ownership, employee stock purchase, restricted stock, severance pay, retention, vacation, bonus or other incentive plans, all employment, change in control, consulting, severance and retention agreements, all other written employee programs, arrangements or agreements, all medical, vision, dental, disability, life insurance, workers’ compensation, employee assistance or other health or welfare plans, and all other employee benefit or fringe benefit plans, including “employee benefit plans” as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Town Square Financial or any of its ERISA Affiliates for the benefit of employees, former employees, retirees (or the dependents, including spouses, of the foregoing), directors, independent contractors or other service providers to Town Square Financial and under which employees, former employees, retirees, dependents, spouses, directors, or other service providers of Town Square Financial are eligible to participate (collectively, the “Town Square Financial Benefit Plans”). Town Square Financial has furnished or otherwise made available to Poage Bankshares true and complete copies of (i) the plan documents and summary plan descriptions for each written Town Square Financial Benefit Plan, (ii) a summary of each unwritten Town Square Financial Benefit Plan (if applicable), (iii) the annual report (Form 5500 series) for the three (3) most recent years for each Town Square Financial Benefit Plan (if applicable), (iv) the actuarial valuation reports with respect to each tax-qualified Town Square Financial Benefit Plan that is a defined benefit pension plan for the three (3) most recent years, (v) all related trust agreements, insurance contracts or other funding agreements which currently implement the Town Square Financial Benefit Plans (if applicable), (vi) the most recent IRS determination letter with respect to each tax-qualified Town Square Financial Benefit Plan (or, for a Town Square Financial Benefit Plan maintained under a pre-approved prototype or volume submitter plan, the IRS determination letter on such pre-approved plan) and (vii) all substantive correspondence relating to any liability of or non-compliance relating to any Town Square Financial Benefit Plan addressed to or received from the IRS, the Department of Labor or any other Governmental Entity within the past three (3) years. Town Square Financial Disclosure Schedule 4.13.1 identifies each Town Square Financial Benefit Plan that provides for the deferral of compensation and may be subject to Section 409A of the Code (“Town Square Financial Non-Qualified Deferred Compensation Plan”) and the aggregate amounts deferred, if any, under each such Town Square Financial Non-qualified Deferred Compensation Plan as of December 31, 2012. Each Town Square Financial Non-qualified Deferred Compensation Plan has been maintained and operated in compliance with Section 409A of the Code such that no Taxes under Section 409A of the Code may be imposed on participants in such plans.

4.13.2 All Town Square Financial Benefit Plans are in material compliance with (and have been managed and administrated in accordance with) the applicable terms of ERISA, the Code and any other applicable laws. Except as set forth on Town Square Financial Disclosure Schedule 4.13.2, each Town Square Financial Benefit Plan governed by ERISA that is intended to be a qualified retirement plan under Section 401(a) of the Code has either (i) received a favorable determination letter from the IRS (and Town Square Financial is not aware of any circumstances likely to result in revocation of any such favorable determination letter) or timely application has been made therefore, or (ii) is maintained under a prototype plan which has been approved by the IRS and is entitled to rely upon the IRS National Office opinion letter issued to the prototype plan sponsor. To the Knowledge of Town Square Financial and the Town Square Financial Subsidiaries, there exists no fact which would adversely affect the qualification of any of the Town Square Financial Benefit Plans intended to be qualified under Section 401(a) of the Code, or any threatened or pending claim against any of the Town Square Financial Benefit Plans or their fiduciaries by any participant, beneficiary or Governmental Entity (other than routine claims for benefits).

4.13.3 Except as set forth on Town Square Financial Disclosure Schedule 4.13.3, no “defined benefit plan” (as defined in Section 414(j) of the Code) has been maintained at any time by Town Square Financial or any of its ERISA Affiliates for the benefit of the employees or former employees of Town Square Financial or its Subsidiaries.

4.13.4 Within the last six (6) years, neither Town Square Financial nor any of its ERISA Affiliates maintained or had any obligation to contribute to a Town Square Financial Benefit Plan which is a “multiemployer plan” within the meaning of Section 3(37) of ERISA, and within the last six (6) years neither Town Square Financial nor any of its ERISA Affiliates has incurred any withdrawal liability within the meaning of Section 4201 of ERISA to any such “multiemployer plan.” Neither Town Square Financial nor any of its ERISA Affiliates has incurred any unsatisfied liability (other than PBGC premiums) to the PBGC, the IRS or any other individual or entity under Title IV of ERISA or Section 412 of the Code, and no event or condition exists that could reasonably be expected to result in the imposition of any liability on Town Square Financial or any of its ERISA Affiliates under such provisions or that could reasonably be expected to have an adverse effect on Poage Bankshares or Home Federal.

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4.13.5 Town Square Financial has complied in all material respects with the notice and continuation requirements of Parts 6 and 7 of Subtitle B of Title I of ERISA and Section 4980B of the Code (“COBRA”), and the regulations thereunder. All reports, statements, returns and other information required to be furnished or filed with respect to Town Square Financial Benefit Plans have been timely furnished, filed or both in accordance with Sections 101 through 105 of ERISA and Sections 6057 through 6059 of the Code, and they are true, correct and complete. To Town Square Financial’s Knowledge, records with respect to Town Square Financial Benefit Plans have been maintained in compliance with Section 107 of ERISA. To Town Square Financial’s Knowledge, neither Town Square Financial nor any other fiduciary (as that term is defined in Section 3(21) of ERISA) with respect to any of Town Square Financial Benefit Plans has any liability for any breach of any fiduciary duties under Sections 404, 405 or 409 of ERISA. No Town Square Financial Benefit Plan fails to meet the applicable requirements of Section 105(h)(2) of the Code (determined without regard to whether such Town Square Financial Benefit Plan is self-insured).

4.13.6 Town Square Financial has not, with respect to any Town Square Financial Benefit Plan, nor, to Town Square Financial’s Knowledge, has any administrator of any Town Square Financial Benefit Plan, the related trusts or any trustee thereof, engaged in any prohibited transaction which would subject Town Square Financial, any ERISA Affiliate of Town Square Financial, or any Town Square Financial Benefit Plan to a Tax or penalty on prohibited transactions imposed by ERISA, Section 4975 of the Code, or to any other liability under ERISA.

4.13.7 Except as set forth on Town Square Financial Disclosure Schedule 4.13.7, Town Square Financial has no liability for retiree health and life benefits under any Town Square Financial Benefit Plan other than any benefits required under COBRA or similar state laws.

4.13.8 Except as set forth on Town Square Financial Disclosure Schedule 4.13.8, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including severance) becoming due to any director or any employee of Town Square Financial from Town Square Financial under any Town Square Financial Benefit Plan, (B) increase any benefits otherwise payable under any Town Square Financial Benefit Plan or (C) result in any acceleration of the time of payment or vesting of any such benefit. Except as set forth on Town Square Financial Disclosure Schedule 4.13.8, no payment which in connection with the transactions contemplated by this Agreement is or may reasonably be expected to be made by, from or with respect to any Town Square Financial Benefit Plan, either alone or in conjunction with any other payment will or could properly be characterized as an “excess parachute payment” under Section 280G of the Code on which an excise tax under Section 4999 of the Code is payable or will or could, either individually or collectively, provide for any payment by Town Square Financial or any of its ERISA Affiliates that would not be deductible under Code Section 162(m).

4.13.9 The actuarial present values of all accrued Town Square Financial Non-qualified Deferred Compensation Plans (including, to the extent applicable, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of Town Square Financial and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Code or Section 302 of ERISA, have been fully reflected on the Town Square Financial Statements to the extent required by and in accordance with GAAP.

4.13.10 There is not, and has not been, any trust or fund maintained by or contributed to by Town Square Financial or its employees to fund an employee benefit plan which would constitute a Voluntary Employees’ Beneficiary Association or a “welfare benefit fund” within the meaning of Section 419(a) of the Code.

4.13.11 No claim, lawsuit, arbitration or other action has been asserted or instituted or, to the Knowledge of Town Square Financial, has been threatened or is anticipated, against any Town Square Financial Benefit Plan (other than routine claims for benefits and appeals of such claims), Town Square Financial or any Town Square Financial Subsidiary or any director, officer or employee thereof, or any of the assets of any trust of any Town Square Financial Benefit Plan.

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4.14 Brokers, Finders and Financial Advisors.

Neither Town Square Financial nor any Town Square Financial Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such Person in connection with the transactions contemplated by this Agreement except for the retention of Sheshunoff & Co. by Town Square Financial and the fee payable pursuant thereto. A true and correct copy of the engagement agreement with Sheshunoff & Co., setting forth the fee payable to Sheshunoff & Co. for its services rendered to Town Square Financial in connection with the Merger and transactions contemplated by this Agreement, is attached to Town Square Financial Disclosure Schedule 4.14.

4.15 Environmental Matters.

4.15.1 Except as may be set forth in Town Square Financial Disclosure Schedule 4.15, with respect to Town Square Financial and each Town Square Financial Subsidiary:

(A) To the Knowledge of Town Square Financial and the Town Square Financial Subsidiaries, each of Town Square Financial and the Town Square Financial Subsidiaries, and the Town Square Financial Loan Properties (as defined in Section 4.15.2) are, and have been, in material compliance with any Environmental Laws;

(B) Neither Town Square Financial nor any Town Square Financial Subsidiary has received written notice in the last five (5) years that there is any material suit, claim, action, demand, executive or administrative order, directive, request for information, investigation or proceeding pending and, to the Knowledge of Town Square Financial and the Town Square Financial Subsidiaries, no such action is threatened, before any court, governmental agency or other forum against them or any Town Square Financial Loan Property (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by Town Square Financial, or any of the Town Square Financial Subsidiaries;

(C) To the Knowledge of Town Square Financial and the Town Square Financial Subsidiaries, the properties currently owned or operated by Town Square Financial or any Town Square Financial Subsidiary (including, without limitation, soil, groundwater or surface water on, or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern other than in amounts permitted under applicable Environmental Law or which are de minimis in nature and extent;

(D) There are no underground storage tanks on, in or under any properties owned or operated by Town Square Financial or any of the Town Square Financial Subsidiaries, to the Knowledge of Town Square Financial and the Town Square Financial Subsidiaries, or any Town Square Financial Loan Property, and no underground storage tanks have been closed or removed from any properties owned or operated by Town Square Financial or any of the Town Square Financial Subsidiaries, to the Knowledge of Town Square Financial and the Town Square Financial Subsidiaries, or any Town Square Financial Loan Property except as in compliance with Environmental Laws; and

(E) During the period of (a) Town Square Financial’s or any of the Town Square Financial Subsidiaries’ ownership or operation of any of their respective current properties or (b) Town Square Financial’s or any of the Town Square Financial Subsidiaries’ participation in the material management of any Town Square Financial Loan Property, to the Knowledge of Town Square Financial and the Town Square Financial Subsidiaries, there has been no material contamination by or material release of Materials of Environmental Concern in, on, under or affecting such properties. To the Knowledge of Town Square Financial and the Town Square Financial Subsidiaries, prior to the period of (x) Town Square Financial’s or any of the Town Square Financial Subsidiaries’ ownership or operation of any of their respective current properties or (y) Town Square Financial’s or any of the Town Square Financial Subsidiaries’ participation in the material management of any Town Square Financial Loan Property, there was no material contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties.

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(F) Neither Town Square Financial nor any other Town Square Financial Subsidiary has conducted any environmental studies during the past five (5) years (other than Phase I studies or Phase II studies which did not indicate any contamination of the environment by Materials of Environmental Concern above reportable levels) with respect to any properties owned or leased by it or any of its Subsidiaries, or with respect to any Town Square Financial Loan Property.

4.15.2 For purposes of this Section 4.15, “Town Square Financial Loan Property” means any property in which Town Square Financial or a Town Square Financial Subsidiary presently holds a direct or indirect security interest securing to a loan or other extension of credit made by them, including through a Town Square Financial Loan Participation, and “Town Square Financial Loan Participation” means a participation interest in a loan or other extension of credit other than by Town Square Financial or a Town Square Financial Subsidiary.

4.16 Loan Portfolio.

4.16.1 The allowances for loan losses reflected in the notes to Town Square Financial’s audited consolidated statements of financial condition at December 31, 2012 and 2011 were, and the allowance for loan losses shown in the notes to the unaudited consolidated financial statements for periods ending after December 31, 2012 were, or will be, adequate, as of the dates thereof, under GAAP.

4.16.2 Town Square Financial Disclosure Schedule 4.16.2 sets forth a listing, as of the most recently available date (and in no event earlier than March 31, 2012), by account, of: (A) each borrower, customer or other party which has notified Town Square Bank during the past twelve (12) months of, or has asserted against Town Square Financial or Town Square Bank, in each case in writing, any “lender liability” or similar claim, and, to the Knowledge of Town Square Financial and Town Square Bank, each borrower, customer or other party which has given Town Square Financial or Town Square Bank any oral notification of, or orally asserted to or against Town Square Financial or Town Square Bank, any such claim; and (B) all loans, (1) that are contractually past due ninety (90) days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of March 31, 2012 are classified as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Watch list” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4)  where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, or (5) where a specific reserve allocation exists in connection therewith; and (C) all other assets classified by Town Square Financial or Town Square Bank as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. Town Square Financial Disclosure Schedule 4.16.2 may exclude any individual loan with a principal outstanding balance of less than $100,000, provided that Town Square Financial Disclosure Schedule 4.16.2 includes, for each category described, the aggregate amount of individual loans with a principal outstanding balance of less than $100,000 that has been excluded.

4.16.3 All loans receivable (including discounts) and accrued interest entered on the books of Town Square Financial and Town Square Bank arose out of bona fide arm’s-length transactions, were made for good and valuable consideration in the ordinary course of Town Square Financial’s and Town Square Bank’ respective businesses, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be. The loans, discounts and the accrued interest reflected on the books of Town Square Financial and Town Square Bank are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by general principles of equity. All such loans are owned by Town Square Financial or Town Square Bank free and clear of any liens.

4.16.4 The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are valid, true and genuine, and what they purport to be.

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4.17 Related Party Transactions.

Neither Town Square Financial nor any Town Square Financial Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of Town Square Financial or any Town Square Financial Subsidiary, except as set forth in Town Square Financial Disclosure Schedule 4.17. Except as described in Town Square Financial Disclosure Schedule 4.17, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of Town Square Financial or any Town Square Financial Subsidiary is presently in default or, during the three (3)-year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither Town Square Financial nor any Town Square Financial Subsidiary has been notified that principal or interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation is inappropriate.

4.18 Deposits.

Except as set forth on Town Square Financial Disclosure Schedule 4.18, none of the deposits of Town Square Bank as of June 30, 2013 are a “brokered deposit” as defined in 12 C.F.R. § 337.6(a)(2).

4.19 Board Approval.

The Board of Directors of Town Square Financial determined that the Merger is fair to, and in the best interests of, Town Square Financial and its stockholders, approved and declared advisable this Agreement, the Merger, the Company Merger and the Bank Merger and the other transactions contemplated hereby, resolved to recommend adoption of this Agreement to the holders of Town Square Financial Common Stock, and directed that this Agreement be submitted to the holders of Town Square Financial Common Stock for their adoption. The Board of Directors of Town Square Financial has taken all action so that Poage Bankshares and Home Federal will not be prohibited from entering into or consummating a business combination with Town Square Financial and Town Square Bank as a result of the execution of this Agreement or the consummation of the transactions in the manner contemplated hereby, pursuant to any anti-takeover laws.

4.20 Registration Obligations.

Neither Town Square Financial nor any Town Square Financial Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

4.21 Risk Management Instruments.

All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Town Square Financial’s own account, or for the account of one or more of Town Square Financial’s Subsidiaries or their customers, in force and effect as of December 31, 2012, were entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of Town Square Financial and each Town Square Financial Subsidiary, with counterparties believed to be financially responsible at the time; and to Town Square Financial’s and each Town Square Financial Subsidiary’s Knowledge each of them constitutes the valid and legally binding obligation of Town Square Financial or such Town Square Financial Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and is in full force and effect. Neither Town Square Financial nor any Town Square Financial Subsidiary, nor any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

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4.22 Fairness Opinion.

Town Square Financial has received an opinion, a copy of which will be provided to Poage Bankshares promptly following the date of this Agreement, from Sheshunoff & Co. to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof, the Merger Consideration to be received by the shareholders of Town Square Financial pursuant to this Agreement is fair to such shareholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

4.23 Intellectual Property.

Town Square Financial and each Town Square Financial Subsidiary owns or, to Town Square Financial’s Knowledge, possesses valid and binding licenses and other rights ( subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, computer software, service marks and trademarks used in its respective business, each without payment, and neither Town Square Financial nor any Town Square Financial Subsidiary has received any notice of breach or conflict with respect thereto that asserts the rights of others. Town Square Financial and each Town Square Financial Subsidiary have performed all the obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing.

4.24 Duties as Fiduciary.

Town Square Bank (i) is not presently engaged in any line of business which requires it to act in a “Fiduciary Capacity” to any other Person and (ii) has, if required by virtue of any line of business in which it previously was engaged in a “Fiduciary Capacity,” performed all of its duties in a fashion that complied with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards in effect at that time. Town Square Bank has not received notice of any claim, allegation, or complaint from any Person that Town Square Bank failed to perform these duties in a manner that complied with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards, except for notices involving matters that have been resolved and any cost of such resolution is reflected in Town Square Financial’s Financial Statements. For purposes of this Section 4.24, the term “Fiduciary Capacity” (i) shall mean (a) acting as trustee, executor, administrator, registrar of stocks and bonds, transfer agent, guardian, assignee, receiver, or custodian under a uniform gifts to minors act and (b) possessing investment discretion on behalf of another, and (ii) shall exclude Town Square Bank’ capacity with respect to individual retirement accounts or the Town Square Financial Benefit Plans.

4.25 Employees; Labor Matters.

4.25.1 Town Square Financial Disclosure Schedule 4.25.1 sets forth the following information with respect to each employee of Town Square Financial and Town Square Financial Subsidiary as of June 30, 2013: job location, job title, current annual base salary, and years of service, and the amount of incentive compensation or bonus paid for the prior three (3) years.

4.25.2 There are no labor or collective bargaining agreements to which Town Square Financial or any Town Square Financial Subsidiary is a party. There is no union organizing effort pending or, to the Knowledge of Town Square Financial, threatened against Town Square Financial or any Town Square Financial Subsidiary. There is no labor strike, labor dispute (other than routine employee grievances that are not related to union employees), work slowdown, stoppage or lockout pending or, to the Knowledge of Town Square Financial, threatened against Town Square Financial or any Town Square Financial Subsidiary. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of Town Square Financial, threatened against Town Square Financial or any Town Square Financial Subsidiary (other than routine employee grievances that are not related to union employees). Town Square Financial and each Town Square Financial Subsidiary is in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice. Neither Town Square Financial nor any Town Square Financial Subsidiary is a party to, or bound by, any agreement for the leasing of employees.

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4.25.3 To Town Square Financial’s Knowledge, all Persons who have been treated as independent contractors by Town Square Financial or any Town Square Financial Subsidiary for Tax purposes have met the criteria to be so treated under all applicable federal, state and local Tax laws, rules and regulations.

4.26 Town Square Financial Information Supplied.

The information relating to Town Square Financial and any Town Square Financial Subsidiary to be contained in the Merger Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

4.27 Internal Controls.

4.27.1 The records, systems, controls, data and information of Town Square Financial and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Town Square Financial or Town Square Financial Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non -exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on the system of internal accounting controls described in the following sentence. Town Square Financial and Town Square Financial Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Town Square Financial has designed and implemented disclosure controls and procedures designed to ensure that material information relating to it and Town Square Financial Subsidiaries is made known to its management by others within those entities as appropriate to allow timely decisions regarding required disclosure.

4.27.2 Town Square Financial has previously disclosed, based on its most recent evaluation prior to the date hereof, to its auditors and the audit committee of the Board of Directors of Town Square Financial: (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting.

4.27.3 Since December 31, 2012, (A) neither Town Square Financial nor any of Town Square Financial Subsidiaries nor, to its knowledge, any director, officer, employee, auditor, accountant or representative of Town Square Financial or any of Town Square Financial Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of it or any of its subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that it or any of its subsidiaries has engaged in questionable accounting or auditing practices, and (B) no attorney representing Town Square Financial or any of Town Square Financial Subsidiaries, whether or not employed by it or any of Town Square Financial Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary to duty or similar violation by Town Square Financial or any of its officers, directors, employees or agents to its board of directors or any committee thereof or to any of its directors or officers.

4.28 Bank Owned Life Insurance.

Town Square Financial and each Town Square Financial Subsidiary has obtained the written consent of each employee on whose behalf bank owned life insurance (“BOLI”) has been purchased. Town Square Bank has taken all actions necessary to comply with applicable law in connection with its purchase of BOLI.

4.29 Stock Transfer Records.

The stock transfer books and records of Town Square Financial are materially complete and accurate.

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4.30 No Other Representation or Warranties.

Except for the representations and warranties contained in this Article IV, neither Town Square Financial nor any other Person on behalf of Town Square Financial is making or has made any express or implied representation or warranty with respect to Town Square Financial, or with respect to any other information provided to Poage Bankshares in connection with the transactions contemplated herein. Town Square Financial acknowledges that Poage Bankshares is making no representations or warranties other than the representations and warranties expressly contained in Article V.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF POAGE BANKSHARES

Poage Bankshares represents and warrants to Town Square Financial that the statements contained in this Article V are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), subject to the standard set forth in Section 5.1 and except as set forth in the Poage Disclosure Schedule delivered by Poage Bankshares to Town Square Financial on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date, which only need be so correct as of such earlier date, provided, however, that disclosure in any section of such Poage Disclosure Schedule shall apply only to the indicated Section of this Agreement except to the extent that it is reasonably apparent that such disclosure is relevant to another section of this Agreement. Poage Bankshares has made a good faith, diligent effort to ensure that the disclosure on each schedule of the Poage Disclosure Schedule corresponds to the Section referenced herein. References to the Knowledge of Poage Bankshares shall include the Knowledge of Home Federal.

5.1 Standard.

Except as set forth in the following sentence, no representation or warranty of Poage Bankshares contained in this Article V shall be deemed untrue or incorrect, and Poage Bankshares shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of this Article V, has had or reasonably would be expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms “material,” “materially,” “in all material respects,” “Material Adverse Effect” or similar terms or phrases in any such representation or warranty. The foregoing standard shall not apply to representations and warranties contained in Sections 5.2 (other than Sections 5.2.3, 5.2.4 and 5.2.5 and the last sentence of Sections 5.2.1) and 5.3, which shall be true and correct in all material respects.

5.2 Organization.

5.2.1 Poage Bankshares is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and is duly registered as a savings and loan holding company under the HOLA. Poage Bankshares has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

5.2.2 Home Federal is a federally chartered savings and loan association duly organized, validly existing and in good standing under the laws of the United States. The deposits in Home Federal are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Home Federal is a member in good standing of the FHLB and owns the requisite amount of stock.

5.2.3 Poage Disclosure Schedule 5.2.3 sets forth each Poage Subsidiary and its jurisdiction of incorporation or organization. Each Poage Subsidiary (other than Home Federal) is a corporation, limited liability company or other legal entity as set forth on Poage Disclosure Schedule 5.2.3, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each Poage Subsidiary is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or conduct of its business requires such qualification.

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5.2.4 The respective minute books of Poage Bankshares, Home Federal and each other Poage Subsidiary accurately record all corporate actions of their respective shareholders and Boards of Directors (including committees).

5.2.5 Prior to the date of this Agreement, Poage Bankshares has made available to Town Square Financial true and correct copies of the certificate of incorporation or articles of association, as applicable, and bylaws or other governing documents of Poage Bankshares and Home Federal and each other Poage Subsidiary.

5.2.6 Poage Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Kentucky, with its principal executive offices in Ashland, Kentucky. Poage Merger Subsidiary is a wholly owned subsidiary of Poage Bankshares.

5.2.7 Poage Bankshares and Home Federal have previously disclosed each Poage Subsidiary. Each Poage Subsidiary is a corporation, LLC or other duly organized, validly existing entity in good standing under the laws of its jurisdiction of incorporation or organization.

5.3 Capitalization.

5.3.1 The authorized capital stock of Poage Bankshares consists of (i) 30,000,000 shares of Poage Common Stock and (ii) 1,000,000 shares of preferred stock, $0.01 par value per share (“Poage Preferred Stock” and collectively with the Poage Common Stock, the “Poage Stock”). As of the date hereof, there are (i) 3,350,916 shares of Poage Common Stock validly issued and outstanding, fully paid and non-assessable and free of preemptive rights, (ii) no shares of Poage Common Stock held by Poage Bankshares as treasury stock, and (iii) no shares of Poage Preferred Stock outstanding. Home Federal does not own, of record or beneficially, any shares of Poage Stock, other than shares held as treasury stock. Neither Poage Bankshares nor any Poage Subsidiary has or is bound by any Rights or other arrangements of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on, any capital stock of Poage Bankshares, or any other security of Poage Bankshares or an Poage Subsidiary or any securities representing the right to vote, purchase or otherwise receive any capital stock of Poage Bankshares or an Poage Subsidiary or any other security of Poage Bankshares or any Poage Subsidiary, other than shares of Poage Common Stock underlying the options and restricted stock granted pursuant to benefit plans maintained by Poage Bankshares. Poage Bankshares has granted options to acquire 290,000 shares of Poage Common Stock at a weighted average exercise price of $15.00 per share. All shares of Poage Common Stock issuable pursuant to option plans maintained by Poage Bankshares will be duly authorized, validly issued, fully paid and non-assessable when issued upon the terms and conditions specified in the instruments pursuant to which they are issuable.

5.3.2 Poage Bankshares owns all of the capital stock of each Poage Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature. Except for the Poage Subsidiaries and as set forth in Poage Disclosure Schedule 5.3.2, Poage Bankshares does not possess, directly or indirectly, any equity interest in any corporate or other legal entity, except for equity interests held in the investment portfolios of Poage Bankshares or any Poage Subsidiary (which as to any one issuer, do not exceed five percent (5%) of such issuer’s outstanding equity securities) and equity interests held in connection with the lending activities of Home Federal, including stock in the FHLB.

5.3.3 To Poage Bankshares’ Knowledge, except as set in Poage Bankshares’ definitive proxy statement filed with the SEC on January 9, 2013, as of the date hereof, no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of five percent (5%) or more of the outstanding shares of Poage Common Stock.

5.3.4 No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Poage Bankshares’ shareholders may vote have been issued by Poage Bankshares and are outstanding.

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5.4 Authority; No Violation.

5.4.1 Poage Bankshares, Poage Merger Subsidiary, and Home Federal each have full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Regulatory Approvals, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Poage Bankshares, Poage Merger Subsidiary, and Home Federal and the completion by Poage Bankshares, Poage Merger Subsidiary, and Home Federal of the transactions contemplated hereby, including the Merger, the Company Merger, and the Bank Merger have been duly and validly approved by the Boards of Directors of Poage Bankshares and Home Federal. This Agreement has been duly and validly executed and delivered by Poage Bankshares, Poage Merger Subsidiary, and Home Federal and subject to Town Square Financial Shareholder Approval and the receipt of the Regulatory Approval and assuming due and valid execution and delivery of this Agreement by Town Square Financial, constitutes the valid and binding obligations of Poage Bankshares, Poage Merger Subsidiary, and Home Federal enforceable against Poage Bankshares, Poage Merger Subsidiary, and Home Federal in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.

5.4.2 (a) Neither the execution and delivery of this Agreement by Poage Bankshares nor the consummation of the transactions contemplated hereby nor compliance by Poage Bankshares with the terms and provisions hereof will (i) conflict with or result in a breach of any provision of the certificate of incorporation or articles of association, as applicable, and bylaws of Poage Bankshares or any Poage Subsidiary; (ii) subject to receipt of all Regulatory Approvals violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Poage Bankshares or any Poage Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination or amendment of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Poage Bankshares or any Poage Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Poage Bankshares or any Poage Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected.

5.5 Consents.

Except for (a) the receipt of the Regulatory Approvals and compliance with any conditions contained therein, (b) compliance with applicable requirements of the Securities Act, the Exchange Act and state securities or “blue sky” laws, (c) the filing of the certificate of merger with the Secretary of State of the Commonwealth of Kentucky and the articles of merger with the Maryland Department of Assessments and Taxation, as required, (d) the filing with the SEC of (i) the Merger Registration Statement and (ii) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (e) notification of the listing of Poage Common Stock to be issued in the Merger on the NASDAQ Capital Market and (f)  the Town Square Financial Shareholder Approval, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, to the Knowledge of Poage Bankshares, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (x) the execution and delivery of this Agreement by Poage Bankshares, Poage Merger Subsidiary, and Home Federal, the completion by Poage Merger Subsidiary of the Merger and the performance by Poage Merger Subsidiary of its hereunder or (y) the execution and delivery of the agreement and plan of merger with respect to the Company Merger and the completion of the Company Merger (z) the execution and delivery of the agreement and plan of merger with respect to the Bank Merger and the completion of the Bank Merger. Poage Bankshares has no reason to believe that (i) any Regulatory Approvals or other required consents or approvals will not be received or will include the imposition of any condition (financial or otherwise) or requirement that could reasonably be expected by Poage Bankshares to result in a Material Adverse Effect on Poage Bankshares and Home Federal, taken as a whole, or Town Square Financial and Town Square Bank, taken as a whole, or that (ii) any public body or authority having jurisdiction over the affairs of Poage Bankshares and Home Federal, the consent or approval of which is not required or pursuant to the rules of which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

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5.6 Financial Statements.

5.6.1 The Poage Regulatory Reports have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements.

5.6.2 Poage Bankshares has previously made available to Town Square Financial the Poage Financial Statements. The Poage Financial Statements fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of Poage Bankshares and the Home Federal as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

5.6.3 At the date of the most recent consolidated statement of financial condition included in the Poage Financial Statements or in the Poage Regulatory Reports, Poage Bankshares did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Poage Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

5.7 Tax Matters.

5.7.1 Poage Bankshares and the Poage Subsidiaries are members of the same affiliated group within the meaning of Code Section 1504(a). Poage Bankshares, on behalf of itself and the Poage Subsidiaries, has timely filed or caused to be filed all Tax Returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Poage Bankshares and the Poage Subsidiaries prior to the date hereof, or requests for extensions to file such returns and reports have been timely filed. All such Tax Returns are true, correct, and complete in all material respects. Poage Bankshares and the Poage Subsidiaries have timely paid or, prior to the Effective Time will pay, all Taxes, whether or not shown on such returns or reports, due or claimed to be due to any Governmental Entity prior to the Effective Time other than Taxes which are being contested in good faith. Poage Bankshares and the Poage Subsidiaries have declared on their Tax Returns all positions taken therein that could give rise to a substantial underpayment of United States Federal Income Tax within the meaning of Section 6662 of the Code (or any corresponding provision of state or local laws). The unpaid accrued but unpaid Taxes of Poage Bankshares and the Poage Subsidiaries did not, as of the most recent Poage Financial Statements, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent Poage Bankshares balance sheet (rather than in any notes thereto). Poage Bankshares and the Subsidiaries are subject to Tax audits in the ordinary course of business. Poage Bankshares management does not believe that an adverse resolution to any of such audits of which it has Knowledge would be reasonably likely to have a Material Adverse Effect on Poage Bankshares. Poage Bankshares and the Poage Subsidiaries have not been notified in writing by any jurisdiction that the jurisdiction believes that Poage Bankshares or any of the Poage Subsidiaries were required to file any Tax Return in such jurisdiction that was not filed. Neither Poage Bankshares nor any of the Poage Subsidiaries (A) has been a member of a group with which they have filed or been included in a combined, consolidated or unitary income Tax Return other than a group the common parent of which was Poage Bankshares or (B) has any liability for the Taxes of any Person (other than Poage Bankshares or any of the Poage Subsidiaries) under Treas. Reg. § 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise. As of the date hereof, all deficiencies proposed in writing as a result of any audits have been paid or settled. There are no written claims or assessments pending against Poage Bankshares or any Poage Subsidiary for any alleged deficiency in any Tax, and neither Poage Bankshares nor any Poage Subsidiary has been notified in writing of any proposed Tax claims or assessments against Poage Bankshares or any Poage Subsidiary. Poage Bankshares and the Poage Subsidiaries each have duly and timely withheld, collected and paid over to the appropriate taxing authority all amounts required to be so withheld and paid under all applicable laws, and have duly and timely filed all Tax Returns with respect to such withheld Taxes, within the time prescribed under any applicable law. Poage Bankshares and the Poage Subsidiaries have delivered to Town Square Financial true and complete copies of all Tax Returns of Poage Bankshares and the Poage Subsidiaries for taxable periods ending on or after December 31, 2008. Neither Poage Bankshares nor any of the Poage Subsidiaries is or has been a party to any “reportable transaction,” as defined in Code § 6707A(c)(1) and Treas. Reg. § 1.6011-4(b). Neither Poage Bankshares nor any of the Poage Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code § 355 or Code § 361. Neither Poage Bankshares nor any of the Poage Subsidiaries has been a United States real property holding corporation within the meaning of Code § 897(c)(2) during the applicable period specified in Code § 897(c)(1)(A)(ii).

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5.7.2 Except as provided in this Agreement, neither Poage Bankshares nor any of the Poage Subsidiaries or Affiliates has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

5.8 No Material Adverse Effect.

Except as set forth on Poage Disclosure Schedule 5.8, since September 30, 2012, no event has occurred or circumstance arisen since that date which, in the aggregate, has had or reasonably would be expected to have a Material Adverse Effect on Poage Bankshares or Home Federal.

5.9 Ownership of Property; Insurance Coverage.

5.9.1 Except as set forth on Poage Disclosure Schedule 5.9.1, Poage Bankshares and each Poage Subsidiary has good and, as to real property, marketable title to all assets and properties owned by Poage Bankshares or such Poage Subsidiary, as applicable, in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent consolidated statement of financial condition contained in the Poage Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such consolidated statement of financial condition), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, reverse repurchase agreements or any transaction by an Poage Subsidiary acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Poage Bankshares and the Poage Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by Poage Bankshares and the Poage Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in the notes to the Poage Financial Statements.

5.9.2 With respect to all material agreements pursuant to which Poage Bankshares or any Poage Subsidiary has purchased securities subject to an agreement to resell, if any, Poage Bankshares or such Poage Subsidiary, as the case may be, has a lien or security interest (which to Poage Bankshares’ Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

5.9.3 Poage Bankshares and each Poage Subsidiary currently maintain insurance considered by each of them to be reasonable for their respective operations. Neither Poage Bankshares nor any Poage Subsidiary has received notice from any insurance carrier on or before the date hereof that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as listed on Poage Disclosure Schedule 5.9.3, there are presently no claims pending under such policies of insurance and no notices of claim have been given by Poage Bankshares or any Poage Subsidiary under such policies. All such insurance is valid and enforceable and in full force and effect (other than insurance that expires in accordance with its terms), and within the last three (3) years Poage Bankshares and each Poage Subsidiary has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any claims submitted under any of its insurance policies. Poage Disclosure Schedule 5.9.3 identifies all policies of insurance maintained by Poage Bankshares and each Poage Subsidiary, including the name of the insurer, the policy number, the type of policy and any applicable deductibles, as well as the other matters required to be disclosed under this Section 5.9.3. Poage Bankshares has made available to Town Square Financial copies of all of the policies listed on Poage Disclosure Schedule 5.9.3.

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5.10 Legal Proceedings.

Except as disclosed on Poage Disclosure Schedule 5.10 and in Item 3 of Part I of Poage Bankshares’ Annual Report on Form 10-K for the fiscal year ended September 30, 2012, filed with the SEC on December 19, 2012, neither Poage Bankshares nor any Poage Subsidiary is a party to any, and there are no pending or, to the Knowledge of Poage Bankshares, threatened, legal, administrative, arbitration or other governmental proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against Poage Bankshares or any Poage Subsidiary, (ii) to which Poage Bankshares or any Poage Subsidiary’s assets are or may be subject, (iii)  which could reasonably be expected to adversely affect the ability of Poage Bankshares or any Poage Subsidiary to perform under this Agreement, except for any proceeding, action, investigation or inquiry which, if adversely determined, individually or in the aggregate, would not be material to the financial condition or operations of Poage Bankshares or any Poage Subsidiary.

5.11 Compliance with Applicable Law.

Except as set forth on Poage Disclosure Schedule 5.11:

5.11.1 To Poage Bankshares’ Knowledge, Poage Bankshares and each Poage Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, its conduct of business and its relationship with its employees, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the Equal Credit Opportunity Act, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Fair Credit Reporting Act, the Fair Debt Collections Act, the Fair Housing Act, the CRA, the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither Poage Bankshares nor any Poage Subsidiary has received any written notice to the contrary.

5.11.2 Poage Bankshares and each Poage Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of Poage Bankshares, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the Regulatory Approvals set forth in Section 8.3.

5.11.3 For the period beginning January 1, 2011, neither Poage Bankshares nor any Poage Subsidiary has received any written notification or any other communication from any Bank Regulator (i) asserting that Poage Bankshares or any Poage Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization; (iii) requiring or threatening to require Poage Bankshares or any Poage Subsidiary, or indicating that Poage Bankshares or any Poage Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks, savings and loan holding companies or insurance agencies, or engages in the insurance of bank deposits, restricting or limiting, or purporting to restrict or limit the operations of Poage Bankshares or any Poage Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit the operations of Poage Bankshares or any Poage Subsidiary. Neither Poage Bankshares nor any Poage Subsidiary has consented to or entered into any Regulatory Agreement that is currently in effect.

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5.12 Employee Benefit Plans.

5.12.1 Poage Disclosure Schedule 5.12.1 contains a list of all written and unwritten pension, retirement, profit-sharing, thrift, savings, deferred compensation, stock option, employee stock ownership, employee stock purchase, restricted stock, severance pay, retention, vacation, bonus or other incentive plans, all employment, change in control, consulting, severance and retention agreements, all other written employee programs, arrangements or agreements, all medical, vision, dental, disability, life insurance, workers’ compensation, employee assistance or other health or welfare plans, and all other employee benefit or fringe benefit plans, including “employee benefit plans” as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Poage Bankshares or any of its ERISA Affiliates for the benefit of employees, former employees, retirees (or the dependents, including spouses, of the foregoing), directors, independent contractors or other service providers to Poage Bankshares and under which employees, former employees, retirees, dependents, spouses, directors, or other service providers of Poage Bankshares are eligible to participate (collectively, the “Poage Benefit Plans”). Poage Bankshares has furnished or otherwise made available to Poage Bankshares true and complete copies of (i) the plan documents and summary plan descriptions for each written Poage Benefit Plan, (ii) a summary of each unwritten Poage Benefit Plan (if applicable), (iii) the actuarial valuation reports with respect to each tax-qualified Poage Benefit Plan that is a defined benefit pension plan for the three (3) most recent years, (iv) all related trust agreements, insurance contracts or other funding agreements which currently implement the Poage Benefit Plans (if applicable), (v) the most recent IRS determination letter with respect to each tax-qualified Poage Benefit Plan (or, for a Poage Benefit Plan maintained under a pre-approved prototype or volume submitter plan, the IRS determination letter on such pre-approved plan) and (vi) all substantive correspondence relating to any liability of or non-compliance relating to any Poage Benefit Plan addressed to or received from the IRS, the Department of Labor or any other Governmental Entity within the past three (3) years. Each Poage Non-qualified Deferred Compensation Plan has been maintained and operated in compliance with Section 409A of the Code such that no Taxes under Section 409A of the Code may be imposed on participants in such plans.

5.12.2 All Poage Benefit Plans are in material compliance with (and have been managed and administrated in accordance with) the applicable terms of ERISA, the Code and any other applicable laws. Except as set forth on Poage Disclosure Schedule 5.12.2, each Poage Benefit Plan governed by ERISA that is intended to be a qualified retirement plan under Section 401(a) of the Code has either (i) received a favorable determination letter from the IRS (and Poage Bankshares is not aware of any circumstances likely to result in revocation of any such favorable determination letter) or timely application has been made therefore, or (ii) is maintained under a prototype plan which has been approved by the IRS and is entitled to rely upon the IRS National Office opinion letter issued to the prototype plan sponsor. To the Knowledge of Poage Bankshares and the Poage Subsidiaries, there exists no fact which would adversely affect the qualification of any of the Poage Benefit Plans intended to be qualified under Section 401(a) of the Code, or any threatened or pending claim against any of the Poage Benefit Plans or their fiduciaries by any participant, beneficiary or Governmental Entity (other than routine claims for benefits).

5.12.3 Except as set forth on Poage Disclosure Schedule 5.12.3, no “defined benefit plan” (as defined in Section 414(j) of the Code) has been maintained at any time by Poage Bankshares or any of its ERISA Affiliates for the benefit of the employees or former employees of Poage Bankshares or the Poage Subsidiaries.

5.12.4 Within the last six (6) years, neither Poage Bankshares nor any of its ERISA Affiliates maintained or had any obligation to contribute to a Poage Benefit Plan which is a “multiemployer plan” within the meaning of Section 3(37) of ERISA, and within the last six (6) years neither Poage Bankshares nor any of its ERISA Affiliates has incurred any withdrawal liability within the meaning of Section 4201 of ERISA to any such “multiemployer plan.” Neither Poage Bankshares nor any of its ERISA Affiliates has incurred any unsatisfied liability (other than PBGC premiums) to the PBGC, the IRS or any other individual or entity under Title IV of ERISA or Section 412 of the Code, and no event or condition exists that could reasonably be expected to result in the imposition of any liability on Poage Bankshares or any of its ERISA Affiliates under such provisions or that could reasonably be expected to have an adverse effect on Poage Bankshares or Home Federal.

5.12.5 Poage Bankshares has complied in all material respects with the notice and continuation requirements of Parts 6 and 7 of Subtitle B of Title I of ERISA, COBRA, and the regulations thereunder. All reports, statements, returns and other information required to be furnished or filed with respect to Poage Benefit Plans have been timely furnished, filed or both in accordance with Sections 101 through 105 of ERISA and Sections 6057 through 6059 of the Code, and they are true, correct and complete. To Poage Bankshares’ Knowledge, records with respect to Poage Benefit Plans have been maintained in compliance with Section 107 of ERISA. To Poage Bankshares’ Knowledge, neither Poage Bankshares nor any other fiduciary (as that term is defined in Section 3(21) of ERISA) with respect to any of Poage Benefit Plans has any liability for any breach of any fiduciary duties under Sections 404, 405 or 409 of ERISA. No Poage Benefit Plan fails to meet the applicable requirements of Section 105(h)(2) of the Code (determined without regard to whether such Poage Benefit Plan is self-insured).

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5.13 Brokers, Finders and Financial Advisors.

Neither Poage Bankshares nor any Poage Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such Person in connection with the transactions contemplated by this Agreement, except for the retention of Keefe Bruyette & Woods, Inc. by Poage Bankshares and the fee payable thereto. A true and correct copy of the engagement agreement with Keefe Bruyette & Woods, Inc., setting forth the fee payable to Keefe Bruyette & Woods, Inc. for its services rendered to Poage Bankshares in connection with the Merger and transactions contemplated by this Agreement is attached to Poage Disclosure Schedule 5.13.

5.14 Environmental Matters.

5.14.1 Except as may be set forth in Poage Disclosure Schedule 5.14, with respect to Poage Bankshares and each Poage Subsidiary:

(A) To the Knowledge of Poage Bankshares and the Poage Subsidiaries, each of Poage Bankshares and the Poage Subsidiaries, and the Poage Loan Properties (as defined in Section 5.14.2) are, and have been, in material compliance with any Environmental Laws;

(B) Neither Poage Bankshares nor any Poage Subsidiary has received written notice in the last five (5) years that there is any material suit, claim, action, demand, executive or administrative order, directive, request for information, investigation or proceeding pending and, to the Knowledge of Poage Bankshares and the Poage Subsidiaries, no such action is threatened, before any court, governmental agency or other forum against them or any Poage Loan Property (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by Poage Bankshares, or any of the Poage Subsidiaries;

(C) To the Knowledge of Poage Bankshares and the Poage Subsidiaries, the properties currently owned or operated by Poage Bankshares or any Poage Subsidiary (including, without limitation, soil, groundwater or surface water on, or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern other than in amounts permitted under applicable Environmental Law or which are de minimis in nature and extent;

(D) There are no underground storage tanks on, in or under any properties owned or operated by Poage Bankshares or any of the Poage Subsidiaries to the Knowledge of Poage Bankshares and Poage Bankshares’ subsidiaries, any Poage Loan Property, and no underground storage tanks have been closed or removed from any properties owned or operated by Poage Bankshares or any of the Poage Subsidiaries to the Knowledge of Poage Bankshares and Poage Bankshares’ subsidiaries Poage Loan Property except as in compliance with Environmental Laws; and

(E) During the period of (a) Poage Bankshares’ or any of the Poage Subsidiaries’ ownership or operation of any of their respective current properties or (b) Poage Bankshares’ or any of the Poage Subsidiaries’ participation in the management of any Poage Loan Property, to the Knowledge of Poage Bankshares and the Poage Subsidiaries, there has been no material contamination by or material release of Materials of Environmental Concern in, on, under or affecting such properties. To the Knowledge of Poage Bankshares and the Poage Subsidiaries, prior to the period of (x) Poage Bankshares’ or any of the Poage Subsidiaries’ ownership or operation of any of their respective current properties or (y) Poage Bankshares’ or any of the Poage Subsidiaries’ participation in the management of any Poage Loan Property, there was no material contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties.

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(F) Neither Poage Bankshares nor any other Poage Subsidiary has conducted any environmental studies during the past five (5) years (other than Phase I studies or Phase II studies which did not indicate any contamination of the environment by Materials of Environmental Concern above reportable levels) with respect to any properties owned or leased by it or any of its Subsidiaries, or with respect to any Poage Loan Property.

5.14.2 For purposes of this Section 5.14, “Poage Loan Property” means any property in which Poage Bankshares or an Poage Subsidiary presently holds a direct or indirect security interest securing to a loan or other extension of credit made by them, including through an Poage Loan Participation, and “Poage Loan Participation” means a participation interest in a loan or other extension of credit other than by Poage Bankshares or an Poage Subsidiary.

5.15 Poage Bankshares Information Supplied.

The information relating to Poage Bankshares and any Poage Subsidiary to be contained in the Merger Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

5.16 Securities Documents.

Poage Bankshares has filed with the SEC all forms, reports, schedules, registration statements, definitive proxy statements and information statements or other filings (“Poage SEC Reports”) required to be filed by it with the SEC since September 30, 2012. As of their respective dates, the Poage SEC Reports complied as to form with the requirements of the Exchange Act or the Securities Act, as applicable, and the applicable rules and regulations of the SEC promulgated thereunder in all material respects. As of their respective dates and as of the date any information from the Poage SEC Reports has been incorporated by reference, the Poage SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein made, in light of the circumstances under which they were made, not misleading. Poage Bankshares has filed all material contracts, agreements and other documents or instruments required to be filed as exhibits to the Poage SEC Reports.

5.17 Internal Controls.

5.17.1 The records, systems, controls, data and information of Poage Bankshares and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Poage Bankshares or the Poage Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described in the following sentence. Poage Bankshares and the Poage Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Poage Bankshares has designed and implemented disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15D-15(e) of the Exchange Act) to ensure that material information relating to it and the Poage Subsidiaries is made known to its management by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act and Section 302 and 906 of the Sarbanes-Oxley Act.

5.17.2 Poage Bankshares has previously disclosed, based on its most recent evaluation prior to the date hereof, to its auditors and the audit committee of the Board of Directors of Poage Bankshares ; (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting.

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5.17.3 Since December 31, 2012, (A) neither Poage Bankshares nor any of the Poage Subsidiaries nor, to its knowledge, any director, officer, employee, auditor, accountant or representative of Poage Bankshares or any of the Poage Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of it or any of its subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that it or any of its subsidiaries has engaged in questionable accounting or auditing practices, and (B) no attorney representing Poage Bankshares or any of the Poage Subsidiaries, whether or not employed by it or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Poage Bankshares or any of its officers, directors, employees or agents to its board of directors or any committee thereof or to any of its directors or officers.

5.18 Poage Common Stock.

The shares of Poage Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

5.19 Available Funds.

Immediately prior to the Effective Time of the Merger, Poage Bankshares and Home Federal will have cash sufficient to pay or cause to be deposited into the Exchange Fund as required by Section 3.3.

5.20 Fairness Opinion.

Poage Bankshares has received an opinion, a copy of which will be provided to Town Square Financial promptly following the date of this Agreement, from Keefe Bruyette & Woods, Inc., to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof, the Merger Consideration to be received by the shareholders of Town Square Financial pursuant to this Agreement is fair to Poage Bankshares and its shareholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

5.21 Board Approval.

The Board of Directors of Poage Bankshares determined that the Merger is fair to, and in the best interests of, Poage Bankshares and its stockholders, approved and declared advisable this Agreement, the Merger, the Company Merger and the Bank Merger and the other transactions contemplated hereby. The Board of Directors of Poage Bankshares has taken all action so that Town Square Financial and Town Square Bank will not be prohibited from entering into or consummating a business combination with Poage Bankshares as a result of the execution of this Agreement or the consummation of the transactions in the manner contemplated hereby pursuant to any state anti-takeover laws.

5.22 Poage Merger Subsidiary.

As of the date hereof, the authorized capital stock of Poage Merger Subsidiary consists of shares of Poage Merger Subsidiary Common Stock, one hundred (100) of which are validly issued and outstanding. All of the issued and outstanding capital stock of Poage Merger Subsidiary is, as of the date hereof and will be as of immediately prior to the Effective Time, owned by Poage Bankshares, and there are (i) no other shares of capital stock or voting securities of Poage Merger Subsidiary, (ii) no securities of Poage Merger Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of Poage Merger Subsidiary, and (iii) no options or other rights to acquire from Poage Merger Subsidiary, and no obligations of Poage Merger Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Poage Merger Subsidiary, except as contemplated by this Agreement. Poage Merger Subsidiary has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement, and the other transactions contemplated by this Agreement.

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5.23 Regulatory Approval; No Financing.

Poage Bankshares has no Knowledge of any fact or circumstance that is reasonably likely to materially impair or delay receipt of any Regulatory Approvals as set forth in Section 8.3. Poage Bankshares and Home Federal do not require any additional capital or financing to consummate the transactions contemplated by this Agreement.

ARTICLE VI
COVENANTS OF TOWN SQUARE FINANCIAL

6.1 Conduct of Business.

6.1.1 Affirmative Covenants. During the period from the date of this Agreement to the Effective Time, except with the written consent (which may include consent via electronic mail) of Poage Bankshares, which consent will not be unreasonably withheld, Town Square Financial will, and it will cause each Town Square Financial Subsidiary to: operate its business only in the usual, regular and ordinary course of business; use commercially reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action which would: (i) materially adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain the Regulatory Approvals, (ii) materially adversely affect its ability to perform its covenants and agreements under this Agreement or (iii) result in the representations and warranties contained in Article IV of this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date or in any of the conditions set forth in Article IX hereof not being satisfied.

6.1.2 Negative Covenants. Town Square Financial agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement or consented to by Poage Bankshares in writing, which consent (which may include consent via electronic mail) will not be unreasonably withheld, it will not, and it will cause each of the Town Square Financial Subsidiaries not to:

(A) take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

(B) change or waive any provision of its articles of incorporation (or articles of association in the case of Town Square Bank) or bylaws, except as required by law;

(C) change the number of authorized or issued shares of its capital stock, issue any shares of Town Square Financial Common Stock that are held as Treasury Stock as of the date of this Agreement, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award of any options or stock awards, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock other than distributions equal to (i) no more than $450,000 for Town Square Financial’s 2013 tax year, less any dividends or other distributions in respect of capital stock already paid for 2013, and (ii) 39.5% of Town Square Financial’s taxable income for 2014, solely if the Closing Date is April 1, 2014 or later, or redeem or otherwise acquire any shares of capital stock, except that Town Square Financial (x) may issue shares of Town Square Financial Common Stock upon the valid exercise, in accordance with the information set forth in Town Square Financial Disclosure Schedule 4.3.1, of presently outstanding Town Square Financial Stock Options issued under the Town Square Financial Stock Option Plan, (y) may permit the vesting of Town Square Financial Restricted Stock;

(D) enter into, amend in any material respect or terminate any material contract or agreement (including without limitation any settlement agreement with respect to litigation) in excess of $50,000 annually or for the payment of more than $200,000 over its remaining term, except as contemplated by this Agreement;

(E) make application for the opening or closing of any, or open or close any, branch or automated banking facility;

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(F) grant or agree to pay any severance or termination payments, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers, employees or consultants, except (i) as may be required pursuant to commitments existing on the date hereof and set forth on Town Square Financial Disclosure Schedules 4.9.1 and 4.13.1 or as required pursuant to Section 7.6 of this Agreement, or (ii) as otherwise contemplated by this Agreement. Neither Town Square Financial nor any Town Square Financial Subsidiary shall (i) promote any employee to a rank having a title of vice president or other more senior rank, (ii) hire any employee to be employed by Town Square Financial or any Town Square Financial Subsidiary, (iii) pay or agree to pay any bonuses (discretionary or otherwise) or incentive payments, or (iv) make any salary adjustments to any employee;

(G) enter into or, except as may be required by law or any such plan or agreement or by the terms of this Agreement and the transactions contemplated herein, modify any pension, retirement, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, including the Town Square 401(k) Plan, as defined in Section 6.14 of this Agreement, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees, or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business and consistent with past practice;

(H) merge or consolidate Town Square Financial or any Town Square Financial Subsidiary with any other Person; sell or lease all or any substantial portion of the assets or business of Town Square Financial or any Town Square Financial Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other Person other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between Town Square Financial or Town Square Bank and any other Person; enter into a purchase and assumption transaction with respect to deposits and liabilities; incur deposit liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice and in keeping with prevailing competitive rates; permit the revocation or surrender by Town Square Bank of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office;

(I) sell or otherwise dispose of any capital; except for transactions with the FHLB, subject any asset of Town Square Financial or of any Town Square Financial Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, pledges in connection with acceptance of governmental deposits, and transactions in “federal funds” and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

(J) change its method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or regulatory accounting principles or by any Bank Regulator responsible for regulating Town Square Financial or Town Square Bank;

(K) waive, release, grant or transfer any rights of value or modify or change any existing indebtedness to which Town Square Financial or any Town Square Financial Subsidiary is a party other than in the ordinary course of business consistent with past practice;

(L) purchase any securities in excess of $500,000 in the aggregate, other than securities with a weighted average life of not more than one year, or sell any securities in excess of $250,000 in the aggregate;

(M) except (x) as specifically provided below, and (y) for commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed on Town Square Financial Disclosure Schedule 6.1.2(M), or (z) consistent with the Interagency Policy Statement Regarding Loan Workouts, (i) make or acquire any new loan or issue any commitment for any new loan with a principal amount of $750,000 or more (ii) restructure any loan which will result in such loan being classified as a “troubled debt restructure”, (iii) make any new loan originations or refinancing of any borrower of Town Square Bank who has an existing loan with Town Square Bank rated either “Special Mention” or “Substandard,” regardless of loan or refinancing amount (iv) make any loan or arrange other financing for any property designated as OREO, regardless of loan or financing amount (v) make or acquire any construction or residential development loan or similar credit facility commitment, regardless of loan or financing amount unless such project is owner-occupied real estate, or (vi) refinance the sale of any classified credit in the name of a third party borrower, regardless of refinancing amount, but Poage Bankshares will be deemed to have given its consent under this 6.1(M) unless Poage Bankshares objects to such transaction no later than three (3) business days after actual receipt by Poage Bankshares of all information related to the making, renewal or alteration of that loan;

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(N) enter into, renew, extend or modify any other transaction (other than a deposit transaction) with any Affiliate;

(O) enter into any futures contracts, options, interest rate caps, interest rate floors (other than interest rate floors on adjustable rate loans), interest rate exchange agreements or other agreements or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

(P) except for the execution of this Agreement, and actions taken or which will be taken in accordance with this Agreement and performance hereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

(Q) make any change in policies in existence on the date of this Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge-off of losses incurred thereon; investments; asset/liability management; or other banking policies except as may be required by changes in applicable law or regulations, GAAP or regulatory accounting principles or by a Bank Regulator;

(R) except for the execution of this Agreement, and the transactions contemplated herein and any terminations of employment, take any action that would give rise to an acceleration of the right to payment to any individual under any Town Square Financial Benefit Plan;

(S) purchase any fixed asset or make any capital expenditure in excess of $25,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof;

(T) purchase or otherwise acquire, or sell or otherwise dispose of, any assets, including but not limited to the sale of any assets in the loan portfolio, or incur any liabilities;

(U) except for existing commitments to sell any participation interest in any loan, sell any participation interest in any loan (other than sales of loans secured by one- to four-family real estate that are consistent with past practice) unless Poage Bankshares has been given the first opportunity and a reasonable time to purchase any loan participation being sold, or purchase any participation interest in any loan other than purchases of participation interests from Poage Bankshares;

(V) undertake or enter into any lease, contract or other commitment for its account, other than in the ordinary course of providing credit to customers as part of its banking business, involving a payment by Town Square Financial or any Town Square Financial Subsidiary of more than $25,000 annually, or containing any financial commitment extending beyond twelve (12) months from the date hereof;

(W) pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $25,000 individually or $100,000 in the aggregate, and that does not create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings;

(X) foreclose upon or take a deed or title to any commercial real estate without having a Phase I environmental assessment of the property conducted as of a reasonably current date and, in the event such Phase I environmental assessment of the property indicates the presence of Materials of Environmental Concern, providing notice to Poage Bankshares thereof prior to final sale;

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(Y) purchase or sell any mortgage loan servicing rights other than in the ordinary course of business consistent with past practice;

(Z) issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation) without prior consultation with Poage Bankshares and, to the extent relating to post-Closing employment, benefit or compensation information without the prior consent of Poage Bankshares (which shall not be unreasonably withheld, conditioned or delayed) or issue any broadly distributed communication of a general nature to customers without the prior approval of Poage Bankshares (which shall not be unreasonably withheld, conditioned or delayed), except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated hereby;

(AA) make, change or rescind any material election concerning Taxes or Tax Returns, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle or compromise any material Tax claim or assessment or surrender any right to claim a refund of Taxes or obtain any Tax ruling; or

(BB) enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

6.2 Subsidiaries.

Town Square Financial shall cause the proper and lawful dissolution of any of Town Square Subsidiaries that are inactive as of the date of this Agreement.

6.3 Current Information.

6.3.1 During the period from the date of this Agreement to the Effective Time, Town Square Financial will cause one or more of its representatives to confer with representatives of Poage Bankshares to inform Poage Bankshares regarding Town Square Financial’s operations at such times as Poage Bankshares may reasonably request. Town Square Financial will promptly notify Poage Bankshares of any material change in the ordinary course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) that were known or should have been known by Town Square Financial or any Town Square Financial Subsidiary, or the institution or the threat of material litigation involving Town Square Financial or any Town Square Financial Subsidiary. Without limiting the foregoing, senior officers of Poage Bankshares and Town Square Financial shall meet monthly to review, to the extent permitted by applicable law, the financial and operational affairs of Town Square Financial and the Town Square Financial Subsidiaries, and Town Square Financial shall give due consideration to Poage Bankshares’ input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, neither Poage Bankshares nor Home Federal shall under any circumstance be permitted to exercise control of Town Square Financial or any Town Square Financial Subsidiary prior to the Effective Time.

6.3.2 Town Square Financial and Poage Bankshares shall cooperate regarding a plan for the conversion of data processing and related electronic informational systems of Town Square Financial to those used by Poage Bankshares, which planning shall include, but not be limited to, discussion of the possible termination by Town Square Financial of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by Town Square Financial in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that Town Square Financial shall not be obligated to take any such action prior to the Effective Time and, unless Town Square Financial otherwise agrees and provided it is permitted by applicable law, no conversion shall take place prior to the Effective Time. Poage Bankshares and Home Federal shall indemnify Town Square Financial for any reasonable out-of-pocket fees, expenses, or charges that Town Square Financial or any Town Square Financial Subsidiary may incur as a result of taking, at the request of Poage Bankshares or any Poage Subsidiary, any action to facilitate the conversion.

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6.3.3 Town Square Financial shall provide Poage Bankshares, within fifteen (15) Business Days of the end of each calendar month, a written list of nonperforming assets (the term “nonperforming assets,” for purposes of this subsection, means (i) loans that are “troubled debt restructuring” as defined in Accounting Standards Codification 310-40, (ii) loans on nonaccrual, (iii) OREO, (iv) all loans ninety (90) days or more past due as of the end of such month and (v) and impaired loans. On a monthly basis, Town Square Financial shall provide Poage Bankshares with a schedule of all (x) loan grading changes and (y) loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan. Nothing contained in this Section 6.3.3 will require a second report to the extent such information is already to be reported by another provision of this Agreement. Town Square Financial will promptly prepare and provide Poage Bankshares with the minutes of all Town Square Financial and Town Square Bank officer and director loan committee meetings (other than minutes that discuss any of the transactions contemplated in this Agreement).

6.3.4 Town Square Financial shall promptly inform Poage Bankshares, to the extent permitted by applicable law, upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of Town Square Financial or any Town Square Financial Subsidiary under any labor or employment law.

6.4 Access to Properties and Records.

Subject to Section 11.1, Town Square Financial shall permit Poage Bankshares access upon reasonable notice and at reasonable times to its properties and those of the Town Square Financial Subsidiaries, and shall disclose and make available to Poage Bankshares during normal business hours all of its books and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors’ and shareholders’ meetings (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter that Town Square Financial reasonably determines should be kept confidential), organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which Poage Bankshares may have a reasonable interest; provided, however, that Town Square Financial shall not be required to take any action that would provide access to or to disclose information where such access or disclosure, in Town Square Financial’s reasonable judgment, would interfere with the normal conduct of Town Square Financial’s business or would violate or prejudice the rights or business interests or confidences of any customer or other Person or entity or would result in the waiver by it of the privilege protecting communications between it and any of its counsel or contravene any applicable law. Town Square Financial shall provide and shall request its auditors to provide Poage Bankshares with such historical financial information regarding it (and related audit reports and consents) as Poage Bankshares may reasonably request for Securities Law disclosure purposes. Poage Bankshares shall use commercially reasonable efforts to minimize any interference with Town Square Financial’s regular business operations during any such access to Town Square Financial’s property, books and records. Town Square Financial and each Town Square Financial Subsidiary shall permit Poage Bankshares, at Poage Bankshares’ expense, to (i) cause a Phase I environmental assessment to be performed at any physical location owned or occupied by Town Square Financial or any Town Square Financial Subsidiary and (ii) cause an appraisal to be performed in respect of any real property owned by Town Square Financial or any Town Square Financial Subsidiary.

6.5 Financial and Other Statements.

6.5.1 Promptly upon receipt thereof, Town Square Financial will furnish to Poage Bankshares copies of each annual, interim or special audit of the financial statements of Town Square Financial and the Town Square Financial Subsidiaries made by its independent registered public accountants and copies of all internal control reports submitted to Town Square Financial by such accountants, or by any other accounting firm rendering internal audit services, in connection with each annual, interim or special audit of the financial statements of Town Square Financial and the Town Square Financial Subsidiaries made by such accountants.

6.5.2 As soon as reasonably available, but in no event later than the date such documents are filed with the FDIC or FRB, Town Square Financial will deliver to Poage Bankshares the Town Square Financial Regulatory Report filed by Town Square Financial or Town Square Bank. Within twenty-five (25) days after the end of each month, Town Square Bank will deliver to Poage Bankshares a consolidating balance sheet and a consolidating statement of operations, without related notes, for such month prepared in accordance with current financial reporting practices, as well as a month-end and year to date comparison to budget.

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6.5.3 With reasonable promptness, Town Square Financial will furnish to Poage Bankshares such additional financial data that Town Square Financial possesses and as Poage Bankshares may reasonably request, including without limitation, financial statements, loan reports and deposit reports prepared for the directors.

6.6 Maintenance of Insurance.

Town Square Financial shall use commercially reasonable efforts to maintain, and to cause the Town Square Financial Subsidiaries to maintain, insurance consistent with that maintained by Town Square Financial and the Town Square Financial Subsidiaries as of the date of this Agreement and set forth in Town Square Financial Disclosure Schedule 4.10.3. Town Square Financial will promptly inform Poage Bankshares if Town Square Financial or any Town Square Financial Subsidiary receives notice from an insurance carrier that (i) an insurance policy will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to any policy of insurance will be substantially increased.

6.7 Disclosure Supplements.

From time to time prior to the Effective Time, Town Square Financial will promptly supplement or amend the Town Square Financial Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Town Square Financial Disclosure Schedule or which is necessary to correct any information in such Town Square Financial Disclosure Schedule which has been rendered materially inaccurate thereby. No supplement or amendment to such Town Square Financial Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

6.8 Consents and Approvals of Third Parties.

Town Square Financial shall use its commercially reasonable efforts, and shall cause each Town Square Financial Subsidiary to use its commercially reasonable efforts, to obtain as soon as practicable all consents and approvals of any other Persons or entities necessary for the consummation of the transactions contemplated by this Agreement.

6.9 All Reasonable Efforts.

Subject to the terms and conditions herein provided, Town Square Financial agrees to use, and agrees to cause each Town Square Financial Subsidiary to use, all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

6.10 Failure to Fulfill Conditions.

In the event that Town Square Financial determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Poage Bankshares.

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6.11 No Solicitation.

From and after the date hereof until the termination of this Agreement, Town Square Financial shall not, and shall not authorize or permit any Town Square Financial Subsidiary or any of their respective officers, directors, employees, Representatives, agents and Affiliates (including, without limitation, any investment banker, attorney or accountant retained by Town Square Financial or any of the Town Square Financial Subsidiaries), to, directly or indirectly, (i) initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance) any inquiries or the making of any proposal that constitutes, or is reasonably be expected to lead to, any Acquisition Proposal (as defined below); or (ii) enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, or employees or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its Subsidiaries to take any such action, and Town Square Financial shall promptly notify Poage Bankshares orally and in writing summarizing the relevant details relating to all inquiries and proposals which Town Square Financial or any of its Subsidiaries or any of their respective offerings, directors or employees, or, to Town Square Financial ‘s Knowledge, investment bankers, financial advisors, attorneys, accountants or other representatives of Town Square Financial may receive relating to any of such matters, provided, however, that nothing contained in this Section 6.11 shall prohibit the Board of Directors (or any committee thereof) of Town Square Financial from (i) complying with its disclosure obligations under federal or state law; or (ii) informing any Person of the restrictions set forth in this Section 6.11 or requesting clarification of any terms or conditions of an inquiry or proposal relating to an Acquisition Proposal so as to determine whether the Acquisition Proposal is, or could reasonably be expected to result in, a Superior Proposal; or (iii) prior to the time that the Town Square Financial Shareholder Approval has been obtained, furnishing information to, or entering into discussions or negotiations with, any Person that has made an unsolicited Acquisition Proposal, if (A) the Board of Directors (or any committee thereof) of Town Square Financial determines in good faith (after consultation with its financial and legal advisors), that such Acquisition Proposal is or could reasonably be expected to result in (including after review by such Person of information and after discussions or negotiations between such Person and Town Square Financial) a transaction that, if consummated and after taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal, would be more favorable to Town Square Financial’s shareholders from a financial point of view than the Merger; and (B) such Acquisition Proposal was not solicited by Town Square Financial and did not otherwise result from a breach of this Section 6.11 by Town Square Financial (such proposal that satisfies clauses (A) and (B) being referred to herein as a “Superior Proposal”); and provided, further, nothing contained in this Agreement shall prohibit Town Square Financial from disclosing any information to its shareholders that the Board of Directors (or any committee thereof) of Town Square Financial determines in good faith (after consultation with its outside legal counsel) that it is required to disclose in order to not breach its fiduciary duties to Town Square Financial’s shareholders under applicable law. Town Square Financial shall promptly, but in no event later than two (2) business days, notify Poage Bankshares of any inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with Town Square Financial or any of its representatives with respect to an Acquisition Proposal indicating, in connection with such notice, the name of such Person and the material terms and conditions of any such Acquisition Proposal. Prior to furnishing any information to any Person with respect to any Acquisition Proposal, such Person must execute a confidentiality agreement on terms with respect to confidentiality that are no less favorable in any material respect than the Confidentiality Agreement. For purposes of this Agreement, “Acquisition Proposal” shall mean any proposal or offer as to any of the following (other than the Merger) involving Town Square Financial or any Town Square Financial Subsidiary: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of Town Square Financial, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of voting stock of Town Square Financial or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

6.12 Board Meetings.

Town Square Financial and the Town Square Financial Subsidiaries shall permit one (1) representative of Poage Bankshares to attend any meeting of their respective Boards of Directors or the committees thereof, and to attend any loan committee meetings as an observer (the “Observer”) provided that neither Town Square Financial nor any Town Square Financial Subsidiary shall be required to permit the Observer to remain present during any confidential discussion of this Agreement and the transactions contemplated hereby or any Acquisition Proposal or during any other matter that the respective Boards of Directors has been advised of by counsel that such attendance by the Observer may violate a confidentiality obligation or fiduciary duty or any legal, regulatory or NASDAQ requirement, as if applicable, Poage Bankshares shall cause the Observer to honor the provisions of the Confidentiality Agreement.

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6.13 401(k) Plan Termination.

If requested by Poage Bankshares in writing prior to the Effective Time, and subject to the occurrence of the Effective Time, Town Square Financial shall cause to be adopted prior to the Effective Time resolutions of the Board of Directors of Town Square Financial and any necessary amendments to terminate any and all Town Square 401(k) Plans immediately prior to the Effective Time or cease all contributions to any and all Town Square 401(k) Plans maintained or sponsored by Town Square Financial or any of the Town Square Subsidiaries (collectively, the “Town Square 401(k) Plan”), and to prohibit the entry of new participants to the Town Square 401(k) Plan as of the day preceding the Closing Date. In the sole discretion of Poage Bankshares, the 401(k) Plan may be merged into the Poage Bankshares 401(k) Plan or terminated immediately prior to the Effective Time. The form and substance of such resolutions and any necessary amendments shall be subject to the review and approval of Poage Bankshares, which shall not be unreasonably withheld. Town Square Financial shall deliver to Poage Bankshares an executed copy of such resolutions and any necessary amendments as soon as practicable following their adoption by the Board of Directors of Town Square Financial and shall fully comply with such resolutions and any necessary amendments. If, in accordance with this Section 6.13, Poage Bankshares requests in writing that Town Square Financial freeze entry of new participants into the Town Square 401(k) Plan, Town Square Financial shall take such actions as Poage Bankshares may reasonably require in furtherance of the assumption of the Town Square 401(k) Plan by Poage Bankshares, including, but not limited to, adopting such amendments to the Town Square 401(k) Plan as may be necessary to effect such assumption.

6.14 Worker Adjustment and Retraining Notification Act.

If requested by Poage Bankshares, Town Square Financial shall take all such actions as Poage Bankshares may request in order to fully and timely comply with any and all requirements of both the federal Worker Adjustment and Retraining Notification Act of 1988 ( “WARN Act”) and any state specific WARN Act statutes, including providing notices to Town Square Financial’s employees.

ARTICLE VII
COVENANTS OF POAGE BANKSHARES

7.1 Conduct of Business.

(A) During the period from the date of this Agreement to the Effective Time, except with the written consent of Town Square Financial, which consent will not be unreasonably withheld, Poage Bankshares will, and it will cause each Poage Subsidiary to: operate its business only in the usual, regular and ordinary course of business; use reasonable best efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action which would (i) change or waive any provision of its certificate of incorporation (or articles or organization in the case of Home Federal) or bylaws in any way adverse to the rights of the Town Square Financial shareholders, except as required by law; (ii) materially adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain such approvals or consummate the Merger, the Company Merger, and the Bank Merger; (iii) materially adversely affect its ability to perform its covenants and agreements under this Agreement; (iv) result in the representations and warranties contained in Article V of this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date or in any of the conditions set forth in Article IX hereof not being satisfied; (v) prevent or impede, or be reasonably likely to prevent or impede, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(B) Prior to the Effective Time, Poage Bankshares shall deposit, or shall cause to be deposited, with the Exchange Agent the Exchange Fund.

7.2 Disclosure Supplements.

From time to time prior to the Effective Time, Poage Bankshares will promptly supplement or amend the Poage Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Poage Disclosure Schedule or which is necessary to correct any information in such Poage Disclosure Schedule which has been rendered materially inaccurate thereby. No supplement or amendment to such Poage Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

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7.3 Consents and Approvals of Third Parties.

Poage Bankshares shall use its commercially reasonable efforts, and shall cause each Poage Subsidiary to use its commercially reasonable efforts, to obtain as soon as practicable all consents and approvals of any other Persons necessary for the consummation of the transactions contemplated by this Agreement.

7.4 Reasonable Best Efforts.

Subject to the terms and conditions herein provided, Poage Bankshares agrees to use and agrees to cause each Poage Subsidiary to use reasonable best efforts in good faith to take, or cause to be taken, all action and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practicable.

7.5 Failure to Fulfill Conditions.

In the event that Poage Bankshares determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Town Square Financial.

7.6 Employee Matters.

7.6.1 Definition. “Benefit Plan Determination Date” for purposes of this Section shall mean that date selected by Poage Bankshares with respect to each Town Square Financial Benefit Plan to be maintained, frozen, terminated or replaced with a similar plan or program provided by Poage Bankshares or Home Federal (as used in this Section, Poage Bankshares and Home Federal are collectively referred to as “Poage Bankshares “) to other employees similarly situated; provided, that, the definition of Benefit Plan Determination Date shall be consistent with the premise that the compensation, employee benefits and terms and conditions of employment that are provided by Poage Bankshares after the Closing Date to Continuing Town Square Financial Employees shall be no less favorable than those provided by Poage to similarly situated employees of Poage Bankshares.

7.6.2 General Rule: Parity in Benefits; No Gaps; Credit for Service with Town Square Financial. Within a reasonable period after the Closing Date, but not before the applicable Benefit Plan Determination Date, Poage Bankshares shall provide (or shall cause to be provided by a Subsidiary of Poage Bankshares ) to all individuals who are employees of Town Square Financial or any Town Square Financial Subsidiary at the Closing Date and who remain so employed immediately following the Effective Time (the “Continuing Town Square Financial Employees” ), compensation, employee benefits and terms and conditions of employment that are substantially similar to those provided by Poage Bankshares to similarly situated employees of Poage Bankshares. Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein shall (i) operate to duplicate any benefit provided to any Continuing Town Square Financial Employees or the funding of any such benefit, (ii) be construed to limit the ability of Poage Bankshares to review employee benefit plans, programs and arrangements from time to time, to make such changes as Poage Bankshares deems appropriate in its sole and absolute discretion or to terminate such employee benefit plans, programs and arrangements provided that no such action shall discriminate against Continuing Town Square Financial Employees relative to similarly situated employees of Poage Bankshares, (iii)  create third party rights against Poage Bankshares. Poage Bankshares will use best efforts to cause its insurance providers to waive all pre-existing condition limitations and proof of insurability provisions (to the extent such limitations and provisions did not apply to a pre-existing condition under Town Square Financial’s equivalent plan) and eligibility waiting periods under such plans that would otherwise be applicable to newly-hired employees for all Continuing Town Square Financial Employees; provided that nothing in this sentence shall limit the ability of Poage Bankshares to amend or enter into new or different employee benefit plans or arrangements provided such plans or arrangements treat the Continuing Town Square Financial Employees in a substantially similar manner as employees of Poage Bankshares are treated. Poage Bankshares will cause its insurance providers to honor under such plans any deductible, co-payment and out-of-pocket expenses incurred by the Continuing Town Square Financial Employees and their covered dependents during the portion of the plan year prior to the relevant Benefit Plan Determination Date. Under all Poage Benefit Plans, service with Town Square Financial or a Town Square Financial Subsidiary shall be deemed to be service with Poage Bankshares for eligibility and vesting purposes only, but not for purposes of benefit accrual.

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7.6.3 Poage Bankshares 401(k) Plan Participation. Poage Bankshares will use its best efforts to cause each Continuing Town Square Financial Employee to be eligible to participate in the Poage 401(k) plan on the day after or as soon as practicable after the Benefit Plan Determination Date for the Town Square Financial 401(k) Plan. All rights to participate in the Poage 401(k) Plan are subject to Poage Bankshares’ right to amend or terminate the Poage 401(k) plan in its sole and absolute discretion and are subject to the terms of the Poage 401(k) plan including, but not limited to, the eligibility and vesting provisions of such plan.

7.6.4 Welfare Benefits. Each Continuing Town Square Financial Employee who remains employed on the Benefit Plan Determination Date shall be eligible to participate in group hospitalization, medical, dental, life, disability and other welfare benefit plans and programs available to similarly-situated employees of Poage Bankshares, subject to the terms of such plans and programs, and subject to complying with eligibility requirements of the respective plans and programs. With respect to any welfare benefit plan or program of Town Square Financial that Poage Bankshares determines, in its sole and absolute discretion, provides benefits of the same type or class as a corresponding plan or program maintained by Poage Bankshares, Poage Bankshares shall, unless financially burdensome or resulting in an excise tax payable by Poage Bankshares under Code Section 4980D, continue such Town Square Financial plan or program in effect for the benefit of the Continuing Town Square Financial Employees until the later of the open enrollment period with respect to the year following the year in which the Merger occurs or each Continuing Town Square Financial Employee becomes eligible to become participants in the corresponding benefit plan or program maintained by Poage Bankshares (and, with respect to any such plan or program, subject to complying with eligibility requirements and subject to the right of Poage Bankshares to terminate or amend such plan or program) so that each Continuing Town Square Financial Employee employed by Poage Bankshares has no gap in coverage under any hospitalization, medical, dental, life, disability or other welfare plan or program. For purposes of all employee welfare benefit plans, programs and agreements maintained by or contributed to by Poage Bankshares, Poage Bankshares shall treat, and in the case of an insured plan, shall use its best efforts to cause the providers of each such plan, program or arrangement to treat the service with Town Square Financial prior to the Closing Date of any Continuing Town Square Financial Employee (to the same extent such service is recognized under analogous plans, programs or arrangements of Town Square Financial prior to the Closing) as service rendered to Poage Bankshares for all purposes; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of such benefit available to any Continuing Town Square Financial Employee. Persons who were employed by Town Square Financial or any Affiliate and who were entitled to continue health coverage under COBRA or any similar state law shall continue to be entitled to COBRA coverage and coverage under similar state law under the Town Square Financial Benefit Plans that are health plans and, in the event of a termination of such plans, Poage Bankshares shall continue to provide COBRA coverage.

7.6.5 Paid Time Off Programs. Poage Bankshares will give each Continuing Town Square Financial Employee credit, for purposes of Poage Bankshares’ vacation and/or other paid leave benefit programs, for such individual’s accrued and unpaid vacation and/or paid leave balance with Town Square Financial as of the Closing Date.

7.6.6 Poage Bankshares to Honor Agreements. Subject to any required regulatory approval or satisfaction of a condition in any regulatory approval, Poage Bankshares agrees to comply with the contractual terms of all employment agreements, change in control agreements, severance agreements, deferred compensation agreements and consulting agreements that Town Square Financial has with its current and former employees and which have been identified in Town Square Financial Disclosure Schedule 4.9.1, except to the extent any such agreements shall be superseded or terminated at the Closing Date or following the Closing Date. Notwithstanding anything contained in the agreements set forth on Town Square Financial Disclosure Schedules 4.9.1 or in this Agreement, no payment shall be made under any employment, deferred compensation, change of control, severance contract, stock option plan or plan that would constitute a “parachute payment” (as such term is defined in Section 280G of the Code), and to the extent any such payment would constitute a “parachute payment,” the payment will be reduced to $1.00 less than the amount that would be considered a “parachute payment.”

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Except for the agreements described in the preceding sentences of this Section 7.6.6 and except as otherwise provided in this Agreement, subject to and following the occurrence of the Effective Time, the Town Square Financial Benefit Plans shall, in the sole and absolute discretion of Poage Bankshares, be frozen, terminated or merged into comparable plans of Poage Bankshares, effective at such time as Poage Bankshares shall determine in its sole and absolute discretion.

7.6.7 No Guarantee of Employment. Except to the extent of commitments herein or other contractual commitments, if any, specifically made or assumed by Poage Bankshares hereunder or by operation of law, Poage Bankshares shall have no obligation arising from and after the Closing Date to continue in its employ or in any specific job or to provide to any specified level of compensation or any incentive payments, benefits or perquisites to any Person who is an employee of Town Square Financial as of the Closing Date. Each Person who is an employee of Town Square Financial as of the Closing Date and who is terminated by Poage Bankshares for a reason other than cause within twelve (12) months subsequent to the Closing Date or is not offered employment with Poage Bankshares as of the Effective Time or resigns for good reason, excluding those employees who are entitled to benefits under change of control arrangements, shall be entitled to severance benefits pursuant to Town Square Financial’s severance plan or policy, or Poage Bankshares’ current severance plan or policy, if such payments would be more favorable to such Person.

7.6.8 Employment Agreement.   Poage Bankshares and Home Federal will offer Bruce VanHorn an executive level position with Poage Bankshares and Home Federal Savings and Loan Association, and the form of the employment agreement is set forth in Poage Disclosure Schedule 7.6.8.

7.7 Directors and Officers Indemnification and Insurance.

7.7.1 Poage Bankshares shall maintain in effect for six (6) years following the Effective Time, the current directors’ and officers’ liability insurance policies maintained by Town Square Financial (provided, that Poage Bankshares may substitute therefor policies or a six-year tail policy of at least the same coverage containing terms and conditions which are not materially less favorable in the aggregate) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall Poage Bankshares be required to expend pursuant to this Section 7.7.1 more than an amount equal to 175% of the current annual amount expended by Town Square Financial with respect to such insurance, as set forth in Town Square Financial Disclosure Schedule 7.7.1 (the “Maximum Amount”); provided, further, that if the amount of the aggregate premium necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Poage Bankshares shall maintain the most favorable policies of directors and officers insurance obtainable for an annual premium equal to the Maximum Amount. In connection with the foregoing, Town Square Financial agrees in order for Poage Bankshares to fulfill its agreement to provide directors’ and officers’ liability insurance policies for six (6) years to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

7.7.2 In addition to Section 7.7.1, Poage Bankshares shall, from and after the Effective Time, to the fullest extent permitted under applicable law and the current provisions of the articles of incorporation and bylaws (or comparable organizational documents) of Town Square Financial and the Town Square Financial Subsidiaries (to the extent not prohibited by federal law), indemnify, defend and hold harmless each Person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer or director of Town Square Financial or any Town Square Financial Subsidiary (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses (including attorneys’ fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Poage Bankshares, which consent shall not be unreasonably withheld, conditioned or delayed) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, investigative or administrative (each, a “Claim”) in which an Indemnified Party is or is threatened to be made a party or witness in whole or in part or arising in whole or in part out of the fact that such Person is or was a director or officer of Town Square Financial or any Town Square Financial Subsidiary or was prior to the Effective Time serving at the request of any such party as a director, officer, employee, trustee or partner of another Person or benefit plan if such Claim pertains to any matter of fact arising, existing, or occurring before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time. Any Indemnified Party wishing to claim indemnification under this Section 7.7.2 upon learning of any Claim, shall notify Poage Bankshares (but the failure so to notify Poage Bankshares shall not relieve it from any liability which it may have under this Section 7.7.2, except to the extent such failure materially prejudices Poage Bankshares ). In the event of any such Claim (whether arising before or after the Effective Time) (1) Poage Bankshares shall have the right to assume the defense thereof (in which event the Indemnified Parties will cooperate in the defense of any such matter) and upon such assumption Poage Bankshares shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Poage Bankshares elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues which raise conflicts of interest between Poage Bankshares and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and Poage Bankshares shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) except to the extent otherwise required due to conflicts of interest, Poage Bankshares shall be obligated pursuant to this paragraph to pay for only one (1) firm of counsel for all Indemnified Parties unless there is a conflict of interest that necessitates more than one law firm, and (3) Poage Bankshares shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Poage Bankshares shall also advance expenses as incurred in each case upon receipt of an undertaking from the Indemnified Party to repay such advanced expenses if it is determined by a final and nonappealable judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder.

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7.7.3 In the event that either Poage Bankshares or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Poage Bankshares shall assume the obligations set forth in this Section 7.7.

7.7.4 The obligations of Poage Bankshares provided under this Section 7.7 are intended to be enforceable against Poage Bankshares directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of Poage Bankshares.

7.8 Stock Listing.

Poage Bankshares agrees to file a notification form prior to the Effective Time for the listing on the NASDAQ Stock Market (or such other national securities exchange on which the shares of Poage Common Stock shall be listed as of the Closing Date) of the shares of Poage Common Stock to be issued in the Merger.

7.9 Reservation of Stock.

Poage Bankshares agrees at all times from the date of this Agreement until the Merger Consideration has been paid in full to reserve a sufficient number of shares of Poage Bankshares Common Stock to fulfill its obligations under this Agreement.

7.10 Communications to Town Square Financial Employees; Training.

Poage Bankshares and Town Square Financial agree that as promptly as practicable following the execution of this Agreement, meetings with employees of Town Square Financial and the Town Square Financial Subsidiaries shall be held at such locations as Poage Bankshares and Town Square Financial shall mutually agree, provided that representatives of Town Square Financial shall be permitted to attend such meetings. Poage Bankshares and Town Square Financial shall mutually agree in advance as to the scope and content of all communications to the employees of Town Square Financial and the Town Square Financial Subsidiaries. At mutually agreed upon times following execution of this Agreement, representatives of Poage Bankshares shall be permitted to meet with the employees of Town Square Financial and the Town Square Financial Subsidiaries to discuss employment opportunities with Poage Bankshares, provided that representatives of Town Square Financial shall be permitted to attend any such meeting. From and after the first date on which all Regulatory Approvals (and waivers, if applicable) and the Town Square Financial Shareholder Approval (disregarding any waiting period) have been obtained, Poage Bankshares shall also be permitted to conduct training sessions outside of normal business hours or at other times as Town Square Financial may agree, with the employees of Town Square Financial and the Town Square Financial Subsidiaries and may conduct such training seminars at any branch location of Town Square Bank; provided that Poage Bankshares will in good faith attempt to schedule such training sessions in a manner which does not unreasonably interfere with Town Square Bank’ normal business operations.

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7.11 Section 16(b).

Assuming Town Square Financial delivers to Poage Bankshares in a reasonably timely fashion prior to the Effective Time accurate information regarding those officers and directors of Town Square Financial subject to the reporting requirements of Section 16(a) of the Exchange Act (the “Town Square Financial Insiders”), the Board of Directors of Poage Bankshares and of Town Square Financial, or a committee of non-employee directors thereof (as such term is defined for the purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter, and in any event prior to the Effective Time, take all such steps as may be required to cause any dispositions of Town Square Financial Common Stock by the Town Square Financial Insiders, and any acquisitions of Poage Common Stock, or the Poage Common Stock issued pursuant to Section 3.1, by any Town Square Financial Insiders who, immediately following the Merger, will be officers or directors of Poage Bankshares subject to the reporting requirements of Section 16(a) of the Exchange Act, in each case pursuant to the transactions contemplated by this Agreement, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable law.

ARTICLE VIII
REGULATORY AND OTHER MATTERS

8.1 Meeting of Shareholders.

Town Square Financial will (i) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its shareholders as promptly as practicable after the Merger Registration Statement is declared effective by the SEC for the purpose of considering this Agreement and the Merger (the “Town Square Financial Shareholders Meeting”), except as otherwise provided in this section, (ii) subject to the following sentence, in connection with the solicitation of proxies with respect to the Town Square Financial Shareholders Meeting, have the Town Square Financial Board of Directors recommend approval of this Agreement to the Town Square Financial shareholders; and (iii) cooperate and consult with Poage Bankshares with respect to each of the foregoing matters.  The Board of Directors of Town Square Financial may fail to make such a recommendation referred to in clause (ii) above, or withdraw, modify or change any such recommendation only if such Board of Directors, after having consulted with and considered the advice of its financial and legal advisors, has determined that the making of such recommendation, or the failure to withdraw, modify or change its recommendation, would, in the view of the Town Square Financial’s Board of Directors, constitute a breach of the fiduciary duties of such directors under applicable law.

8.2 Proxy Statement-Prospectus; Merger Registration Statement.

8.2.1 For the purposes (i) of registering Poage Common Stock to be offered to holders of Town Square Financial Common Stock in connection with the Merger with the SEC under the Securities Act, and (ii) of holding the Town Square Financial Shareholders Meeting, Poage Bankshares shall draft and prepare, and Town Square Financial shall cooperate in the preparation of, the Merger Registration Statement, including a proxy statement and prospectus satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed by Town Square Financial to the Town Square Financial shareholders, together with any and all amendments or supplements thereto, being herein referred to as the “Proxy Statement-Prospectus”). Poage Bankshares shall provide Town Square Financial and its counsel with appropriate opportunity to review and comment on the Proxy Statement-Prospectus, any SEC comment letter and any response to an SEC comment letter, and shall incorporate all appropriate comments thereto, prior to the time it is initially filed with the SEC or any amendments or supplements filed with the SEC. Each of Poage Bankshares and Town Square Financial shall use its reasonable best efforts to respond to any comments of the SEC staff and have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and Town Square Financial shall thereafter promptly mail the Proxy Statement-Prospectus to its shareholders. Poage Bankshares shall also use its reasonable best efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and Town Square Financial shall furnish all information concerning Town Square Financial and the holders of Town Square Financial Common Stock as may be reasonably requested in connection with any such action.

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8.2.2 Poage Bankshares shall, as soon as practicable but no later than twenty (20) business days from the date of this Agreement, file the Merger Registration Statement with the SEC under the Securities Act in connection with the transactions contemplated by this Agreement. Poage Bankshares will advise Town Square Financial promptly after Poage Bankshares receives notice of the time when the Merger Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the registration of the shares of Poage Common Stock issuable pursuant to the Merger Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Merger Registration Statement, or for additional information, and Poage Bankshares will provide Town Square Financial with as many copies of such Merger Registration Statement and all amendments thereto promptly upon the filing thereof as Town Square Financial may reasonably request.

8.2.3 Town Square Financial and Poage Bankshares shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, Town Square Financial shall cooperate with Poage Bankshares in the preparation of a supplement or amendment to such Proxy Statement-Prospectus that corrects such misstatement or omission, and Poage Bankshares shall file an amended Merger Registration Statement with the SEC, and each of Town Square Financial and Poage Bankshares shall mail an amended Proxy Statement-Prospectus to their respective shareholders.

8.3 Regulatory Approvals.

Each of Town Square Financial and Poage Bankshares will cooperate with the other and Poage Bankshares will use reasonable efforts to promptly prepare and as soon as practicable following the date hereof but no later than ten (10) business days from the date of this Agreement file all necessary documentation to obtain all necessary permits, consents, waivers, approvals and authorizations of the Bank Regulators or any other third parties or Governmental Entities necessary to consummate the transactions contemplated by this Agreement. Town Square will use reasonable efforts to promptly prepare and as soon as practicable following the date hereof file all necessary documentation to obtain all necessary permits, consents, waivers, approvals and authorizations of third parties necessary to consummate the transactions contemplated by this Agreement. Town Square Financial and Poage Bankshares will furnish each other and each other’s counsel with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with any application, petition or other statement made by or on behalf of Town Square Financial or Poage Bankshares to any Bank Regulator or Governmental Entity in connection with the Merger, the Company Merger, and the Bank Merger and the other transactions contemplated by this Agreement. Town Square Financial shall have the right to review and approve in advance all characterizations of the information relating to Town Square Financial and any Town Square Financial Subsidiary which appears in any filing made in connection with the transactions contemplated by this Agreement with any Governmental Entity. In addition, Town Square Financial and Poage Bankshares shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any Governmental Entity prior to its filing. Each of Town Square Financial and Poage Bankshares will cooperate with each other and use their reasonable best efforts to address any conditions in any regulatory approval to allow for the consummation of the transactions contemplated by this Agreement.

ARTICLE IX
CLOSING CONDITIONS

9.1 Conditions to Each Party’s Obligations Under this Agreement.

The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

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9.1.1 Corporate Proceedings. All action required to be taken by, or on the part of, Town Square Financial and Town Square Bank to authorize the execution, delivery and performance of this Agreement, and the consummation of the Merger, the Company Merger and the Bank Merger, shall have been duly and validly taken by Town Square Financial and Town Square Bank, and Poage Bankshares shall have received copies of the resolutions evidencing such authorizations;

9.1.2 Shareholder Approval. This Agreement and each transaction contemplated hereby requiring stockholder approval shall have been approved and adopted by the requisite votes of the shareholders of Town Square Financial.

9.1.3 Injunctions. None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction, and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or Bank Regulator, that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

9.1.4 Regulatory Approvals. All Regulatory Approvals required to complete the Merger and the Bank Merger shall have been obtained and shall remain in full force and effect and all waiting periods relating thereto shall have expired.

9.1.5 Effectiveness of Merger Registration Statement. The Merger Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of Poage Bankshares Common Stock in the Merger is subject to the state securities or “blue sky” laws of any state, shall not be subject to a stop order of any state securities commissioner.

9.2 Conditions to the Obligations of Poage Bankshares under this Agreement.

The obligations of Poage Bankshares under this Agreement shall be further subject to the satisfaction of the following conditions at or prior to the Closing Date, unless waived by Poage Bankshares:

9.2.1 Representations and Warranties. Except as set forth in Town Square Financial Disclosure Schedules as of the date of this Agreement, each of the representations and warranties of Town Square Financial set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, which only need be true and correct as of such earlier date), in any case subject to the standard set forth in Section 4.1; and Town Square Financial shall have delivered to Poage Bankshares a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Town Square Financial as of the Closing Date.

9.2.2 Agreements and Covenants. Town Square Financial and each Town Square Financial Subsidiary shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by each of them at or prior to the Effective Time, and Poage Bankshares shall have received a certificate signed on behalf of Town Square Financial by the Chief Executive Officer and Chief Financial Officer of Town Square Financial, in their corporate capacities, to such effect dated as of the Closing Date.

9.2.3 Limitation on Dissenters’ Rights. As of the Closing Date, the holders of no more than 10% of the Town Square Financial Common Stock that is issued and outstanding shall have taken the actions required by applicable law to qualify their Town Square Financial Common Stock as Dissenters’ Shares.

9.2.4 Regulatory Approvals. None of the Regulatory Approvals necessary to consummate the Merger and the transactions contemplated by this Agreement shall include any term, condition or restriction upon Poage Bankshares or Home Federal that has a Material Adverse Effect on the Surviving Corporation.

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9.3 Conditions to the Obligations of Town Square Financial under this Agreement.

The obligations of Town Square Financial under this Agreement shall be further subject to the satisfaction of the following conditions at or prior to the Closing Date, unless waived by Town Square Financial:

9.3.1 Corporate Proceedings. All action required to be taken by, or on the part of, Poage Bankshares, Home Federal and Poage Bankshares Merger Subsidiary to authorize the execution, delivery and performance of this Agreement, and the consummation of the Merger, the Company Merger, and the Bank Merger, shall have been duly and validly taken by Poage Bankshares, Home Federal and Poage Bankshares Merger Subsidiary, and Town Square Financial shall have received certified copies of the resolutions evidencing such authorizations.

9.3.2 Representations and Warranties. Except as set forth in Poage Disclosure Schedules as of the date of this Agreement, each of the representations and warranties of Poage Bankshares set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, which only need be true and correct as of such earlier date), in any case subject to the standard set forth in Section 5.1; and Poage Bankshares shall have delivered to Town Square Financial a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of Poage Bankshares as of the Closing Date.

9.3.3 Agreements and Covenants. Poage Bankshares and Home Federal shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by each of them at or prior to the Effective Time, and Town Square Financial shall have received a certificate signed on behalf of Poage Bankshares by the Chief Executive Officer and Chief Financial Officer of Poage Bankshares to such effect dated as of the Closing Date.

ARTICLE X
TERMINATION, AMENDMENT AND WAIVER

10.1 Termination.

This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Merger by the shareholders of Town Square Financial (except as otherwise indicated below):

10.1.1 By the mutual written agreement of Poage Bankshares and Town Square Financial;

10.1.2 By either party (provided, that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Closing Date or shall not have been cured within thirty (30) days after written notice of such breach by the terminating party to the other party, conditioned upon the breaching party promptly commencing to cure the breach and thereafter continuing to cure the breach; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 10.1.2 unless the breach of representation or warranty, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.1 (in the case of a breach of a representation or warranty by Town Square Financial) or Section 9.3.2 (in the case of a breach of a representation or warranty by Poage Bankshares );

10.1.3 By either party (provided, that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party or its Subsidiaries, which failure by its nature cannot be cured prior to the Closing Date or shall not have been cured within thirty (30) days after written notice of such failure by the terminating party to the other party, conditioned upon the breaching party promptly commencing to cure the breach and thereafter continuing to cure; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 10.1.3 unless the breach of covenant or agreement, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.2 (in the case of a breach of covenant by Town Square Financial) or Section 9.3.3 (in the case of a breach of covenant by Poage Bankshares );

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10.1.4 By either party, if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by Poage Bankshares and Town Square Financial; provided, that no party may terminate this Agreement pursuant to this Section 10.1.4 if the failure of the Closing to have occurred on or before said date was due to such party’s material breach of any representation, warranty, covenant or other agreement contained in this Agreement;

10.1.5 By either party, if the shareholders of Town Square Financial shall have voted at the Town Square Financial Shareholders Meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve and adopt such transactions.

10.1.6 By either party if (i) final action has been taken by a Bank Regulator whose approval is required in order to satisfy the conditions to the parties’ obligations to consummate the transactions contemplated hereby as set forth in Article IX, which final action (x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby, (ii) any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, the Company Merger or the Bank Merger, and such order, decree, ruling or other action shall have become final and unappealable;

10.1.7 By Poage Bankshares if Town Square Financial has received a Superior Proposal and Town Square Financial has entered into an acquisition agreement with respect to the Superior Proposal or the Board of Directors of Town Square Financial has withdrawn its recommendation of this Agreement, has failed to make such recommendation in the Proxy Statement-Prospectus, or has modified or qualified its recommendation in a manner adverse to Poage Bankshares; or

10.1.8 By Town Square Financial if Town Square Financial has received a Superior Proposal and the Board of Directors (or any committee thereof) of Town Square Financial has made a determination to accept such Superior Proposal; provided that Town Square Financial shall not terminate this Agreement pursuant to this Section 10.1.8 and enter into a definitive agreement with respect to the Superior Proposal until the expiration of three (3) Business Days following Poage Bankshares’ receipt of written notice advising Poage Bankshares that Town Square Financial has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing) identifying the Person making the Superior Proposal and stating whether Town Square Financial intends to enter into a definitive agreement with respect to the Superior Proposal (a “Notice of Superior Proposal”). After providing such Notice of Superior Proposal, Town Square Financial shall provide a reasonable opportunity to Poage Bankshares during the five (5) Business Day period to make such adjustments in the terms and conditions of this Agreement as would enable Town Square Financial to proceed with the Merger on such adjusted terms. Any material amendment of such Superior Proposal shall require a new Notice of Superior Proposal and Town Square Financial shall be required to comply again with the requirements of this Section 10.1.8; provided, however, that references to the three (3) Business Day period above shall be deemed to be references to a two (2) Business Day period.

10.1.9 By Town Square Financial, if the Town Square Financial’s Board of Directors determines by a vote of the majority of the members of the entire Town Square Financial’s Board, at any time during the five-day period commencing with the Determination Date, if both of the following conditions are satisfied:

(i) The number obtained by dividing the Average Closing Price by the Starting Price (as defined below) (the “Poage Bankshares Ratio”) shall be less than 0.85; and

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(ii) the Poage Bankshares Ratio shall be less than (y) the number obtained by dividing the Final Index Price by the Index Price on the Starting Date (each as defined below) and subtracting 0.20 from the quotient in this clause (ii) (y) (such number in this clause (ii) (y) being referred to herein as the “Index Ratio”; subject, however, to the following three sentences. If the Town Square Financial elects to exercise its termination right pursuant to this Section 10.1.9, it shall give written notice to Poage Bankshares (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned five-day period). During the five-day period commencing with its receipt of such notice, Poage Bankshares shall have the option to increase the consideration in the form of Stock Consideration, Cash Consideration or a mixture thereof, at the sole discretion of Poage Bankshares, to be received by the holders of Town Square Financial Common Stock hereunder, by adjusting the Exchange Ratio (calculated to the nearest one one-thousandth) to equal the lesser of (x) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Starting Price, 0.20 and the Exchange Ratio by (B) the Average Closing Price and (y) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the Poage Bankshares Ratio. If Poage Bankshares so elects within such five-day period, it shall give prompt written notice to Town Square Financial of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 10.1.9 and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified.)

For purposes of this Section 10.1.9, the following terms shall have the meanings indicated.

“Acquisition Transaction” shall mean (i) a merger or consolidation, or any similar transaction, involving the relevant companies, (ii) a purchase, lease or other acquisition of all or substantially all of the assets of the relevant companies, (iii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of the relevant companies; or (iv) agreement or commitment to take any action referenced above.

“Average Closing Price” shall mean the average of the daily closing prices for shares of Poage Bankshares Common Stock for the twenty consecutive full trading days on which such shares are actually traded on the Nasdaq (as reported by The Wall Street Journal or, if not reported therein, in another authoritative source) ending on the second trading day immediately preceding the Determination Date.

“Determination Date” shall mean the first date on which all Regulatory Approvals have been received (disregarding any waiting period).

“Final Index Price” shall mean the average of the Index Prices for the twenty consecutive full trading days ending on the second trading day prior to the Determination Date.

“Index Group” shall mean the SNL U.S. Thrift Index.

“Index Price” shall mean the average closing price of the entities comprising the Index Group taken as a whole without regard to market capitalization.

“Starting Date” shall mean the last trading day immediately preceding the date of the first public announcement of entry into this Agreement.

“Starting Price” shall mean $13.65.

If Poage Bankshares or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the prices of the common stock of Poage Bankshares or such company shall be appropriately adjusted for the purposes of applying this Section 10.1.9.

10.2 Effect of Termination.

10.2.1 In the event of termination of this Agreement pursuant to any provision of Section 10.1, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of Sections 10.2, 11.1, 11.2, 11.4, 11.5, 11.6, 11.8, 11.9, 11.10, 11.11, and any other section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

10.2.2 If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

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(A) Except as provided below, whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(B) In the event of a termination of this Agreement because of fraud or a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses (including claims for loss of the economic benefits of the Mergers brought by Town Square Financial on behalf of its shareholders), sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder.

(C) As a condition of Poage Bankshares’ willingness, and in order to induce Poage Bankshares to enter into this Agreement, and to reimburse Poage Bankshares for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, Town Square Financial hereby agrees to pay Poage Bankshares, and Poage Bankshares shall be entitled to payment of, $600,000 (the “Termination Fee” ) by wire transfer of same day funds on the earlier of (x) the date of termination or, if such date is not a Business Day, on the next following Business Day or (y) within three (3) Business Days after written demand for payment is made by Poage Bankshares, as applicable, following the occurrence of any of the events set forth below:

(i) Town Square Financial terminates this Agreement pursuant to Section 10.1.8 or Poage Bankshares terminates this Agreement pursuant to Section 10.1.7; or

(ii) The entering into a definitive agreement by Town Square Financial relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving Town Square Financial within one (1) year after the occurrence of any of the following: (i) the termination of this Agreement by Poage Bankshares pursuant to Section 10.1.2 or 10.1.3 because of a breach by Town Square Financial or any Town Square Financial Subsidiary after the occurrence of a bona fide Acquisition Proposal has been publicly announced or otherwise made known to the senior management or board of directors of Town Square Financial; or (ii) the termination of this Agreement by Poage Bankshares or Town Square Financial pursuant to Section 10.1.5 because of the failure of the shareholders of Town Square Financial to approve this Agreement at the Town Square Financial Shareholders Meeting after the occurrence of an Acquisition Proposal has been publicly announced or otherwise made known to the shareholders of Town Square Financial.

(D) Town Square Financial and Poage Bankshares acknowledge that the agreements contained in this Section 10.2.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither party would enter into this Agreement. The amounts payable by Town Square Financial and Poage Bankshares pursuant to this Section 10.2.2 constitute liquidated damages and not a penalty and shall be the sole and exclusive monetary remedy of such party in the event of termination of this Agreement on the bases specified in such section.

10.3 Amendment, Extension and Waiver.

Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the shareholders of Town Square Financial), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the shareholders of Town Square Financial, there may not be, without further approval of such shareholders, any amendment of this Agreement which decreases the amount or value, or changes the form of, the Merger Consideration to be delivered to Town Square Financial’s shareholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any termination of this Agreement pursuant to this Article X may only be effected upon a vote of a majority of the entire Board of Directors of the terminating party.

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ARTICLE XI
MISCELLANEOUS

11.1 Confidentiality.

Except as specifically set forth herein, Poage Bankshares and Town Square Financial mutually agree to be bound by the terms of the Confidentiality Agreement, which are hereby incorporated herein by reference, and all information furnished by either party to the other party or its representatives pursuant hereto shall be subject to, and the parties shall hold such information in confidence in accordance with, the provisions of the Confidentiality Agreement. The parties hereto agree that the Confidentiality Agreement shall continue in accordance with their terms, notwithstanding the termination of this Agreement.

11.2 Public Announcements.

Town Square Financial and Poage Bankshares shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as may be otherwise required by law, neither Town Square Financial nor Poage Bankshares shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release or other public announcement or communication has been mutually agreed upon by the parties hereto provided, however, that nothing in this Section 11.2 shall be deemed to prohibit any party from making any disclosure which it deems necessary in order to satisfy such party’s disclosure obligations imposed by law.

11.3 Survival.

All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto shall expire and be terminated and extinguished at the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

11.4 Notices.

All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by (i) receipted hand delivery, (ii) facsimile with confirmation of transmission, (iii) mailed by prepaid registered or certified mail (return receipt requested), or (iv) by recognized overnight courier addressed as follows:

If to Town Square Financial, to:	Bruce VanHorn
President and Chief Executive Officer
Town Square Financial Corporation
9431 U.S. Route 60
Ashland, Kentucky 41101

With required copies to:	Peter G. Weinstock, Esq. Robert N. Flowers, Esq.
Hunton & Williams LLP
1445 Ross Avenue, #3700
Dallas, Texas 75202

If to Poage Bankshares, to:	Ralph E. Coffman, Sr.
President and Chief Executive Officer
Poage Bankshares, Inc.
1500 Carter Avenue
Ashland, Kentucky 41101

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With required copies to:	Kip Weissman, Esq.
Luse Gorman Pomerenk & Schick, P.C.
5335 Wisconsin Avenue, NW
Suite 780
Washington, DC 20015

or such other address as shall be furnished in writing by any party.

11.5 Parties in Interest.

This Agreement and the Voting Agreements shall be binding upon and shall inure to the benefit of the parties hereto or thereto and their respective successors and assigns; provided, however, that neither this Agreement and the Voting Agreements nor any of the rights, interests or obligations hereunder or thereunder shall be assigned by any party hereto without the prior written consent of the other party. Except for Section 7.7 hereof nothing in this Agreement is intended to confer upon any Person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement.

11.6 Complete Agreement.

This Agreement, including the exhibits and disclosure schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, and the Confidentiality Agreement, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreement) between the parties, both written and oral, with respect to its subject matter.

11.7 Counterparts.

This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original. A facsimile copy of a signature page shall be deemed to be an original signature page.

11.8 Severability.

In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

11.9 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, without giving effect to principles of conflicts of law.

11.10 Interpretation.

When a reference is made in this Agreement to articles, sections or exhibits, such reference shall be to an article or section of or exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to sections include subsections, which are part of the related section (e.g., a section numbered “Section 5.5.1” would be part of “Section 5.5” and references to “Section 5.5” would also refer to material contained in the subsection described as “Section 5.5.1”). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Preamble to this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

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11.11 Specific Performance.

The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, without the posting of bond or other security, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each party agrees that it will not seek and will agree to waive any requirement for the securing or posting of a bond in connection with the other party’s seeking or obtaining such relief.

11.12 Waiver of Trial by Jury.

The parties hereto hereby knowingly, voluntarily and intentionally waive the right any may have to a trial by jury in respect to any litigation based hereon, or rising out of, under, or in connection with this Agreement and any agreement contemplated to be executed in connection herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party in connection with such agreements.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.

POAGE BANKSHARES, INC.

/s/ Ralph E. Coffman, Jr.
Name:	Ralph E. Coffman, Jr.
Title:	President and Chief Executive Officer

POAGE MERGER SUBSIDIARY, INC.

/s/ Ralph E. Coffman, Jr.
Name:	Ralph E. Coffman, Jr.
Title:	President and Chief Executive Officer

HOME FEDERAL SAVINGS AND LOAN ASSOCIATION

/s/ Ralph E. Coffman, Jr.
Name:	Ralph E. Coffman, Jr.
Title:	President and Chief Executive Officer

TOWN SQUARE FINANCIAL CORPORATION

/s/ Bruce VanHorn
Name:	Bruce VanHorn
Title:	President and Chief Executive Officer

TOWN SQUARE BANK

/s/ Bruce VanHorn
Name:	Bruce VanHorn
Title:	President and Chief Executive Officer

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APPENDIX B

October 8, 2013

Board of Directors

Town Square Financial Corporation

9431 U.S. Route 60

Ashland, Kentucky 41102

Members of the Board:

You have requested Sheshunoff & Co. Investment Banking (“Sheshunoff”) to render its opinion as to the fairness, from a financial point of view, to Town Square Financial Corporation (“Town”), a bank holding company organized as a Kentucky corporation, of the consideration to be paid to the Town shareholders in the proposed merger of Town with and into Poage Bankshares, Inc., a Maryland corporation (“Poage”) (the “Merger”). Town’s subsidiary, Town Square Bank, will be merged into Poage’s wholly-owned subsidiary, Home Federal Savings and Loan Association, at the completion of the Merger.

Pursuant to the draft Agreement dated October 3, 2013, shareholders of Town Square Financial have the right to elect to receive 2.3289 shares of Poage common stock or $33.86 in cash for each share of Town Square Financial common stock owned, subject to 55% of the aggregate consideration being in Poage stock and 45% in cash. The aggregate consideration is approximately $14.7 million, or a price per share to Town Square Financial common stockholders of $33.86. The exchange ratio may be adjusted if the twenty-day average trading price ending on the trading day immediately preceding the Determination Date as defined in the Agreement (“Closing Trading Price”) is more than 20 percent below the Initial Trading Price. The value and the composition of the total merger consideration may be adjusted pursuant to the terms of the Agreement.

Sheshunoff is regularly engaged in the valuation of securities in connection with mergers and acquisitions and valuations for tax, financial reporting, corporate and other purposes. Sheshunoff is experienced in these activities and has performed assignments similar in nature to that requested by Town.

In connection with its opinion, Sheshunoff, among other things:

1.	Reviewed the latest draft of the Agreement dated October 3, 2013;

2.	Discussed the terms of the Agreement with the management of Town and Town’s legal counsel;

3.	Conducted conversations with management of Town regarding recent and projected financial performance of Town;

901 South Mopac Expressway, Building V, Suite 140, Austin, TX 78746 ½ Phone 800.279.2241 ½ Fax 512.479.8200 ½ www.SheshunoffIB.com

B-1

Board of Directors

Town Square Financial Corporation

October 8, 2013

4.	Evaluated the financial condition of Town based upon a review of regulatory reports for the five-year period ended December 31, 2012 and interim period through June 30, 2013, and internally-prepared financial reports for the interim period through September 30, 2013;

5.	Compared Town’s recent operating results with those of certain other banks in the United States that have recently been acquired;

6.	Compared the pricing multiples for Town in the Merger to recent acquisitions of banks in the United States and the states contiguous to Kentucky with similar characteristics to Town;

7.	Analyzed the present value of the after-tax cash flows based on projections on a stand-alone basis approved by Town through the year 2017;

8.	Reviewed the potential pro forma impact of the Merger on the combined company’s results and certain financial performance measures of Poage and Town;

9.	Compared Town’s recent operating results and pricing multiples with those of certain other publicly traded thrifts in the United States that Sheshunoff deemed relevant;

10.	Compared the historical stock price data and trading volume of Poage to certain relevant indices; and

11.	Performed such other analyses deemed appropriate.

For the purposes of this opinion, Sheshunoff assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to us by Town for the purposes of this opinion. Sheshunoff assumed that any projections provided or approved by Town were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Town’s management. Sheshunoff has assumed such forecasts and projections will be realized in the amounts and at the times contemplated thereby. Sheshunoff assumes no responsibility for and expresses no opinion on any such projections or the assumptions on which they are based. In addition, where appropriate, Sheshunoff relied upon publicly available information that is believed to be reliable, accurate, and complete; however, we cannot guarantee the reliability, accuracy, or completeness of any such publicly available information.

Sheshunoff did not make an independent evaluation of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities) of Town or Poage nor was Sheshunoff furnished with any such appraisals. Sheshunoff assumed that any off-balance sheet activities of Town or Poage will not materially and adversely impact the future financial position or results of operations of Poage after the Merger. Sheshunoff is not an expert in the evaluation of loan portfolios for the purposes of assessing the adequacy of the allowance for loan and lease losses and assumed that such allowances for Town and Poage are, respectively, adequate to cover such losses. In addition, we have not reviewed any individual credit files or made an independent evaluation, appraisal or physical inspection of the assets or individual properties of Town or Poage nor has Sheshunoff been furnished with any such evaluations or appraisals. Sheshunoff did not perform an onsite review of Town or Poage in the preparation of this opinion.

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Board of Directors

Town Square Financial Corporation

October 8, 2013

Sheshunoff assumed that the latest draft of the Agreement, as provided to Sheshunoff, will be without any amendment or waiver of, or delay in the fulfillment of, any terms or conditions set forth in the terms provided to Sheshunoff or any subsequent development that would have a material adverse effect on Town or Poage and thereby on the results of our analyses. Sheshunoff assumed that any and all regulatory approvals, if required, will be received in a timely fashion and without any conditions or requirements that could adversely affect the operations or financial condition of Poage after the completion of the Merger.

Sheshunoff’s opinion is necessarily based on economic, market, regulatory, and other conditions as in effect on, and the information made available to us as of the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion and the resulting conclusion, and we assume no responsibility for advising any person of any change in any matter affecting this opinion. Sheshunoff assumed that there are no material changes in the assets, financial condition, results of operations, regulatory standing, business or prospects of Town since the date of the last financial statement reviewed by us. Town’s management has advised us that they know of no additional information that would have a material effect on this opinion. This opinion does not address any legal, regulatory, tax or accounting matters, as to which Town has informed us that they have received such advice as they deem necessary from qualified professionals.

Sheshunoff expresses no opinion on the underlying decision by Town to engage in the Merger or the relative merits of the Merger as compared to the other transactions or business strategies that might be available to Town. This opinion is not an appraisal or opinion of value but is limited to the fairness of the Merger, from a financial point of view, to Town. We do not express any view, nor does this opinion, on any other term or aspect of the Merger, including, without limitation, (i) the fairness of the Merger to any class of securities, creditors or constituencies of Town or (ii) the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors, or employees of Town resulting directly or indirectly from the completion of the transactions as contemplated in the Merger.

This letter and the opinion expressed herein do not constitute a recommendation to any shareholder as to any approval of the Merger. Sheshunoff is an independent contractor for the purposes of this engagement and owes its duty solely to Town and not to any third party, including, without limitation, any individual board members or shareholders. Sheshunoff specifically disclaims any liability or fiduciary duties to Town’s shareholders or any third parties. It is understood that this letter, and the opinion expressed herein, is for the information of the Board of Directors of Town and may not be used for any other purpose without Sheshunoff’s prior written consent, except as may be required by law or by a court of competent jurisdiction and except that this opinion may be included in any filing with respect to the Merger with the Securities and Exchange Commission or proxy statement or similar communication to Town’s stockholders provided that this opinion is included in its entirety.

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Board of Directors

Town Square Financial Corporation

October 8, 2013

Sheshunoff’s fairness opinion is solely for the information of the Board of Directors of Town in the discharge of its fiduciary obligations and not for any other third party, including, without limitation, individual board members or Town’s shareholders. Town retained Sheshunoff to act as a financial advisor in the possible sale of Town based upon Sheshunoff’s reputation in bank valuations, mergers and acquisitions, and familiarity with the banking business. Town placed no limit on the scope of our analyses. In addition, Town agreed to pay a retainer, reimburse Sheshunoff’s expenses and to indemnify Sheshunoff and its officers, employees and affiliates for certain liabilities that may arise out of this engagement.

Sheshunoff will receive a fee for rendering its opinion that is not contingent upon the completion of the Merger and additional fees that are contingent upon consummation of the Merger. While Sheshunoff has not, an affiliate has provided other services to Town for which they received compensation during the last two years. This opinion and the analyses supporting it were approved by a fairness committee of Sheshunoff.

Based on the foregoing and such other matters Sheshunoff deemed relevant, it is our opinion, as of the date hereof, that the consideration to be received pursuant to the Merger is fair to Town, from a financial point of view.

Very truly yours,

SHESHUNOFF & CO.
INVESTMENT BANKING, L.P.

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APPENDIX C

Dissenter’s Rights Pursuant to Chapter 271B of the
Kentucky Business Corporation Act

271B.13-010.  Definitions for subtitle.

As used in this subtitle:

(1)  “Corporation” means the issuer of the shares held by a dissenter, except that in the case of a merger where the issuing corporation is not the surviving corporation, then, after consummation of the merger, “corporation” shall mean the surviving corporation.

(2)  “Dissenter” means a shareholder who is entitled to dissent from corporate action under KRS 271B.13-020 and who exercises that right when and in the manner required by KRS 271B.13-200 to 271B.13-280.

(3)  “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. In any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2), “fair value” shall be at least an amount required to be paid under KRS 271B.12-220(2) in order to be exempt from the requirements of KRS 271B.12-210.

(4)  “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5)  “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6)  “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7)  “Shareholder” means the record shareholder or the beneficial shareholder.

271B.13-020.  Right to dissent.

(1)  A shareholder shall be entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

(a)  Consummation of a plan of merger to which the corporation is a party:

1.  If shareholder approval is required for the merger by KRS 271B.11-030 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

2.  If the corporation is a subsidiary that is merged with its parent under KRS 271B.11-040;

(b)  Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(c)  Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

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(d)  Consummation of a plan of conversion of the corporation into a limited liability company or statutory trust;

(e)  An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it:

1.  Alters or abolishes a preferential right of the shares to a distribution or in dissolution;

2.  Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

3.  Excludes or limits the right of the shares to vote on any matter other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

4.  Reduces the number of shares owned by the shareholder to a fraction of a share, if the fractional share so created is to be acquired for cash under KRS 271B.6-040;

(f)  Any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2); or

(g)  Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(2)  A shareholder entitled to dissent and obtain payment for his shares under this chapter shall not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

271B.13-030.  Dissent by nominees and beneficial owners.

(1)  A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he shall dissent with respect to all shares beneficially owned by any one (1) person and notify the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this subsection shall be determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

(2)  A beneficial shareholder may assert dissenters’ rights as to shares held on his behalf only if:

(a)  He submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(b)  He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

271B.13-200.  Notice of dissenters’ rights.

(1)  If proposed corporate action creating dissenters’ rights under KRS 271B.13-020 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this subtitle and the corporation shall undertake to provide a copy of this subtitle to any shareholder entitled to vote at the shareholders’ meeting upon request of that shareholder.

(2)  If corporate action creating dissenters’ rights under KRS 271B.13-020 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in KRS 271B.13-220.

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271B.13-210.  Notice of intent to demand payment.

(1)  If proposed corporate action creating dissenters’ rights under KRS 271B.13-020 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights:

(a)  Shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b)  Shall not vote his shares in favor of the proposed action.

(2)  A shareholder who does not satisfy the requirements of subsection (1) of this section shall not be entitled to payment for his shares under this chapter.

271B.13-220.  Dissenters’ notice.

(1)  If proposed corporate action creating dissenters’ rights under KRS 271B.13-020 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of KRS 271B.13-210.

(2)  The dissenters’ notice shall be sent no later than ten (10) days after the date the proposed corporate action was authorized by the shareholders, or, if no shareholder authorization was obtained, by the board of directors, and shall:

(a)  State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(b)  Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(c)  Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d)  Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30), nor more than sixty (60) days after the date the notice provided in subsection (1) of this section is delivered; and

(e)  Be accompanied by a copy of this subtitle.

271B.13-230.  Duty to demand payment.

(1)  A shareholder who is sent a dissenters’ notice described in KRS 271B.13-220 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters’ notice pursuant to subsection (2)(c) of KRS 271B.13-220, and deposit his certificates in accordance with the terms of the notice.

(2)  The shareholder who demands payment and deposits his share certificates under subsection (1) of this section shall retain all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(3)  A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, shall not be entitled to payment for his shares under this subtitle.

271B.13-240.  Share restrictions.

(1)  The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under KRS 271B.13-260.

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(2)  The person for whom dissenters’ rights are asserted as to uncertificated shares shall retain all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

271B.13-250.  Payment.

(1)  Except as provided in KRS 271B.13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with KRS 271B.13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

(2)  The payment shall be accompanied by:

(a)  The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(b)  A statement of the corporation’s estimate of the fair value of the shares;

(c)  An explanation of how the interest was calculated; and

(d)  A statement of the dissenter’s right to demand payment under KRS 271B.13-280.

271B.13-260.  Failure to take action.

(1)  If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2)  If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters’ notice under KRS 271B.13-220 and repeat the payment demand procedure.

271B.13-270.  After-acquired shares.

(1)  A corporation may elect to withhold payment required by KRS 271B.13-250 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2)  To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under KRS 271B.13-280.

271B.13-280.  Procedure if shareholder dissatisfied with payment or offer.

(1)  A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under KRS 271B.13-250 ), or reject the corporation’s offer under KRS 271B.13-270 and demand payment of the fair value of his shares and interest due, if:

(a)  The dissenter believes that the amount paid under KRS 271B.13-250 or offered under KRS 271B.13-270 is less than the fair value of his shares or that the interest due is incorrectly calculated;

(b)  The corporation fails to make payment under KRS 271B.13-250 within sixty (60) days after the date set for demanding payment; or

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(c)  The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

(2)  A dissenter waives his right to demand payment under this section unless he shall notify the corporation of his demand in writing under subsection (1) of this section within thirty (30) days after the corporation made or offered payment for his shares.

271B.13-300.  Court action.

(1)  If a demand for payment under KRS 271B.13-280 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2)  The corporation shall commence the proceeding in the Circuit Court of the county where a corporation’s principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(3)  The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4)  The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section shall be plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters shall be entitled to the same discovery rights as parties in other civil proceedings.

(5)  Each dissenter made a party to the proceeding shall be entitled to judgment:

(a)  For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or

(b)  For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under KRS 271B.13-270.

271B.13-310.  Court costs and counsel fees.

(1)  The court in an appraisal proceeding commenced under KRS 271B.13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under KRS 271B.13-280.

(2)  The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a)  Against the corporation and in favor of any or all dissenters, if the court finds the corporation did not substantially comply with the requirements of KRS 271B.13-200 to 271B.13-280; or

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(b)  Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this subtitle.

(3)  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

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APPENDIX D

Index to Consolidated Financial Statements of

Town Square Financial Corporation

Consolidated Balance Sheets as of September 30, 2013 and December 31, 2012 and 2011 (unaudited)	D-2

Consolidated Statements of Income for the Nine Months Ended September 30, 2013 and 2012 and the Years Ended December 31, 2012 and 2011 (unaudited)	D-3

Consolidated Statements of Comprehensive Income for the Nine Months Ended September 30, 2013 and 2012 and the Years Ended December 31, 2012 and 2011 (unaudited)	D-4

Consolidated Statements of Changes in Stockholders’ Equity for the Nine Months Ended September 30, 2013 and Years Ended December 31, 2012 and 2011(unaudited)	D-5

Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2013 and 2012 and Years Ended December 31, 2012 and 2011(unaudited)	D-6

Notes to the Consolidated Financial Statements	D-7-40

Management’s Discussion and Analysis of Financial Condition and Results of Operations	D-41-53

D-1

TOWN SQUARE FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2013 AND DECEMBER 31, 2012 AND 2011 (UNAUDITED)
(dollars in thousands)

	Unaudited September 30,	Unaudited December 31,
	2013	2012	2011
ASSETS
Cash and Cash Equivalents
Cash and due from banks	$4,877	$4,031	$5,922
Interest-bearing deposits	77	66	66
Federal funds sold	244	1,508	5,137
Total Cash and Cash Equivalents	5,198	5,605	11,125

Investment Securities
Available-for-sale	17,157	21,902	27,399
Held-to-maturity (fair value of $206, $570 and $586 as of 2013, 2012 and 2011)	200	548	557
Total Investment Securities	17,357	22,450	27,956

Loans	126,831	133,596	132,439
Allowance for loan losses	(1,492)	(1,673)	(1,616)
Net loans	125,339	131,923	130,823

Premises and equipment, net	2,648	2,701	2,817
Accrued interest receivable	482	594	679
FHLB and BBK stock at cost	968	968	955
Other real estate owned	29	1,076	2,277
Other assets	321	477	682

TOTAL ASSETS	$152,342	$165,794	$177,314

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest bearing	$25,313	$26,270	$21,020
Interest bearing	101,157	119,022	122,076
Total Deposits	126,470	145,292	143,096

FHLB borrowings	7,000	3,000	17,033
Subordinated debenture	4,124	4,124	4,124
Accrued interest payable	31	63	95
Other liabilities	488	222	307

TOTAL LIABILITIES	138,113	152,701	164,655

STOCKHOLDERS’ EQUITY
Common stock, $5 par value, 1,000,000 shares authorized, 435,398 shares outstanding	11,046	11,046	11,046
Additional paid-in capital	23	25	30
Retained earnings	5,899	4,180	4,142
Accumulated other comprehensive income	140	769	424
Treasury stock, at cost	(2,879)	(2,927)	(2,983)

TOTAL STOCKHOLDERS’ EQUITY	14,229	13,093	12,659

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$152,342	$165,794	$177,314

See accompanying notes.

D-2

TOWN SQUARE FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

(dollars in thousands)

	Unaudited Nine Months Ended September 30,		Unaudited Year Ended December 31,
	2013	2012	2012	2011
INTEREST INCOME
Interest and fees on loans	$5,567	$6,020	$7,961	$8,166
Interest on taxable investment securities	213	329	407	460
Interest on tax-exempt investment securities	113	105	142	111
Interest income on federal funds sold	3	4	4	3
Other interest	25	27	37	39
TOTAL INTEREST INCOME	5,921	6,485	8,551	8,779

INTEREST EXPENSE
Interest expense on deposits	660	1,129	1,453	1,699
Interest expense on subordinated debenture	66	110	133	278
Other interest expense	9	301	542	445
TOTAL INTEREST EXPENSE	735	1,540	2,128	2,422

NET INTEREST INCOME	5,186	4,945	6,423	6,357

Provision for loan losses	328	247	647	1,013

NET INTEREST INCOME AFTER PROVISIONS FOR LOAN LOSSES	4,858	4,698	5,776	5,344

OTHER INCOME (LOSS)
Service charges on deposit accounts	403	360	497	462
Other customer fees	591	561	739	711
Gain (loss) on sales of loans	-	-	118	(56)
Gain (loss) on OREO transactions	93	(939)	(1,044)	77
Loss on sales of other assets	-	-	-	(4)
Securities gains	37	-	-	13
TOTAL OTHER INCOME	1,124	(18)	310	1,203

OTHER EXPENSES
Salaries and employee benefits	2,040	2,085	2,794	2,826
Net occupancy expenses	323	307	418	444
Equipment expenses	218	227	324	319
Data processing	443	421	567	522
Advertising	130	207	261	320
Franchise tax	124	116	156	148
Other expenses	943	1,229	1,528	1,446
TOTAL OTHER EXPENSES	4,221	4,592	6,048	6,025

NET INCOME	$1,761	$88	$38	$522

See accompanying notes.

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TOWN SQUARE FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

(dollars in thousands)

	Unaudited Nine Months Ended September 30,		Unaudited Year Ended December 31,
	2013	2012	2012	2011

NET INCOME	$1,761	$88	$38	$522

OTHER COMPREHENSIVE INCOME:
Unrealized gains on securities:
Arising during the year	(592)	442	345	631
Reclassification to net income	(37)	-	-	(13)
TOTAL OTHER COMPREHENSIVE INCOME	(629)	442	345	618

COMPREHENSIVE INCOME	$1,132	$530	$383	$1,140

See accompanying notes.

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TOWN SQUARE FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

(dollars in thousands)

	Number of Shares	Common Stock	Additional l Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Treasury Stock	Total Stockholder’s Equity

BALANCES, JANUARY 1, 2011	435,398	$11,046	$7	$4,040	$(194)	$(3,513)	$11,386

Net income				522			522
Sales of treasury stock			23			530	553
Other comprehensive income:
Change in unrealized gain (loss) on securities available-for-sale					618		618

Cash dividends ($.60 /share)				(420)			(420)

BALANCES, DECEMBER 31, 2011	435,398	11,046	30	4,142	424	(2,983)	12,659

Net income				38			38
Sales of treasury stock			(5)			56	51
Other comprehensive income:
Change in unrealized gain (loss) on securities available-for-sale					345	-	345

BALANCES, DECEMBER 31, 2012	435,398	11,046	25	4,180	769	(2,927)	13,093

Net income				1,761			1,761
Sales of treasury stock			(2)			48	46
Other comprehensive income:
Change in unrealized gain (loss) on securities available-for-sale	-	-	-	-	(629)	-	(629)

Cash dividends ($.10 /share)	-	-	-	(42)	-		(42)

BALANCES, SEPTEMBER 30, 2013	435,398	$11,046	$23	$5,899	$140	$(2,879)	$14,229

See accompanying notes.

D-5

TOWN SQUARE FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

(dollars in thousands)

	Unaudited September 30,		Unaudited December 31,
	2013	2012	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,761	$88	$38	$522
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	328	247	647	1,013
Depreciation and amortization	90	99	130	128
Amortization and accretion of securities premiums and discounts, net	86	126	179	73
Realized (gain) loss on sales of securities available-for-sale, net	(37)	-	-	(13)
Related to OREO transactions, net	(77)	903	1,014	(98)
Net change in:
Accrued interest receivable	112	85	85	207
Accrued interest payable	(32)	(29)	(32)	(2)
Other assets	156	151	265	(2,416)
Other liabilities	266	124	(85)	180
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	$2,653	$1,794	$2,241	$(406)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of securities available-for-sale	$(2,270)	$(10,860)	$(10,860)	$(23,198)
Proceeds from sales, calls, and paydowns of securities available-for-sale	6,336	15,423	16,522	16,203
Proceeds from maturities of securities held-to-maturity	348	10	10	35
Net (increase) decrease in loans	6,173	(129)	(1,747)	660
Proceeds from the sale of other real estate owned	1,124	114	114	671
Purchases of premises and equipment	(37)	(10)	(14)	(119)
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	11,674	4,548	4,025	(5,748)

CASH FLOWS FROM FINANCING ACTIVITIES
FHLB advances	41,000	3,000	9,000	2,000
FHLB repayments	(37,000)	(8,033)	(23,033)	(3,047)
Net increase (decrease) in deposits	(18,822)	(1,837)	2,196	7,979
Sales of treasury stock	46	51	51	553
Cash dividends	42	-	-	(420)
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	(14,734)	(6,819)	(11,786)	7,065

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(407)	(477)	(5,520)	911

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	5,605	11,125	11,125	10,214

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,198	$10,648	$5,605	$11,125

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$767	$1,569	$2,160	$2,424

Supplemental Non-Cash Disclosures: Transfers from loans to other real estate owned totaled $80,000 and $35,000 for the nine months ended September 30, 2013 and 2012, respectively, and $35,000 and $2,615,000 for the fiscal years ended December 31, 2012 and 2011, respectively.

See accompanying notes.

D-6

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Town Square Financial Corporation and its wholly-owned subsidiary, Town Square Bank, Inc., after elimination of all material intercompany transactions and balances.

Nature of Operations

Town Square Financial Corporation (the Company) is a bank holding company whose principal activity is the ownership and management of its wholly-owned subsidiary Town Square Bank, Inc. (the Bank). The Bank generates commercial, mortgage, and consumer loans and receives deposits from customers located primarily in Ashland, Kentucky, Nicholasville, Kentucky and the surrounding areas. The Bank operates under a state bank charter and provides full banking services. As a state bank, the Bank is subject to regulation by the Kentucky Department of Financial Institutions and the Federal Deposit Insurance Corporation.

Subsequent Events

The Company has evaluated subsequent events for recognition and disclosure through December 23, 2013, which is the date the financial statements were available to be issued.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral dependent loans.

Loans are generally secured by specific items of collateral including real property, consumer assets, and business assets. Although the Company has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on local economic conditions.

While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination.

D-7

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investment Securities

Debt securities are classified as held-to-maturity when management has the positive intent and ability to hold the securities to maturity. Securities held-to-maturity are carried at amortized cost. The amortization of premiums and accretion of discounts are recognized in interest income using methods approximating the interest method over the period to maturity.

Debt securities not classified as held-to-maturity are classified as available-for-sale. Securities available-for-sale are carried at fair value with unrealized gains and losses reported in other comprehensive income. Realized gains (losses) on securities available-for-sale are included in other income (expense) and, when applicable, are reported as a reclassification adjustment, net of tax, in other comprehensive income. Gains and losses on sales of securities are determined on the specific-identification method.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other-than-temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of management to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Loans

The Bank grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by mortgage loans in Ashland and Nicholasville, Kentucky and surrounding areas. The ability of debtors to honor their contracts is dependent upon the real estate and general economic conditions of the area.

Loans are stated at unpaid principal balances, less the allowance for loan losses and net deferred loan fees.

Loan origination and commitment fees, as well as certain direct origination costs, are deferred and amortized as a yield adjustment over the lives of the related loans using the interest method. Amortization of deferred loan fees is discontinued when a loan is placed on nonaccrual status.

The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Personal loans are typically charged off no later than 120 days past due. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

D-8

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans (Continued)

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. If a loan is categorized as loss under the regulatory definitions of loan classifications, the loan is immediately charged off. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general, and unallocated components. The specific component relates to loans that are classified as doubtful, substandard, or watch. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimated specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrowers prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

D-9

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses (Continued)

Impairment is measured on a loan-by-loan basis for commercial, construction and all problem loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.

The general component of the allowance covers non-impaired loans and is based on historical loss experience adjusted for current factors. The historical loss experience is determined by classes of loans in each portfolio segment and is based on the actual loss history experienced by the Bank. The actual loss experience is supplemented with other economic factors based on the risks present for each portfolio segment. These economic factors include consideration of the following: levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations. The following portfolio segments have been identified as having differing risk characteristics:

Real Estate Secured Credits: Loans secured by real estate represent the lowest risk of loans for the Bank. The loans in this segment include credits secured by one-to-four family residences, home equity, multi-family residences, commercial real estate, and construction and land development projects. Borrowers with loans in this category, whether for personal, commercial or consumer purposes, tend to make their payments timely as they do not want to risk foreclosure and loss of their respective properties.

Business Purpose Credits: These loans to businesses, non-profit entities, state or local governments and municipalities, or farmers do not have real estate as the underlying collateral. Instead of real estate, collateral could be business assets such as equipment or accounts receivable or the personal guarantee of one or more guarantors. These loans generally present a higher level of risk than loans secured by real estate because in the event of default by the borrower, the business assets must be liquidated and/or guarantors pursued for deficit funds. Business assets are worth more while they are in use to produce income for the business and worth significantly less if the business is no longer in operation. For this reason, the Bank discounts the value on these types of collateral prior to meeting the Bank’s loan-to-value policy limits.

D-10

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses (Continued)

Consumer Purpose Credits: Consumer loans are generally loans to borrowers for non-business purposes. They can be either secured or unsecured. Secured credits in this segment are collateralized with automobiles, other titled vehicles, mobile homes, or deposit accounts. Consumer loans are generally small in the individual amount of principal outstanding and are repaid from the borrower’s private funds earned from employment. Consumer lending risk is very susceptible to local economic trends. If there is a consumer loan default, any collateral that may be repossessed is generally not well maintained and has a diminished value. For this reason, consumer loans tend to have higher overall interest rates to cover cost of repossession and charge-offs. However, due to their smaller average balance per borrower, consumer loans are collectively evaluated for impairment in determining the appropriate allowance for loan losses.

Premises and Equipment

Land is carried at cost. Other premises and equipment are carried at cost net of accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method based on the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

Federal Home Loan Bank (FHLB) Stock

The Bank is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

Other Real Estate Owned

Real estate properties acquired through or in lieu of loan foreclosure are initially recorded at the fair value less estimated selling cost at the date of foreclosure. Any write-downs based on the asset’s fair value at the date of acquisition are charged to the allowance for loan losses. After foreclosure, valuations are periodically performed by management and property held for sale is carried at the lower of the new cost basis or fair value less cost to sell. Impairment losses on property to be held and used are measured as the amount by which the carrying amount of a property exceeds its fair value. Costs of significant property improvements are capitalized, whereas costs relating to holding property are expensed. Valuations are periodically performed by management, and any subsequent write-downs are recorded as a charge to operations, if necessary, to reduce the carrying value of a property to the lower of its cost or fair value less cost to sell.

D-11

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

On January 1, 2007, the Bank elected S-Corporation status under Section 1372 of the Internal Revenue Code. The Bank’s earnings and losses are included in the tax returns of its parent company (Town Square Financial Corporation), which has also elected S-Corporation status. The consolidated earnings or losses on the Bank and its parent will be included on the personal income tax returns of the parent company’s stockholders. Except in certain circumstances, the Bank will not incur future income tax obligations.

At December 31, 2012 and 2011, $2,819,000 and $2,781,000 of retained earnings on the accompanying balance sheets had been taxed to the shareholders. The remainder was accumulated in years prior to the S election and would be taxed to the shareholders in the event of distribution.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

The Company is no longer subject to examination by taxing authorities for years before 2010.

Fair Values of Financial Instruments

U.S. GAAP requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet. The fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Bank’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. U.S. GAAP excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

D-12

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Values of Financial Instruments (Continued)

The following methods and assumptions were used to estimate the fair value of each class of financial instrument.

Cash and cash equivalents: The carrying amounts reported in the statement of financial condition for cash and cash equivalents approximate those assets’ fair values.

Available-for-sale and held-to-maturity securities: Fair values of securities are usually based on quoted market prices. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Loans receivable: For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for fixed rate loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Deposit liabilities: The fair values disclosed for demand deposits are, by definition, equal to the amounts payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money-market accounts and certificates of deposit (CDs) approximate their fair values at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Short-term borrowings: The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings maturing within 90 days approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the Bank’s current incremental borrowing rates for similar types of borrowing arrangements.

Long-term borrowings: The fair values of the Bank’s long-term borrowings are estimated using discounted cash flow analyses based on the Bank’s current incremental borrowing rates for similar types of borrowing arrangements.

Accrued interest: The carrying amounts of accrued interest approximate their fair values.

Advertising Costs

Advertising costs are expensed as incurred. Statements of Cash Flows

Statement of Cash Flows

The Bank considers all cash and amounts due from depository institutions, interest-bearing deposits in other banks, and federal funds sold to be cash equivalents for purposes of the statements of cash flows.

D-13

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Off-Balance-Sheet Credit Related Financial Instruments

In the ordinary course of business, the Bank has entered into commitments to extend credit. Such financial instruments are recorded when they are funded.

Reclassifications

Some items in the prior year statement of cash flows were reclassified to conform to the current presentation.

Recently Issued Accounting Pronouncements

In April 2011, the FASB amended existing guidance for assisting a creditor in determining whether a restructuring is a troubled debt restructuring. The amendments clarify the guidance for a creditor’s evaluation of whether it has granted a concession and whether a debtor is experiencing financial difficulties. With regard to determining whether a concession has been granted, the ASU clarifies that creditors are precluded from using the effective interest method to determine whether a concession has been granted. In the absence of using the effective interest method, a creditor must now focus on other considerations such as the value of the underlying collateral, evaluation of other collateral or guarantees, the debtor’s ability to access other funds at market rates, interest rate increases and whether the restructuring results in a delay in payment that is insignificant. This guidance is effective for interim and annual reporting periods beginning after June 15, 2011, and should be applied retrospectively to the beginning of the annual period of adoption.

For purposes of measuring impairment on newly identified troubled debt restructurings, the amendment should be applied prospectively for the first interim or annual period beginning on or after June 15, 2011. The adoption of this guidance did not have a material impact on the Company’s financial statements.

In May, 2011, the FASB issued an amendment to achieve common fair value measurement and disclosure requirements between U.S. and International accounting principles. Overall, the guidance is consistent with existing U.S. accounting principles; however, there are some amendments that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The amendments in this guidance are effective for interim and annual reporting periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on the Company’s financial statements.

In June 2011, the FASB amended existing guidance and eliminated the option to present the components of other comprehensive income as part of the statement of changes in shareholder’s equity. The amendment requires that comprehensive income be presented in either a single continuous statement or in two separate consecutive statements. The amendments in this guidance are effective as of the beginning of a fiscal reporting year, and interim periods within that year, that begins after December 15, 2011. The adoption of this guidance did not have a material impact on the Company’s financial statements.

D-14

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE B - RESTRICTION ON CASH AND DUE FROM BANKS

The Bank is required to maintain reserve funds in cash or on deposit with the Federal Reserve Bank. The required reserve at September 30, 2013 and, December 31, 2012 and 2011 was $914,000 and, $925,000 and $691,000, respectively.

NOTE C - INVESTMENT SECURITIES

The amortized cost of securities and their approximate fair values at September 30, 2013 and, December 31, 2012 and 2011 are as follows (dollars in thousands):

	September 30, 2013
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale
Federal agencies	$1,002	$-	$-	$1,002
U.S. states and municipal governments	5,281	152	(67)	5,366
Residential mortgage-backed securities	10,735	164	(110)	10,789
Total available-for-sale	$17,018	$316	$(177)	$17,157

	Amortized Cost	Gross Unrecognized Gains	Gross Unrecognized Losses	Fair Value
Held-to-maturity
U.S. states and municipal governments	$200	$6	$-	$206
Total held-to-maturity	200	6	-	206

Total investments securities	$17,218	$316	$(177)	$17,363

	December 31, 2012
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale
Federal agencies	$11,715	$307	$-	$12,022
U.S. states and municipal governments	5,239	368	-	5,607
Residential mortgage-backed securities	4,179	94	-	4,273
Total available-for-sale	$21,133	$769	$-	$21,902

	Amortized Cost	Gross Unrecognized Gains	Gross Unrecognized Losses	Fair Value
Held-to-maturity
U.S. states and municipal governments	$548	$22	$-	$570
Total held-to-maturity	548	22	-	570

Total investments securities	$21,681	$791	$-	$22,472

D-15

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE C – INVESTMENT SECURITIES (Continued)

	December 31, 2011
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale
Federal agencies	$19,124	$102	$(15)	$19,211
U.S. states and municipal governments	4,060	272	-	4,332
Residential mortgage-backed securities	3,791	65	-	3,856
Total available-for-sale	$26,975	$439	$(15)	$27,399

	Amortized Cost	Gross Unrecognized Gains	Gross Unrecognized Losses	Fair Value
Held-to-maturity
U.S. states and municipal governments	$557	$29	$-	$586
Total held-to-maturity	557	29	-	586

Total investments securities	$27,532	$468	$(15)	$27,985

The amortized cost and estimated fair value of securities available-for-sale and held-to-maturity at September 30, 2013 and December 31, 2012 by contractual maturity are as follows (dollars in thousands):

	Available-for-sale			Held-to-maturity
September 30, 2013	Amortized Cost		Fair Value	Amortized Cost	Fair Value

Amounts maturing in
One year or less	$		$-	$-	$-
After one year through five years		738	753	-	-
After five years through ten years		3,659	3,727	-	-
After ten years		1,886	1,888	200	206
		6,283	6,368	200	206
Residential mortgage-backed securities		10,735	10,789	-	-
		$17,018	$17,157	$200	$206

	Available-for-sale		Held-to-maturity
December 31, 2012	Amortized Cost	Fair Value	Amortized Cost	Fair Value

Amounts maturing in
One year or less	$201	$204	$-	$-
After one year through five years	10,231	10,540	338	345
After five years through ten years	4,677	4,899	-	-
After ten years	1,845	1,986	210	225
	16,283	17,629	548	570

Residential mortgage-backed securities	4,179	4,273	-	-
	$21,133	$21,902	$548	$570

D-16

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE C – INVESTMENT SECURITIES (Continued)

Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

Securities with a carrying value of $3,188,000 and, $5,447,000 and $7,185,000 were pledged at September 30, 2013 and, December 31 2012 and 2011 to secure certain deposits. During the nine months ended September 30, 2013 the Bank sold available-for-sale securities in the amount of $2,468,000 and recognized a gain of $37,000. During 2012 the Bank did not sell any available-for-sale securities. During 2011 the Bank sold available-for-sale securities in the amount of $3,011,000 and recognized a gain of $13,000.

The Bank did not have any securities with significant gross unrealized losses at December 31, 2012.

Information pertaining to securities with gross unrealized losses at September 30, 2013 and December 31, 2011 aggregated by investment category and length of time that individual securities had been in a continuous unrealized loss position follows (dollars in thousands):

	Less Than 12 Months		12 Months or Greater		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
September 30, 2013
U.S. states and municipal governments	$1,565	$(67)	$-	$-	$1,565	$(67)
Residential mortgaged-backed securities	3,277	(110)	-	-	3,277	(110)
	$4,842	$(177)	$-	$-	$4,842	$(177)
December 31, 2011
Federal agencies	$3,948	$(15)	$-	$-	$3,948	$(15)

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

D-17

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE D – LOANS AND ALLOWANCE FOR LOAN LOSSES

Loans at September 30, 2013 and, December 31, 2012 and 2011 are summarized as follows (dollars in thousands):

	September 30,	December 31,
	2013	2012	2011
Real Estate Secured Credits:
One to four family residential	$43,197	$45,985	$48,023
Home equity loans and lines of credit	2,129	2,452	2,486
Multi-family residential	4,092	4,742	4,134
Commercial properties	26,065	38,394	31,724
Construction and land	19,950	7,804	15,965
	95,433	99,377	102,332
Business Purpose Credits:
Commercial and industrial	25,475	27,996	23,890
Other	305	563	586
	25,780	28,559	24,476
Consumer Purpose Credits:
Motor vehicle	1,742	1,816	1,503
Other	3,876	3,844	4,128
	5,618	5,660	5,631
Total	126,831	133,596	132,439
Less: Allowance for loan losses	1,492	1,673	1,616
	$125,339	$131,923	$130,823

A summary of changes in the allowance for loan losses by portfolio segment for the nine months ended September 31, 2013 and 2012 and, years ended December 31, 2012 and 2011 is as follows (dollars in thousands):

Nine Months Ended September 30, 2013	Real Estate Secured Credits	Business Purpose Credits	Consumer Purpose Credits	Total
Balance, beginning of year	$1,459	$150	$64	$1,673
Provision charged to operations	220	63	45	328
Loans charged off	(507)	(1)	(65)	(573)
Recoveries	41	2	21	64
Balance, end of year	$1,213	$214	$65	$1,492
September 30, 2012
Balance, beginning of year	$1,337	$197	$82	$1,616
Provision charged to operations	230	(6)	23	247
Loans charged off	(227)	(114)	(82)	(423)
Recoveries	-	2	20	22
Balance, end of year	$1,340	$79	$43	$1,462

D-18

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE D – LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Years Ended December 31, 2012	Real Estate Secured Credits	Business Purpose Credits	Consumer Purpose Credits	Total
Balance, beginning of year	$1,337	$197	$82	$1,616
Provision charged to operations	557	3	87	647
Loans charged off	(448)	(53)	(133)	(634)
Recoveries	13	3	28	44
Balance, end of year	$1,459	$150	$64	$1,673
December 31, 2011
Balance, beginning of year	$1,622	$180	$104	$1,906
Provision charged to operations	889	49	75	1,013
Loans charged off	(1,184)	(32)	(121)	(1,337)
Recoveries	10	-	24	34
Balance, end of year	$1,337	$197	$82	$1,616

The following tables present the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment based on impairment method as of September 30, 2013 and, December 31, 2012 and 2011. Accrued interest receivable is not considered significant and therefore is not included in the loan balances presented in the tables below (dollars in thousands):

	Allowance for Loan Losses			Loan Balances
	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total
September 30, 2013
Loan Segment:
Real Estate Secured Credits	$438	$774	$1,212	$4,872	$90,561	$95,433
Business Purpose Credits	106	109	215	3,770	22,010	25,780
Consumer Purpose Credits	-	65	65	-	5,618	5,618
Total	$544	$948	$1,492	$8,642	$118,189	$126,831

	Allowance for Loan Losses			Loan Balances
	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total
December 31, 2012
Loan Segment:
Real Estate Secured Credits	$620	$839	$1,459	$5,382	$93,995	$99,377
Business Purpose Credits	-	150	150	3,404	25,155	28,559
Consumer Purpose Credits	-	64	64	-	5,660	5,660
Total	$620	$1,053	$1,673	$8,786	$124,810	$133,596
December 31, 2011
Loan Segment:
Real Estate Secured Credits	$693	$644	$1,337	$4,305	$98,027	$102,332
Business Purpose Credits	9	188	197	19	24,457	24,476
Consumer Purpose Credits	15	67	82	109	5,522	5,631
Total	$717	$899	$1,616	$4,433	$128,006	$132,439

D-19

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE D – LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

The following table presents loans individually evaluated for impairment by class of loans as of September 30, 2013 and, December 31, 2012 and 2011. Accrued interest receivable on the underlying loans is not considered significant and therefore is not included in the recorded investment balances presented in the table below (dollars in thousands):

			With No	With
	Unpaid		Related	Related	Allowance for	Average	Interest Income
	Principal	Recorded	Allowance	Allowance	Loan Losses	Recorded	Recognized
	Balance	Investment	Allocation	Allocation	Allocated	Investment	(Cash Basis)
September 30, 2013
Real Estate Secured Credits:
One to four family residential	$2,092	$2,092	$1,104	$988	$161	1,973	44
Home equity loans and lines of credit	19	19	-	19	18	25	1
Multi-family residential	-	-	-	-	-	-	-
Commercial properties	1,136	1,136	790	346	95	2,266	8
Construction and land	1,625	1,625	772	853	164	694	-
Business Purpose Credits:
Commercial and industrial	3,770	3,770	3,632	138	106	3,808	33
Other	-	-	-	-	-	-	-
Consumer Purpose Credits:
Motor vehicle	-	-	-	-	-	-	-
Other	-	-	-	-	-	-	-
Total	$8,642	$8,642	$6,298	$2,344	$544	8,766	86

			With No	With
	Unpaid		Related	Related	Allowance for	Average	Interest Income
	Principal	Recorded	Allowance	Allowance	Loan Losses	Recorded	Recognized
	Balance	Investment	Allocation	Allocation	Allocated	Investment	(Cash Basis)
December 31, 2012
Real Estate Secured Credits:
One to four family residential	$2,520	$2,520	$1,108	$1,412	$240	$2,461	42
Home equity loans and lines of credit	36	36	15	21	12	26	1
Multi-family residential	-	-	-	-	-	-	-
Commercial properties	791	791	477	314	33	1,126	-
Construction and land	2,035	2,035	784	1,251	335	488	-
Business Purpose Credits:
Commercial and industrial	3,404	3,404	3,404	-	-	3,540	-
Other	-	-	-	-	-	-	-
Consumer Purpose Credits:
Motor vehicle	-	-	-	-	-	-	-
Other	-	-	-	-	-	-	-
Total	$8,786	$8,786	$5,788	$2,998	$620	7,641	43

			With No	With
	Unpaid		Related	Related	Allowance for	Average	Interest Income
	Principal	Recorded	Allowance	Allowance	Loan Losses	Recorded	Recognized
	Balance	Investment	Allocation	Allocation	Allocated	Investment	(Cash Basis)
December 31, 2011
Real Estate Secured Credits:
One to four family residential	$2,661	$2,661	$694	$1,967	$363	2,977	78
Home equity loans and lines of credit	-	-	-	-	-	-	-
Multi-family residential	-	-	-	-	-	-	-
Commercial properties	1,058	1,058	213	845	292	3,624	-
Construction and land	202	202	202	-	-	513	11
Business Purpose Credits:
Commercial and industrial	3,469	3,469	3,469	-	-	3,489	-
Other	-	-	-	-	-	-	-
Consumer Purpose Credits:
Motor vehicle	-	-	-	-	-	-	-
Other	109	109	-	109	15	110	-
Total	$7,499	$7,499	$4,578	$2,921	$670	10,713	89

D-20

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE D – LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

The following table presents the recorded investment in nonaccrual and loans past due over 90 days still on accrual by class of loans as of September 30, 2013 and, December 31, 2012 and 2011 (dollars in thousands):

	September 30, 2013
	Non-accrual	Loans Past Due Over 90 Days Still Accruing
Real Estate Secured Credits:
One to four family residential	$1,367	$-
Home equity loans and lines of credit	11	-
Multi-family residential	-	-
Commercial properties	1,136	-
Construction and land	1,625	-
Business Purpose Credits:	-	-
Commercial and industrial	3,549	246
Other	-	-
Consumer Purpose Credits:
Motor Vehicle	4	-
Other	33	22
Total	$7,725	$268

	December 31, 2012		December 31, 2011
	Non-accrual	Loans Past Due Over 90 Days Still Accruing	Non-accrual	Loans Past Due Over 90 Days Still Accruing
Real Estate Secured Credits:
One to four family residential	$1,379	$-	$1,743	$37
Home equity loans and lines of credit	30	-	-	16
Multi-family residential	-	-	-	-
Commercial properties	1,157	-	891	-
Construction and land	2,080	-	-	-
Business Purpose Credits:	-	-	-	-
Commercial and industrial	3,434	-	363	2,688
Other	-	-	-	-
Consumer Purpose Credits:
Motor Vehicle	10	-	-	-
Other	24	-	15	6
Total	$8,114	$-	$3,012	$2,747

D-21

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE D – LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

The following table presents the aging of the recorded investment in past due loans as of September 30, 2013 and, December 31, 2012 and 2011 by class of Loans. Non-accrual loans of $7,725,000 and, $8,114,000 and $3,012,000 as of September 30, 2013 and, December 31, 2012 and 2011 are included in the tables below and have been categorized based on their payment status (dollars in thousands):

	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater than 90 Days Past Due	Total Past Due	Loans Not Past Due	Total
September 30, 2013
Real Estate Secured Credits:
One to four family residential	$942	$332	$857	$2,131	$41,066	$43,197
Home equity loans and lines of credit	-	-	-	-	2,129	2,129
Multi-family residential	-	-	-	-	4,092	4,092
Commercial properties	-	-	290	290	25,775	26,065
Construction and land	-	-	789	789	19,161	19,950
Business Purpose Credits
Commercial and industrial	336	42	3,556	3,934	21,541	25,475
Other	-	-	-	-	305	305
Consumer Purpose Credits:
Motor vehicle	22	-	-	22	1,720	1,742
Other	29	-	28	57	3,819	3,876
Total	$1,329	$374	$5,520	$7,223	$119,608	$126,831

	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater than 90 Days Past Due	Total Past Due	Loans Not Past Due	Total
December 31, 2012
Real Estate Secured Credits:
One to four family residential	$573	$397	$415	$1,385	$44,600	$45,985
Home equity loans and lines of credit	-	-	-	-	2,452	2,452
Multi-family residential	-	-	-	-	4,742	4,742
Commercial properties	249	571	366	1,186	37,208	38,394
Construction and land	-	1,053	202	1,255	6,549	7,804
Business Purpose Credits
Commercial and industrial	123	25	3,405	3,553	24,443	27,996
Other	-	-	-	-	563	563
Consumer Purpose Credits:
Motor vehicle	-	10	-	10	1,806	1,816
Other	5	16	-	21	3,823	3,844
Total	$950	$2,072	$4,388	$7,410	$126,186	$133,596

D-22

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE D – LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater than 90 Days Past Due	Total Past Due	Loans Not Past Due	Total
December 31, 2011
Real Estate Secured Credits:
One to four family residential	$1,043	$279	$460	$1,782	$46,241	$48,023
Home equity loans and lines of credit	56	-	16	72	2,414	2,486
Multi-family residential	-	-	-	-	4,134	4,134
Commercial properties	414	221	325	960	30,764	31,724
Construction and land	228	527	-	755	15,210	15,965
Business Purpose Credits
Commercial and industrial	92	463	3,009	3,564	20,912	24,476
Other	-	-	-	-	-	-
Consumer Purpose Credits:
Motor vehicle	6	6	-	12	1,491	1,503
Other	169	7	42	218	3,910	4,128
Total	$2,008	$1,503	$3,852	$7,363	$125,076	$132,439

As of September 30, 2013, December 31, 2012 and 2011, the Company has a recorded investment in troubled debt restructurings of $5,252,000, $5,112,000 and $516,000, respectively.

During the nine months ended September 30, 2013 the Bank modified eight real estate secured credits and two business purpose credits in troubled debt restructurings where concessions were granted to borrowers who were experiencing financial difficulties. These concessions include interest rate reductions, payment reductions, changes in payment terms, and forbearance agreements.

During 2012 the Bank modified six real estate secured credits, three business purpose credits, and one consumer purpose credit in troubled debt restructurings where concessions were granted to borrowers who were experiencing financial difficulties. These concessions include interest rate reductions, payment reductions, changes in payment terms, and forbearance agreements.

During 2011 the Bank modified two real estate secured credits in troubled debt restructurings. The concessions granted in these restructurings included interest rate reductions and forgiveness of interest.

The Bank has no commitments to lend additional amounts to borrowers who have been granted modifications under troubled debt restructurings.

D-23

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE D – LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

The following table presents loan modifications under troubled debt restructurings granted during 2013, 2012 and 2011 by class of loans (dollars in thousands):

	September 30, 2013
Troubled Debt Restructurings	Number of Contracts	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
Real Estate Secured Credits:
One to four family residential	$4	$142	$124
Home equity loans and lines of credit	-	-	-
Multi-family residential	-	-	-
Commercial properties	-	-	-
Construction and land	4	423	369
Business Purpose Credits:
Commercial and industrial	2	40	40
Other	-	-	-
Consumer Purpose Credits:
Motor vehicle	-	-	-
Other	-	-	-
Total	$10	$605	$533

	December 31, 2012			December 31, 2011
Troubled Debt Restructurings	Number of Contracts	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment	Number of Contracts	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
Real Estate Secured Credits:
One to four family residential	1	$202	$202	$-	$-	$-
Home equity loans and lines of credit	-	-	-	-	-	-
Multi-family residential	-	-	-	-	-	-
Commercial properties	3	820	762	1	221	221
Construction and land	2	520	440	1	295	295
Business Purpose Credits	-	-	-	-	-	-
Commercial and industrial	3	3,405	3,405	-	-	-
Other	-	-	-	-	-	-
Consumer Purpose Credits:
Motor vehicle	1	8	8	-	-	-
Other	-	-	-	-	-	-
Total	10	$4,955	$4,817	$2	$516	$516

D-24

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE D – LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

As of September 30, 2013 the Bank has allocated $138,000 of specific reserves to customers whose terms have been modified in troubled debt restructurings. These specific reserves relate to one to four family residential ($18,000), commercial properties ($17,000), and construction and land ($103,000).

The Bank has allocated $80,000 and $40,000 of specific reserves to customers whose loan terms have been modified in troubled debt restructurings as of December 31, 2012 and 2011. These specific reserves relate to commercial properties ($61,000) and construction and land ($19,000) for 2012 and commercial properties ($40,000) for 2011.

There was one land development loan in the amount of $203,000 with a payment default within twelve months following the modification during the nine months ending September 30, 2013.

Credit Quality Indicators:

The Bank categorizes loans into risk categories based on relevant information about the ability of the borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Bank analyzes loans individually by classifying the loans as to credit risk. All classes of the Bank’s loans are subject to this analysis when there is evidence of a credit risk. This analysis is performed on a quarterly basis. The Bank uses the following definitions for risk ratings:

Watch: Loans classified as Watch have been identified as having emerging problems and require management’s special attention.

Substandard: Loans classified as Substandard are inadequately protected by the current net worth and paying capacity of the borrower or by the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful: Loans classified as Doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be Pass rated loans.

D-25

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE D – LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

As of September 30, 2013 and, December 31, 2012 and 2011 based on the most recent analysis performed, the risk category of loans by class of loans is as follows (dollars in thousands):

	Pass	Watch	Substandard	Doubtful	Not Rated
September 30, 2013
Real Estate Secured Credits:
One to four family residential	$38,420	$2,339	$1,970	$468	$-
Home equity loans and lines of credit	1,903	190	36	-	-
Multi-family residential	4,091	-	-	-	-
Commercial properties	29,900	3,136	1,612	331	-
Construction and land	10,419	-	684	-	-
Business Purpose Credits:
Commercial and industrial	20,469	1,067	3,930	-	-
Other	619	-	37	-	-
Consumer Purpose Credits:	-
Motor vehicle	1,729	9	4	-	-
Other	3,423	30	15	-	-
Total	$110,973	$6,771	$8,288	$799	$-

	Pass	Watch	Substandard	Doubtful	Not Rated
December 31, 2012
Real Estate Secured Credits:
One to four family residential	$41,245	$1,986	$2,639	$115	$-
Home equity loans and lines of credit	2,345	50	42	15	-
Multi-family residential	4,742	-	-	-	-
Commercial real estate	34,425	3,178	727	64	-
Construction and land	5,664	105	2,035	-	-
Business Purpose Credits:
Commercial and industrial	23,605	773	3,618	-	-
Other	563	-	-	-	-
Consumer Purpose Credits:
Motor vehicle	1,788	10	8	10	-
Other	3,657	155	32	-	-
Total	$118,034	$6,257	$9,101	$204	$-

D-26

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE D – LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

	Pass	Watch	Substandard	Doubtful	Not Rated
December 31, 2011
Real Estate Secured Credits:
One to four family residential	$42,520	$2,611	$2,799	$99	$-
Home equity loans and lines of credit	2,405	-	81	-	-
Multi-family residential	4,134	-	-	-	-
Commercial real estate	37,758	1,892	1,106	-	-
Construction and land	6,439	310	202	-	-
Business Purpose Credits:					-
Commercial and industrial	19,825	128	3,923	-	-
Other	586		14	-	-
Consumer Purpose Credits:
Motor vehicle	1,463	13	27	-	-
Other	3,836	72	196	-	-
Total	$118,966	$5,026	$8,348	$99	$-

The Bank considers the performance of the loan portfolio and its impact on the allowance for loan losses. For all loan classes, the Bank also evaluates credit quality based on the aging status of the loan, which was previously presented, and by payment activity on a quarterly basis. The following table presents the recorded investment in loans based on payment activity as of September 30, 2013 and, December 31, 2012 and 2011 (dollars in thousands):

	September 30, 2013
	Performing	Nonperforming
Real Estate Secured Credits:
One to four family residential	$41,830	$1,367
Home equity loans and lines of credit	2,118	11
Multi-family residential	4,092	-
Commercial properties	24,929	1,136
Construction and land	18,325	1,625
Business Purpose Credits:
Commercial and industrial	21,680	3,795
Other	305	-
Consumer Purpose Credits:
Motor vehicle	1,738	4
Other	3,821	55
	$118,838	$7,993

D-27

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE D – LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

	December 31, 2012		December 31, 2011
	Performing	Nonperforming	Performing	Nonperforming

Real Estate Secured Credits:
One to four family residential	$44,606	$1,379	$46,243	$1,780
Home equity loans and lines of credit	2,422	30	2,470	16
Multi-family residential	4,742	-	4,134	-
Commercial properties	37,237	1,157	30,833	891
Construction and land	5,724	2,080	15,965	-
Business Purpose Credits:
Commercial and industrial	24,562	3,434	20,839	3,051
Other	563	-	586	-
Consumer Purpose Credits:
Motor vehicle	1,806	10	1,503	-
Other	3,820	24	4,107	21
	$125,482	$8,114	$126,680	$5,759

The Bank has entered into transactions with certain directors, executive officers, significant stockholders, and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties at September 30, 2013 and, December 31, 2012 and 2011 was $1,188,000, $2,016,000, and $2,892,000, respectively.

NOTE E – PREMISES AND EQUIPMENT

A summary of premises and equipment at September 30, 2013 and, December 31, 2012 and 2011 follows (dollars in thousands):

	September 30,	December 31,
	2013	2012	2011
Land and improvements	$1,422	$1,422	$1,422
Buildings	1,810	1,810	1,810
Leasehold improvements	15	15	9
Equipment	1,543	1,506	1,498
Furniture & fixtures	408	408	408
Autos	120	120	120
	5,318	5,281	5,267
Accumulated depreciation and amortization	(2,670)	(2,580)	(2,450)
	$2,648	$2,701	$2,817

Depreciation expense totaled $90,000 and $99,000 for the nine months ended September 30, 2013 and 2012, respectively.

Depreciation expense totaled $130,000 and $128,000 for 2012 and 2011, respectively.

D-28

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE E – PREMISES AND EQUIPMENT (Continued)

On January 10, 2011, the Bank entered into a ten-year non-cancellable lease for its Catlettsburg, Kentucky branch location. The lease is renewable for five five-year terms. The initial term of this lease began January 1, 2011 and ends December 31, 2020. During the initial term of this lease, the Bank is required to make monthly payments in the amount of $2,127.

On October 19, 2004, the Bank entered into a five-year non-cancellable lease for its Nicholasville, Kentucky branch office. The lease is renewable for three five-year terms and contains an option to purchase the property after each lease term ends. On November 1, 2009, the Bank renewed the lease for a five-year term with monthly payments required in the amount of $10,450.

Future minimum annual payments under the leases are as follows:

September 30,
2014	$150,924
2015	3,974
2016	25,524
2017	25,524
2018	25,524
$231,470

NOTE F – DEPOSITS

Deposit account balances at September 30, 2013 and, December 31, 2012 and 2011 are summarized as follows (dollars in thousands):

	September 30,	December 31,
	2013	2012	2011
Demand	$25,313	$26,270	$21,020
NOW Accounts	21,237	27,094	17,862
Savings	27,270	26,115	25,690
Certificates of deposit, $100,000 and over	25,377	31,523	36,969
Certificates of deposit	27,273	34,289	41,555
	$126,470	$145,292	$143,096

Certificates maturing in periods ending as of September 30, 2013 and, December 31, 2012 (dollars in thousands):

	September 30,	December 31,
2013	$-	$43,098
2014	25,554	9,506
2015	11,438	5,874
2016	6,074	1,445
2017	5,437	5,889
2018	4,147	-
	$52,650	$65,812

D-29

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE F – DEPOSITS (Continued)

The Bank held related party deposits of approximately $7,362,000, $7,957,000 and $7,645,000 at September 30, 2013 and, December 31, 2012 and 2011, respectively.

NOTE G – FHLB BORROWINGS

The borrowings from the Federal Home Loan Bank at September 30, 2013 consist of a short-term advance of $3,000,000 at an interest rate of .14% and a maturity date of October 11, 2013 and a short-term advance of $4,000,000 at a rate of .20% and a maturity date of December 18, 2013.

The borrowings from the Federal Home Loan Bank at December 31, 2012 consist of the short-term advance of $3,000,000 at an interest rate of .14% and a maturity date of October 11, 2013.

The borrowings from the Federal Home Loan Bank at December 31, 2011 consisted of fixed rate amortizing loans with interest rates ranging from 1.61% to 4.75%. The borrowings outstanding at December 31, 2011 were paid off during 2012.

The advance outstanding at September 30, 2013 is collateralized by Federal Home Loan Bank stock and certain first mortgage loans totaling $35,681,308.

The advance outstanding at December 31, 2012 is collateralized by Federal Home Loan Bank stock and certain first mortgage loans, home equity lines of credit, and commercial real estate loans totaling $58,942,000.

The advances outstanding at December 31, 2011 were collateralized by Federal Home Loan Bank stock and certain first mortgage loans totaling $50,731,000.

NOTE H – SUBORDINATED DEBENTURES

In December 2006, Town Square Statutory Trust I, a trust formed by the Company, closed a pooled private offering of 4,124 trust preferred securities with a liquidation amount of $1,000 per security. The Company issued $4,124,000 of subordinated debentures to the trust in exchange for ownership of all the common security of the trust and the proceeds of the preferred securities sold by the trust. The Company is not considered the primary beneficiary of this Trust. Therefore the trust is not consolidated in the Company’s financial statements, but rather the subordinated debentures are shown as a liability. The Company’s investment in the common stock of the trust was $124,000 and is included in other assets.

The Company may redeem the subordinated debentures, in whole or in part, in a principal amount with integral multiples of $1,000, on or after March 15, 2012 at 100% of the principal amount, plus accrued and unpaid interest. The subordinated debentures mature on March 15, 2037. The subordinated debentures are also redeemable in whole or in part from time to time, upon the occurrence of specific events defined within the trust indenture. The Company has the option to defer interest payments on the subordinated debentures from time to time for a period not to exceed five consecutive years.

D-30

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE H – SUBORDINATED DEBENTURES (Continued)

The subordinated debentures may be included in Tier I capital (with certain limitations applicable) under current regulatory guidelines and interpretations. The subordinated debentures have a variable rate of interest equal to the three month London Interbank Offered Rate (LIBOR) plus 1.83% which was ..24285 at September 30, 2013.

NOTE I – LINES OF CREDIT

The Bank maintains lines of credit with various lenders, including Federal Home Loan Bank, at rates to be determined by the lenders when funds are borrowed. At September 30, 2013 the Bank could borrow up to $20,760,000 under these agreements. At December 31, 2012, and 2011 the Bank could borrow up to $31,691,000 and $17,656,000, respectively, under these agreements. The line with the Federal Home Loan Bank is collateralized by substantially all of the Bank’s 1-4 family first mortgage loans, home equity lines of credit, commercial mortgage loans and shares of Federal Home Loan Bank stock owned. The line of credit with the Federal Discount Window is collateralized by municipal securities.

NOTE J – FAIR VALUES OF FINANCIAL INSTRUMENTS

The estimated fair values of the Bank’s financial instruments, none of which are held for trading purposes, are as follows (dollars in thousands):

		Fair Value Measurements
September 30, 2013	Carrying Amount	Level 1	Level 2	Level 3	Total
Financial assets:
Cash and due from banks	$4,954	$4,954	$-	$-	$4,954
Federal funds sold	244	244	-	-	244
Securities available-for-sale	17,157	-	17,157	-	17,157
Securities held-to-maturity	200	-	206	-	206
Loans receivable-net	125,339	-	-	126,504	126,504
Accrued interest receivable	482	-	76	406	482
FHLB and BBK stock	968	N/A	N/A	N/A	N/A

Financial liabilities:
Deposit liabilities	126,470	73,820	52,400	-	126,220
FHLB borrowings	7,000	7,000	-	-	7,000
Subordinated debenture	4,124	-	2,607		2,607
Accrued interest payable	$31	$-	$31	$-	$31

D-31

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE J – FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

		Fair Value Measurements
December 31, 2012	Carrying Amount	Level 1	Level 2	Level 3	Total
Financial assets:
Cash and due from banks	$4,097	$4,097	$-	$-	$4,097
Federal funds sold	1,508	1,508	-	-	1,508
Securities available-for-sale	21,902	-	21,902	-	21,902
Securities held-to-maturity	548	-	570	-	570
Loans receivable-net	131,923	-	-	133,149	133,149
Accrued interest receivable	594	-	110	484	594
FHLB and BBK stock	968	N/A	N/A	N/A	N/A

Financial liabilities:	145,292	79,504	65,501	-	145,005
Deposit liabilities	3,000	3,000	-	-	3,000
FHLB borrowings	4,124	-	3,238		3,238
Subordinated debenture	$63	$-	$63	$-	$63
Accrued interest payable

December 31, 2011	Carrying Amount	Fair Value
Financial assets:
Cash and due from banks	$5,988	$5,988
Federal funds sold	5,137	5,137
Securities available-for-sale	27,399	27,399
Securities held-to-maturity	557	586
Loans receivable-net	130,823	130,431
Accrued interest receivable	679	679
FHLB and BBK stock	955	N/A

Financial liabilities:	143,096	143,830
Deposit liabilities	17,033	17,490
FHLB borrowings	4,124	3,106
Subordinated debenture	$95	$95
Accrued interest payable

The carrying amounts in the preceding table are included in the balance sheet under the applicable captions.

D-32

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE K – FAIR VALUE MEASUREMENTS

Fair value is the exchange price that would be received to sell an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. U.S. generally accepted accounting principles define a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 –	Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2 –	Significant other observable inputs other than quoted prices in active markets such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3 –	Significant unobservable inputs that reflect a company’s own assumptions that it believes market participants would use in pricing an asset or a liability.

The Bank used the following methods and significant assumptions to estimate fair value.

Securities

The fair values for securities are determined by quoted market prices, if available (Level 1). If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments (Level 2). This includes the use of “matrix pricing” used to value debt securities absent the exclusive use of quoted prices. For securities where quoted prices or market prices of similar securities are not available, which include municipal securities, fair values are calculated using discounted cash flows (Level 3).

Other Real Estate Owned

Nonrecurring adjustments to certain commercial and residential real estate properties classified as other real estate owned (OREO) are measured at the lower of carrying amount or fair value, less costs to sell. Fair values are generally based on third party appraisals of the property resulting in a Level 3 classification. In cases where the carrying amount exceeds the fair value, less costs to sell, an impairment loss is recognized.

D-33

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE K – FAIR VALUE MEASUREMENTS (Continued)

Assets and liabilities measured at fair value on a recurring basis at September 30, 2013 and, December 31, 2012 and 2011 are as follows (dollars in thousands):

	Fair Value Measurement At Reporting Date Using
	Fair Value	Quoted Prices In Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
September 30, 2013
Federal agencies	$1,002	$-	$1,002	$-
U.S. states and municipal governments	5,366	-	5,366	-
Residential mortgage-backed securities	10,789	-	10,789	-
Total available-for-sale	$17,157	$-	$17,157	$-

	Fair Value Measurement At Reporting Date Using
	Fair Value	Quoted Prices In Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2012
Federal agencies	$12,022	$-	$12,022	$-
U.S. states and municipal governments	5,607	-	5,607	-
Residential mortgage-backed securities	4,273	-	4,273	-
Total available-for-sale	$21,902	$-	$21,902	$-

	Fair Value Measurement At Reporting Date Using
	Fair Value	Quoted Prices In Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2011
Federal agencies	$19,211	$-	$19,211	$-
U.S. states and municipal governments	4,332	-	4,332	-
Residential mortgage-backed securities	3,856	-	3,856	-
Total available-for-sale	$27,399	$-	$27,399	$-

D-34

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE K – FAIR VALUE MEASUREMENTS (Continued)

Assets measured at fair value on a non-recurring basis at September 30, 2013 and, December 31, 2012 and 2011 are as follows (dollars in thousands):

	Fair Value Measurement At Reporting Date Using
	Fair Value	Quoted Prices In Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
September 30, 2013
Impaired loans:
One to four family residential	$827	$-	$-	$827
Home equity loans and lines	1	-	-	1
Commercial properties	251	-	-	251
Construction and land	689	-	-	689
Commercial and industrial	32	-	-	32
Other real estate owned:
Commercial properties	29	-	-	29
Total	$1,829	$-	$-	$1,829

	Fair Value Measurement At Reporting Date Using
	Fair Value	Quoted Prices In Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2013
Impaired loans:
One to four family residential	$1,172	$-	$-	$1,172
Home equity loans and lines	9	-	-	9
Commercial properties	281	-	-	281
Construction and land	916	-	-	916
Other real estate owned:
Commercial properties	1,041	-	-	1,041
Total	$3,419	$-	$-	$3,419

	Fair Value Measurement At Reporting Date Using
	Fair Value	Quoted Prices In Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2011
Impaired loans:
One to four family residential	$1,604	$-	$-	$1,604
Commercial properties	553	-	-	553
Construction and land	-	-	-	-
Commercial and industrial	-	-	-	-
Consumer other	94	-	-	94
Total	$2,251	$-	$-	$2,251

D-35

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE K – FAIR VALUE MEASUREMENTS (Continued)

Impaired loans and properties classified as other real estate owned (OREO) are measured at fair value, less cost to sell.

Fair values are based on recent real estate appraisals. These appraisals may use single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a level 3 classification of the inputs for determining fair value. Appraisals are performed by certified general appraisers (for commercial properties) or certified residential appraisers (for residential properties) whose qualifications and licenses have been reviewed and verified by the Bank’s management. The appraisal values are discounted to allow for selling expenses and fees, and the discounts range from 5% to 10%.

At September 30, 2013, other real estate owned measured at fair value on a non-recurring basis had a net carrying amount of $29,000 which resulted from a write-down of $6,000 for the period ended September 30, 2013. At September 30, 2013, impaired loans measured at fair value on a non-recurring basis had a carrying value of $2,344,000 with a $544,000 valuation allowance.

At December 31, 2012, other real estate owned measured at fair value on a non-recurring basis had a net carrying amount of $1,041,000 which resulted from a write-down of $1,047,000 for the year ended December 31, 2012. At December 31, 2012, impaired loans measured at fair value on a non-recurring basis had a carrying value of $2,998,000,with a $620,000 valuation allowance.

There was no other real estate owned measured at fair value on a non-recurring basis as of December 31, 2011. At December 31, 2011, impaired loans measured at fair value on a non-recurring basis had a carrying value of $2,921,000, with a $670,000 valuation allowance.

NOTE L - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

In the normal course of business, the Bank has outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements. The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Bank uses the same credit policies in making such commitments and in establishing allowances for these liabilities as it does for instruments that are included in the balance sheet.

Financial instruments whose contract amount represents credit risk were as follows (dollars in thousands):

	September 30,	December 31,
	2013	2012	2011
Commitments to extend credit	$17,314	$16,624	$14,259
Standby letters of credit	$397	$603	$2,586

D-36

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE L - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (Continued)

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank’s policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit. Generally, all of the Bank’s letters of credit are collateralized.

The Bank was not required to perform on any financial guarantee, and incurred no losses on its commitments in 2013, 2012 or 2011.

NOTE M — OTHER COMMITMENTS

On April 30, 2010, the Bank entered into a contract with Computer Services, Inc. (CSI) for data processing services. The contract is for a term of seven (7) years beginning April 30, 2010. Charges for these data processing services are based on supplemental agreements that cover the various mission critical applications of the Bank. Fees under these supplemental agreements include both fixed components and variable components based on levels of activity. During the nine months ended September 30, 2013 and 2012, the Bank incurred data processing expenses totaling $443,000 and $421,000, respectively, under this contract. During 2012 and 2011, the Bank incurred data processing expenses totaling $567,000 and $522,000, respectively, under this contract.

NOTE N — CONTINGENCIES

The Bank is a defendant in a legal proceeding related to a lender liability action. This suit is based on the issuance of a letter of credit in the amount of $225,000 by the Bank at the plaintiff’s request in favor of a third party. The plaintiff is seeking damages for the return of the letter of credit amount plus interest, lost equity in the forced sale of land for $300,000, mental anguish and distress in the amount of $70,000, and a punitive component of $820,000, all totaling $1,415,000 plus interest on the letter of credit amount. The third party has also claimed that the Bank is indebted to them for the same sum of $225,000, plus attorney’s fees and costs. The letter of credit was converted to a loan on July 30, 2013. During October 2013, the court found in favor of the plaintiff and awarded it $225,000. The loan of $225,000 was charged off through the allowance for loan losses during October 2013.

D-37

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE O – RELATED PARTY TRANSACTIONS

The Bank purchases office supplies and equipment from a company that is owned by a director of the Bank. Purchases for such supplies and equipment totaled $38,000 and $22,000 for the nine months ended September 30, 2013 and 2012 and, $26,000 and $91,000 in 2012 and 2011, respectively.

NOTE P - RESTRICTION ON DIVIDENDS

The Bank is subject to certain restrictions on the amount of dividends that it may pay without prior regulatory approval. The Bank currently must receive regulatory approval prior to the payment of any dividends to the holding company.

NOTE Q - EMPLOYEE BENEFITS PLAN

The Bank has a defined contribution pension plan in which substantially all employees may participate. The Bank matches employees’ contributions based on a percentage of salary contributed by participants. The Bank’s expense for the plan was $60,000 and $58,000 for the nine months ended September 30, 2013 and 2012, respectively. The Bank’s expense for the plan was $73,000 for 2012 and $74,000 for 2011.

NOTE R - REGULATORY CAPITAL

The Bank is subject to various regulatory capital requirements administered by its primary federal regulator, the Federal Deposit Insurance Corporation (FDIC). Failure to meet the minimum regulatory capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators, which if undertaken, could have a direct material effect on the Bank and the financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines involving quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of: total risk-based capital and Tier 1 capital to risk-weighted assets (as defined in the regulations), and Tier 1 capital to adjusted total assets (as defined). Management believes, as of September 30, 2013, that the Bank meets all the capital adequacy requirements to which it is subject.

As of September 30, 2013, the most recent notification from the FDIC, the Bank was categorized as well capitalized under the regulatory framework for prompt corrective action. To remain categorized as well-capitalized, the Bank will have to maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as disclosed in the table below. There are no conditions or events since the most recent notification that management believes have changed the Bank’s prompt corrective action category.

D-38

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND,

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE R - REGULATORY CAPITAL (Continued)

The Bank’s actual and required capital amounts and ratios as of September 30, 2013 and, December 31, 2012 and 2011 are as follows (dollars in thousands):

	Actual		For Capital Adequacy Purposes				To Be Well Capitalized under the Prompt Corrective Action Provisions
	Amounts	Ratio	Amount		Ratio		Amount		Ratio
As of September 30, 2013
Total Risk-Based Capital (to Risk-Weighted Assets)	$19,495	16.44%	≥ $	9,487	≥	8.00%	≥ $	11,859	≥	10.00%
Tier 1 Capital (to Risk-Weighted Assets)	$18,012	15.19%	≥ $	4,743	≥	4.00%	≥ $	7,115	≥	6.00%
Tier 1 Capital (to Adjusted Total Assets)	$18,012	11.66%	≥ $	6,179	≥	4.00%	≥ $	7,724	≥	5.00%

	Actual		For Capital Adequacy Purposes				To Be Well Capitalized under the Prompt Corrective Action Provisions
	Amounts	Ratio	Amount		Ratio		Amount		Ratio
As of December 31, 2012
Total Risk-Based Capital (to Risk-Weighted Assets)	$17,783	14.04%	≥ $	10,135	≥	8.00%	≥ $	12,668	≥	10.00%
Tier 1 Capital (to Risk-Weighted Assets)	$16,198	12.79%	≥ $	5,067	≥	4.00%	≥ $	7,601	≥	6.00%
Tier 1 Capital (to Adjusted Total Assets)	$16,198	9.55%	≥ $	6,785	≥	4.00%	≥ $	8,481	≥	5.00%

	Actual		For Capital Adequacy Purposes				To Be Well Capitalized under the Prompt Corrective Action Provisions
	Amounts	Ratio	Amount		Ratio		Amount		Ratio
As of December 31, 2011
Total Risk-Based Capital (to Risk-Weighted Assets)	$17,619	13.74%	≥ $	10,256	≥	8.00%	≥ $	12,820	≥	10.00%
Tier 1 Capital (to Risk-Weighted Assets)	$16,016	12.49%	≥ $	5,128	≥	4.00%	≥ $	7,692	≥	6.00%
Tier 1 Capital (to Adjusted Total Assets)	$16,016	8.97%	≥ $	7,143	≥	4.00%	≥ $	8,929	≥	5.00%

D-39

TOWN SQUARE FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND

YEARS ENDED DECEMBER 31, 2012 AND 2011 (UNAUDITED)

NOTE S – SUBSEQUENT EVENT

On October 21, 2013, Town Square Financial Corporation entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Poage Bankshares, Inc. Pursuant to the Merger Agreement, the Company will incorporate a subsidiary known as Poage Merger Subsidiary, Inc. (“Poage Merger Subsidiary”) to be merged with and into Town Square Financial, with Town Square Financial as the surviving entity. Immediately following the merger, Town Square Financial will be merged with and into Poage Bankshares, Inc., with Poage Bankshares, Inc. as the surviving entity and Town Square Bank will be merged with and into Home Federal, with Home Federal as the surviving entity.

Under the terms of the Merger Agreement, 55% of the outstanding shares of Town Square Financial common stock will be converted into the right to receive 2.3289 shares of Poage Bankshares, Inc. common stock for each share of Town Square Financial common stock. Each of the remaining 45% of the outstanding shares of Town Square Financial common stock will be exchanged for $33.86 in cash. Town Square Financial stockholders will have the right to elect to receive cash or Poage Bankshares, Inc. common stock as outlined above, subject to the requirement that 55% of Town Square Financial common stock is exchanged for Poage Bankshares, Inc. common stock in accordance with the proration and allocation procedures contained in the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants of Poage Bankshares, Inc., Home Federal, Poage Merger Subsidiary, Town Square Financial and Town Square Bank. Town Square Financial has agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or an agreement concerning, or to provide confidential information in connection with, any proposals for alternative business combination transactions.

The Merger Agreement and the transactions contemplated thereby are subject to the approval of the stockholders of Town Square Financial, regulatory approvals and other customary closing conditions.  Closing of the Merger is expected to occur in the first or second quarter of 2014.

D-40

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion and analysis provides additional detail on Town Square Financial’s operating results and financial condition for the periods indicated. This discussion should be read in conjunction with the unaudited consolidated financial statements of Town Square Financial and related notes included with this prospectus.

Town Square Financial Corporation’s results of operations are primarily dependent on Town Square Bank, Inc.’s net interest income. Net interest income is the difference between the amount of interest that Town Square earns on its assets (i.e. loans, investment securities and other assets) and the amount of interest that Town Square pays on its liabilities (i.e. deposits, debt and other liabilities). The amount of net interest income that Town Square generates is affected by the relative amounts of interest earning assets and liabilities and the interest rates applicable to these assets and liabilities.

In addition to Town Square’s net interest income, the net income of Town Square is impacted by the amount that Town Square must reserve for loan losses, as well as other operating income and expenses. Other operating income consists primarily of service charges on deposit accounts and fees on various products and services. Other operating expenses consist primarily of salaries and employee benefits, and general and administrative overhead expenses.

Town Square’s net income is also impacted by the general and local economic conditions, competitive circumstances, changes in market interest rates, laws and regulations affecting the banking industry, and actions taken by regulatory agencies that supervise Town Square’s activities and operations.

Overview of operating results on a consolidated basis

Nine months ended September 30, 2013 compared to nine months ended September 30, 2012:

Town Square recorded net income of $1.76 million, or $5.41 per share (on a diluted basis), for the nine months ended September 30, 2013, compared to net income of $88,000, or $0.26 per share (on a diluted basis), for the same period in 2012. Return on average assets and return on average equity for the nine months ended September 30, 2013 were approximately 1.47% and 17.16%, respectively, on an annualized basis, as compared to approximately 0.07% and 0.91%, on an annualized basis, respectively, for the same period in 2012.

Year ended December 31, 2012 compared to year ended December 31, 2011

For the year ended December 31, 2012, Town Square’s earnings per common share decreased by $1.14 per share, or approximately 92.68%, to $0.09 per share, as compared to $1.23 per share for the year 2011. Net income decreased by $484,000 in 2012, or approximately 92.72%, to $38,000 when compared to $522,000 in 2011. The decrease from 2011 to 2012 was primarily due to the loss on the sale of Other Real Estate Owned. These results produced a return on average assets of 0.02% and a return on average equity of 0.29% for 2012, as compared to 0.30% and 4.18%, respectively, for 2011. The decrease in net income for 2012 resulted in Town Square paying no cash dividends during 2012, as compared to cash dividends of $0.60 cents per share paid to shareholders in 2011.

Net interest income

Net interest income is the difference between the interest earned on assets, principally loans and investment securities, and the interest paid on deposits and borrowings. Net interest income is the principal source of earnings and is materially impacted by fluctuations in interest rates and changes in the volume and mix of interest earning assets and interest bearing liabilities.

When net interest income is expressed as a percentage of average interest earning assets, it is referred to as net interest margin. The following table sets forth the average amounts outstanding for each category of interest-earning and non-interest earning assets and liabilities, the average rates on the interest earning assets and average cost of interest bearing liabilities, and the net interest margin for the periods indicated.

D-41

For the nine months ended September 30, 2013, Town Square experienced an increase in net interest income of $241,000 as compared to the nine month period ended September 30, 2012. The increase in net interest income was primarily attributable to a decrease in interest expense on deposits. Interest expense decreased by $805,000 during the first nine months of 2013 compared to the first nine months of 2012. Interest and dividend income on earning assets decreased during the first nine months of 2013 compared to the first nine months of 2012 by $564,000. This represents an increase in the average yield by 4 basis points over September 30, 2012 yields. The net interest margin increased by 47 basis points to 3.40% during the first nine months of 2013 compared to the first nine months of 2012 as the yield on assets increase slightly.

Average earning assets decreased $16 million for the nine months ended September 30, 2013 to $152.6 million, as compared to $168.6 million for the nine months ended September 30, 2012. During the same period, average interest-bearing liabilities decreased from $139.3 million for the nine months ended September 30, 2012 to $121.6 million for the nine months ended September 30, 2013. Those changes resulted in an overall increase in net interest income for the nine months ended September 30, 2013 as compared to the nine months ended September 30, 2012.

	Nine months Ended September 30,
	2013			2012
	Avg. Bal.	Interest	Avg. Rate	Avg. Bal.	Interest	Avg. Rate
	(dollars in thousands)
Interest earning assets
Loans *	$128,919	$5,567	5.76%	$132,921	$6,020	6.04%
Taxable securities	13,956	213	2.03%	21,976	329	2.00%
Nontaxable securities	4,874	113	3.09%	4,334	105	3.23%
Federal funds sold and other	4,893	28	0.76%	9,385	31	0.44%
Total interest earning assets	$152,642	$5,921	5.17%	$168,616	$6,485	5.13%

Non-interest earning assets
Cash and due from banks	$4,378			$3,230
Bank premises and equipment	2,680			2,776
Other assets	1,187			4,172
Less: Reserve for loan losses	(1,535)			(1,528)
Total non-interest earning assets	$6,710			$8,650

Total assets	$159,352			$177,266

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	Nine months Ended September 30,
	2013			2012
	Avg. Bal.	Interest	Avg. Rate	Avg. Bal.	Interest	Avg. Rate
	(dollars in thousands)
Interest bearing liabilities
Savings deposits	$27,542	$52	0.25%	$28,037	$71	0.34%
Time deposits	60,161	580	1.29%	73,845	1,012	1.83%
Demand deposits	24,440	28	0.15%	20,884	46	0.29%
Borrowings	9,425	75	1.06%	16,502	411	3.32%
Total interest bearing liabilities	$121,568	$735	0.81%	$139,268	$1,540	1.47%

Non-interest bearing liabilities
Demand deposits	$23,737			$24,815
Other liabilities	364			354
Total non-interest bearing liab.	$24,101			$25,169

Total liabilities	$145,669			$164,437

Shareholders’ equity	$13,683			$12,829

Total liabilities and equity	$159,352			$177,266
Net interest income		$5,186			$4,945
Net interest spread			4.36%			3.66%
Net interest margin			3.40%			2.93%

* Interest income on loans includes loan fee income. Average loan balances includes loans on non-accrual.

Average earning assets increased $1.5 million for the year ended December 31, 2012 to $166.8 million, as compared to $165.3 million for the year ended December 31, 2011. During the same period, average interest-bearing liabilities decreased from $139.2 million for the year ended December 31, 2011 to $136.8 million for the year ended December 31, 2012. Although the average earning assets increased for the year ended December 31, 2012, Town Square experienced a decrease in interest income on earning assets resulting from loans placed in non-accrual status in 2012. However, net interest income increased $66,000 compared to the year ended December 31, 2011 due to the decrease in interest expense on deposits and borrowing of $294,000 paid in 2012.

	Year Ended December 31,
	2012			2011
	Avg. Bal.	Interest	Avg. Rate	Avg. Bal.	Interest	Avg. Rate
	(dollars in thousands)
Interest earning assets
Loans *	$132,536	$7,961	6.01%	$135,048	$8,166	6.05%
Taxable securities	20,974	407	1.94%	19,086	460	2.41%
Nontaxable securities	4,543	142	3.13%	3,022	111	3.67%
Federal funds sold and other	8,731	41	0.47%	8,108	42	0.52%
Total interest earning assets	$166,784	$8,551	5.13%	$165,264	$8,779	5.31%

Non-interest earning assets
Cash and due from banks	$4,423			$4,277
Bank premises and equipment	2,760			2,819
Other assets	2,885			1,823
Less: Reserve for loan losses	$(1,511)			$(1,756)

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	Year Ended December 31,
	2012			2011
	Avg. Bal.	Interest	Avg. Rate	Avg. Bal.	Interest	Avg. Rate

Total non-interest earning assets	$8,557			$7,163

Total assets	$175,341			$172,427

Interest bearing liabilities
Savings deposits	$27,775	$97	0.35%	$24,430	$171	0.70%
Time deposits	72,043	1,295	1.80%	76,875	1,451	1.89%
Demand deposits	22,064	61	0.28%	16,714	77	0.46%
Borrowings	14,974	675	4.51%	21,189	723	3.41%
Total interest bearing liabilities	$136,856	$2,128	1.55%	$139,208	$2,422	1.74%

Non-interest bearing liabilities
Demand deposits	$25,161			$20,486
Other liabilities	363			255
Total non-interest bearing liab.	$25,524			$20,741

Total liabilities	$162,380			$159,949

Shareholders’ equity	$12,961			$12,478

Total liabilities and equity	$175,341			$172,427
Net interest income		$6,423			$6,357
Net interest spread			3.58%			3.57%
Net interest margin			3.85%			3.85%

* Interest income on loans includes loan fee income. Average loan balances includes loans on non-accrual.

Non-interest income

Non-interest income consists of all income, other than interest income and loan fee income, and is principally derived from service charges on deposit accounts (including fees from non-sufficient funds and stop payment orders), sales of credit life insurance, automated teller machine fees, wire transfer fees, printed check charges, safe deposit box rental income, rental of bank property, and net gains on the sale of property on which we foreclosed. Management recognizes the importance of supplementing net interest income with other sources of income and, as a part of our business strategy, is constantly exploring new opportunities to generate non-interest income.

For the nine month period ended September 30, 2013, non-interest income increased $1.142 million, or more than 100%, to $1.124 million as compared to ($18,000) for the nine month period ended September 30, 2012. The increase for the period was primarily due to a decrease in losses related to Other Real Estate Owned.

Non-interest income for the year ended December 31, 2012 decreased $893,000, or 74.23%, to $310,000 as compared to $1.20 million in 2011. This decrease in 2012 was primarily attributable to losses on Other Real Estate Owned.

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As discussed above, one of the elements of our business strategy is to increase the percentage of non-interest income to total revenue. To this end, Town Square continues to evaluate non-interest revenue opportunities, such as investment and electronic banking products, and review existing service charge schedules in order to maintain competitive pricing.

The following schedule lists the accounts from which non-interest income was derived for the periods indicated:

	Nine months ended September 30,		Year ended December 31,
	2013	2012	2012	2011
	(dollars in thousands)
Service charges on deposit accounts	$403	$360	$497	$462
Other customer fees	591	561	739	711
Gain (Loss) on sale of loans	-	-	118	(56)
Gain (Loss) on sale of Other Real Estate Owned	93	(939)	(1,044)	77
Gain (Loss) on sale of other assets	-	-	-	(4)
Securities gain (losses)	37	-	-	13
Total non-interest income	$1,124	$(18)	$310	$1,203

Non-interest expense

Non-interest expenses are monitored by management and reviewed by Town Square’s board of directors on a monthly basis. The level of non-interest expense in the various categories is subject to many variables. Increases or decreases in the number of staff and the timing of salary adjustments will have a corresponding impact on the level of associated expenses. Additional purchases of furniture and equipment will result in an increase in depreciation and maintenance costs. Increases in the number of past due loans and repossessed property will result in increased legal costs. Many areas of non-interest expense such as postage, health insurance, and other insurance coverage are subject to inflation and industry trends. Principal categories of non-interest expenses include salaries and employee benefits, equipment, technology, and data processing expenses, advertising and entertainment, stationary and supplies, FDIC insurance premiums and property taxes.

Non-interest expense for the nine months ended September 30, 2013 decreased by $371,000, or approximately 8.08%, to $4.221 million, as compared to the same period of 2012. This decrease was primarily due to a decrease in other expenses related to foreclosures and repossessions.

Non-interest expenses increased by $23,000, or 0.38%, to $6.048 million during 2012 as compared to $6.025 million.

We anticipate that gross non-interest expenses will continue to grow as Town Square grows and as the use of electronic commerce and other technology is required. These changes require investment in equipment, personnel and training necessary to operate efficiently and competitively. Notwithstanding these factors, one of Town Square’s goals has been to control expenses and the proportion of these expenses to net income in order to maximize earnings and shareholder value. Generally the efficiency ratio is one method utilized to measure operating expenses. The lower the efficiency ratio, the more effective we are in utilizing our resources to produce income. Town Square’s efficiency ratio was 89.80% and 75.83%, in 2012 and 2011, respectively. In each case, Town Square’s efficiency ratio was in line with the average of those other banks in Town Square’s peer group.

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The following table sets forth the accounts which comprise non-interest expense for the periods indicated. All dollar amounts are in thousands:

	Nine months ended September 30,		Year ended December 31,
	2013	2012	2012	2011
Salaries & employee benefits	$2,040	$2,085	$2,794	$2,826
Net Occupancy expenses	323	307	418	444
Equipment expenses	218	227	324	319
Data processing	443	421	567	522
Advertising	130	207	261	320
Franchise Tax	124	116	156	148
Other expenses	943	1,229	1,528	1,446
Total non-interest expense	$4,221	$4,592	$6,048	$6,025

Analysis of financial condition

Loan portfolio

Town Square is a significant commercial and real estate lender within its primary market area. The main objective of Town Square’s lending activities is to seek attractive lending opportunities within its market area. Substantially all of Town Square’s loans are made to borrowers who live or conduct business within its primary market area. The credit risk of each customer is evaluated and, where appropriate, collateral and appraisals are obtained. Loan policies are in place that monitor each segment of the portfolio and aid in minimizing risk associated with the various types of lending.

Town Square’s lending activities for 2011 through September of 2013 are summarized in the series of tables that follow this discussion. Over that period, Town Square experienced a 4.23% decrease in loans. The change was attributable to a combination of factors, including depressed commodity prices and a stressed local economy.

The following table summarizes Town Square’s loan portfolios (before allowance for loan and lease losses) by major category as of the dates indicated.

	Nine months ended September 30,		Year ended December 31,
	2013	2012	2012	2011
	(dollars in thousands)
Real estate loans	$95,433	$100,465	$99,377	$102,332
Commercial loans	25,780	26,029	28,559	24,476
Consumer loans	5,618	5,695	5,660	5,631
Total loans	$126,831	$132,189	$133,596	$132,439

Real estate loans. Loans secured by real estate represent Town Square’s most significant concentration of loans. Loans secured by real estate represented $95.43 million, or 75.24%, of Town Square’s loan portfolio as of September 30, 2013, down from $100.47 million, or 76.00%, of Town Square’s loan portfolio as of September 30, 2012. Real estate loans decreased from $102.33 million as of December 31, 2011 to $99.38 million as of December 31, 2012, and represented approximately 77.27% and 74.39%, respectively, of Town Square’s loan portfolio as of those same dates.

Loss ratios in this loan category have been low with the exception of the losses incurred in 2011 and 2012 attributable to a single non-owner occupied real estate relationship. As a result, management enhanced lending and real estate appraisal policies, which include an aggressive reappraisal policy on real estate serving as collateral on troubled loans, with potential exposures being quantified and reserved for as soon as they are identified.

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Commercial loans. Town Square’s second largest loan category consists of commercial loans that are not secured by real estate. Commercial loans represented $25.78 million, or 20.33%, of Town Square’s loan portfolio as of September 30, 2013, down 0.96% from $26.03 million, or 19.69%, of Town Square’s loan portfolio as of September 30, 2012. Commercial loans increased from $24.48 million as of December 31, 2011 to $28.56 million as of December 31, 2012 and represented approximately 18.48% and 21.38% of the loan portfolio, respectively, as of those same dates. Loss ratios in this loan category have historically been low.

Consumer loans. Town Square’s next largest loan category consists of consumer simple interest loans, which have helped Town Square to maintain a consistent presence within Town Square’s primary market area. Consumer loans represented $5.62 million, or 4.43%, of Town Square’s loan portfolio as of September 30, 2013, down 1.40% from $5.70 million, or 4.31%, of Town Square’s loan portfolio as of September 30, 2012. Consumer loans increased from $5.63 million as of December 31, 2011 to $5.66 million as of December 31, 2012, and represented approximately 4.25% and 4.24% of the loan portfolio, respectively as of those dates. Our conservative lending policy has resulted in historically low loan loss ratios on consumer loans.

Loan quality and summary of loan loss experience

Town Square’s lending activities are guided by the basic lending policy established by its board of directors. Loans must meet the tests of a prudent loan, which include criteria regarding the character, capacity and capital of the borrower, the collateral provided for the loan, and prevailing economic conditions. Generally, Town Square obtains an independent appraisal of real property, within regulatory guidelines, when it is considered the primary collateral for a loan.

Management maintains a “watch list” system under which credit officers are required to provide early warning of possible deterioration in the credit quality of our loans. These loans may not currently be delinquent, but may present indications of financial weakness, such as deteriorating financial ratios of the borrowers, or other concerns. Identification of financial weaknesses at an early stage allows early implementation of responsive credit strategies.

The allowance for loan loss account is funded from loan loss provision charged to expense. The loan loss allowance represents an amount that management believes will be adequate to absorb estimated losses on existing loans, based on an evaluation of the collectability of loans and prior loss experience. This evaluation takes into consideration such factors as Town Square’s past loss experience, changes in the composition of performing and nonperforming loans, concentrations of credit, economic conditions, collateral coverage, and the condition of borrowers facing financial pressure. While the loan loss allowance is management’s best estimate of loan losses as of the balance sheet date, the process of determining the adequacy of the account is necessarily judgmental and subject to changes in external conditions. Accordingly, Town Square cannot guarantee that the existing balance in the loan loss allowance account will ultimately prove adequate to cover actual loan losses incurred.

Loans are charged against the loan loss allowance account when management believes that collectability of the principal is unlikely. Most of Town Square’s significant charges against Town Square’s loan loss allowance were previously identified using the “watch list” early warning system discussed above.

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The table below shows the activity in the loan loss allowance account since January 1, 2011. The decreases in provisions to the account have occurred primarily as a result adjusting the loan loss allowance account to more closely parallel actual loan loss experience. As shown in the table, the allowance for loan losses has been consistently maintained at a level between 1.10% and 1.25% of total loans, which exceeds the actual amount of loan losses experienced during the periods shown. As of September 30, 2013, Town Square’s loan loss allowance equates to approximately 2.93 times the actual losses incurred during 2013. As of December 31, 2012, Town Square’s loan loss allowance equated to approximately 2.84 times the actual losses incurred during 2012.

	Nine months ended September 30,		Year ended December 31,
	2013	2012	2012	2011
	(dollars in thousands)
Balance at January 1	$1,673	$1,616	$1,616	$1,906
Provision charged to expense	328	247	647	1,013
Loans charged off during period	(573)	(423)	(634)	(1,337)
Recoveries	64	22	44	34
Ending balance	$1,492	$1,462	$1,673	$1,616

Allowance for loan losses to total loans	1.18%	1.11%	1.25%	1.22%
Net loan losses to total loans*	0.40%	0.30%	0.44%	0.98%
Allowance account to net loan losses	1.19%	1.12%	1.27%	1.22%

*  Net loan losses mean loans charged off during the period less recoveries on prior loan charge offs.  This number represents the net amount actually charged against the loan loss allowance account during the period.

Non-performing assets

Any loan that is more than 90 days delinquent or that management feels contains an inordinate amount of collection risk is placed on non-accrual status. When loans are placed on non-accrual status, interest ceases to accrue and the loan is written down to the value of the anticipated net cash flow from collection activities or collateral liquidation. Most of these loans are identified through the “watch list” system, discussed above. Repossessed real estate consists of parcels of real estate that Town Square receives through collection activities on defaulted loans. Many non-accrual loans eventually result in collection activities that have the effect of converting some or all of the non-accrual loan balance into repossessed real estate.

The following table provides information relating to Town Square’s non-performing assets as of the dates indicated. All dollar amounts are in thousands.

	Nine months ended		Year ended
	September 30,		December 31,
	2013	2012	2012	2011
	(dollars in thousands)
Non-accrual loans	$7,725	$5,466	$8,114	$3,012
Loans past due 90 and still accruing	268	-	-	2,747
Total non-performing loans	$7,993	$5,466	$8,114	$5,759
Total non-performing loans to total loans	6.30%	4.13%	6.07%	4.35%
Repossessed real estate	$29	$1,236	$1,076	$2,277
Non-performing assets*	$8,022	$6,702	$9,190	$8,036
Non-performing assets to total loans*	6.32%	5.07%	6.88%	6.07%

* Non-performing assets mean non-accrual loans, loan past due 90 days and still accruing and repossessed real estate. This number represents an investment in loan assets that are not currently providing the bank with a return on its investment. Favorable changes in borrowers’ financial condition and/or sales of repossessed real estate at amounts greater than the book values shown here may generate the bank investment returns in the future.

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As of September 30, 2013, non-performing assets totaled $8.02 million, or 6.32% of total loans, up from $6.70 million, or 5.07% of total loans as of September 30, 2012. Our non-performing assets increased from $8.04 million as of December 31, 2011, to $9.19 million as of December 31, 2012. This increase was primarily attributable to an increase in non-accrual loans. As of September 30, 2013, Town Square held $29,000 in repossessed real estate.

Investment portfolio

Town Square’s investment portfolio plays a primary role in the management of its interest rate sensitivity and as such, is managed in the context of its overall balance sheet. The two primary goals of the investment portfolio are to generate interest income and provide liquidity.

Investment securities are classified at the time of purchase. Those securities purchased with the interest and ability to hold until maturity are classified as “held to maturity,” stated at cost, and adjusted for amortization of premiums and accretion of discounts. Investments in securities that may be sold in response to changes in interest rates, liquidity needs or other factors are identified as “available for sale.” These securities are reflected at fair value and net unrealized gains or losses are reflected as a separate component of shareholders’ equity, net of income tax effects. See the Note C to the unaudited financial statements included in this prospectus for additional information concerning investment securities.

The following tables present the book values and fair values of the “available for sale” and “held to maturity” investment securities portfolio for the periods presented. All dollar amounts are in thousands.

	As of September 30, 2013		As of December 31, 2012		As of December 31, 2011
Available-for-sale	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value

U.S. government and agency	$1,002	$1,002	$11,715	$12,022	$19,124	$19,211
State & political subdivisions	5,281	5,366	5,239	5,607	4,060	4,332
Residential Mortgage-backed securities	10,735	10,789	4,179	4,273	3,791	3,856
Total securities available for sale	$17,018	$17,157	$21,133	$21,902	$26,975	$27,399

Held-to-Maturity
State & political subdivisions	$200	$206	$548	$570	$557	$586

Total Securities	$17,218	$17,363	$21,681	$22,472	$27,532	$27,985

The fair value of the total investment portfolio decreased by $5.1 million, or 22.73%, to $17.36 million at September 30, 2013, as compared to $22.47 million at December 31, 2012. The decrease of the investment portfolio balances was used to provide liquidity while also generating interest income. The net unrealized gain on “available for sale” securities decreased by $630,000 to $139,000 during 2013. The net unrecognized gain on “held to maturity” securities decreased by $16,000 to $6,000 during the same period for 2013.

The fair value of the total investment portfolio decreased by $5.51 million, or 19.70%, to $22.47 million at December 31, 2012, as compared to $27.96 million at December 31, 2011. The decrease of the investment portfolio balances was used to provide liquidity while also generating interest income. The net unrealized gain on “available-for-sale” securities increased by $345,000 to $769,000 during 2012. The net unrecognized gain on “held-to-maturity” securities decreased by $7,000 to $22,000 during 2012.

Securities issued by the United States Government and its agencies are the major categories of investment securities that comprise the investment portfolio. These securities are instruments issued by the U.S. Treasury and Government agencies, such as the Federal National Mortgage Association (FNMA), the Federal Home Loan Bank (FHLB), the Government National Mortgage Association (GNMA) and the Federal Home Loan Mortgage Corporation (FHLMC). The securities may be backed by the U.S. Government or its agencies or by assets that carry a government guarantee, such as home mortgages. These securities carry various rates and terms and may also include call options that allow the issuer to pay off the security balance prior to maturity date.

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Investments in securities issued by state and county municipalities also constitute a material segment of the investment portfolio. These securities are debt instruments issued by entities such as city and county governments or road, sewer, hospital, or school districts and may be backed by a general guarantee of the issuer or by a specific revenue stream. The Investment Policy sets forth parameters for acceptable maturity, rating, and dollar limits.

The amortized cost and fair value of “available for sale” and “held to maturity” securities at September 30, 2013, classified by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. All dollar amounts are in thousands and all yields are presented on an actual income as opposed to a tax-equivalent basis.

	In One Year or Less		One thru Five Years		After Five Years
	Cost	Fair Value	Cost	Fair Value	Cost	Fair Value

“Available for sale”	$-	$-	$9,733	$9,958	$7,285	$7,199
“Held to maturity”	-	-	-0-	-0-	200	206
Total	$-	$-	$9,733	$9,958	$7,485	$7,405

Deposits

Deposits, which include non-interest bearing deposits, interest bearing demand deposits and savings and time deposits, are Town Square’s primary and most vital source of funds. Town Square offers a variety of products designed to meet the financial needs of its customers. Town Square uses deposits to fund the loan portfolio and investments in securities. For the nine months ended September 30, 2013, total deposits decreased by $14.82 million to $126.47 million from September 30, 2012 deposits of $141.26 million.

The following table sets forth deposit balances, in thousands, by category, for the periods indicated, and the composition breakdown of deposits:

	As of September 30,
	2013		2012
	Balance	Percent	Balance	Percent
Non-interest bearing demand deposits	$25,313	20.0%	$23,332	16.5%
Interest bearing demand deposits	21,237	16.8%	21,907	15.5%
Savings deposits	27,270	21.5%	27,392	19.4%
Time deposits of $100,000 or more	25,377	20.1%	33,026	23.4%
All other time deposits	27,273	21.6%	35,602	25.2%
Total deposits	$126,470	100.0%	$141,259	100.0%

D-50

For the year ended December 31, 2012, total deposits increased by $2.19 million, or approximately 1.51%, to $145.29 million at December 31, 2012 from $143.10 million at December 31, 2011. The following table sets forth deposit balances, by category, for the periods indicated:

	As of December 31,
	2012	2011
	(dollars in thousands)
Non-interest bearing demand deposits	$26,270	$21,020
Interest bearing demand deposits	27,094	17,862
Savings deposits	26,116	25,690
Time deposits of $100,000 or over	31,523	36,968
All other time deposits	34,289	41,556
Total deposits	$145,292	$143,096

Liquidity

Liquidity is measured by Town Square’s ability to meet contractual obligations as they become due and to fund operations from available funds. Town Square’s primary liquidity needs involve its ability to accommodate customers’ demands for deposit withdrawals as well as their requests for credit. Liquidity is primarily achieved through the growth of deposits and liquid assets such as securities available for sale, matured securities and federal funds sold. Asset and liability management is the process of managing the balance sheet to achieve a mix of earning assets and liabilities that maximize profitability, while providing adequate liquidity.

A fundamental component of Town Square’s business strategy is to manage liquidity to ensure the availability of sufficient resources to meet all financial obligations and to finance prospective business opportunities. Town Square’s liquidity position over any given period of time is a product of its operating, financing and investing activities. The extent of such activities is often shaped by such external factors as competition for deposits and loan demand.

Traditionally, funds to originate loans and purchase investments have been derived primarily from deposits, principal and interest payments received on loans, proceeds received when investments in securities mature, principal and interest payments received on investments, deposits with other banks and federal funds sold. Town Square’s most liquid assets at any time are in the form of cash held in the vault, balances held at other banks, and overnight federal funds sold. Cash, deposits with other banks, and federal funds sold totaled $5.20 million at September 30, 2013, which represents a decrease of $5.45 million, or approximately 51.2%, from the total amount of $10.65 million at September 30, 2012. At December 31, 2012, these assets amounted to $5.61 million, or 3.38% of total assets, compared to $11.13 million, or 6.28% of total assets as of year-end 2011.

A secondary, but significant, source of liquidity is achieved through the sale of “available for sale” securities held in our investment portfolio. At September 30, 2013, available for sale securities amounted to $17.16 million, or 98.85% of total securities, compared to $21.90 million, or 97.55% of total securities at December 31, 2012. Securities that are held available for sale and not currently pledged to secure deposits of public bodies or used as collateral for repurchase agreements are available to be sold for liquidity purposed if needed. The sale of these securities is subject to market demand and at market price.

For the year ended December 31, 2012, our total gross loans decreased by approximately $80,000 from $132.4 million to $133.60 million. Over the same period, deposits increased approximately $2.2 million.

In addition to the aforementioned sources of liquidity, Town Square maintains various other sources of liquidity, including Federal Funds Purchased from other banks, borrowings from the Federal Reserve Discount Window borrowing from the Federal Home Loan Bank and securities sold under agreements to repurchase. As part of its routine asset-liability management procedures, Town Square calculates and monitors the amount of borrowing capacity available to it at the end of each month. Management believes that the sources of funds currently available are sufficient to meet the funding requirements of operations.

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Capital adequacy

As of September 30, 2013, shareholders’ equity totaled $14.23 million, or 9.34% of total assets, compared to $13.24 million, or 7.74% of total assets at September 30, 2012. The increase in shareholders’ equity was primarily due to net earnings resulting from decreased interest expense and a reduction in other real estate owned losses. The Company paid a ten cent per share dividend to shareholders in the second quarter of 2013.

Shareholders’ equity totaled $13.09 million, or 7.90% of total assets, at December 31, 2012, compared to $12.66 million, or 7.14% of total assets at December 31, 2011. The increase in shareholders’ equity during 2012 was attributable primarily to 2012 net earnings. No dividends were paid to shareholders in 2012.

Guidelines issued by the FDIC and Kentucky Department of Financial Institutions establish capital adequacy guidelines for Kentucky state banks. Under these guidelines, Town Square Bank, Inc. is required to maintain a ratio of total capital to risk weighted assets of 8%, of which at least 4% must be in the form of Tier 1 capital. These guidelines focus principally on broad categories of credit risk, although the framework for assigning asset and off-balance sheet risk categories does incorporate elements of transfer risk. The risk-based capital standards do not, however, incorporate other factors that may affect a bank’s financial condition, such as overall interest rate exposure, liquidity, funding and market risks, the quality and level of earnings, investments, the effectiveness of loan and investment policies and management’s ability to monitor and control financial and operating risks.

Management is committed to maintaining Town Square Bank, Inc. as a “well capitalized” financial institution for regulatory purposes and intends to maintain the regulatory capital of Town Square Bank, Inc. at levels acceptable to management, in light of the regulatory framework within which Town Square Bank, Inc. operates. Management is aware of no events that have occurred since September 30, 2013 that it believes would cause Town Square’s status as a “well-capitalized” financial institution to change.

The following table sets forth Town Square Bank, Inc.’s risk-based and leverage capital ratios as of the periods indicated. The regulatory capital ratios of Town Square Bank, Inc. exceeded those of a majority of its peers for all periods shown. All numbers are in thousands.

	Actual		For Capital Adequacy Purposes			To Be ”Well Capitalized” Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio	Amount		Ratio
As of September 30, 2013
Total capital (to risk-weighted assets)	$19,495	16.44%	≥$	9,487	≥8%	≥$	11,859	≥10%
Tier 1 capital (to risk-weighted assets)	$18,012	15.19%	≥$	4,743	≥4%	≥$	7,115	≥6%
Tier 1 capital (to average assets) (1)	$18,012	11.66%	≥$	6,179	≥4%	≥$	7,724	≥5%
As of December 31, 2012
Total capital (to risk-weighted assets)	$17,783	14.04%	≥$	10,135	≥8.0%	≥$	12,668	≥10.0%
Tier 1 capital (to risk-weighted assets)	$16,198	12.79%	≥$	5,067	≥4.0%	≥$	7,601	≥6.0%
Tier 1 capital (to average assets) (1)	$16,198	9.55%	≥$	6,785	≥4.0%	≥$	8,481	≥5.0%
As of December 31, 2011
Total capital (to risk-weighted assets)	$17,619	13.74%	≥$	10,256	≥8.0%	≥$	12,820	≥10.0%
Tier 1 capital (to risk-weighted assets)	$16,016	12.49%	≥$	5,128	≥4.0%	≥$	7,692	≥6.0%
Tier 1 capital (to average assets) (1)	$16,016	8.97%	≥$	7,143	≥4.0%	≥$	8,929	≥5.0%

(1) Refers to quarterly average assets as calculated by the bank regulatory agencies.

The financial statements and related financial data presented herein have been prepared in accordance with United States generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time and due to inflation.

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The impact of the economy and inflation is reflected in the increased cost of Town Square’s operations. Unlike many industrial companies, nearly all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution’s performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same magnitude as the prices of goods and services.

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APPENDIX E

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K

☒	Annual Report Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934 For the Fiscal Year Ended September 30, 2013

OR

☐	Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For transition period from ______________________ to___________________

Commission File Number 001-35295

Poage Bankshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation or organization)	45-3204393 (I.R.S Employer Identification Number)

1500 Carter Avenue, Ashland, KY 41101 (Address of Principal Executive Officer)	41101 (Zip Code)

606-324-7196

(Registrant’s telephone number)

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Name of exchange on which registered
Common Stock, $0.01 par value	The NASDAQ Stock Market, LLC

Securities Registered Pursuant to Section 12(g) of the Act:     None

Indicate by check mark if the Registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.  YES  ☐  NO  ☒

Indicate by check mark if the Registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  YES  ☐  NO  ☒

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    YES ☒    NO  ☐.

Indicate by check mark whether the Registrant has submitted electronically and posted on its corporate web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☒.

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

As of December 12, 2013, 3,352,263 shares of the Registrant’s common stock, $.01 par value, were issued and outstanding. The aggregate market value of the voting and non-voting common equity held by non-affiliates of the Registrant, computed by reference to the last sale price on March 31, 2013, was $43.8 million.

PART I

ITEM 1.	BUSINESS

Proposed Merger

On October 21, 2013, Poage Bankshares, Inc. and its subsidiary, Home Federal Savings and Loan Association (“Home Federal”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Town Square Financial Corporation (“Town Square Financial”) and its subsidiary, Town Square Bank.  Pursuant to the Merger Agreement, the Company will incorporate a subsidiary known as Poage Merger Subsidiary, Inc. (“Poage Merger Subsidiary”) to be merged with and into Town Square Financial, with Town Square Financial as the surviving entity. Immediately following the merger, Town Square Financial will be merged with and into Poage Bankshares, Inc., with Poage Bankshares, Inc. as the surviving entity and Town Square Bank will be merged with and into Home Federal, with Home Federal as the surviving entity. In this Annual Report on Form 10-K, we refer to these transactions collectively as the “Merger.”

Under the terms of the Merger Agreement, 55% of the outstanding shares of Town Square Financial common stock will be converted into the right to receive 2.3289 shares of Poage Bankshares, Inc. common stock for each share of Town Square Financial common stock. Each of the remaining 45% of the outstanding shares of Town Square Financial common stock will be exchanged for $33.86 in cash. Town Square Financial stockholders will have the right to elect to receive cash or Poage Bankshares, Inc. common stock as outlined above, subject to the requirement that 55% of Town Square Financial common stock is exchanged for Poage Bankshares, Inc. common stock in accordance with the proration and allocation procedures contained in the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants of Poage Bankshares, Inc., Home Federal, Poage Merger Subsidiary, Town Square Financial and Town Square Bank. Town Square Financial has agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or an agreement concerning, or to provide confidential information in connection with, any proposals for alternative business combination transactions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 to the Poage Bankshares, Inc. Form 8-K as filed with the Securities and Exchange Commission on October 21, 2013.

The Merger Agreement and the transactions contemplated thereby are subject to the approval of the stockholders of Town Square Financial, regulatory approvals and other customary closing conditions.  Closing of the Merger is expected to occur in the first or second quarter of 2014.

Town Square Financial is a registered bank holding company engaged in banking and financial services through its subsidiary, Town Square Bank. Town Square Bank is a Kentucky-chartered commercial bank headquartered in Ashland, Kentucky, with 3 branches located in Boyd County, Kentucky and one branch in Jessamine County, Kentucky. Town Square Bank’s business consists primarily of accepting savings accounts and certificates of deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in first lien one- to four-family mortgage loans, commercial and multi-family real estate loans, commercial and industrial loans, consumer loans, consisting primarily of automobile loans, and construction loans. Town Square Bank also purchases investment securities consisting primarily of mortgage-backed securities issued by United States Government agencies and government-sponsored enterprises, and obligations of state and political subdivisions. Town Square Bank offers a variety of deposit accounts, including NOW and demand accounts, certificates of deposits, money market accounts and individual retirement accounts, as well as credit cards for both personal and business purposes.

Following the Merger, we intend to operate the branches of Town Square Bank as branches of Home Federal. We expect that the Merger will expand the presence of Home Federal in our current market as well as add one branch in the suburbs of Louisville, Kentucky. In addition, we expect the Merger to increase our commercial real estate, multi-family and commercial business lending. As of September 30, 2013, Town Square Bank had $152.2 million in total assets, $126.8 million in total loans, $126.6 million in total deposits, and $18.2 million in shareholders’ equity.

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Cautionary Note on Forward-Looking Statements

This Annual Report on Form 10-K contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “may” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the asset quality of our loan and investment portfolios;

•	estimates of our risks and future costs and benefits;

•	statements about the benefits of the Merger, including future financial and operating results, cost savings, enhancements to revenue and accretion to reported earnings that may be realized from the Merger; and

•	statements about the financial condition, results of operations and business of Poage Bankshares and Town Square Financial.

These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Except as may be required by law, we do not take any obligation to update any forward-looking statements after the date of this Annual Report on Form 10-K.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	our ability to manage our operations under the current adverse economic conditions (including real estate values, loan demand, inflation, commodity prices and unemployment levels) nationally and in our market area;

•	adverse changes in the financial industry, securities, credit and national local real estate markets (including real estate values);

•	significant increases in our loan losses, including as a result of our inability to resolve classified assets, and management’s assumptions in determining the adequacy of the allowance for loan losses;

•	credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and in our allowance for loan losses and provision for loan losses;

•	our ability to successfully enhance internal controls;

•	our businesses may not be combined successfully, or such combination may take longer to accomplish than expected;

•	the growth opportunities and cost savings from the Merger may not be fully realized or may take longer to realize than expected;

•	our ability to manage increased expenses following the Merger, including salary and employee benefit expenses and occupation expenses;

•	the risk that the Merger Agreement may be terminated in certain circumstances, including in circumstances which would not require Town Square Financial to pay us a termination fee or in circumstances where the termination fee of $600,000 would be insufficient to cover expenses incurred in connection with the Merger;

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•	operating costs, customer losses and business disruption following the Merger, including adverse effects of relationships with employees, may be greater than expected;

•	governmental approvals of the Merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the Merger;

•	competition among depository and other financial institutions;

•	our success in increasing our originations of adjustable-rate mortgage loans;

•	our success in increasing our commercial business, commercial real estate and multi-family lending;

•	our ability to improve our asset quality even as we increase our commercial business, commercial real estate and multi-family lending, including as a result of the Merger;

•	our success in introducing new financial products;

•	our ability to attract and maintain deposits, including depositors of Town Square Bank;

•	decreases in our asset quality;

•	changes in interest rates generally, including changes in the relative differences between short term and long term interest rates and in deposit interest rates, that may affect our net interest margin and funding sources;

•	fluctuations in the demand for loans, which may be affected by the number of unsold homes, land and other properties in our market areas and by declines in the value of real estate in our market area;

•	changes in consumer spending, borrowing and savings habits;

•	further declines in the yield on our assets resulting from the current low interest rate environment;

•	risks related to a high concentration of loans secured by real estate located in our market area;

•	the results of examinations by our regulators, including the possibility that our regulators may, among other things, require us to increase our reserve for loan losses, write down assets, change our regulatory capital position, limit our ability to borrow funds or maintain or increase deposits, or prohibit us from paying dividends, which could adversely affect our dividends and earnings;

•	changes in the level of government support of housing finance;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	changes in consumer spending, borrowing and savings habits;

•	changes in laws or government regulations or policies affecting financial institutions, including the Dodd-Frank Act, particularly the new capital regulations, which could result in, among other things, increased deposit insurance premiums and assessments, capital requirements, regulatory fees and compliance costs;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board;

3

•	changes in our organization, compensation and benefit plans;

•	loan delinquencies and changes in the underlying cash flows of our borrowers; and

•	changes in the financial condition or future prospects of issuers of securities that we own.

Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Please see “Risk Factors” beginning on page 36.

Poage Bankshares, Inc.

Poage Bankshares, Inc. is incorporated in the State of Maryland. We are the holding company for Home Federal. We completed our initial public offering of common stock in September 2011 in connection the with mutual-to-stock conversion of Home Federal. In that offering, Poage Bankshares, Inc. sold 3,372,375 shares of common stock at $10.00 per share. After costs of $1.7 million directly attributable to the offering, net proceeds, excluding the ESOP loan, amounted to $32.0 million. Poage Bankshares, Inc. contributed $16.0 million of the net proceeds of the offering to Home Federal.

Our cash flow depends on earnings from the investment of the net proceeds from the offering that we retained, and any dividends we receive from Home Federal. Poage Bankshares, Inc. neither owns nor leases any property, but instead pays a fee to Home Federal for the use of its premises, equipment and furniture. At the present time, we employ only persons who are officers of Home Federal to serve as officers of Poage Bankshares, Inc. We do, however, use the support staff of Home Federal from time to time. We pay a fee to Home Federal for the time devoted to Poage Bankshares, Inc. by employees of Home Federal. However, these persons are not separately compensated by Poage Bankshares, Inc. Poage Bankshares, Inc. may hire additional employees, as appropriate, to the extent it expands its business in the future.

Our executive offices are located at 1500 Carter Avenue, Ashland, Kentucky 41101. Our telephone number at this address is (606) 324-7196.

Home Federal Savings and Loan Association

General

Home Federal is a federal savings and loan association headquartered in Ashland, Kentucky. Home Federal was originally chartered in 1889. Home Federal’s business consists primarily of accepting savings accounts and certificates of deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, primarily in first lien one- to four-family mortgage loans and, to a lesser extent, commercial and multi-family real estate loans, consumer loans, consisting primarily of automobile loans and home equity loans and lines of credit, and construction loans. Home Federal also purchases investment securities consisting primarily of mortgage-backed securities issued by United States Government agencies and government-sponsored enterprises, and obligations of state and political subdivisions. Home Federal offers a variety of deposit accounts, including passbook accounts, NOW and demand accounts, certificates of deposits, money market accounts and retirement accounts. Home Federal provides financial services to individuals, families and businesses through our banking offices located in and around Ashland, Kentucky.

Home Federal’s executive offices are located at 1500 Carter Avenue, Ashland, Kentucky 41101. Its telephone number at this address is (606) 324-7196, and its website address is http://www.hfsl.com. Information on this website is not and should not be considered to be part of this Annual Report on Form 10-K.

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Market Area

Our primary lending markets are in Boyd, Greenup, and Lawrence Counties in Kentucky, and Lawrence and Scioto Counties in Ohio. Our retail deposit market includes the areas surrounding our six offices in northeastern Kentucky, including our main office in Ashland and our branch offices in Flatwoods, Greenup, Louisa, South Shore and Summit. We also operate an automated teller machine at each of our offices.

Our market area includes both rural and urban communities. The total population base in the three counties where we operate offices was 102,000 in 2012, with Boyd County comprising approximately 49% of the population base. This represents a slight decrease in total population base in these three counties from approximately 103,000 in 2011. The economic base in our lending market was in the past primarily industrial and reliant upon a small number of large employers, particularly in the steel and petroleum industries. A decline in these segments of the local economy has resulted in slow economic growth and population loss over the last several decades. However, during recent years, a diversification of our employment base into services including healthcare has offset to some extent the adverse impact of the decline of our industrial base.

Per capita incomes in the counties comprising our lending market all lag the applicable Kentucky or Ohio State averages. As of July 2013, the unemployment rate in Boyd County, Kentucky was 7.9%, which is less than the national unemployment rate, while the unemployment rates in Lawrence and Greenup Counties, Kentucky were 10.0% and 8.8%, respectively. Our market area did not experience the high growth in 2003 through 2007 that characterized many “bubble” markets across the country. As a result, although real estate values have softened, our market area has not experienced the level of decline in real estate values that has occurred in many other markets.

Competition

We compete with national financial institutions, as well as numerous state chartered banking institutions of comparable or larger size and resources, smaller community banking organizations and a variety of nonbank competitors. We compete for deposits with other commercial banks, savings associations and credit unions and with the issuers of commercial paper and other securities, such as shares in money market mutual funds. In making loans, we compete with other banks, savings associations, consumer finance companies, credit unions, leasing companies and other lenders. Many of the institutions against whom we compete are national and regional banks that are significantly larger than us and, therefore, have significantly greater resources and the ability to achieve economies of scale by offering a broader range of products and services at more competitive prices than we can offer. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry.

As of June 30, 2013, our market share of deposits represented 16.92% of Federal Deposit Insurance Corporation-insured deposits in Boyd, Greenup and Lawrence Counties in Kentucky combined. To effectively compete, we seek to emphasize community orientation, local and timely decision making and superior customer service. We expect our market share of deposits to increase to approximately 23.04% in these counties as a result of the Merger.

Lending Activities

Our principal lending activity has been the origination of first lien one- to four-family residential mortgage loans and, to a lesser extent, commercial and multi-family real estate loans, consumer loans, consisting primarily of automobile loans, home equity loans and lines of credit, and construction loans. In order to diversify our loan portfolio, we recently increased our emphasis on commercial business loans, commercial real estate loans and consumer loans.

During July 2010, we began selling substantially all of our fixed-rate residential mortgages to the Federal Home Loan Bank of Cincinnati (“FHLB–Cincinnati”) with servicing retained. Total proceeds from mortgages sold under this program equaled approximately $9.0 million for the year ended September 30, 2013. The sale of our fixed-rate residential mortgage originations to the FHLB–Cincinnati, and our increased originations of nonresidential loans, which generally have shorter terms than one- to four-family residential loans, assist in managing the interest rate risk associated with our portfolio of long-term fixed-rate one- to four-family residential loans.

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Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio by type of loan at the dates indicated.

	At or For the Year Ended September 30,
	2013		2012		2011		2010		2009
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
					(Revised)		(Revised)		(Revised)
	(Dollars in thousands)
Real estate loans:
One- to four-family	$132,462	74.61%	$141,307	77.60%	$147,733	79.95%	$154,098	84.16%	$145,077	86.81%
Multi-family	1,020	0.57%	985	0.54%	2,016	1.09%	2,860	1.56%	1,232	0.74%
Commercial real estate	16,763	9.44%	16,333	8.97%	9,786	5.30%	7,331	4.00%	5,292	3.17%
Construction and land	3,840	2.16%	3,095	1.70%	5,209	2.82%	3,700	2.02%	2,888	1.73%
Total real estate loans	154,085	86.79%	161,720	88.82%	164,744	89.16%	167,989	91.75%	154,489	92.44%

Commercial business loans	5,509	3.10%	4,895	2.69%	3,722	2.01%	1,970	1.08%	3,910	2.34%

Consumer loans:
Home equity loans and lines of credit..	5,872	3.31%	5,911	3.25%	5,796	3.14%	5,005	2.72%	3,280	1.96%
Motor vehicle	9,015	5.08%	6,968	3.83%	7,299	3.95%	5,544	3.03%	3,027	1.81%
Other	3,058	1.72%	2,592	1.42%	3,212	1.74%	2,583	1.41%	2,419	1.45%
Total consumer loans	17,945	10.11%	15,471	8.50%	16,307	8.83%	13,132	7.17%	8,726	5.22%
Total loans	177,539	100.00%	182,086	100.00%	184,773	100.00%	183,091	100.00%	167,125	100.00%

Net deferred loan fees	74		84		92		92		86
Allowance for losses	1,989		2,004		1,658		1,134		555
Loans, net	$175,476		$179,998		$183,023		$181,865		$166,484

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Contractual Maturities and Interest Rate Sensitivity. The following table summarizes the scheduled maturities of our loan portfolio at September 30, 2013. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less. Loans are presented net of loans in process.

			Multi-Family
			and
	One- to Four-		Commercial	Construction	Commercial
September 30, 2013	Family	Home Equity	Real Estate	and Land	Business	Consumer	Total
	(Dollars in thousands)
Amounts due in:
One year or less	$1,515	$38	$401	$2,811	$2,047	$427	$7,239
More than one to two years	69	9	108	2	45	907	1,140
More than two to three years	315	-		9	1,650	1,852	3,826
More than three to five years	1,360	472	-	65	407	6,400	8,704
More than five to ten years	12,066	5,323	1,964	471	106	1,826	21,756
More than ten to fifteen years	19,869	30	7,458	482	961	240	29,040
More than fifteen years	97,268	-	7,852	-	293	421	105,834
Total	$132,462	$5,872	$17,783	$3,840	$5,509	$12,073	$177,539

The following table sets forth our fixed and adjustable-rate loans at September 30, 2013 that are contractually due after September 30, 2014. Loans are presented net of loans in process.

	Due After September 30, 2014
	Fixed	Adjustable	Total
	(In thousands)

Real Estate:
One- to four-family	$61,665	$69,282	$130,947
Multi-family and commercial real estate	3,408	13,974	17,382
Construction and land	963	66	1,029
Total real estate loans	66,036	83,322	149,358

Consumer and other loans:
Consumer	11,439	207	11,646
Home equity lines-of-credit	2,895	2,939	5,834
Commercial business	507	2,955	3,462
Total consumer and other loans	14,841	6,101	20,942

Total	$80,877	$89,423	$170,300

One- to Four-Family Residential Real Estate Lending. The focus of our lending program has long been the origination of one- to four-family residential mortgage loans. At September 30, 2013, $132.5 million, or 74.61% of our total loan portfolio, consisted of loans secured by one- to four-family residences compared to $141.3 million, or 77.6% of our total loan portfolio at September 30, 2012.

Historically, we have originated both fixed-rate and adjustable-rate one- to four-family mortgage loans. At September 30, 2013, 46.9% of our total one- to four-family mortgage loans were fixed-rate loans, all of which we originated for sale to the FHLB-Cincinnati, and 53.1% were adjustable-rate loans.

Our fixed-rate one- to four-family residential mortgage loans are generally underwritten according to secondary market standards (e.g., Freddie Mac guidelines), and we refer to loans that conform to such guidelines as “conforming loans.” We generally originate both fixed- and adjustable-rate mortgage loans in amounts up to the maximum conforming loan limits as established by the Federal Housing Finance Agency, which as of September 30, 2013 was generally $417,000 for single-family homes in our market area. We also originate adjustable rate loans above the lending limit for conforming loans, which are referred to as “jumbo loans.” Virtually all of our residential loans are secured by properties located in our market area.

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We generally limit the loan-to-value ratios of our mortgage loans to 80% of the sales price or appraised value, whichever is lower. Loans with certain credit enhancements, such as private mortgage insurance, may be made with loan-to-value ratios up to 95%. We participate in the Welcome Home Program for affordable housing provided by the FHLB.

Our fixed-rate one- to four-family mortgage loans typically have terms of 15 or 30 years, with a 30-year term constituting 54.3% of these loans and representing 35.0% of total loans at September 30, 2013.

Although we have offered adjustable-rate loans for many years, beginning in fiscal 2010 we began to increase our emphasis on such loans, subject to demand for such loans in a lower interest rate environment, and to increase the sale of fixed-rate mortgage loans that we originate, in order to enhance the interest rate sensitivity of our loan portfolio. Our owner-occupied adjustable-rate one- to four-family residential mortgage loans generally have fixed rates for initial terms of one to five years, and adjust annually thereafter at a margin (generally of 3.5% for owner-occupied properties and 4.5% for investment properties in the current market place) over the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year. The maximum amount by which the interest rate may be increased or decreased is generally 2% per adjustment period and the lifetime interest rate cap is generally 6% over the initial interest rate of the loan. Our adjustable-rate loans carry terms to maturity of up to 30 years.

Although adjustable-rate mortgage loans may reduce to an extent our vulnerability to changes in market interest rates because, as interest rates increase, they periodically reprice and the required payments due from the borrower also increase (subject to rate caps), and the ability of the borrower to repay the loan and the marketability of the underlying collateral may be adversely affected. Upward adjustments of the contractual interest rate are also limited by the maximum periodic and lifetime rate adjustments permitted by our loan documents. Moreover, the interest rates on most of our adjustable-rate loans generally do not adjust for up to five years after origination. As a result, the effectiveness of adjustable-rate mortgage loans in compensating for changes in general interest rates may be limited during periods of rapidly rising interest rates.

We do not offer “interest only” mortgage loans on one- to four-family residential properties (where the borrower pays interest for an initial period, after which the loan converts to a fully amortizing loan). We also do not offer loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on the loan, resulting in an increased principal balance during the life of the loan. We do not offer “subprime loans” (i.e., loans that generally target borrowers with weakened credit histories typically characterized by payment delinquencies, previous charge-offs, judgments, bankruptcies, or borrowers with questionable repayment capacity as evidenced by low credit scores or high debt-burden ratios), or “Alt-A” loans (i.e., loans that generally target borrowers with better credit scores who borrow with alternative documentation such as little or no verification of income).

Until fiscal 2010, we generally retained in our portfolio all of the loans that we originated. In July 2010, as part of our interest rate risk management strategy, we initiated a secondary market program focused on reducing the origination of fixed-rate residential mortgage loans for our portfolio and instead selling some or all of our fixed rate mortgage originations in the FHLB–Cincinnati Mortgage Purchase Program, with servicing retained. Since beginning this program, we have sold approximately $40.0 million in fixed-rate mortgage loans to the FHLB–Cincinnati. We expect that loans sold under this program will continue to increase.

Based on our continued emphasis on adjustable rate lending and our continued implementation of a secondary market program for new fixed rate loan originations, we expect that adjustable-rate one- to four-family residential mortgage loans will account for the largest increase in our loan portfolio over the next three years. Currently, substantially all fixed rate one- to four- family residential mortgage loans we originate are sold in the secondary market, and we retain substantially all adjustable-rate one- to four-family residential mortgage loans we originate.

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Consumer Lending and Home Equity Loans and Lines of Credit. At September 30, 2013, $5.9 million, or 3.3% of our total loan portfolio, consisted of home equity loans and lines of credit, and $12.1 million, or 6.8% of our total loan portfolio consisted of motor vehicles and other consumer loans, compared to $5.9 million, or 3.25% of our total loan portfolio, and $9.6 million, or 7.14% of our total loan portfolio, respectively, at September 30, 2012. In order to reduce the term of our loans and enhance the yields thereof, we intend to increase our consumer loans and home equity loans and lines of credit over the next three years.

Currently, our consumer loans include, among other loans, new and used automobile and truck loans, recreational vehicle loans and personal loans.

Consumer loans may entail greater credit risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or that are secured by rapidly depreciable assets, such as automobiles. In addition, consumer loan collections are dependent on the borrower’s continuing financial stability, and thus are more likely to be affected by adverse personal circumstances. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans. In determining whether to make a consumer loan, we consider the appraised value of collateral, and the borrower’s residence, employment history, annual income and debt service ratio which, including all mortgage payments and the credit line payment, generally may not exceed 40% of net monthly income without prior approval of Home Federal’s credit committee or senior officer with appropriate lending authority.

We offer home equity loans and lines of credit secured by a first or second mortgage on residential property (principal dwelling, condominium, etc.). Home equity loans and lines of credit are made with fixed or adjustable rates, and with combined loan-to-value ratios up to 85% on an owner-occupied principal residence and up to 80% on a second home, condominium or vacation home. On a limited basis, loan-to-value ratios may exceed 90% of appraised value if approved by Home Federal’s credit committee or senior officer with appropriate lending authority.

Home equity loans and lines of credit may entail greater credit risk than one- to four-family residential mortgage loans, as they typically involve higher loan-to-value ratios and are typically second in priority behind first mortgages on the property. Therefore, any decline in real estate values may have a more detrimental effect on our home equity loans and lines of credit than on our one- to four-family residential mortgage loans.

At September 30, 2013, the largest outstanding home equity loan or line of credit was $485,000. This loan was performing in accordance with its original terms at September 30, 2013.

Commercial Real Estate and Multi-Family Loans. At September 30, 2013, our commercial real estate loans totaled $16.8 million and our multi-family loans totaled $1.0 million compared to $16.3 million and $1.0 million, respectively, at September 30, 2012. Subject to market conditions, we intend to continue to increase the proportion of these nonresidential real estate loans in our portfolio over the next few years. We expect that, as a result of the Merger, these non-residential real estate loans will increase significantly.

Maturities for our commercial real estate and multi-family loans generally do not exceed 15 years, although exceptions may be made for terms of up to 20 years. Rates are generally adjustable based upon the weekly average yield on U.S. treasury securities adjusted to a constant maturity of one year or another floating index. The maximum loan-to-value ratio on our commercial real estate and multi-family loans is 80% for owner-occupied commercial real estate and one- to four-family residential rental properties, and 75% for office or retail non-owner-occupied commercial real estate or rental properties with greater than five units. We generally require a first mortgage on all commercial real estate loans, as well as a debt service coverage ratio of 1.25:1. At September 30, 2013, our largest outstanding commercial real estate loan was a $2.575 million loan secured by several convenience store/gas station operations. Our largest multi-family real estate loan at September 30, 2013 was a $240,000 loan secured by a 20-unit apartment complex. Both of these loans were performing in accordance with their original terms at September 30, 2013.

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Set forth below is information regarding our commercial real estate loans at September 30, 2013.

Type of Loan	Number of Loans	Balance
		(In thousands)

Office	12	$2,008
Industrial	1	143
Retail	19	8,490
Mixed use	4	339
Church	4	498
Other	27	5,285
Total	67	$16,763

Commercial and multi-family real estate loans generally carry higher interest rates and have shorter terms than one- to four-family residential mortgage loans. Multi-family and commercial real estate loans, however, entail greater credit risks compared to one- to four-family residential mortgage loans because they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. In addition, the payment of loans secured by income-producing properties typically depends on the successful operation of the property, as repayment of the loan generally is dependent, in large part, on sufficient income from the property to cover operating expenses and debt service. Changes in economic conditions that are not in the control of the borrower or lender could affect the value of the collateral for the loan or the future cash flow of the property. Additionally, any decline in real estate values may be more pronounced for commercial and multi-family real estate than residential properties.

Commercial Business Loans. Our portfolio of commercial business loans increased to $5.5 million, or 3.1% of our total loan portfolio at September 30, 2013 from $4.9 million, or 2.7% of our total loan portfolio at September 30, 2012. Our commercial business loans generally consist of regular lines of credit and revolving lines of credit to businesses to finance short-term working capital needs like accounts receivable and inventory. These loans are generally priced on an adjustable-rate basis and may be secured or unsecured. We generally obtain personal guarantees with all commercial business loans. Business assets such as accounts receivable, inventory, equipment, furniture and fixtures may be used to secure lines of credit. Our revolving lines of credit typically have a maximum term of 12 months.

We also originate commercial term loans to fund long-term borrowing needs such as purchasing equipment, property improvements or other fixed asset needs. We fix the maturity of a term loan to correspond to 75% of the useful life of any equipment purchased or seven years, whichever is less. Term loans can be secured with a variety of collateral, including business assets such as accounts receivable and inventory or long-term assets such as equipment, furniture, fixtures or real estate.

Unlike one- to four-family residential real estate loans, which we generally originate on the basis of the borrower’s ability to make repayment from his or her employment and other income, and which are secured by real property whose value tends to be more easily ascertainable, we typically originate commercial loans (including real estate as well as non-real estate loans) on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business or rental income produced by the property. As a result, the availability of funds for the repayment of commercial loans may be substantially dependent on the success of the business or rental property itself and the general economic environment. Therefore, commercial loans that we originate have greater credit risk than one- to four-family residential real estate loans or consumer loans. In addition, commercial loans generally result in larger outstanding balances to single borrowers, or related groups of borrowers, and also generally require substantially greater evaluation and oversight efforts.

At September 30, 2013, the largest outstanding commercial business loan was an $800,000 loan secured by common stock. This loan was performing in accordance with its original terms at September 30, 2013.

Construction and Land Loans. At September 30, 2013, $3.8 million, or 2.2% of our total loan portfolio consisted of construction and land loans, compared to $3.1 million, or 1.7% of our total loan portfolio at September 30, 2012. We make construction loans to individuals for the construction of their primary residences. These loans generally have maximum terms of 12 months, and upon completion of construction convert to conventional amortizing mortgage loans. These construction loans have higher risk based interest rates and terms. During the construction phase, the borrower generally pays interest only. The maximum loan-to-value ratio of our owner-occupied construction loans is generally 80% of construction costs or completed-appraised-value, whichever is less. Residential construction loans are generally underwritten pursuant to the same guidelines used for originating permanent residential mortgage loans.

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We also make construction loans for the construction of homes “on speculation.” These loans are for “pre-sold” and “spec” homes, and no more than two such loans may be outstanding to one borrower at any time. These loans generally have initial maximum terms of nine months, although the term may be extended to up to 18 months. The loans generally carry variable rates of interest. The maximum loan-to-value ratio of these construction loans is generally 80% of construction costs or completed-appraised-value, whichever is less.

To a much lesser extent, we make loans for the construction of commercial and multi-family buildings. At September 30, 2013, we had none of these loans outstanding.

In addition, we make loans secured by unimproved land to complement our construction and non-residential lending activities. These loans have terms of up to 15 years, and maximum loan-to-value ratios of 75%.

Set forth below is information regarding our construction and land loans at September 30, 2013. At September 30, 2013, our largest construction and land loan was a $1.50 million loan secured by a one- to four-family dwelling. This loan was performing in accordance with its original terms at September 30, 2013.

	Number of Loans	Loans in Process	Net Principal Balance	Non-Performing
		(Dollars in thousands)

One- to four-family construction	5	$259	$2,806	$-
Commercial and Multi-family construction	-	-	-	-
Residential land	52	-	1,034	80
				.
Total construction and land loans	57	$259	$3,840	$80

To the extent our construction loans are not made to owner-occupants of single-family homes, they are more vulnerable to changes in economic conditions and the concentration of credit with a limited number of borrowers. Further, the nature of these loans is such that they are more difficult to evaluate and monitor. Our risk of loss on a construction or land loan is dependent largely upon the accuracy of the initial estimate of the property’s value upon completion of the project and the estimated cost (including interest) of the project. If the estimate of value proves to be inaccurate, we may be confronted, at or prior to the maturity of the loan, with a project with a value which is insufficient to assure full repayment and/or the possibility of having to make substantial investments to complete and sell the project. Because defaults in repayment may not occur during the construction period, it may be difficult to identify problem loans at an early stage.

Loan Approval Procedures and Authority. The aggregate amount of loans that we are permitted to make to any one borrower or group of related borrowers is generally limited to 15% of Home Federal’s unimpaired capital and surplus (25% if the amount in excess of 15% is secured by “readily marketable collateral”). At September 30, 2013, based on the 15% limitation, Home Federal’s loans-to-one-borrower limit was approximately $6.84 million. On the same date, Home Federal had no lending relationships with outstanding balances in excess of this amount.

Our lending is subject to written underwriting standards and origination procedures. Decisions on loan applications are made on the basis of detailed applications submitted by the prospective borrower and property valuations (consistent with our appraisal policy) prepared by outside independent licensed appraisers approved by our Board of Directors, as well as internal evaluations, where permitted by regulations. The loan applications are designed primarily to determine the borrower’s ability to repay the requested loan, and the more significant items on the application are verified through use of credit reports, financial statements and tax returns.

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Under our loan policy, the individual processing an application is responsible for ensuring that all documentation is obtained prior to the submission of the application to an officer for approval. Once all documentation is obtained, an officer then reviews these materials and verifies that the requested loan meets our underwriting guidelines.

Our loan approval authority is based upon the knowledge and experience of our individual lending officers. Larger and more complicated loans require the approval of Home Federal’s internal Credit Committee, which is chaired by the Chief Credit Officer and includes the President and Chief Executive Officer and two other senior officers with appropriate credit backgrounds. All loans on an aggregate basis exceeding $1 million require the approval of both the internal Credit Committee and Directors Loan Committee, which is essentially the entire board of directors. The Directors Loan Committee may approve loans up to our legal lending limit.

Generally, we require title insurance or abstracts on our mortgage loans as well as fire and extended coverage casualty insurance in amounts at least equal to the principal amount of the loan or the value of improvements on the property, depending on the type of loan.

Originations, Sales and Servicing. Lending activities are conducted solely by our salaried loan personnel. All loans originated by us are underwritten pursuant to our policies and procedures. We originate both fixed-rate and adjustable-rate loans. Our ability to originate fixed or adjustable-rate loans is dependent upon relative customer demand for such loans, which is affected by current and expected future levels of market interest rates. We originate real estate and other loans through our loan officers, marketing efforts, our customer base, walk-in customers and referrals from real estate brokers, builders and attorneys.

Until 2010, we retained in our portfolio all of the loans that we have originated. In July 2010, as part of our interest rate risk management strategy, we initiated a secondary market program focused on selling some or all of our fixed rate one- to four-family mortgage loan originations in the FHLB-Cincinnati Mortgage Purchase Program. We have also undertaken a review of our existing loan portfolio to identify customers who may qualify and benefit from this product. Loans are sold to the FHLB-Cincinnati without recourse, except for limited circumstances including failure of the mortgage to meet FHLB–Cincinnati guidelines or our breach of any representation and warranty in the sales transaction.

In addition to the representations and warranties described above, Home Federal provides credit enhancements to the FHLB-Cincinnati by sharing losses with other members of the program in an aggregated pool.  A Fixed Lender Risk Account (“LRA”) has been established and is maintained by the FHLB-Cincinnati on behalf of Home Federal and other members selling mortgages to the FHLB-Cincinnati.  The LRA amount is established as a percentage applied to the sum of the initial unpaid principal balance of each mortgage in the Aggregated Pool at the time of the purchase of the mortgage as determined by the FHLB-Cincinnati and is funded by the deduction from the proceeds of sale of each mortgage in the Aggregated Pool to the FHLB-Cincinnati. Home Federal had on deposit with the FHLB-Cincinnati $560,000 at September 30, 2013 and $364,000 at September 30, 2012 in these lender risk accounts. These accounts are held by the FHLB-Cincinnati and Home Federal bears the risk of receiving less than 100% of its LRA contribution in the event of losses, either by Home Federal or other members selling mortgages in the aggregated pool.  Any losses will be deducted first from the individual LRA contribution of the institution that sold the mortgage of which the loss was incurred. If losses incurred in the aggregated pool are greater than the member’s LRA contribution, such losses will be deducted from the LRA contribution of other members selling mortgages in that aggregated pool.  Any portion of the LRA not used to pay losses will be released over a thirty year period and will not start until the end of five years after the initial fill-up period.  Home Federal has not had any of the LRA amounts release as of September 30, 2013.  Unless Home Federal is required to buy back a loan because it did not meet the criteria under the representations and warranties to be covered as part of the aggregated pool, the credit risk is limited to the amount provided in the LRA.

All of the loans sold at September 30, 2013 and September 30, 2012 were subject to these representations and warranties. As of September 30, 2013 there have been no required repurchases of loans sold, there have been no recourse claims, nor does Home Federal believe it has incurred any such losses. Therefore, no liabilities have been accrued for loans sold at September 30, 2013 or September 30, 2012.

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Loan servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent borrowers, supervising foreclosures and property dispositions in the event of unremedied defaults, making certain insurance and tax payments on behalf of the borrowers and generally administering the loans. We retain a portion of the interest paid by the borrower on the loans we service as consideration for our servicing activities. For the year ended September 30, 2013 and the year ended September 30, 2012, we received loan servicing fees of $62,000 and $38,000, respectively. As of September 30, 2013 and September 30, 2012, the principal balance of loans serviced for the FHLB-Cincinnati totaled $31.7 million and $24.2 million, respectively.

We currently do not purchase whole loans or interests in loans from third parties, other than motor vehicle loans. However, we may in the future elect to do so, depending on market conditions, in order to supplement our loan production.

The following table shows our loan origination and principal repayment activity for loans originated during the periods indicated. One- to four-family loans included $12.2 million and $22.1 million of adjustable rate mortgage loans originated during the years ended September 30, 2013 and 2012, respectively. Loans are presented net of loans in process.

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	Years Ended September 30,
	2013	2012

	(Dollars in thousands)

Total loans at beginning of period	$182,086	$184,773

Loans originated:
Real estate loans:
One- to four-family	28,237	36,281
Multi-family	-	-
Commercial real estate	2,409	9,165
Construction and land	1,499	1,059
Total real estate loans	32,145	46,505
Commercial and industrial loans	1,363	1,501
Consumer loans:
Home equity loans and lines of credit	1,770	3,009
Motor vehicle	4,266	3,925
Other	1,946	1,562
Total loans originated	41,490	56,502

Loans purchased:
Real estate loans:
One- to four-family	-	-
Multi-family	-	-
Commercial real estate	-	-
Construction and land	-	-
Total real estate loans	-	-
Commercial and industrial loans	-	-
Consumer loans:
Home equity loans and lines of credit	-	-
Motor vehicle	2,057	-
Other	-	-
Total loans purchased	2,057	-

Loans sold:
Real estate loans:
One- to four-family	11,420	13,434
Multi-family	-	-
Commercial real estate	-	-
Construction and land	-	-
Commercial business loans	-	-
Consumer loans	-	-
Total loans sold	11,420	13,434
Deduct:
Principal repayments	36,674	45,755
Net other	-	-

Net loan activity	(4,547)	(2,687)
Total loans at end of period	$177,539	$182,086

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Delinquencies and Non-Performing Assets

Delinquency Procedures. When a borrower fails to make their required monthly payment on or before the late payment date, a notice is generated stating the amount of the payment and applicable late charge(s) that are due. An attempt is also made at this time to contact the borrower by telephone regarding their late payment. Collection procedures provide that if no response or payment is received from the borrower, additional collections efforts will be taken through the generation of a 30-day right to cure or demand letter. Contact with the borrower regarding establishment of payment arrangements to satisfy their delinquency will be coordinated through the lending officer and collections department. If, at this point, no response is received from the borrower, further accelerated collection efforts such as the pursuit of legal action, repossession or foreclosure may be initiated. If any of these actions are pursued, all further communication with the borrower will be directed to the collections area.

When we acquire real estate as a result of foreclosure or by deed in lieu of foreclosure, the real estate is classified as foreclosed real estate and held in the other real estate owned (OREO) asset account until it is sold. The real estate is appraised and recorded at estimated fair value after acquisition less estimated costs to sell, and any write-down resulting from the acquisition, is charged to the allowance for loan losses. Subsequent decreases in the value of the property are charged to expense. After acquisition, all costs in maintaining the property are expensed as incurred. Costs relating to the development and improvement of the property, however, are capitalized to the extent of estimated fair value less estimated costs to sell.

Delinquent Loans. The following table sets forth our loan delinquencies, including non-accrual loans, by type and amount at the dates indicated.

	At September 30,
	2013			2012
	30-59	60-89	90 Days	30-59	60-89	90 Days
	Days	Days	or More	Days	Days	or More
	Past Due	Past Due	Past Due	Past Due	Past Due	Past Due
	(Dollars in thousands)
Real estate loans:
One- to four-family	$855	$406	$601	$1,117	$169	$803
Multi-family	-	-	-	-	-	-
Commercial real estate	124	-	35	139	-	307
Construction and land	40	-	80	525	-	-
Total real estate loans	1,019	406	716	1,781	169	1,110
Commercial and industrial loans	-	-	-	4	135	14
Consumer loans:
Home equity loans and lines of credit	-	-	-	-	-	15
Motor vehicle	52	11	2	87	28	-
Other	3	13	-	2	-	-
Total consumer loans	55	24	2	89	28	15
Total delinquent loans	$1,074	$430	$718	$1,874	$332	$1,139

Classified Assets. Federal regulations provide for the classification of loans and other assets, such as debt and equity securities considered by the Office of the Comptroller of the Currency (“OCC”) to be of lesser quality, as “substandard,” “doubtful” or “loss.” An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated as “special mention” by our management.

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When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances in an amount deemed prudent by management to cover probable incurred losses. General allowances represent loss allowances which have been established to cover probable incurred losses associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies a problem asset as “loss,” it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge-off such amount. An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the regulatory authorities, which may require the establishment of additional general or specific loss allowances.

In connection with the filing of our periodic reports with the OCC and in accordance with our classification of assets policy, we regularly review the problem loans in our portfolio to determine whether any loans require classification in accordance with applicable regulations.

On the basis of this review of our assets, our classified and special mention assets at the dates indicated were as set forth below. Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans. Thus, the homogenous pools are not considered for classification or special mention status. At September 30, 2013 and September 30, 2012, all loans classified as substandard were comprised of loans that were individually evaluated for impairment and no loans were deemed to be impaired.

	At September 30,
	2013	2012
	(Dollars in thousands)
Special mention assets	$3,331	$1,799
Substandard assets	2,799	3,317
Doubtful assets	-	-
Loss assets	-	-
Total classified assets	$6,130	$5,116

Non-Performing Assets. We generally cease accruing interest on our loans when contractual payments of principal or interest have become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income is reversed. Funds received on nonaccrual loans generally are applied against principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

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The table below sets forth the amounts and categories of our non-performing assets at the dates indicated. At the dates indicated, we had no loan classified as a troubled debt restructuring.

	At September 30,
	2013	2012	2011	2010	2009
			(Revised)	(Revised)	(Revised)
	(Dollars in thousands)
Non-accrual loans:
Real estate loans:
One- to four-family	$601	$972	$2,158	$1,322	$747
Multi-family	-	-	495	-	-
Commercial real estate	35	-	-	-	-
Construction and land	80	-	-	-	-
Total real estate loans	716	972	2,653	1,322	747
Commercial and industrial loans	-	-	-	-	-
Consumer loans:
Home equity loans and lines of credit	-	15	19	-	-
Motor vehicle	2	-	21	8	-
Other	-	-	4	4	-
Total nonaccrual loans	718	987	2,697	1,334	747

Accruing loans past due 90 days or more:
Real estate loans:
One- to four-family	-	-	-	890	18
Multi-family	-	-	-	-	-
Commercial real estate	-	307	-	-	-
Construction and land	-	-	-	-	-
Total real estate loans	-	307	-	890	18
Commercial and industrial loans	-	14	-	6	-
Consumer loans:
Home equity loans and lines of credit	-	-	-	-	-
Motor vehicle	-	-	-	-	-
Other	-	-	-	-	25
Total accruing loans past due 90 days or more	-	321	-	896	43
Total of nonaccrual and 90 days or more past due loans	718	1,308	2,697	2,230	790

Real estate owned:
One- to four-family	85	566	87	207	125
Multi-family	-	-	-	-	-
Commercial	290	435	-	-	-
Other	-	-	-	12	32
General Valuation Allowance	-	-	-	-	(9)
Total real estate owned	375	1,001	87	219	148
Total nonperforming assets	1,093	2,309	2,784	2,449	938
Troubled debt restructurings	-	-	-	-	-
Troubled debt restructurings and total nonperforming assets	$1,093	$2,309	$2,784	$2,449	$938

Total nonperforming loans to total loans	0.40%	0.72%	1.46%	1.22%	0.47%
Total nonperforming assets to total assets	0.38%	0.73%	0.85%	0.84%	0.34%
Total nonperforming assets and troubled debt restructurings to total assets	0.38%	0.73%	0.85%	0.84%	0.34%

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There were no loans that are not disclosed above under “-Classified Assets” and “-Non Performing Assets” where there is information about possible credit problems of borrowers that caused us serious doubts about the ability of the borrowers to comply with present loan repayment terms and that may result in disclosure of such loans in the future.

For the years ended September 30, 2013 and 2012, gross interest income that would have been recorded had our non-accruing loans been current in accordance with their original terms was $31,000, and $20,000, respectively. Interest of $10,000 and $33,000 was recognized on these loans and included in net income for the years ended September 30, 2013 and 2012, respectively.

Allowance for Loan Losses

Analysis and Determination of the Allowance for Loan Losses. Our allowance for loan losses is the amount considered necessary to reflect probable incurred losses in our loan portfolio. We evaluate the need to establish allowances against losses on loans on a quarterly basis. When additional allowances are necessary, a provision for loan losses is charged to earnings.

Our methodology for assessing the appropriateness of the allowance for loan losses consists of two key elements: (i) specific allowances for identified problem loans; and (ii) a general valuation allowance on the remainder of the loan portfolio. Although we determine the amount of each element of the allowance separately, the entire allowance for loan losses is available for the entire portfolio.

Specific Allowances for Identified Problem Loans. We establish a specific allowance when loans are determined to be impaired. Loss is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral adjusted for market conditions and selling expenses. Factors in identifying a specific problem loan include: (i) the strength of the customer’s personal or business cash flows; (ii) the availability of other sources of repayment; (iii) the amount due or past due; (iv) the type and value of collateral; (v) the strength of our collateral position; (vi) the estimated cost to sell the collateral; and (vii) the borrower’s effort to cure the delinquency. In addition, for loans secured by real estate, we consider the extent of any past due and unpaid property taxes applicable to the property serving as collateral on the mortgage.

General Valuation Allowance on the Remainder of the Loan Portfolio. We establish a general allowance for loans that are not classified as impaired to recognize the inherent losses associated with lending activities, but which, unlike specific allowances, has not been allocated to particular problem assets. This general valuation allowance is determined by segregating the loans by loan category and assigning allowance percentages based on our historical loss experience, delinquency trends and management’s evaluation of the collectability of the loan portfolio. The allowance may be adjusted for significant factors that, in management’s judgment, affect the collectability of the portfolio as of the evaluation date. These significant factors may include changes in lending policies and procedures, changes in existing general economic and business conditions affecting our primary market area, credit quality trends, collateral value, loan volumes and concentrations, seasoning of the loan portfolio, recent loss experience in particular segments of the portfolio, duration of the current business cycle and bank regulatory examination results. The applied loss factors are re-evaluated quarterly to ensure their relevance in the current real estate environment.

In addition, as an integral part of their examination process, the OCC will periodically review our allowance for loan losses, and they may require that we recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

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Allowance for Loan Losses. The following table sets forth activity in our allowance for loan losses for the periods indicated.

	Year Ended September,

	2013	2012	2011	2010	2009
	(Dollars in thousands)

Allowance at beginning of period	$2,004	$1,658	$1,134	$555	$254
Provision for loan losses	106	902	615	650	312
Charge offs:
Real estate loans
One- to four-family	188	443	83	48	20
Multi-family	-	-	-	-	-
Commercial real estate	-	151	-	-	-
Construction and land	-	-	-	4	-
Commercial and industrial loans	-	-	-	-	-
Consumer loans:
Home equity loans and lines of credit	-	10	-	-	-
Motor vehicle	7	28	-	-	-
Other	2	1	11	19	-
Total charge-offs	197	633	94	71	20

Recoveries:
Real estate loans
One- to four-family	(7)	(15)	(2)	-	(9)
Multi-family	-	-	-	-	-
Commercial real estate	(68)	(52)	-	-	-
Construction and land	-	-	-	-	-
Commercial and industrial loans	-	-	-	-	-
Consumer loans:
Home equity loans and lines of credit	-	-	-	-	-
Motor vehicle	(1)	(10)	-	-	-
Other	-	-	(1)	-	-
Total recoveries	(76)	(77)	(3)	-	(9)
Net charge-offs (recoveries)	121	556	91	71	11

Allowance at end of period	$1,989	$2,004	$1,658	$1,134	$555

Allowance to nonperforming loans	277.02%	153.21%	61.48%	50.85%	70.25%
Allowance to total loans outstanding at the end of the period	1.12%	1.10%	0.90%	0.62%	0.33%
Net charge-offs (recoveries) to average loans outstanding during the period	0.07%	0.31%	0.05%	0.04%	0.01%

Allocation of Allowance for Loan Losses. The following table sets forth the allowance for loan losses allocated by loan category, the total loan balances by category, and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the general allowance to absorb losses in other categories.

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	At September 30,
	2013			2012			2011
	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans
	(Dollars in thousands)
Real estate loans:
One- to four-family	$1,806	90.80%	1.02%	$1,248	62.28%	0.68%	$1,167	70.39%	0.63%
Multi-family	7	0.35%	0.00%	-	0.00%	0.00%	16	0.97%	0.01%
Commercial real estate	50	2.51%	0.03%	567	28.29%	0.31%	129	7.78%	0.07%
Construction and land	16	0.80%	0.01%	9	0.45%	0.00%	56	3.38%	0.03%
Total real estate loans	1,879	94.47%	1.06%	1,824	91.02%	0.99%	1,368	82.51%	0.74%
Commercial and industrial loans	8	0.40%	0.00%	47	2.35%	0.03%	49	2.96%	0.03%
Consumer loans:
Home equity loans and lines of credit	8	0.40%	0.00%	40	2.00%	0.02%	83	5.01%	0.04%
Motor vehicle	24	1.21%	0.01%	81	4.04%	0.04%	104	6.27%	0.06%
Other	12	0.60%	0.01%	12	0.60%	0.01%	54	3.26%	0.03%
Total consumer	44	2.21%	0.02%	133	6.64%	0.07%	241	14.54%	0.13%
Unallocated	58	2.92%	0.03%	-	0.00%	0.00%	-	0.00%	0.00%
Total allowance for loan losses	$1,989	100.00%		$2,004	100.00%		$1,658	100.00%

	At September 30,
	2010			2009
(Dollars in thousands)	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans
Real estate loans:
One- to four-family	$684	60.32%	0.37%	$280	50.45%	0.17%
Multi-family	-	0.00%	0.00%	-	0.00%	0.00%
Commercial real estate	184	16.23%	0.10%	97	17.48%	0.06%
Construction and land	-	0.00%	0.00%	-	0.00%	0.00%
Total real estate loans	868	76.54%	0.47%	377	67.93%	0.23%
Commercial and industrial loans	49	4.32%	0.03%	71	12.79%	0.04%
Consumer loans:
Home equity loans and lines of credit	-	0.00%	0.00%	-	0.00%	0.00%
Motor vehicle	139	12.26%	0.08%	55	9.91%	0.03%
Other	78	6.88%	0.04%	52	9.37%	0.03%
Total consumer	217	19.14%	0.12%	107	19.28%	0.06%
Unallocated	-	0.00%	0.00%	-	0.00%	0.00%
Total allowance for loan losses	$1,134	100.00%		$555	100.00%

The allowance for loan losses was $2.0 million, or 1.12% of total loans at September 30, 2013 compared to $2.0 million, or 1.10% of total loans, at September 30, 2012. A provision of $106,000 was recorded for the year ended September 30, 2013, a decrease of $796,000, or 88.2%, from the provision of $902,000 for the year ended September 30, 2012. The provision for loan losses for the year ended September 30, 2013 reflected net charge-offs of $121,000, compared to net charge-offs of $556,000 for the year ended September 30, 2012. Total nonperforming loans were $718,000 at September 30, 2013 compared to $1.3 million at September 30, 2012. At September 30, 2013 and 2012, we had no impaired loans. As a percentage of nonperforming loans, the allowance for loan losses was 277.0% at September 30, 2013 compared to 153.2% at September 30, 2012. The decrease in the provision and resulting allowance for loan losses for the year ended September 30, 2013 compared to the year ended September 30, 2012 reflected the decrease in non-performing loans, as well as current economic conditions in our market area. Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while we believe we have established our allowance for loan losses in conformity with accounting principles generally accepted in the United States of America, regulators, in reviewing our loan portfolio, may require us to increase our allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, the existing allowance for loan losses may not be adequate and increases may be necessary if the quality of our loans deteriorates as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

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Investment Activities

General. The goals of our investment policy are to provide and maintain liquidity to meet deposit withdrawal and loan funding needs, to help manage our interest rate risk, and to generate a favorable return on idle funds within the context of our interest rate and credit risk objectives.

Our Board of Directors is responsible for monitoring compliance with our investment policy. The investment policy is reviewed annually by management and any changes to the policy are recommended to and subject to the approval of the Board of Directors. A management committee made up of four of the highest ranking officers or a combination of directors and officers generally equaling that of the Executive Committee may purchase investments based on recommendations of the Asset/Liability Committee and submit the purchase to the full Board of Directors at the next scheduled meeting.

Our current investment policy permits investments in securities issued by the United States Government and its agencies or government sponsored entities, including residential mortgage-backed securities, municipalities, school boards and fully insured certificates of deposit. We maintain investment securities concentration limits that we periodically amend based on market conditions and changes in our assets. Current concentration restrictions limit investments to no more than $50 million of mortgage-backed securities per each U.S. Government-sponsored entity, $25 million of securities per each U.S. Government agency, $5 million per each issuing municipal authority and an aggregate of $30 million of all municipal investments. Our investment policy also permits investment in FHLB-Cincinnati stock.

At September 30, 2013, we did not have an investment in the securities of any single non-government issuer that exceeded 10% of equity at that date.

Our current investment policy does not permit investment in stripped mortgage-backed securities, complex securities and derivatives as defined in federal banking regulations and other high-risk securities. Our current policy does not permit hedging activities, such as engaging in futures, options or swap transactions, or investing in high-risk mortgage derivatives, such as collateralized mortgage obligation residual interests, real estate mortgage investment conduit residual interests or stripped mortgage-backed securities.

At September 30, 2013, none of the collateral underlying our securities portfolio was considered subprime or Alt-A and we did not hold any common or preferred stock issued by Freddie Mac or Fannie Mae as of that date.

State and Political Subdivision Debt Securities. We have purchased primarily bank-qualified and rated general obligation and revenue bonds of certain state and political subdivisions, which provide interest income that is mostly exempt from federal income taxation. All purchases are approved by Home Federal’s Board of Directors and are reviewed each quarter. At September 30, 2013, substantially all of our state and political subdivision portfolio consisted of revenue bonds issued by the Commonwealth of Kentucky.

U.S. Government and Federal Agency Obligations. We may invest in U.S. Government and federal agency securities. While these securities generally provide lower yields than other investments in our securities investment portfolio, we maintain these investments, to the extent appropriate, for liquidity purposes, as collateral for borrowings and for prepayment protection.

Residential Mortgage-Backed Securities. Residential mortgage-backed securities are securities issued in the secondary market that are collateralized by pools of mortgages. We also invest in mortgage-backed securities commonly referred to as “pass-through” certificates. The principal and interest of the loans underlying these certificates “pass through” to investors, net of certain costs, including servicing and guarantee fees. We invest primarily in residential mortgage-backed securities backed by one- to four-family mortgages. The issuers of such securities pool and resell the participation interests in the form of securities to investors such as Home Federal. The interest rate of the security is lower than the interest rates of the underlying loans to allow for payment of servicing and guaranty fees. Most of our mortgage-backed securities are either backed by Ginnie Mae, a United States Government agency, or government-sponsored entities, such as Fannie Mae and Freddie Mac.

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Residential mortgage-backed securities issued by United States Government agencies and government-sponsored entities are more liquid than individual mortgage loans because there is an active trading market for such securities. In addition, residential mortgage-backed securities may be used to collateralize our borrowings. Investments in residential mortgage-backed securities involve a risk that actual payments will be greater or less than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or accretion of any discount relating to such interests, thereby affecting the net yield on our securities. Current prepayment speeds determine whether prepayment estimates require modification that could cause amortization or accretion adjustments.

Federal Home Loan Bank Stock. We held common stock of the FHLB-Cincinnati in connection with our borrowing activities totaling $2.0 million at September 30, 2013 and 2012. The common stock of the FHLB-Cincinnati is carried at cost and classified as restricted equity securities.

Company-Owned Life Insurance. We invest in company-owned life insurance to provide us with a funding source for our benefit plan obligations. Company-owned life insurance also generally provides us non-interest income that is non-taxable. Federal regulations generally limit our investment in bank-owned life insurance to 25% of our Tier 1 capital plus our allowance for loan losses. At September 30, 2013, we had invested $6.9 million in company-owned life insurance.

Securities Portfolio Composition. The following table sets forth the composition of our securities portfolio at the dates indicated.

	At September 30,
	2013		2012		2011
	Amortized	Fair	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value	Cost	Value
	(Dollars in thousands)

Securities available for sale:
U.S. Government agencies and government sponsored entities	$27,276	$26,112	$22,250	$22,257	$39,093	$39,331
Mortgage-backed securities:
Residential	30,862	30,797	45,161	46,011	3,944	3,997
Collateralized mortgage obligations	4,065	3,894	-	-	-	-
SBA loan pools	4,192	4,192	-	-	-	-
State and political subdivisions	22,717	22,935	24,445	26,188	32,132	33,417
Total available for sale	$89,112	$87,930	$91,856	$94,456	$75,169	$76,745

Securities Portfolio Maturities and Yields. The following table sets forth the contractual maturities and weighted average yields of our securities portfolio at September 30, 2013. Mortgage-backed securities are anticipated to be repaid in advance of their contractual maturities as a result of projected mortgage loan prepayments.

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			More than One		More than Five
	One Year or Less		Year to Five Years		Years to Ten Years		More than Ten Years		Total
		Weighted		Weighted		Weighted		Weighted		Weighted
	Amortized	Average	Amortized	Average	Amortized	Average	Amortized	Average	Amortized	Average
September 30, 2013	Cost	Yield	Cost	Yield	Cost	Yield	Cost	Yield	Cost	Yield
	(Dollars in Thousands)
Securities available for sale:
U.S. Government agencies and government-sponsored entities	$-	0.00%	$-	0.00%	$19,776	1.34%	$7,500	1.08%	$27,276	1.27%
Mortgage-backed securities	-	0.00%	-	0.00%	-	0.00%	30,862	2.13%	30,862	2.13%
Collateralized mortgage obligations	-	0.00%	-	0.00%	-	0.00%	4,065	0.93%	4,065	0.93%
SBA loan pools	-	0.00%	-	0.00%	4,192	3.42%	-	0.00%	4,192	3.42%
State and political subdivisions	415	3.48%	1,505	2.95%	10,019	3.47%	10,778	3.79%	22,717	3.58%
Total available for sale	$415		$1,505		$33,987		$53,205		$89,112

Sources of Funds

General. Deposits have traditionally been our primary source of funds for use in lending and investment activities. We also use borrowings, primarily FHLB-Cincinnati advances, to supplement cash flow needs, to lengthen the maturities of liabilities for interest rate risk purposes and to manage the cost of funds. In addition, we receive funds from scheduled loan payments, investment maturities, loan prepayments, retained earnings, income on earning assets and the sale of assets from time to time. While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition.

Deposits. Our deposits are generated primarily from within our primary market area. We offer a selection of deposit accounts, including statement savings accounts, NOW accounts, business checking, certificates of deposit, money market accounts and retirement accounts. Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds must remain on deposit and the interest rate. We have not accepted brokered deposits in the past, although we have the authority to do so.

Interest rates, maturity terms, service fees and withdrawal penalties are established on a periodic basis. Deposit rates and terms are based primarily on current operating strategies and market rates, liquidity requirements, rates paid by competitors and growth goals. We rely upon personalized customer service, long-standing relationships with customers, convenient offices and ATM locations and the favorable image of Home Federal in the community to attract and retain deposits. We have also expanded our products to include debit cards, on-line banking services and mobile banking services for the convenience of our customers.

The flow of deposits is influenced significantly by general economic conditions, changes in interest rates and competition. Our ability to gather deposits is impacted by the competitive market in which we operate, which includes numerous financial institutions of varying sizes offering a wide range of products. We may use promotional rates to meet asset/liability and market segment goals.

The variety of rates and terms on the deposit accounts we offer allows us to be competitive in obtaining funds and responding to changes in consumer demand. Based on our experience, we believe that NOW and demand deposits may be somewhat more stable sources of funding than certificates of deposits.

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The following table sets forth the distribution of total deposits by account type, at the dates indicated.

	At September 30,
	2013		2012		2011
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)

NOW and demand deposits	$28,858	13.28%	$26,683	11.28%	$26,720	11.01%
Money market deposits	4,205	1.93%	3,606	1.52%	7,230	2.98%
Savings and other deposits	59,488	27.37%	65,393	27.65%	59,216	24.40%
Certificates of deposit	99,422	45.74%	114,405	48.38%	124,448	51.27%
Retirement accounts	25,367	11.67%	26,385	11.16%	25,108	10.34%
Total	$217,340	100.00%	$236,472	100.00%	$242,722	100.00%

As of September 30, 2013, the aggregate amount of our outstanding time deposits in amounts greater than or equal to $100,000 was $61.4 million. The following table sets forth the maturity of these time deposits as of September 30, 2013.

Certificates
September 30, 2013	of Deposit
(In thousands)
Maturity Period:
Three months or less	$10,678
Over three through six months	7,087
Over six through twelve months	12,730
Over twelve months	30,911
Total	$61,406

The following table sets forth our time deposits classified by interest rate as of the dates indicated.

	At September 30,
	2013	2012	2011
	(Dollars in Thousands)

Interest Rate:
Less than 1%	$69,063	$52,512	$16,524
1.00% - 1.99%	41,934	50,478	64,663
2.00% - 2.99%	12,282	35,586	63,822
3.00% - 3.99%	1,509	1,920	3,097
4.00% - 4.99%	-	295	421
5.00% - 5.99%	-	-	1,029

Total	$124,788	$140,791	$149,556

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The following table sets forth the amount and maturities of our time deposits at September 30, 2013.

	At September 30, 2013
	Period to Maturity
	Less Than One Year	Over One Year to Two Years	Over Two Years to Three Years	Over Three Years	Total	Percentage of Total Certificate Accounts
	(Dollars in thousands)

Interest Rate:
Less than 1%	$51,115	$11,364	$6,183	$402	$69,064	55.35%
1.00% - 1.99%	12,127	4,986	313	24,507	41,933	33.60%
2.00% - 2.99%	3,777	1,236	7,020	249	12,282	9.84%
3.00% - 3.99%	1,359	150	-	-	1,509	1.21%
4.00% - 4.99%	-	-	-	-	-	0.00%
5.00% - 5.99%	-	-	-	-	-	0.00%
Total	$68,378	$17,736	$13,516	$25,158	$124,788	100.00%

Borrowings. Our borrowings currently consist primarily of advances from the FHLB-Cincinnati. We obtain advances from the FHLB-Cincinnati upon the security of our capital stock in the FHLB-Cincinnati and certain of our mortgage loans. Such advances may be made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. To the extent such borrowings have different terms to repricing than our deposits, they can change our interest rate risk profile.

From time to time during recent years, we have utilized short-term borrowings to fund loan demand. To a limited extent, we have also used borrowings where market conditions permit us to purchase securities and make loans of a similar duration in order to increase our net interest income by the amount of the spread between the asset yield and the borrowing cost. Finally, from time to time, we have obtained advances with longer terms for asset liability management.

The following table sets forth information concerning balances and interest rates on our FHLB-Cincinnati advances at the date and for the noted year.

	Year Ended September 30,
	2013	2012	2011
	(Dollars in thousands)

Average amount outstanding during the period:
FHLB advances	$15,333	$20,263	$26,448
Other borrowings	-	-	-
Weighted average interest rate during the period:
FHLB advances	2.94%	3.00%	3.02%
Other borrowings	0.00%	0.00%	0.00%
Balance outstanding at end of period:
FHLB advances	$13,230	$17,672	$23,117
Other borrowings	-	-	-
Weighted average interest rate at end of period:
FHLB advances	2.94%	2.95%	2.95%
Other borrowings	0.00%	0.00%	0.00%

At September 30, 2013, based on available collateral and our ownership of FHLB-Cincinnati common stock, we had access to additional FHLB-Cincinnati advances of up to $60.9 million.

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Subsidiary and Other Activities

Home Federal has no subsidiaries.

Expense and Tax Allocation

Home Federal has entered into an agreement with Poage Bankshares to provide it with certain administrative support services for compensation not less than the fair market value of the services provided. In addition, Home Federal and Poage Bankshares have entered into an agreement to establish a method for allocating and for reimbursing the payment of their consolidated tax liability.

Personnel

As of September 30, 2013, we had 65 full-time employees and 14 part-time employees. Our employees are not represented by any collective bargaining group. Management believes that we have good relations with our employees.

TAXATION

Federal Taxation

General. Poage Bankshares and Home Federal are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize material federal income tax matters and is not a comprehensive description of the tax rules applicable to Poage Bankshares and Home Federal.

Method of Accounting. For federal income tax purposes, Home Federal currently reports its income and expenses on the accrual method of accounting and uses a tax year ending September 30th for filing its federal income tax return. The Small Business Protection Act of 1996 eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995.

Minimum Tax. The Internal Revenue Code of 1986, as amended, imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences, referred to as “alternative minimum taxable income.” The alternative minimum tax is payable to the extent alternative minimum taxable income is in excess of an exemption amount. Net operating losses can, in general, offset no more than 90% of alternative minimum taxable income. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. At September 30, 2013, Home Federal had alternative minimum tax credit carry forwards of approximately $227,000.

Net Operating Loss Carryovers. Generally, a financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. At September 30, 2013, Home Federal had no net operating loss carry forward for federal income tax purposes.

Corporate Dividends-Received Deduction. Poage Bankshares will be able to exclude from its income 100% of dividends received from Home Federal as a member of the same affiliated group of corporations.

Audit of Tax Returns. Home Federal’s and Poage Bankshares’ federal income tax returns have not been audited in the most recent five-year period.

State Taxation

Poage Bankshares is subject to the Kentucky corporation income tax and Limited Liability Entity Tax (“LLET”). The income of corporations subject to Kentucky income tax is similar to income reported for federal income tax purposes except that dividend income, among other income items, is exempt from taxation. Corporations pay the greater of the income tax or the LLET. The LLET is the greater of (i) $175 or (ii) the lesser of (a) $0.095 per $100 of the corporation’s gross receipts, or (b) $0.75 per $100 of the corporation’s gross profits. Gross profits equal gross Kentucky receipts reduced by returns and allowances attributable to Kentucky gross receipts, less Kentucky cost of goods sold. Poage Bankshares, in its capacity as a holding company for a financial institution, will not have a material amount of cost of goods sold.

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Home Federal is exempt from both the Kentucky corporation income tax and LLET, but is subject to an annual franchise tax imposed on federally or state-chartered savings and loan associations, savings banks and other similar institutions operating in Kentucky. The tax is 0.1% of taxable capital stock held as of January 1 each year. Taxable capital stock includes an institution’s undivided profits, surplus and general reserves plus deposits and paid-up stock less deductible items. Deductible items include certain exempt federal obligations and Kentucky municipal bonds. Savings and loans that are subject to tax both within and without Kentucky must apportion their net capital.

SUPERVISION AND REGULATION

General. The federal system of regulation and supervision establishes a comprehensive framework of activities in which Home Federal may engage and is intended primarily for the protection of depositors and the Federal Deposit Insurance Corporation’s deposit insurance fund. Home Federal is periodically examined by the Office of the Comptroller of the Currency, or OCC to ensure that it satisfies applicable standards with respect to its capital adequacy, assets, management, earnings, liquidity and sensitivity to market interest rates. Home Federal also is regulated to a lesser extent by the Board of Governors of the Federal Reserve System, or Federal Reserve Board, which governs the reserves to be maintained against deposits and other matters. In addition, Home Federal is a member of and owns stock in the FHLB-Cincinnati, which is one of the twelve regional banks in the Federal Home Loan Bank System. Home Federal’s relationship with its depositors and borrowers also is regulated to a great extent by federal law and, to a much lesser extent, state law, including in matters concerning the ownership of deposit accounts and the form and content of Home Federal’s loan documents.

As a savings and loan holding company, Poage Bankshares is subject to examination and supervision by, and is required to file certain reports with, the Federal Reserve Board. Poage Bankshares will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Set forth below are certain material regulatory requirements that are applicable to Home Federal and Poage Bankshares. This description of statutes and regulations is not intended to be a complete description of such statutes and regulations and their effects on Home Federal and Poage Bankshares. Any change in these laws or regulations, whether by Congress or the applicable regulatory agencies, could have a material adverse impact on Poage Bankshares, Home Federal and their operations.

Dodd-Frank Act

The Dodd-Frank Act made significant changes to the regulatory structure for depository institutions and their holding companies. However, the Dodd-Frank Act’s changes go well beyond that and affect the lending, investments and other operations of all depository institutions. The Dodd-Frank Act required the Federal Reserve Board to set minimum capital levels for both bank holding companies and savings and loan holding companies that are as stringent as those required for the insured depository subsidiaries, and the components of Tier 1 capital for holding companies were restricted to capital instruments that were then currently considered to be Tier 1 capital for insured depository institutions. The legislation also established a floor for capital of insured depository institutions that cannot be lower than the standards in effect upon passage, and directed the federal banking regulators to implement new leverage and capital requirements that take into account off-balance sheet activities and other risks, including risks relating to securitized products and derivatives.

The Dodd-Frank Act also created a new Consumer Financial Protection Bureau with broad powers to supervise and enforce consumer protection laws. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions such as Home Federal, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets. Banks and savings institutions with $10 billion or less in assets, such as Home Federal, will continue to be examined for compliance by their applicable bank regulators. The new legislation also weakens the federal preemption available for national banks and federal savings associations, and gives state attorneys general the ability to enforce applicable federal consumer protection laws.

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The Dodd-Frank Act also broadened the base for FDIC insurance assessments. Assessments are now based on the average consolidated total assets less tangible equity capital of a financial institution. The legislation also permanently increased the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor, retroactive to January 1, 2008, and non-interest bearing transaction accounts have unlimited deposit insurance through December 31, 2012. The Dodd-Frank Act increased stockholder influence over boards of directors by requiring companies to give stockholders a non-binding vote on executive compensation and so-called “golden parachute” payments, and authorizing the Securities and Exchange Commission to promulgate rules that would allow stockholders to nominate and solicit votes for their own candidates using a company’s own proxy materials. The legislation also directs the Federal Reserve Board to promulgate rules prohibiting excessive compensation paid to bank holding company executives, regardless of whether the company is publicly traded or not. The Dodd-Frank Act provided for originators of certain securitized loans to return a percentage of the risk for the transferred loan, directed the Federal Reserve Board to regulate pricing of certain debit card interchange fees and contained a number of reforms related to mortgage origination.

Many provisions of the Dodd-Frank Act involve delayed effective dates and/or require implementing regulations or have not been issued in final form. Their impact on our operations cannot yet fully be assessed. However, there is a significant possibility that the Dodd-Frank Act will result in an increased regulatory burden and compliance, operating and interest expense for Home Federal and Poage Bankshares.

Federal Banking Regulation

Business Activities. A federal savings and loan association derives its lending and investment powers from the Home Owners’ Loan Act, as amended, and the regulations of the OCC. Under these laws and regulations, Home Federal may invest in mortgage loans secured by residential and commercial real estate, commercial business and consumer loans, certain types of debt securities and certain other assets, subject to applicable limits. Home Federal also may establish subsidiaries that may engage in activities not otherwise permissible for Home Federal, including real estate investment and securities and insurance brokerage. The Dodd-Frank Act authorized depository institutions to commence paying interest on business checking accounts, effective July 21, 2011.

Capital Requirements. OCC regulations currently require savings and loan associations to meet three minimum capital standards: a 1.5% tangible capital ratio, a 4% leverage ratio (3% for savings banks receiving the highest rating on the CAMELS rating system), a 4% core capital to risk-weighted assets ratio and an 8% risk-based capital ratio.

The risk-based capital standard for savings banks requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 200%, assigned by the regulation, based on the risks believed inherent in the type of asset. Core capital is defined as common stockholders’ equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital. Additionally, a federal savings and loan association that retains credit risk in connection with an asset sale may be required to maintain additional regulatory capital because of the recourse back to the savings and loan association. In assessing an institution’s capital adequacy, the Office of the Comptroller of the Currency takes into consideration not only these numeric factors but also qualitative factors as well, and has the authority to establish higher capital requirements for individual associations where necessary.

At September 30, 2013, Home Federal’s capital exceeded all applicable requirements.

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New Capital Rule. On July 9, 2013, the OCC and the other federal bank regulatory agencies issued a final rule that will revise their risk-based capital requirements and the method for calculating risk-weighted assets to make them consistent with agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act. The final rule applies to all depository institutions, top-tier bank holding companies with total consolidated assets of $500 million or more and top-tier savings and loan holding companies.

The rule establishes a new common equity Tier 1 minimum capital requirement (4.5% of risk-weighted assets), increases the minimum Tier 1 capital to risk-based assets requirement (from 4.0% to 6.0% of risk-weighted assets) and assigns a higher risk weight (150%) to exposures that are more than 90 days past due or are on nonaccrual status and to certain commercial real estate facilities that finance the acquisition, development or construction of real property.

The rule also includes changes in what constitutes regulatory capital, some of which are subject to a two-year transition period. These changes include the phasing-out of certain instruments as qualifying capital. In addition, Tier 2 capital is no longer limited to the amount of Tier 1 capital included in total capital. Mortgage servicing rights, certain deferred tax assets and investments in unconsolidated subsidiaries over designated percentages of common stock will be required to be deducted from capital, subject to a two-year transition period. Finally, Tier 1 capital will include accumulated other comprehensive income (which includes all unrealized gains and losses on available for sale debt and equity securities), subject to a two-year transition period. Home Federal has the one-time option in the first quarter of 2015 to permanently opt out of the inclusion of accumulated other comprehensive income in its capital calculation. Home Federal is considering whether to opt out in order to reduce the impact of market volatility on its regulatory capital levels.

The new capital requirements also include changes in the risk-weights of assets to better reflect credit risk and other risk exposures. These include a 150% risk weight (up from 100%) for certain high volatility commercial real estate acquisition, development and construction loans and non-residential mortgage loans that are 90 day past due or otherwise on non-accrual status; a 20% (up from 0%) credit conversion factor for the unused portion of a commitment with an original maturity of one year or less that is not unconditionally cancellable; a 250% risk weight (up from 100%) for mortgage servicing and deferred tax assets that are not deducted from capital; and increased risk-weights (from 0% to up to 600%) for equity exposures.

Finally, the rule limits capital distributions and certain discretionary bonus payments if the banking organization does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets in addition to the amount necessary to meet its minimum risk-based capital requirements.

The final rule becomes effective for Home Federal on January 1, 2015. The capital conservation buffer requirement will be phased in beginning January 1, 2016 at 0.625% of risk-weighted assets increasing each year until fully implemented at 2.5% on January 1, 2019.

Loans-to-One Borrower. Generally, a federal savings and loan association may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus. An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which generally does not include real estate. As of September 30, 2013, Home Federal was in compliance with its loans-to-one borrower limitations.

Qualified Thrift Lender Test. As a federal savings and loan association, Home Federal must satisfy the qualified thrift lender, or “QTL,” test. Under the QTL test, Home Federal must maintain at least 65% of its “portfolio assets” in “qualified thrift investments” (primarily residential mortgages and related investments, including mortgage-backed securities) in at least nine months of the most recent 12-month period. “Portfolio assets” generally means total assets of a savings institution, less the sum of specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used in the conduct of the savings bank’s business.

A federal savings and loan association that fails the QTL test must either convert to a commercial bank charter or operate under specified restrictions set forth in the Home Owners’ Loan Act. The Dodd-Frank Act made noncompliance with the QTL test potentially subject to agency enforcement action for a violation of law. At September 30, 2013, Home Federal satisfied the QTL test with approximately 83.33% of its portfolio assets in qualified thrift investments.

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Capital Distributions. Federal regulations govern capital distributions by a savings and loan association, which include cash dividends, stock repurchases and other transactions charged to the savings and loan association’s capital account. A federal savings and loan association must file an application for approval of a capital distribution if:

•	the total capital distributions for the applicable calendar year exceed the sum of the savings and loan association’s net income for that year to date plus the savings and loan association’s retained net income for the preceding two years;

•	the savings and loan association would not be at least adequately capitalized following the distribution;

•	the distribution would violate any applicable statute, regulation, agreement or written regulatory condition; or

•	the savings and loan association is not eligible for expedited treatment of its filings.

Even if an application is not otherwise required, every savings and loan association that is a subsidiary of a holding company must still file a notice with the Federal Reserve Board at least 30 days before the Board of Directors declares a dividend or approves a capital distribution.

A notice or application for capital distribution may be disapproved if:

•	the savings and loan association would be undercapitalized following the distribution;

•	the proposed capital distribution raises safety and soundness concerns; or

•	the capital distribution would violate a prohibition contained in any statute, regulation or regulatory condition.

In addition, the Federal Deposit Insurance Act provides that an insured depository institution may not make any capital distribution if, after making such distribution, the institution would fail to meet any applicable regulatory capital requirement. A federal savings association also may not make a capital distribution that would reduce its regulatory capital below the amount required for the liquidation account established in connection with its conversion to stock form. In addition, beginning in 2016, Home Federal’s ability to pay dividends will be limited if Home Federal does not have the capital conservation buffer required by the new capital rules, which may limit the ability of Poage Bankshares to pay dividends to its stockholders.

Liquidity. A federal savings and loan association is required to maintain a sufficient amount of liquid assets to ensure its safe and sound operation.

Community Reinvestment Act and Fair Lending Laws. All federal savings associations have a responsibility under the Community Reinvestment Act and related regulations of the OCC to help meet the credit needs of their communities, including low- and moderate-income borrowers. In connection with its examination of a federal savings and loan association, the OCC is required to assess the institution’s record of compliance with the Community Reinvestment Act. A savings and loan association’s failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in denial of certain corporate applications such as branches or mergers, or in restrictions on its activities. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the OCC, as well as other federal regulatory agencies and the Department of Justice. Home Federal received a satisfactory Community Reinvestment Act rating in its most recent federal examination. The Community Reinvestment Act requires all Federal Deposit Insurance-insured institutions to publicly disclose their rating. Home Federal received a “satisfactory” Community Reinvestment Act rating in its most recent federal examination.

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Transactions with Related Parties. A federal savings and loan association’s authority to engage in transactions with its affiliates is limited by OCC regulations and by Sections 23A and 23B of the Federal Reserve Act and its implementing Regulation W promulgated by the Federal Reserve Board. An affiliate is generally a company that controls, is controlled by, or is under common control with an insured depository institution such as Home Federal. Poage Bankshares is an affiliate of Home Federal. In general, transactions between an insured depository institution and its affiliates are subject to certain quantitative and collateral requirements. In addition, OCC regulations prohibit a savings and loan association from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary. Finally, transactions with affiliates must be consistent with safe and sound banking practices, not involve low-quality assets and be on terms that are as favorable to the institution as comparable transactions with non-affiliates. The OCC requires federal savings associations to maintain detailed records of all transactions with affiliates.

Home Federal’s authority to extend credit to its directors, executive officers and 10% stockholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve Board. Among other things, these provisions require that extensions of credit to insiders:

(i)	be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features, and

(ii)	not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of Home Federal’s capital.

In addition, extensions of credit in excess of certain limits must be approved by Home Federal’s Board of Directors. Extensions of credit to executive officers are subject to additional limits based on the type of credit extension involved. As of September 30, 2012 Home Federal is in compliance with these credit limitations.

Enforcement. The OCC has primary enforcement responsibility over federal savings associations and has the authority to bring enforcement action against all “institution-affiliated parties,” including directors, officers, stockholders, attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on the savings and loan association. Formal enforcement action by the OCC may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors of the institution, and the appointment of a receiver or conservator. Civil money penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day. The FDIC also has the authority to terminate deposit insurance or to recommend to the OCC that enforcement action be taken with respect to a particular savings institution. If such action is not taken, the FDIC has authority to take action under specified circumstances.

Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions. These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, and other operational and managerial standards as the agency deems appropriate. Interagency guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit systems, credit underwriting, loan documentation, interest rate risk exposure, asset growth, compensation, fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to implement an acceptable compliance plan. Failure to implement such a plan can result in further enforcement action, including the issuance of a cease and desist order or the imposition of civil money penalties.

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Prompt Corrective Action Regulations. Under prompt corrective action regulations, the OCC is authorized and, under certain circumstances, required to take supervisory actions against undercapitalized savings associations. For this purpose, a federal savings association is placed in one of the following five categories based on the savings association’s capital:

•	well-capitalized (at least 5% leverage capital, 6% Tier 1 risk-based capital and 10% total risk-based capital);

•	adequately capitalized (at least 4% leverage capital, 4% Tier 1 risk-based capital and 8% total risk-based capital);

•	undercapitalized (less than 4% leverage capital, 4% Tier 1 risk-based capital or 8% total risk-based capital);

•	significantly undercapitalized (less than 3% leverage capital, 3% Tier 1 risk-based capital or 6% total risk-based capital); and

•	critically undercapitalized (less than 2% tangible capital).

Generally, the OCC is required to appoint a receiver or conservator for a savings bank that is “critically undercapitalized” within specific time frames. The regulations also provide that a capital restoration plan must be filed with the OCC within 45 days of the date a savings bank receives notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.” Any holding company for a savings and loan holding association that is required to submit a capital restoration plan must guarantee the lesser of an amount equal to 5% of the association’s assets at the time it was notified or deemed to be undercapitalized by the OCC, or the amount necessary to restore the savings bank to adequately capitalized status. This guarantee remains in place until the OCC notifies the federal saving and loan association that it has maintained adequately capitalized status for each of four consecutive calendar quarters, and the OCC has the authority to require payment and collect payment under the guarantee. Failure by a holding company to provide the required guarantee will result in certain operating restrictions on the savings and loan association, such as restrictions on the ability to declare and pay dividends, pay executive compensation and management fees, and increase assets or expand operations. The OCC may also take any one of a number of discretionary supervisory actions against undercapitalized associations, including the issuance of a capital directive and the replacement of senior executive officers and directors.

At September 30, 2013, Home Federal met the criteria for being considered “well-capitalized.”

In addition, the final capital rule adopted in July 2013 revises the prompt corrective action categories to incorporate the revised minimum capital requirements of that rule when it becomes effective. The OCC’s prompt corrective action standards will change when these new capital ratios become effective. Under the new standards, in order to be considered well-capitalized, Home Federal would have to have a common equity Tier 1 ratio of 6.5% (new), a Tier 1 risk-based capital ratio of 8.0% (increased from 6.0%), a total risk-based capital ratio of 10.0% (unchanged), and a Tier 1 leverage ratio of 5.0% (unchanged).

Insurance of Deposit Accounts. Deposit accounts in Home Federal are insured by the Federal Deposit Insurance Corporation generally up to a maximum of $250,000 per separately insured depositor and up to a maximum of $250,000 for self-directed retirement accounts. The Federal Deposit Insurance Corporation charges the insured financial institutions premiums to maintain the Deposit Insurance Fund.

Under the Federal Deposit Insurance Corporation’s current risk-based assessment system, insured institutions are assigned to one of four risk categories based on supervisory evaluations, regulatory capital levels and certain other risk factors. Assessments are based on an individual institution’s category, with the institutions perceived as riskiest paying higher assessments.

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In February 2011, the FDIC published a final rule under the Dodd-Frank Act to reform the deposit insurance assessment system. The rule redefined the assessment base used for calculating deposit insurance assessments effective April 1, 2011. Under the new rule, assessments are based on an institution’s average consolidated total assets minus average tangible equity instead of total deposits. The proposed rule revised the assessment rate schedule to establish assessments ranging from 2.5 to 45 basis points.

The FDIC has authority to increase insurance assessments. Any significant increases would have an adverse effect on the operating expenses and results of operations of Home Federal. Management cannot predict what assessment rates will be in the future.

In addition to the Federal Deposit Insurance Corporation assessments, the Financing Corporation (“FICO”) is authorized to impose and collect, with the approval of the Federal Deposit Insurance Corporation, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. For the quarter ended September 30, 2013, the annualized FICO assessment rate equaled 1.303 basis point for each $100 in domestic deposits maintained at an institution. Beginning with the fourth quarter of 2011, the FICO assessment will be based on total assets less tangible capital instead of deposits. The fourth quarter 2013 FICO assessment rate is .64 basis point. The bonds issued by the FICO are due to mature in 2017 through 2019.

Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation. We do not currently know of any practice, condition or violation that may lead to termination of our deposit insurance.

Prohibitions Against Tying Arrangements. FDIC insured savings and loan associations are prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or its affiliates or not obtain services of a competitor of the institution.

Federal Home Loan Bank System. Home Federal is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank System provides a central credit facility primarily for member institutions as well as other entities involved in home mortgage lending. As a member of the FHLB-Cincinnati, Home Federal is required to acquire and hold shares of capital stock in the FHLB-Cincinnati. As of September 30, 2013, Home Federal was in compliance with this requirement.

Other Regulations

Interest and other charges collected or contracted for by Home Federal are subject to state usury laws and federal laws concerning interest rates. Home Federal’s operations are also subject to federal laws applicable to credit transactions, such as the:

•	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

•	Real Estate Settlement Procedures Act, requiring that borrowers for mortgage loans for one- to four-family residential real estate receive various disclosures, including good faith estimates of settlement costs, lender servicing and escrow account practices, and prohibiting certain practices that increase the cost of settlement services;

•	Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies;

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•	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies;

•	Truth in Savings Act; and

•	rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

In addition, the Consumer Financial Protection Bureau issues regulations and standards under these federal consumer protection laws that affect our consumer businesses. These include regulations setting “ability to repay” and “qualified mortgage” standards for residential mortgage loans and mortgage loan servicing and originator compensation standards. Home Federal is evaluating recent regulations and proposals, and devotes significant compliance, legal and operational resources to compliance with consumer protection regulations and standards.

The operations of Home Federal also are subject to the:

•	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•	Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

•	Check Clearing for the 21 st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

•	The USA PATRIOT Act, which requires savings and loan associations operating to, among other things, establish broadened anti-money laundering compliance programs, due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement existing compliance requirements, also applicable to financial institutions, under the Bank Secrecy Act and the Office of Foreign Assets Control regulations; and

•	The Gramm-Leach-Bliley Act, which places limitations on the sharing of consumer financial information by financial institutions with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of certain personal financial information with unaffiliated third parties.

Holding Company Regulation

General. Poage Bankshares is a non-diversified savings and loan holding company within the meaning of the Home Owners’ Loan Act. As such, Poage Bankshares is registered with the Federal Reserve Board and subject to Federal Reserve Board regulations, examinations, supervision and reporting requirements. In addition, the Federal Reserve Board has enforcement authority over Poage Bankshares and its subsidiaries. Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution.

Permissible Activities. Under present law, the business activities of Poage Bankshares are generally limited to those activities permissible for financial holding companies under Section 4(k) of the Bank Holding Company Act of 1956, as amended, or for multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, including underwriting equity securities and insurance as well as activities that are incidental to financial activities or complementary to a financial activity. A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to the prior approval of the Federal Reserve Board, and certain additional activities authorized by Federal Reserve Board regulations.

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Federal law prohibits a savings and loan holding company, including Poage Bankshares, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or holding company thereof, without prior written approval of the Federal Reserve Board. It also prohibits the acquisition or retention of, with certain exceptions, more than 5% of a nonsubsidiary company engaged in activities that are not closely related to banking or financial in nature, or acquiring or retaining control of an institution that is not federally insured. In evaluating applications by holding companies to acquire savings institutions, the Federal Reserve Board must consider the financial and managerial resources, future prospects of the company and institution involved, the effect of the acquisition on the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors.

The Federal Reserve Board is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions:

(i)	the approval of interstate supervisory acquisitions by savings and loan holding companies; and

(ii)	the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisition.

The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

Capital. Savings and loan holding companies historically have not been subject to consolidated regulatory capital requirements. The Dodd-Frank Act, however, requires the Federal Reserve Board to establish for all depository institution holding companies minimum consolidated capital requirements that are as stringent as those required for the insured depository subsidiaries. Under regulations recently enacted by the Federal Reserve Board, Poage Bankshares is subject to regulatory capital requirements that generally are the same as the new capital requirements for Home Federal. These new capital requirements include provisions that might limit the ability of the Company to pay dividends to its stockholders or repurchase its shares.

Source of Strength. The Dodd-Frank Act extended the “source of strength” doctrine to savings and loan holding companies. The Federal Reserve Board has issued regulations requiring that all savings and loan holding companies serve as a source of managerial and financial strength to their subsidiary savings associations by providing capital, liquidity and other support in times of financial stress.

Dividends. The Federal Reserve Board has issued a policy statement regarding the payment of dividends by bank holding companies that it has made applicable to savings and loan holding companies as well. In generally, the policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. Regulatory guidance provides for prior regulatory review of capital distributions in certain circumstances such as where the company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the company’s overall rate of earnings retention is inconsistent with the company’s capital needs and overall financial condition. The ability of a holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. The policy statement also states that a savings and loan holding company should inform the Federal Reserve Board supervisory staff prior to redeeming or repurchasing common stock or perpetual preferred stock if the savings and loan holding company is experiencing financial weaknesses or if the repurchase or redemption would result in a net reduction, as of the end of a quarter, in the amount of such equity instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred. These regulatory policies could affect the ability of Poage Bankshares to pay dividends or otherwise engage in capital distributions.

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Acquisition. Under the Federal Change in Bank Control Act, a notice must be submitted to the Federal Reserve Board if any person (including a company), or group acting in concert, seeks to acquire direct or indirect “control” of a savings and loan holding company. Under certain circumstances, a change of control may occur, and prior notice is required, upon the acquisition of 10% or more of the company’s outstanding voting stock, unless the Federal Reserve Board has found that the acquisition will not result in control of the company. A change in control definitively occurs upon the acquisition of 25% or more of the company’s outstanding voting stock. Under the Change in Bank Control Act, the Federal Reserve Board generally has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition.

Federal Securities Laws

Our common stock is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. We are subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. As directed by the Sarbanes-Oxley Act, our Chief Executive Officer and Chief Financial Officer are required to certify that our quarterly and annual reports do not contain any untrue statement of a material fact. The rules adopted by the Securities and Exchange Commission under the Sarbanes-Oxley Act have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of our internal control over financial reporting; they have made certain disclosures to our auditors and the audit committee of the Board of Directors about our internal control over financial reporting; and they have included information in our quarterly and annual reports about their evaluation and whether there have been changes in our internal control over financial reporting or in other factors that could materially affect internal control over financial reporting.

ITEM 1A.	RISK FACTORS

Risks Related to Our Business

Future Changes in Interest Rates Could Reduce Our Profits.

Future changes in interest rates could impact our financial condition and results of operations.

Net income is the amount by which net interest income and non-interest income exceeds non-interest expense and the provision for loan losses. Net interest income makes up a majority of our income and is based on the difference between:

•	interest income earned on interest-earning assets, such as loans and securities; and

•	interest expense paid on interest-bearing liabilities, such as deposits and borrowings.

We are vulnerable to changes in interest rates including the shape of the yield curve because of a mismatch between the terms to repricing of our assets and liabilities. Historically, our liabilities repriced more quickly than our assets, which made us vulnerable to increases in interest rates. For the years ended September 30, 2013 and 2012, our net interest margin was 3.27% and 3.22%, respectively. Our Asset/Liability Management Committee utilizes a computer simulation model to provide an analysis of estimated changes in net interest income in various interest rate scenarios. At September 30, 2013, in the event of an immediate 100 basis point decrease in interest rates, our model projects an increase in our net portfolio value of $2.6 million, or 4.23%. In the event of an immediate 200 basis point increase in interest rates, our model projects a decrease in our net portfolio value of $11.6 million, or 18.73%.

Changes in interest rates can affect the average life of loans and mortgage-backed and related securities. A reduction in interest rates results in increased prepayments of loans and mortgage-backed and related securities, as borrowers refinance their debt in order to reduce their borrowing costs. This creates reinvestment risk, which is the risk that we may not be able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities. Additionally, increases in interest rates may decrease loan demand and/or make it more difficult for borrowers to repay adjustable-rate loans.

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We Have Increased and Plan to Continue to Increase Our Levels of Commercial Real Estate, Multi-Family, Commercial Business and Construction and Land Loans, Which Following the Completion of the Merger, Would Increase Our Exposure to Credit Risks.

At September 30, 2013, our portfolio of commercial real estate, multi-family, commercial business and construction and land loans totaled $45.1 million, or 25.4% of our total loans, compared to $40.8 million, or 22.4% of our total loans at September 30, 2012. We intend to continue to emphasize the origination of these types of loans consistent with safety and soundness.

Non-residential loans generally expose a lender to a greater risk of loss than one- to four-family residential loans. Repayment of such loans generally depends, in large part, on sufficient income from the property or the borrower’s business, respectively, to cover operating expenses and debt service. These types of loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to one- to four-family residential mortgage loans. Changes in economic conditions that are beyond the control of the borrower and lender could affect the value of the security for the loan, the future cash flow of the affected property or business, or the marketability of a construction project with respect to loans originated for the acquisition and development of property. As we increase our portfolio of these loans, we may experience higher levels of non-performing assets and/or loan losses. Finally, a significant portion of our commercial real estate, multi-family, commercial business and construction and land loan portfolio is unseasoned, meaning that such loans have been originated recently. It is difficult to assess the future performance of this part of our loan portfolio, and these loans may have delinquency or charge-off levels above our historical experience.

We target our business lending and marketing strategy towards small- to medium-sized businesses. These small- to medium-sized businesses generally have fewer financial resources in terms of capital or borrowing capacity than larger entities. If general economic conditions negatively impact these businesses, our results of operations and financial condition may be adversely affected. In addition, we expect to continue to incur additional personnel expenses, as we have recently hired a Chief Credit Officer and a Retail Lending Manager, and expect to incorporate personnel of Town Square Bank and Town Square Financial following the completion of the Merger.

We expect that, as a result of the Merger, our portfolio of commercial real estate, multi-family and commercial business loans will increase significantly, which will further increase our exposure to the risks associated with these types of loans. Prior to the execution of the Merger Agreement, Poage Bankshares conducted a thorough review of Town Square Bank’s loan portfolio and made certain assumptions as to the future performance of these loans and the likelihood that such loans would become delinquent or subject to charge-offs in the future. The assessment of the risk as related to Town Square Bank’s loan portfolio is based upon assumptions that may be inaccurate, or may become inaccurate based upon uncertainties, contingencies, and factors beyond the control of Poage Bankshares.

We May Not Be Successful in Executing Our Plan to Increase Significantly the Percentage of Our One- to Four-Family Residential Mortgage Loans With Adjustable-Rate Mortgages.

In order to reduce our vulnerability to changes in interest rates, in 2009, we changed our business strategy to increase our focus on adjustable-rate mortgage loans. In addition, in fiscal year 2010, we began selling substantially all of our originated fixed-rate one- to four-family residential mortgage loans.

Historically, it has often been difficult for thrift institutions to originate adjustable-rate mortgage loans with a spread that compares favorably with the cost of funds. In addition, borrower demand for adjustable-rate mortgage loans decreases significantly during periods of low interest rates, including the current low interest rate environment. During the year ended September 30, 2013, we were able to originate $12.2 million of adjustable-rate mortgage loans, most of which carried rates that adjust annually after five years at a spread of 3.5% over the applicable index (the weekly average yield on United States Treasury securities). At September 30, 2013, $70.1 million, or 24.1% of our assets, consisted of adjustable-rate mortgage loans.

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Although adjustable-rate mortgage loans may reduce, to an extent, our vulnerability to changes in market interest rates because they periodically reprice, as interest rates increase the required payments due from the borrower also increase (subject to rate caps), increasing the potential for default by the borrower. At the same time, the ability of the borrower to repay the loan and the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustments of the contractual interest rate are also limited by the maximum periodic and lifetime rate adjustments permitted by our loan documents. Moreover, the interest rates on most of our adjustable-rate loans do not adjust for up to five years after origination. As a result, the effectiveness of adjustable-rate mortgage loans in compensating for changes in general interest rates may be limited during periods of rapidly rising interest rates.

Our Loan Portfolio Has Greater Risk Than Those of Many Savings Institutions Due to the Substantial Number of Automobile Loans in Our Portfolio.

Our loan portfolio includes a substantial number of motor vehicle loans, as well as other consumer loans. At September 30, 2013, our consumer loans totaled $17.9 million, or 10.1% of our total loan portfolio, of which motor vehicle loans totaled $9.0 million, or 5.1% of total loans. Automobile loans increased by $2.0 million from September 30, 2012 to September 30, 2013.

As of September 30, 2013, we had $13,000 of motor vehicle loans delinquent 60 days or more, which was 1.0% of total delinquent loans 60 days or more past due. For the year ended September 30, 2013, we had charge-offs of motor vehicle loans totaling $7,000. As we continue to increase our automobile loan portfolio, we may experience increased delinquencies and charge-offs in future periods.

Consumer loans generally have a greater risk of loss or default than one- to four-family residential real estate loans, particularly in the case of loans that are secured by rapidly depreciable assets, such as automobiles. We face the risk that any collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance. Thus, the recovery and sale of such property could be insufficient to compensate us for the principal outstanding on these loans. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit our ability to recover on such loans. As a result of our relatively large portfolio of consumer loans, it may become necessary to increase our provision for loan losses in the event our losses on these loans increase, which would reduce our profits.

If Our Allowance for Loan Losses Is Not Sufficient to Cover Actual Loan Losses, Our Earnings Will Decrease.

We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions. If our assumptions are incorrect, our allowance for loan losses may not be sufficient to cover probable incurred losses in our loan portfolio, resulting in additions to our allowance. While our allowance for loan losses was 1.1% of total loans at September 30, 2013, future additions to our allowance could materially decrease our net income.

In addition, the Office of the Comptroller of the Currency periodically reviews our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as required by regulatory authorities might have a material adverse effect on our financial condition and results of operations.

The Expiration of Full FDIC Insurance on Certain Non-Interest-Bearing Transaction Accounts May Increase Our Costs and Reduce Our Liquidity Levels. Increased FDIC Insurance Assessments Could Significantly Increase Our Expenses.

On December 31, 2012, full FDIC insurance on certain non-interest-bearing transaction accounts expired.  Full insurance coverage does not apply to money market deposit accounts or negotiable order of withdrawal accounts.  The reduction in FDIC insurance on other types of accounts may cause depositors to place such funds in fully insured interest-bearing accounts, which would increase our costs of funds and negatively affect our results of operations, or may cause depositors to withdraw their deposits and invest uninsured funds in investments perceived as being more secure, such as securities issued by the United States Treasury. This may reduce our liquidity, or require us to pay higher interest rates to maintain our liquidity by retaining deposits.

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In addition, the FDIC may increase deposit insurance fees and expenses. In particular, if our regulators issue downgraded ratings of Home Federal in connection with their examinations, the FDIC could impose significant additional fees and assessments on us.

The United States Economy Remains Weak and Unemployment Levels Are High. Continued Adverse Economic Conditions, Especially Affecting Our Geographic Market Area, Could Adversely Affect Our Financial Condition and Results of Operations.

The United States experienced a severe economic recession in 2008 and 2009, the effects of which have continued. Recent growth has been slow and unemployment remains at high levels; as a result, economic recovery is expected to be slow. Loan portfolio quality has remained poor at many financial institutions reflecting, in part, the weak United States economy and high unemployment rates. In addition, the value of real estate collateral supporting many commercial loans and home mortgages throughout the United States has declined. The real estate downturn also has resulted in reduced demand for the construction of new housing and increased delinquencies in construction, residential and commercial mortgage loans in many markets across the United States.

Our lending market area consists of Greenup, Lawrence and Boyd Counties in Kentucky, and Lawrence and Scioto Counties in Ohio. These five counties have experienced minimal changes in population and households from 2000 to 2010, including population growth or shrinkage of 1.9%, 5.2%, -1.9%, 0.1% and -3.1%, respectively.  In addition, the five counties have recorded only modest changes in the number of households from 2000 to 2010, consisting of household growth or shrinkage of 5.7%, 8.9%, 0.3%, 2.9% and -1.5%, respectively. While we did not originate or invest in sub-prime mortgages, our lending business is tied, in part, to the real estate market, which has been weakened by the recession. While we believe our lending market area has not been as adversely affected by the real estate crisis as some other areas of the country, real estate values and demand have softened and we remain vulnerable to adverse changes in the real estate market. In addition, a significant weakening in general economic conditions such as inflation, recession, unemployment or other factors beyond our control, could negatively affect our financial results. Finally, negative developments in the securities markets could adversely affect the value of our securities.

If We Fail to Maintain an Effective System of Internal and Disclosure Controls, We May Not Be Able to Accurately Report Our Financial Results or Prevent or Detect Fraud. As a Result, Current and Potential Shareholders Could Lose Confidence in Our Financial Reporting, Which Would Harm Our Business and the Trading Price of Our Securities.

Effective internal control over financial reporting and disclosure controls and procedures are necessary for us to provide reliable financial reports and effectively prevent or detect fraud and to operate successfully as a public company. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results would be harmed. We continually review and analyze our internal control over financial reporting for Sarbanes-Oxley Section 404 compliance. As part of that process, during the first quarter of the fiscal year ended September 30, 2013, we discovered and disclosed material weaknesses in our internal control over financial reporting, and identified certain deficiencies in some of our disclosure controls and procedures that required remediation. Although we have made efforts to improve our internal control over financial reporting and disclosure controls and procedures, our improved internal control and disclosure controls may still prove ineffective in future periods. Any failure to maintain effective controls or timely effect any necessary improvement of our internal and disclosure controls could hinder our ability to accurately report our operating results or cause us to fail to meet our reporting obligations, which could affect our ability to remain listed with The NASDAQ Capital Market. Ineffective internal and disclosure controls could also cause investors to lose confidence in our reported financial information, which would likely have a negative effect on the trading price of our securities.

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Government Responses to Economic Conditions May Adversely Affect Our Operations, Financial Condition and Earnings.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) has changed the bank regulatory framework. For example, it has created an independent Consumer Financial Protection Bureau that has assumed the consumer protection responsibilities of the various federal banking agencies, established more stringent capital standards for banks and bank holding companies and gives the Federal Reserve Board exclusive authority to regulate savings and loan holding companies. The legislation has also resulted in new regulations affecting the lending, funding, trading and investment activities of banks and bank holding companies. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions such as Edgewater Bank, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. Banks and savings institutions with $10.0 billion or less in assets will continue to be examined by their applicable bank regulators. The new legislation also weakens the federal preemption available for national banks and federal savings associations, and gives state attorneys general the ability to enforce applicable federal consumer protection laws. The Dodd-Frank Act also requires the federal banking agencies to promulgate rules requiring mortgage lenders to retain a portion of the credit risk related to loans that are securitized and sold to investors. We expect that such rules would make it more difficult for us to sell loans into the secondary market. Bank regulatory agencies also have been responding aggressively to concerns and adverse trends identified in examinations. Ongoing uncertainty and adverse developments in the financial services industry and in the domestic and international credit markets, and the effect of new legislation and regulatory actions in response to these conditions, may adversely affect our operations by restricting our business activities, including our ability to originate or sell loans, modify loan terms, or foreclose on property securing loans.

The full impact of the Dodd-Frank Act on our business will not be known until all of the regulations implementing the statute are adopted and implemented. As a result, we cannot at this time predict the extent to which the Dodd-Frank Act will impact our business, operations or financial condition. However, compliance with these new laws and regulations may require us to make changes to our business and operations and will likely result in additional costs and divert management’s time from other business activities, any of which may adversely impact our results of operations, liquidity or financial condition.

Furthermore, the Federal Reserve Board, in an attempt to help the overall economy, has, among other things, adopted a low interest rate policy through its targeted federal funds rate and the purchase of mortgage-backed securities. If the Federal Reserve Board increases the federal funds rate, market interest rates would likely rise, which may negatively affect the housing markets and the U.S. economic recovery.

The Short-Term and Long-Term Impact of the Changing Regulatory Capital Requirements and New Capital Rules is Uncertain.

On July 9, 2013, the OCC and the other federal bank regulatory agencies issued a final rule that will revise their risk-based capital requirements and the method for calculating risk-weighted assets to make them consistent with agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act. The final rule applies to all depository institutions, top-tier bank holding companies with total consolidated assets of $500 million or more and top-tier savings and loan holding companies. Among other things, the rule establishes a new common equity Tier 1 minimum capital requirement (4.5% of risk-weighted assets), increases the minimum Tier 1 capital to risk-based assets requirement (from 4.0% to 6.0% of risk-weighted assets) and assigns a higher risk weight (150%) to exposures that are more than 90 days past due or are on nonaccrual status and to certain commercial real estate facilities that finance the acquisition, development or construction of real property. The final rule also requires unrealized gains and losses on certain “available-for-sale” securities holdings to be included for purposes of calculating regulatory capital requirements unless a one-time opt-in or opt-out is exercised. The rule limits a banking organization’s capital distributions and certain discretionary bonus payments if the banking organization does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets in addition to the amount necessary to meet its minimum risk-based capital requirements. The final rule becomes effective for Edgewater Bank on January 1, 2015. The capital conservation buffer requirement will be phased in beginning January 1, 2016 and ending January 1, 2019, when the full capital conservation buffer requirement will be effective.

Under the new capital standards, in order to be well-capitalized, Home Federal would be required to have a common equity to tier 1 capital ratio of 6.5% and a tier 1 capital ratio of 8.0%. We have conducted a pro forma analysis of the application of these new capital requirements as of September 30, 2013 and have determined that Home Federal meets all of these new requirements, including the full 2.5% capital conservation buffer, as if these new requirements had been in effect on that date.

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The application of more stringent capital requirements for Home Federal could, among other things, result in lower returns on invested capital, require the raising of additional capital, and result in regulatory actions if we were to be unable to comply with such requirements. Furthermore, the imposition of liquidity requirements in connection with the implementation of Basel III could result in our having to lengthen the term of our funding, restructure our business models, and/or increase our holdings of liquid assets. Implementation of changes to asset risk weightings for risk based capital calculations, items included or deducted in calculating regulatory capital and/or additional capital conservation buffers could result in management modifying its business strategy, and could limit our ability to make distributions, including paying out dividends or buying back shares. Specifically, beginning in 2016, Home Federal’s ability to pay dividends will be limited if Home Federal does not have the capital conservation buffer required by the new capital rules, which may limit our ability to pay dividends to stockholders. See “Regulation and Supervision—Federal Banking Regulation—New Capital Rule.”

Strong Competition Within Our Market Areas May Limit Our Growth and Profitability.

Competition in the banking and financial services industry is intense. In our market areas, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. In our five-county market area, including Boyd, Greenup and Lawrence Counties in Kentucky and Lawrence and Scioto Counties in Ohio, there are a total of 20 commercial bank and savings institution competitors, along with nine credit union competitors.  The commercial banks and savings institutions operate a total of 86 branch offices in those counties, containing $2.4 billion of deposits.  The commercial bank and savings institution competitors include larger institutions with nationwide or regional operations, and local community institutions such as us that serve the local markets only.  The credit union competitors consist of local community based institutions with total deposits of approximately $0.8 billion.  The asset size of the largest credit union competitor is approximately $270 million. Some of our competitors have greater name recognition and market presence that benefit them in attracting business, and offer certain services that we do not or cannot provide. In addition, larger competitors may be able to price loans and deposits more aggressively than we can, which could affect our ability to grow and remain profitable on a long-term basis. Our profitability depends upon our continued ability to successfully compete in our market areas. If we must raise interest rates paid on deposits or lower interest rates charged on our loans, our net interest margin and profitability could be adversely affected. For additional information see “Item 1-Business-Home Federal Savings and Loan Association—Market Area” and “Competition.”

The financial services industry could become even more competitive as a result of new legislative, regulatory and technological changes and continued consolidation. Banks, securities firms and insurance companies can merge under the umbrella of a financial holding company, which can offer virtually any type of financial service, including banking, securities underwriting, insurance (both agency and underwriting) and merchant banking. Also, technology has lowered barriers to entry and made it possible for non-banks to offer products and services traditionally provided by banks, such as automatic transfer and automatic payment systems. Many of our competitors have fewer regulatory constraints and may have lower cost structures. Additionally, due to their size, many competitors may be able to achieve economies of scale and, as a result, may offer a broader range of products and services as well as better pricing for those products and services than we can.

We Are a Community Bank and Our Ability to Maintain Our Reputation is Critical to the Success of Our Business and the Failure to Do So May Materially Adversely Affect Our Performance.

We are a community bank, and our reputation is one of the most valuable components of our business. As such, we strive to conduct our business in a manner that enhances our reputation. This is done, in part, by recruiting, hiring and retaining employees who share our core values of being an integral part of the communities we serve, delivering superior service to our customers and caring about our customers and associates. If our reputation is negatively affected, by the actions of our employees or otherwise, our business and, therefore, our operating results may be materially adversely affected. We will face additional challenges maintaining our reputation with respect to customers of Town Square Bank in our current market area and in building our reputation in the new market areas that we will serve as a result of the Merger.

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We depend on Our Management Team to Implement Our Business Strategy and Execute Successful Operations and We Could Be Harmed by the Loss of Their Services.

We are dependent upon the services of our senior management team. Our strategy and operations are directed by the senior management team. Any loss of the services of our president and chief executive officer or other members of our senior management team could impact our ability to implement our business strategy, and have a material adverse effect on our results of operations and our ability to compete in our markets. See “Directors, Executive Officers and Corporate Governance.” In addition, following the Merger, we will be particularly dependent on the services of Home Federal employees and continuing employees of Town Square Bank in our efforts to integrate the operations of Town Square Bank into our operations and to maintain and build customer relationships with the customers of Town Square Bank. The loss of services of, or our failure to retain, any of the key employees of Town Square Bank could have a negative effect on our reputation and on our successful integration of the two institutions.

We Operate in a Highly Regulated Environment and May Be Adversely Affected by Changes in Laws and Regulations.

We are subject to extensive regulation, supervision, and examination by the OCC, the FDIC, and the Federal Reserve Board. Such regulators govern the activities in which we may engage, primarily for the protection of depositors. These regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of a financial institution, the classification of assets by a financial institution, and the adequacy of a financial institution’s allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, or legislation, could have a material impact on us and our operations. Because our business is highly regulated, the applicable laws, rules and regulations are subject to regular modification and change. Laws, rules and regulations may be adopted in the future that could make compliance more difficult or expensive or otherwise adversely affect our business, financial condition or prospects.

Changes in Accounting Standards Could Affect Reported Earnings.

The accounting standard setters, including the Financial Accounting Standards Board, the Securities and Exchange Commission and other regulatory bodies, periodically change the financial accounting and reporting guidance that governs the preparation of our consolidated financial statements. These changes can be hard to predict and can materially affect how we record and report our financial condition and results of operations. In some cases, we could be required to apply new or revised guidance retroactively.

The Issuance of Awards Under Our Stock-Based Benefit Plans Will Dilute Your Ownership Interest.

On January 8, 2013, the shareholders of Poage Bankshares approved the Poage Bankshares, Inc. 2013 Equity Incentive Plan (the “Plan”) for employees and directors of Poage Bankshares. The Plan authorizes the issuance of up to 472,132 shares of Poage Bankshares common stock, with no more than 134,895 of shares as restricted stock awards and 337,237 as stock options, either incentive stock options or non-qualified stock options. The exercise price of options granted under the Plan may not be less than the fair value on the date the stock option is granted. The compensation committee of the board of directors has sole discretion to determine the amount and to whom equity incentive awards are granted. If awards under the Plan are funded from the issuance of authorized but unissued shares of common stock, Poage Bankshares stockholders would experience a dilution of their ownership interest. The implementation of any additional stock-based benefit plans in the future would cause further dilution of such ownership interests.

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Risks Related to the Merger

Following the Completion of the Merger, Current Shareholders of Poage Bankshares Are Likely to Be Affected by Dilution.

Under the Terms of the Merger Agreement, each share of Town Square Financial common stock will be converted into the right to receive either 2.3289 shares of Poage Bankshares common stock, par value $0.01 per share, or $33.86 in cash, or a combination of Poage Bankshares common stock and cash, subject to 55% of Town Square Financial’s outstanding common stock being exchanged for Poage Bankshares common stock and the remaining 45% of Town Square Financial’s outstanding common stock being exchanged for cash. In connection with this transaction, Poage Bankshares intends to register up to 557,700 shares of its common stock. Following completion of the Merger, Town Square Financial shareholders who elect stock consideration will own approximately 14.3% of the combined company based on the shares outstanding as of September 30, 2013. Accordingly, current Poage Bankshares shareholders will have less influence on the management and policies of Poage Bankshares than they currently have.

The Price of Poage Bankshares Common Stock Might Decrease After the Merger and May Be Affected By Factors Different from Those Affecting the Shares of Poage Bankshares Currently.

Poage Bankshares common stock could decline in value after the Merger. For example, during the twelve-month period ending on September 30, 2013, the price of Poage Bankshares common stock varied from a low of $12.25 to a high of $15.10 and ended that period at $14.45. The market value of Poage Bankshares common stock fluctuates based upon general market economic conditions, Poage Bankshares’ business and prospects and other factors.

Poage Bankshares’ business differs in important respects from that of Town Square Financial, and, accordingly, the results of operations of the combined company and the market price of Poage Bankshares common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of Poage Bankshares and Town Square Financial.

Regulatory Approval May Not Be Received, May Take Longer Than Expected or May Impose Conditions That Are Not Presently Anticipated or Cannot be Met.

Before the transactions contemplated in the Merger Agreement, including the Merger, may be completed, various approvals or consents must be obtained from the OCC and the Federal Reserve. The OCC or Federal Reserve may impose conditions on the completion of the Merger or require changes to the terms of the Merger Agreement. Such conditions or changes could have the effect of delaying completion of the transactions contemplated in the Merger Agreement or imposing additional costs on or limiting Poage Bankshares’ revenues, any of which might have a material adverse effect on Poage Bankshares following the Merger.

In addition, regulatory approvals may not be received, may take longer than expected, and may impose conditions that are not presently anticipated or that cannot be met, each of which may negatively impact Poage Bankshares.

The Merger Agreement May Be Terminated in Accordance With Its Terms and the Merger May Not Be Completed, Which Could Negatively Impact Poage Bankshares.

The Merger Agreement with Town Square Financial is subject to a number of conditions which must be fulfilled in order to close. Those conditions include: Town Square Financial shareholder approval, regulatory approval, the continued accuracy of certain representations and warranties by both parties and the performance by both parties of certain covenants and agreements. In addition, certain circumstances exist where Town Square Financial may choose to terminate the Merger Agreement, including the acceptance of a Superior Proposal as defined in the Merger Agreement or the decline in Poage Bankshares’ share price to more than 15% below $13.65 as of the first date when all regulatory approvals for the Merger have been received combined with such decline being at least 20% greater than a corresponding price decline of a group of similar publicly-traded financial institutions, with no adjustment made to the exchange ratio by Poage Bankshares.

If the Merger Agreement is terminated or the conditions to closing the Merger are not fulfilled, there may be various consequences. For example, Poage Bankshares' business may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the Merger, without realizing any of the anticipated benefits of completing the Merger. Additionally, if the Merger Agreement is terminated, the market price of Poage Bankshares' common stock could decline to the extent that the current market price reflects a market assumption that the Merger will be completed.

Poage Bankshares May Fail to Realize the Anticipated Benefits of the Merger, and the Value of the Poage Bankshares Stock May Decline.

The success of the Merger will depend on, among other things, Poage Bankshares’ ability to realize anticipated cost savings and to combine the businesses of Poage Bankshares and Town Square Financial in a manner that permits growth opportunities and does not materially disrupt the existing customer relationships of Town Square Financial or result in decreased revenues resulting from any loss of customers. If Poage Bankshares is not able to successfully achieve these objectives, the anticipated benefits of the Merger may not be realized fully or at all or may take longer to realize than expected, adversely affecting the financial condition and results of operations of Poage Bankshares and the value of Poage Bankshares common stock.

Poage Bankshares and Town Square Financial have operated and, until the completion of the Merger, will continue to operate, independently. Certain employees of both companies will not be employed by Poage Bankshares or Home Federal after the Merger. In addition, employees of either company that Poage Bankshares wishes to retain may elect to terminate their employment as a result of the Merger which could delay or disrupt the integration process. It is possible that the integration process could result in the disruption of Town Square Financial’s or Poage Bankshares’ ongoing businesses. Replacing such employees or tasking existing employees with such employees’ responsibilities could result in inconsistencies in standards, controls, procedures and policies that adversely affect the ability of both parties to maintain relationships with their respective customers and employees or the ability of Poage Bankshares to achieve the anticipated benefits of the Merger.

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Stockholder Activists Could Cause a Disruption to Poage Bankshares’ Business.

Certain institutional investors have indicated that they disagree with the strategic direction and capital allocation policies of Poage Bankshares and may seek representation on its Board of Directors through a director election contest. Poage Bankshares’ business, operating results or financial condition could be adversely affected by a director election contest and may result in, among other things:

•	Increased operating costs, including increased legal expenses, insurance, administrative expenses and associated costs incurred in connection with director election contests;

•	Uncertainties as to Poage Bankshares’ future direction could result in the loss of potential business opportunities and could (i) make it more difficult to attract, retain, or motivate qualified personnel, and (ii) strain relationships with investors and customers; and

•	If an activist investor’s nominees are elected to the Board of Directors of Poage Bankshares, it may reduce or delay Poage Bankshares’ ability to effectively execute its current business strategy and to implement new strategies.

ITEM 1B.	UNRESOLVED STAFF COMMENTS

Not applicable.

ITEM 2.	PROPERTIES

As of September 30, 2013, the net book value of our offices was $5.2 million.

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	Leased or	Year Acquired	Square	Net Book Value
Location	Owned	or Leased	Footage	of Real Property
				(Dollars in thousands)
Main office:

1500 Carter Avenue
Ashland, Kentucky	Owned	2007	12,000	$3,858

Branch offices:

1608 Argilite Road,
Flatwoods, Kentucky	Owned	1969	1,728	$253

US 23, South Shore, Kentucky	Owned	1978	1,575	$58

Main Cross, Louisa, Kentucky	Owned	1984	1,748	$132

6628 US 60, Summit, Kentucky	Owned	1993	8,640	$496

501 US 23, Greenup, Kentucky	Owned	2008	1,120	$387

We believe that current facilities are adequate to meet our present and foreseeable needs, subject to possible future expansion.

ITEM 3.	LEGAL PROCEEDINGS

We are not involved in any pending legal proceedings as a plaintiff or a defendant other than routine legal proceedings occurring in the ordinary course of business. At September 30, 2013, we were not involved in any legal proceedings, the outcome of which would be material to our financial condition or results of operations.

ITEM 4.	MINE SAFETY DISCLOSURES

Not applicable.

PART II

ITEM 5.	MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

(a)           Our shares of common stock are traded on the NASDAQ Capital Market under the symbol PBSK. The approximate number of holders of record of Poage Bankshares, Inc.’s common stock as of September 30, 2013 was 358. Certain shares of Poage Bankshares, Inc. are held in “nominee” or “street” name and accordingly, the number of beneficial owners of such shares is not known or included in the foregoing number. The following table presents quarterly market information for Poage Bankshares, Inc. common stock for each quarter of the previous two fiscal years. Poage Bankshares, Inc. began trading on the NASDAQ Capital Market on September 13, 2011. The following information was provided by the NASDAQ Stock Market.

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			Closing	Dividends
	High	Low	Price	Declared

Quarter ended September 30, 2013	$15.09	$13.06	$14.45	$0.04
Quarter ended June 30, 2013	15.10	14.06	15.00	0.04
Quarter ended March 31, 2013	15.10	12.75	14.95	0.04
Quarter ended December 31, 2012	12.77	12.25	12.75	0.04
Quarter ended September 30, 2012	12.93	12.00	12.32	0.04
Quarter ended June 30, 2012	12.95	11.50	12.63	0.04
Quarter ended March 31, 2012	12.38	10.80	12.34	0.04
Quarter ended December 31, 2011	11.07	10.76	10.92	-

Dividend payments by Poage Bankshares, Inc. are dependent primarily on dividends it receives from Home Federal, because Poage Bankshares, Inc. has no source of income other than dividends from Home Federal, earnings from the investment of proceeds from the sale of shares of common stock retained by Poage Bankshares, Inc., and interest payments with respect to Poage Bankshares Inc.’s loan to the Employee Stock Ownership Plan. For more information on regulatory restrictions regarding the payment of dividends, see “Item 1 – Business– Supervision and Regulation– Dividends” and “—Holding Company Regulation—Permissible Activities.” For information regarding shares of Poage Bankshares common stock that is available for issuance under equity compensation plans, see “Item 12—Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.”

Other than its employee stock ownership plan, Poage Bankshares, Inc. does not have any equity compensation plans that were not approved by stockholders.

(b)	Not applicable.

(c)

Issuer repurchases. The following table sets forth information in connection with repurchases of the Company’s common stock for the period July 1, 2013 through September 30, 2013. On June 11, 2013, the Board of Directors authorized the repurchase of up to 161,816 shares of Poage Bankshares common stock. All shares indicated below were purchased pursuant to this repurchase authorization. Subsequently, on November 19, 2013, the Board of Directors terminated the June 11 repurchase authorization, and authorized the repurchase of up to 12,650 shares of Poage Bankshares common stock, pursuant to Securities and Exchange Commission rules regarding stock repurchases during the pendency of a merger transaction. The repurchase program commenced on or about November 21, 2013 and, in accordance with applicable Securities and Exchange Commission rules, will terminate prior to the mailing of the proxy statement for the approval of the Company’s acquisition of Town Square Financial by its stockholders.

The Company’s stock repurchases pursuant to the repurchase program is dependent on certain factors, including but not limited to, the timing of the mailing of the Town Square Financial proxy statement, market conditions and prices, available funds and alternative uses of capital. The repurchase program may be carried out through open-market purchases, block trades, negotiated private transactions and pursuant to a trading plan adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934.

				Maximum
			Total	Number of
			Number of	Shares That
			Shares	May Yet be
			Purchased	Purchased
	Total		as Part of	Under
	Number of	Average	Publicly	Publicly
	Shares	Price Paid	Announced	Announced
	Purchased	Per Share	Plan	Plan
July 1 - July 31, 2013	5,397	15.00	5,397	149,255
August 1 - August 31, 2013	6,400	15.00	6,400	142,855
September 1 - September 30, 2013	-	-	-	142,855
Total	11,797	15.00	11,797

(1) All shares were purchased pursuant to the June 11, 2013 publicly announced repurchase program.

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ITEM 6.	SELECTED FINANCIAL DATA

The following tables set forth selected historical financial and other data of Home Federal for the years and at the dates indicated. The information at September 30, 2013 and 2012 and for the fiscal years ended September 30, 2013 and 2012 is derived in part from, and should be read together with, the audited consolidated financial statements and notes thereto of Poage Bankshares that appear in this Annual Report on Form 10-K. The information at September 30, 2011, 2010 and 2009 and for the fiscal years ended September 30, 2011, 2010 and 2009 is derived in part from audited financial statements that do not appear in this Annual Report on Form 10-K.

	At September 30,
	2013	2012	2011	2010	2009
			(Revised)	(Revised)	(Revised)
	(Dollars in thousands)
Financial Condition Data:
Total assets	$291,008	$317,159	$327,437	$290,767	$278,665
Cash and cash equivalents	8,192	23,430	48,440	43,233	18,715
Investment securities	87,930	94,456	76,745	45,234	77,684
Loans held for sale	482	719	1,012	1,701	-
Loans receivable, net	175,476	179,998	183,023	181,865	166,484
Deposits	217,340	236,472	242,722	227,812	209,698
Federal Home Loan Bank advances	13,230	17,672	23,117	32,205	39,368
Retained earnings	31,074	29,416	28,242	26,688	24,557
Total equity	57,905	60,582	58,573	27,367	26,558

	For the Year Ended September 30,
	2013	2012	2011	2010	2009
			(Revised)	(Revised)	(Revised)
	(Dollars in thousands)
Operating Data:
Interest and dividend income	$11,750	$12,983	$12,912	$13,716	$13,318
Interest expense	2,328	3,253	4,530	5,571	6,603
Net interest income	9,422	9,730	8,382	8,145	6,715
Provision for loan losses	106	902	615	650	312
Net interest income after provision for loan losses	9,316	8,828	7,767	7,495	6,403
Non-interest income	2,266	1,291	1,067	3,111	1,090
Non-interest expenses	8,543	8,133	7,071	7,854	5,792
Income before income taxes	3,039	1,986	1,763	2,756	1,701
Income taxes	883	407	209	622	257
Net income	2,156	1,579	1,554	2,130	1,444

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	At or For the Year Ended September 30,
	2013	2012	2011	2010	2009
			(Revised)	(Revised)	(Revised)
Performance Ratios:
Return on average assets	0.70%	0.49%	0.52%	0.76%	0.57%
Return on average equity	3.62%	2.57%	5.49%	7.93%	5.78%
Interest rate spread (1)	3.09%	3.01%	3.04%	3.00%	2.71%
Net interest margin (2)	3.27%	3.22%	3.08%	3.10%	2.85%
Noninterest expense to average assets	2.78%	2.52%	2.36%	2.79%	2.29%
Efficiency ratio (3)	72.23%	73.80%	74.83%	69.78%	74.21%
Average interest-earnings assets to average interest-bearing liabilities	121.23%	119.47%	101.99%	104.64%	104.99%
Average equity to average assets	19.40%	18.99%	9.46%	9.55%	9.89%

Capital Ratios:
Total risk-based capital to risk-weighted assets	31.75%	29.29%	28.19%	19.49%	18.68%
Tier I capital to risk-weighted assets..	30.49%	28.03%	27.11%	18.70%	18.28%
Tier I capital to adjusted total assets..	15.89%	13.78%	12.72%	9.20%	8.94%

Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans	1.12%	1.10%	0.90%	0.62%	0.33%
Allowance for loan losses as a percentage of nonperforming loans	277.02%	153.21%	61.48%	50.85%	70.25%
Net charge-offs (recoveries) to average outstanding loans during the period	0.07%	0.31%	0.05%	0.04%	0.01%
Non-performing loans as a percent of total loans	0.40%	0.72%	1.46%	1.22%	0.47%
Non-performing assets as a percent of total assets	0.38%	0.73%	0.85%	0.84%	0.34%
Other:
Number of offices	6	6	6	6	6

(1) Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.

(2) Represents net interest income as a percent of average interest-earning assets.

(3) Represents noninterest expense divided by the sum of net interest income and noninterest income.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We have historically operated as a traditional thrift institution headquartered in Ashland, Kentucky. Our principal business consists of attracting retail deposits from the general public in our market area and investing those deposits, together with funds generated from operations, and to a lesser extent, borrowings, in one- to four-family residential mortgage loans, commercial and multi-family real estate loans, commercial business loans, consumer loans, consisting primarily of automobile loans, home equity loans and lines of credit, and construction loans. We also purchase investment securities consisting primarily of securities issued by United States Government agencies and government sponsored entities, including obligations of state and political subdivisions and mortgage-backed securities. At September 30, 2013, we had total assets of $291.0 million, total deposits of $217.3 million and total equity of $57.9 million.

Our results of operations depend primarily on our net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets and the interest we pay on our interest-bearing liabilities. Our results of operations also are affected by our provisions for loan losses, non-interest income and non-interest expense. Non-interest income currently consists primarily of service charges on deposit accounts, net gain on sales of securities and loans, income from company-owned life insurance and miscellaneous other income. Non-interest expense currently consists primarily of expenses related to compensation and employee benefits, occupancy and equipment, data processing, federal deposit insurance, foreclosed assets, advertising, professional and accounting fees, and other operating expenses.

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Other than our loans for the construction of one- to four-family properties, we do not offer “interest only” mortgage loans (where the borrower pays only interest for an initial period, after which the loan converts to a fully amortizing loan) on one- to four-family residential properties. We also do not offer loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on his or her loan, resulting in an increased principal balance during the life of the loan. We do not offer “subprime loans” (i.e., loans that generally target borrowers with weakened credit histories typically characterized by payment delinquencies, previous charge-offs, judgments, bankruptcies, or borrowers with questionable repayment capacity as evidenced by low credit scores or high debt-burden ratios) or Alt-A loans (i.e., loans that generally target borrowers with better credit scores who borrow with alternative documentation, such as little or no verification of income).

Business Strategy

Highlights of our current business strategy include the following:

•	Continuing to emphasize one- to four-family residential mortgage loans while increasing our holdings of such loans with adjustable rates. We have been primarily a one- to four-family residential mortgage lender to borrowers in our market area. As of September 30, 2013, $132.5 million, or 45.5%, of our total assets consisted of one- to four-family residential mortgage loans, compared to $141.3 million, or 44.5%, of total assets at September 30, 2012.

We historically have held primarily fixed-rate loans in our one- to four-family residential mortgage loan portfolio. However, in order to better manage the interest rate sensitivity of our loan portfolio, in 2009 we began to increase our emphasis on adjustable-rate mortgage loan originations subject to demand for such loans in a lower interest rate environment. In addition, in fiscal year 2010, we began selling substantially all of our new fixed-rate one- to four-family residential mortgage loans through the FHLB-Cincinnati Mortgage Purchase Program.

•	Increasing our origination of commercial real estate loans, home equity loans and lines of credit, and other consumer loans. While we will continue to emphasize one- to four-family residential mortgage loans, we also intend to continue to increase our origination of nonresidential real estate loans, home equity loans and lines of credit, other consumer loans and commercial business loans in order to increase the yield of, and reduce the term to repricing of, our total loan portfolio. Between September 30, 2012 and September 30, 2013, commercial real estate loans increased $430,000, or 2.6%, home equity loans and lines of credit were constant at $5.9 million, other consumer loans increased $2.5 million, or 26.0%, and commercial business loans increased $614,000, or 12.5%. We expect each of these loan categories to continue to grow over the next three years. The additional capital raised in the stock offering increased our commercial real estate lending capacity by enabling us to originate more loans and loans with larger balances. See “Item 1-Business-Home Federal Savings and Loan Association—Lending Activities—Commercial Real Estate Lending.”

•	Managing interest rate risk while enhancing to the extent practicable our net interest margin. During the last several years, we have taken steps that are intended to enhance our interest rate margin (in relation to what it would have been had we remained exclusively a residential lender) as well as our ability to manage our interest rate risk in the future. In particular, we have attempted to increase our holdings of nonresidential loans including commercial real estate loans, commercial business loans, and consumer loans, which generally have shorter terms to maturity and higher yields than fixed-rate one- to four-family mortgage loans, and which allows us to reinvest these funds into market-rate loans as interest rates change. We expect our portfolio of these types of loans to increase significantly as a result of the Merger. In addition, we have increased our origination of adjustable-rate one- to four-family residential loans and have developed a secondary market capability with the FHLB-Cincinnati so that we can sell our new fixed-rate one- to four-family mortgage loans that do not fit within our asset/liability management parameters.

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•	Increasing our “core” deposit base. We are seeking to build our core deposit base, with particular focus on NOW accounts and non-interest bearing demand accounts. We believe such core deposits not only have favorable cost and interest rate change resistance, but also allow us greater opportunity to connect with our customers and offer them other financial services and products. As part of this plan, we added a new branch office in Greenup in 2009 and installed ATMs at all of our retail offices. We also expect our core deposit base to increase as a result of the Merger. We will continue to provide our high quality service and products, including our reward checking program, as well as competitive pricing to attract deposits.

•	Expanding our banking relationships to a larger base of customers. We were established in 1889 and have been operating continuously since that time. As of June 30, 2013 (the latest date for which deposit market share information is available from the FDIC), our market share of deposits represented 16.9% of FDIC-insured deposits in Boyd, Greenup and Lawrence Counties in Kentucky, combined. We will seek to expand our customer base, primarily through opportunistic acquisitions and organic growth, and offer our products and services to the new base of customers by using our recognized brand name and the goodwill developed over years of providing timely, efficient banking services. We also expect that our customer base to expand as a result of the Merger

•	Maintaining strong asset quality. We have emphasized maintaining strong asset quality by following conservative underwriting guidelines, sound loan administration, and focusing on loans secured by real estate located within our primary market area. Our non-performing assets totaled $1.1 million or .38% of total assets at September 30, 2013. Our ratio of total nonperforming loans to total loans was 0.40% at September 30, 2013.

Critical Accounting Policy

We consider accounting policies that require management to exercise significant judgment or discretion or make significant assumptions that have, or could have, a material impact on income or on the carrying value of certain assets, to be critical accounting policies. We consider the following to be our critical accounting policy:

Allowance for Loan Losses. The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged-off.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired or loans otherwise classified as substandard or doubtful. The general component covers non-classified loans and is based on historical loss experience adjusted for current factors.

A loan is impaired when full payment under the terms of the loan is not expected. Commercial and non-residential real estate loans are individually evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

Comparison of Financial Condition at September 30, 2013 and September 30, 2012

Our total assets decreased $26.2 million, or 8.3%, to $291.0 million at September 30, 2013 from $317.2 million at September 30, 2012. The decrease was primarily due to a decrease of cash and due from financial institutions of $15.2 million, or 65.0%, to $8.2 million at September 30, 2013 from $23.4 million at September 30, 2012, a decrease in securities available for sale of $6.6 million, or 7.0%, to $87.9 million at September 30, 2013 from $94.5 million at September 30, 2012 and a decrease in loans receivable, net, of $4.5 million, or 2.5%, to $175.5 million at September 30, 2013 from $180.0 million at September 30, 2012.

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Loans held for sale decreased $237,000, or 33.0%, to $482,000 at September 30, 2013 from $719,000 at September 30, 2012. This decrease was largely due to reduced one-to-four family mortgage loan originations.

Loans receivable, net, decreased $4.5 million, or 2.5%, to $175.5 million at September 30, 2013 from $180.0 million at September 30, 2012. This decrease was largely due to reduced one-to-four family loan originations, caused by the reduced level of refinancing and transfers to other real estate owned. Non-performing loans decreased $590,000, or 45.1%, from $1.3 million at September 30, 2012 to $718,000 at September 30, 2013.

Securities available for sale decreased to $87.9 million at September 30, 2013 from $94.5 million at September 30, 2012.

Deposits decreased $19.2 million, or 8.1%, to $217.3 million at September 30, 2013 from $236.5 million at September 30, 2012. This decrease was primarily attributable to a decrease of $15.0 million, or 13.1%, in certificates of deposits, offset by an increase in savings, money market and NOW accounts of $3.2 million, or 3.3%. The decrease in certificates of deposit is primarily related to depositors seeking better yields on their funds through other sources given the interest rate environment.

Federal Home Loan Bank advances decreased $4.5 million, or 25.4%, to $13.2 million at September 30, 2013 from $17.7 million at September 30, 2012. This decrease in borrowings was primarily the result of regular principal payments and maturities.

Total shareholders’ equity decreased to $57.9 million at September 30, 2013, compared to $60.6 million at September 30, 2012. The decrease resulted primarily from cash dividends of $498,000, a decrease in other comprehensive income of $2.5 million and repurchases of the Company’s common stock totaling $2.3 million. The decrease in other comprehensive income was due to an increase in unrealized losses of securities available for sale. These decreases were offset by net income of $2.2 million.

Comparison of Operating Results for the Years Ended September 30, 2013 and September 30, 2012

General. Net income increased $728,000, or 51.0%, to $2.2 million for the year ended September 30, 2013 from $1.6 million for the year ended September 30, 2012. The increase reflected an increase in non-interest income of $824,000 to $2.3 million for the year ended September 30, 2013 from $1.4 million for the year ended September 30, 2012, partially offset by a decrease in net interest income of $308,000 and an increase in non-interest expense of $410,000 for the year ended September 30, 2013.

Interest Income. Total interest income decreased $1.2 million, or 9.2%, to $11.8 million for the year ended September 30, 2013 from $13.0 million for the year ended September 30, 2012. This decrease was primarily due to a $778,000 decrease in interest income on loans, as well as a decrease of $246,000 in interest income from taxable securities, and a $201,000 decrease in interest income on tax-exempt securities. The average balance of loans during fiscal year 2013 decreased $5.4 million to $176.1 million, while the average yield on loans decreased by 27 basis points to 5.55% for fiscal year 2013 from 5.82% for fiscal year 2012. The decrease in yield reflected the generally lower interest rate environment. The decrease in income from investment securities reflected a decrease in the average yield on investment securities by 45 basis points to 1.95% for fiscal year 2013 from 2.40% for fiscal year 2012 and a $1.0 million decrease in average balance of securities to $94.9 million from $95.9 million.

Interest Expense. Total interest expense decreased $925,000, or 28.4%, to $2.3 million for the year ended September 30, 2013 from $3.3 million for the year ended September 30, 2012. Interest expense on deposit accounts decreased $769,000, or 29.1%, to $1.9 million for the year ended September 30, 2013 from $2.6 million for the year ended September 30, 2012. The decrease was primarily due to a 30 basis point decrease in the average cost of deposits to 0.84% in fiscal year 2013 from 1.14% for fiscal year 2012, reflecting the declining interest rate environment as well as a $9.8 million, or 4.2%, decrease in the average balance of interest-bearing deposits to $222.6 million for fiscal year 2013 from $232.4 million for fiscal year 2012.

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Interest expense on FHLB-Cincinnati advances decreased $156,000 to $451,000 for the year ended September 30, 2013 from $607,000 for the year ended September 30, 2012. The average balance of advances decreased $5.0 million to $15.3 million for fiscal year 2013 from $20.3 million for fiscal year 2012, while the average cost of advances decreased by 6 basis points to 2.94% for fiscal year 2013 from 3.00% for fiscal year 2012.

Net Interest Income. Net interest income decreased $308,000 million, or 3.2%, to $9.4 million for the year ended September 30, 2013 from $9.7 million for the year ended September 30, 2012. The increase reflected a slight increase in our interest rate spread to 3.09% in fiscal year 2013 from 3.01% in fiscal year 2012, and a slight increase in our net interest margin to 3.27% in fiscal year 2013 from 3.22% in fiscal year 2012.

Provision for Loan Losses. The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income. Loan losses are charged against the allowance when we believe the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

We evaluate the allowance for loan losses on a regular basis and the provision is based upon our periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable that we will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. The factors we considered in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. We determine the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial loans by either the present value of expected future cash flows discounted at the loans effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Groups of loans with similar loan characteristics, including individually evaluated loans not determined to be impaired, are collectively evaluated for impairment based on the group’s historical loss experience adjusted for changes in trends, conditions and other relevant factors that affect repayment of the loans. Accordingly, we do not separately identify individual consumer and residential loans for impairment measurements.

Due to the fact that commercial loans are a relatively new product line for Home Federal and considering little historical loss basis exists, we have made qualitative adjustments to the allowance for loan losses to account for the fact that this is a new product line.  At the time of the first of these commercial loan originations, peer data provided an industry average of approximately 2% which was applied to the commercial loan portfolio in the allowance for loan loss calculation.  Over time, the continued lack of historical loss in this product line allowed some reduction of the calculation percentage.  As economic conditions, unemployment and limited growth in the local economy have worsened, these and other qualitative factors were considered in continuing adjustments to the allowance for loan losses for commercial loans, which was 3.1% of the portfolio at September 30, 2013 with no loss to date.  In addition, minimal loss history is available for the consumer loan portfolio, which was 10.1% of the portfolio at September 30, 2013.

Based upon our evaluation of these factors, a provision of $106,000 was recorded for the year ended September 30, 2013, a decrease of $796,000, or 88.2%, from the provision of $902,000 for the year ended September 30, 2012. The provision for loan losses for the year ended September 30, 2013 reflected net charge-offs of $121,000 compared to net charge-offs of $556,000 for fiscal year 2012. The allowance for loan losses was $2.0 million, or 1.1% of total loans at September 30, 2013 and September 30, 2012. Total nonperforming loans were $718,000 at September 30, 2013 compared to $1.3 million at September 30, 2012. At September 30, 2013 and September 30, 2012, we had no impaired loans. As a percentage of nonperforming loans, the allowance for loan losses was 277.0% at September 30, 2013 compared to 153.2% at September 30, 2012.

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To the best of our knowledge, the allowance for loan losses reflects the estimate we believe to be appropriate to cover incurred probable losses, which were inherent in the loan portfolio at September 30, 2013 and September 30, 2012.

Noninterest Income. Noninterest income increased $975,000, or 75.5%, to $2.3 million for the year ended September 30, 2013 from $1.3 million for the year ended September 30, 2012. The increase in noninterest income was primarily attributable to an insurance recovery of $824,000 related to previously written off fictitious loans.

Noninterest Expense. Noninterest expense increased $259,000, or 5.0%, to $8.5 million for the year ended September 30, 2013 compared to $8.3 million for the year ended September 30, 2012. This increase was due largely to an increase in salaries and employee benefits to $4.3 million for the year ended September 30, 2013 from $4.2 million for the year ended September 30, 2012 as well as an increase in other expenses of $239,000 to $1.1 million for the year ended September 30, 2013 compared to $909,000 for the year ended September 30, 2012. The total number of employees has steadily increased from 50 at September 30, 2010 to 79 at September 30, 2013. Personnel expenses will continue to increase as we continue to build our management and administrative teams. We expect to hire additional personnel to support our commercial banking operations, including a network administrator, one or more branch administrators and one or more internal audit personnel, and we expect to in incur additional expense in connection with the additional employees resulting from the Merger.

Provision for Income Taxes. Income tax expense was $883,000 for the year ended September 30, 2013 compared to $407,000 for the year ended September 30, 2012. The effective tax rate as a percent of pre-tax income was 29.0% and 20.5% for the years ended September 30, 2013 and 2012, respectively. This increase in the effective tax rate was due to the decrease in tax exempt interest income in the amount of $201,000, or 25.2%.

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Analysis of Net Interest Income

Net interest income represents the difference between the income we earn on interest-earning assets and the interest expense we pay on interest-bearing liabilities. Net interest income also depends upon the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rates earned or paid on them.

The following tables set forth average balance sheets, average yields and costs, and certain other information at the dates and for the periods indicated. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the tables as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income.

	For the Year Ended September 30,
	2013			2012			2011
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
								(Revised)
	(Dollars in thousands)

Assets:
Interest-earning assets:
Loans	$176,108	$9,780	5.55%	$181,477	$10,558	5.82%	$182,826	$11,044	6.04%
Investment securities	94,934	1,854	1.95%	95,929	2,301	2.40%	73,070	1,780	2.44%
FHLB stock	1,953	85	4.35%	1,928	82	4.25%	1,893	80	4.23%
Other interest-earning assets	15,457	31	0.20%	22,504	42	0.19%	14,759	8	0.05%
Total interest-earning assets	288,452	11,750	4.07%	301,838	12,983	4.30%	272,548	12,912	4.74%

Noninterest-earning assets	18,514			21,132			26,834
Total assets.	306,966			322,970			299,382

Liabilities and equity:
Interest bearing liabilities:
Interest bearing deposits:
NOW, savings, money market, and other	87,657	232	0.26%	88,760	376	0.42%	85,055	694	0.82%
Certificates of deposit	134,953	1,645	1.22%	143,623	2,270	1.58%	155,723	3,037	1.95%
Total interest bearing deposits	222,610	1,877	0.84%	232,383	2,646	1.14%	240,778	3,731	1.55%

FHLB advances	15,333	451	2.94%	20,263	607	3.00%	26,448	799	3.02%
Total interest bearing liabilities	237,943	2,328	0.98%	252,646	3,253	1.29%	267,226	4,530	1.70%

Non-interest bearing liabilities:
Non-interest bearing deposits	6,049			5,774			1,000
Accrued interest payable.	320			454			482
Other liabilities	3,104			2,847			2,358
Total non-interest bearing liabilities	9,473			9,075			3,840
Total liabilities	247,416			261,721			271,066

Total equity	59,550			61,349			28,316
Total liabilities and equity	306,966			323,070			299,382

Net interest income		9,422			9,730			8,382
Interest rate spread			3.09%			3.01%			3.04%
Net interest margin			3.27%			3.22%			3.08%
Average interest-earning assets to average interest-bearing liabilities		121.23%			119.47%			101.99%

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Rate/Volume Analysis

The following tables present, for the periods indicated, the dollar amount of changes in interest income and interest expense for the major categories of Home Federal’s interest-earning assets and interest-bearing liabilities. Information is provided for each category of interest-earning assets and interest-bearing liabilities with respect to (i) changes attributable to changes in volume (i.e., changes in average balances multiplied by the prior-period average rate) and (ii) changes attributable to rate (i.e., changes in average rate multiplied by prior-period average balances). For purposes of these tables, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.

Year Ended September 30,
2013 Compared to 2012	Volume	Rate	Net
		(In thousands)

Interest income:
Loans receivable	$(307)	$(471)	$(778)
Investment securities	(24)	(423)	(447)
Other interest-earning assets	(13)	5	(8)
Total	(344)	(889)	(1,233)

Interest expense:
Now, Savings, Money Market, and other	(5)	(139)	(144)
Certificates	(130)	(495)	(625)
FHLB advances	(145)	(11)	(156)
Total	(280)	(645)	(925)
Increase (decrease) in net interest income	$(64)	$(244)	$(308)

Year Ended September 30,
2012 Compared to 2011 (Revised)	Volume	Rate	Net
		(In thousands)

Interest income:
Loans receivable	$(81)	$(405)	$(486)
Investment securities	549	(28)	521
Other interest-earning assets	7	29	36
Total	475	(404)	71

Interest expense:
Now, savings, money market, and other	29	(347)	(318)
Certificates	(223)	(544)	(767)
FHLB advances	(185)	(7)	(192)
Total	(379)	(898)	(1,277)
Increase (decrease) in net interest income	$854	$494	$1,348

Management of Market Risk

Our most significant form of market risk is interest rate risk because, as a financial institution, the majority of our assets and liabilities are sensitive to changes in interest rates. Therefore, a principal part of our operations is to manage interest rate risk and limit the exposure of our net interest income to changes in market interest rates.

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Our Board of Directors is responsible for the review and oversight of our asset/liability strategies. Our Board of Directors has also established an Asset/Liability Management Committee consisting of senior management. This committee is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the Board of Directors.

Among the techniques we are currently using to manage interest rate risk are: (i) increasing our portfolio of adjustable-rate one- to four-family residential loans, subject to demand for such loans in a lower interest rate environment, while endeavoring to sell a large portion of the fixed rate; (ii) increasing our origination of commercial and multifamily residential real estate, commercial business and motor vehicle and other consumer loans as they generally reprice more quickly than residential mortgage loans that we originate to the FHLB-Cincinnati; (iii) maintaining a strong capital position, which provides for a favorable level of interest-earning assets relative to interest-bearing liabilities; and (iv) emphasizing less interest rate sensitive and lower-costing “core deposits.” We also maintain a portfolio of short-term or adjustable-rate assets and from time to time have used fixed-rate FHLB-Cincinnati advances and brokered deposits to extend the term to repricing of our liabilities.

Depending on market conditions, from time to time we place more emphasis on enhancing net interest margin rather than matching the interest rate sensitivity of our assets and liabilities. In particular, we believe that the increased net interest income resulting from a mismatch in the maturity of our assets and liabilities portfolios can, during periods of stable or declining interest rates, provide high enough returns to justify increased exposure to sudden and unexpected increases in interest rates. As a result of this philosophy, our results of operations and the economic value of our equity will remain vulnerable to increases in interest rates and to declines due to differences between long and short-term interest rates.

An important measure of interest rate risk is the amount by which the economic value of equity of an institution’s cash flow from assets, liabilities and off balance sheet items changes in the event of a range of assumed changes in market interest rates. We have utilized the Sterne Agee Bank Earnings Report (SABER) to provide an analysis of estimated changes in our EVE under the assumed instantaneous changes in the United States treasury yield curve. The financial model uses a discounted cash flow analysis and an option-based pricing approach to measuring the interest rate sensitivity of the EVE.

Set forth below is an analysis of the changes to the economic value of our equity (“EVE”) that would occur September 30, 2013 in the event of designated changes in the United States treasury yield curve. At September 30, 2013, the economic value of our equity exposure related to these hypothetical changes in market interest rates was within the current guidelines we have established.

		Economic Value of Equity			EVE as %
		(Dollars in thousands)			of EV of Assets
Change in Rates		$ Amount	$ Change	% Change	EVE Ratio	Change
+400	bp	$38,790	$(22,932)	-37.15%	15.58%	(538)	bp
+300	bp	43,913	(17,809)	-29.85%	16.95%	(401)	bp
+200	bp	50,161	(11,561)	-1873.00%	18.53%	(243)	bp
+100	bp	56,379	(5,343)	-8.66%	19.94%	(102)	bp
0	bp	61,722	-	0.00%	20.96%	0
-100	bp	64,335	2,613	4.23%	21.16%	20	bp
-200	bp	64,541	2,819	4.57%	20.73%	23	bp
-300	bp	68,519	6,798	11.01%	21.52%	56	bp

Certain shortcomings are inherent in the methodology used in the above interest rate risk measurement. The EVE analysis incorporates all cash flows over the estimated remaining life of all balance sheet items and off balance sheet items. The EVE of the balance sheet is the discounted present value of assets and derivative cash flows minus discounted value of liability cash flows at a point in time and is a measure of longer term interest rate risk. The results of the model are dependent on assumptions concerning the timing and variability of cash flows along with projected prepayments and deposit decay rates.

56

Our policies do not permit hedging activities, such as engaging in futures, options or swap transactions, or investing in high-risk mortgage derivatives, such as collateralized mortgage obligation residual interests, real estate mortgage investment conduit residual interests or stripped mortgage backed securities.

Liquidity and Capital Resources

Our primary sources of funds are deposits and the proceeds from principal and interest payments on loans and investment securities. We also utilize FHLB-Cincinnati advances. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition. We generally manage the pricing of our deposits to be competitive within our market and to increase core deposit relationships.

Our cash flows are comprised of three primary classifications: (i) operating activities, (ii) investing activities, and (iii) financing activities. Net cash flows provided by operating activities were $5.0 million for the year ended September 30, 2013, and $3.5 million for the year ended September 30, 2012. Net cash flows used in investing activities consisted primarily of disbursements for loan originations and the purchase of securities, offset by principal collections on loans, and proceeds from maturities and sales of securities. Net cash flows from investing activities were $6.1 million for the year ended September 30, 2013 and net cash flows used in investment activities were $16.4 million for the year ended September 30, 2012. Net cash flows used in financing activities for fiscal year 2013 consisted of activity in deposits and FHLB-Cincinnati borrowings and equaled $26.3 million in fiscal year 2013, and $12.1 million, while net cash flows in fiscal year 2012.

Our most liquid assets are cash and cash equivalents. The levels of these assets are dependent on our operating, financing, lending, and investing activities during any given period. At September 30, 2013 and 2012, cash and cash equivalents totaled $8.2 million and $23.4 million, respectively. We may also utilize the sale of securities available for sale, FHLB-Cincinnati advances and other borrowings as sources of funds.

At September 30, 2013 and September 30, 2012, we had outstanding commitments to originate loans of $3.2 million and $1.4 million, respectively, unfunded commitments under lines of credit of $6.4 million and $4.9 million, respectively, and standby letters of credit of $40,000, and $80,000, respectively. We anticipate that we will have sufficient funds available to meet our current loan commitments. Loan commitments have, in recent periods, been funded through liquidity and normal deposit flows.

Certificates of deposit scheduled to mature in one year or less from September 30, 2013 totaled $68.4 million. Management believes, based on past experience that a significant portion of such deposits will remain with us. Based on the foregoing, in addition to our level of core deposits and capital, we consider our liquidity and capital resources sufficient to meet our outstanding short-term and long-term needs.

Liquidity management is both a daily and long-term responsibility of management. We adjust our investments in liquid assets based upon management’s assessment of (i) expected loan demand, (ii) expected deposit flows, (iii) yields available on interest-earning deposits and investment securities, and (iv) the objectives of our asset/liability management program. Excess liquid assets are invested generally in interest-earning overnight deposits, federal funds sold, and short and intermediate-term investment securities. If we require funds beyond our ability to generate them internally, we have additional borrowing capacity with the FHLB-Cincinnati and Federal Reserve Bank of Cleveland. At September 30, 2013, we had $13.2 million in advances from the Federal Home Loan Bank of Cincinnati and an additional borrowing capacity of $60.9 million. At September 30, 2013, we had $4.5 million borrowing capacity from the Federal Reserve Bank of Cleveland.

We are subject to various regulatory capital requirements. At September 30, 2013, we were in compliance with all applicable capital requirements. See “Business—Supervision and Regulation—Federal Banking Regulation—Capital Requirements,” “—New Capital Rules” and Note 13 of the Notes to our Financial Statements.

Off-Balance Sheet Arrangements. In the normal course of operations, we engage in a variety of financial transactions that, in accordance with U.S. generally accepted accounting principles, are not recorded in our financial statements. These transactions involve, to varying degrees, elements of credit, interest rate and liquidity risk. Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments and lines of credit. For information about our loan commitments and unused lines of credit, see Note 14 of the Notes to our Financial Statements.

57

For the fiscal years ended 2013 and 2012, we did not engage in any off-balance-sheet transactions other than loan origination commitments in the normal course of our lending activities.

Recent Accounting Pronouncements

For a discussion of the impact of recent accounting pronouncements, and newly issued, but not yet effective accounting standards, see Note 1 of the Notes to our Financial Statements.

Impact of Inflation and Changing Prices

Our consolidated financial statements and related notes have been prepared in accordance with U.S. GAAP. U.S. GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration of changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.

ITEM 7A.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

For information regarding market risk, see “Item 7 – Management’s Discussion and Analysis of Financial Conditions and Results of Operation.”

ITEM 8.	CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Poage Bankshares, Inc.

Ashland, Kentucky

We have audited the accompanying consolidated balance sheets of Poage Bankshares, Inc. (the “Company”) as of September 30, 2013 and 2012, and the related consolidated statements of income, comprehensive income (loss), changes in shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Poage Bankshares, Inc. as of September 30, 2013 and 2012, and the results of its operations and its cash flows for the years then ended, in conformity with U. S. generally accepted accounting principles.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Louisville, Kentucky

December 20, 2013

58

POAGE BANKSHARES, INC.

CONSOLIDATED BALANCE SHEETS

September 30, 2013 and 2012

	September 30,
	2013	2012
	(In thousands)
ASSETS
Cash and due from financial institutions	$8,192	$23,430
Securities available for sale	87,930	94,456
Loans held for sale	482	719
Loans, net of allowance of $1,989 and $2,004	175,476	179,998
Federal Home Loan Bank stock, at cost	1,953	1,953
Other real estate owned, net	375	1,001
Premises and equipment, net	6,197	6,078
Company owned life insurance	6,887	6,685
Accrued interest receivable	1,134	1,255
Other assets	2,382	1,584

	$291,008	$317,159

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Non-interest bearing	$6,308	$6,422
Interest bearing	211,032	230,050
Total deposits	217,340	236,472
Federal Home Loan Bank advances	13,230	17,672
Accrued interest payable	278	376
Other liabilities	2,255	2,057
Total liabilities	233,103	256,577

Commitments and contingent liabilities (Note 14)	-	-

Shareholders' equity
Common stock, $.01 par value, 30,000,000 shares authorized, 3,350,916 and 3,372,375 issued and outstanding at September 30, 2013 and 2012, respectively	34	34
Additional paid-in-capital	30,005	31,979
Retained earnings	31,074	29,416
Unearned Employee Stock Ownership Plan (ESOP) shares	(2,428)	(2,563)
Accumulated other comprehensive income (loss)	(780)	1,716

Total shareholders' equity	57,905	60,582
	$291,008	$317,159

See Notes to Consolidated Financial Statements.

59

POAGE BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME

Years ended September 30, 2013 and 2012

	Year ended
	September 30,
	2013	2012
	(In thousands except per share)

Interest and dividend income
Loans, including fees	$9,780	$10,558
Taxable securities	1,258	1,504
Tax exempt securities	596	797
Federal funds sold and other	116	124
	11,750	12,983
Interest expense
Deposits	1,877	2,646
Federal Home Loan Bank advances and other	451	607
	2,328	3,253

Net interest income	9,422	9,730

Provision for loan losses	106	902

Net interest income after provision for loan losses	9,316	8,828

Non-interest income
Recovery (Loss) - fictitious loans	743	(151)
Service charges on deposits	562	578
Loss on disposal of equipment	(9)	(69)
Gains on mortgage banking activity	701	442
Net gains on sales of securities	22	246
Income from company owned life insurance	202	218
Other	45	27
	2,266	1,291
Non-interest expense
Salaries and employee benefits	4,293	4,223
Occupancy and equipment	874	845
Data processing	723	661
Federal deposit insurance	174	189
Foreclosed assets, net	296	144
Advertising	123	280
Professional Fees	662	649
Other taxes	250	233
Other	1,148	909
	8,543	8,133

Income before income taxes	3,039	1,986

Income tax expense	883	407

Net income	$2,156	$1,579
Earnings per share since conversion:
Basic	$0.69	$0.51
Diluted	0.69	0.51

See Notes to Consolidated Financial Statements.

60

POAGE BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

Years ended September 30, 2013 and 2012

	September 30,
	2013	2012
	(in thousands)

Net income	$2,156	$1,579

Other comprehensive income (loss):
Unrealized holding gains/losses on available for sale securities	(3,759)	1,270
Reclassification adjustments for (gains) losses recognized in income	(22)	(246)
Net unrealized holding gains (losses) on available for sale securities	(3,781)	1,024
Tax effect	1,285	(348)
Other comprehensive income (loss):	(2,496)	676

Comprehensive income (loss)	$(340)	$2,255

See Notes to Consolidated Financial Statements.

61

POAGE BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

Years ended September 30, 2013 and 2012

					Accumulated
		Additional		Unearned	Other	Total
	Common	Paid-In	Retained	ESOP	Comprehensive	Shareholders'
	Stock	Capital	Earnings	Shares	Income (Loss)	Equity
	(in thousands)

Balances, October 1, 2011	$34	$31,955	$28,242	$(2,698)	$1,040	$58,573

Net income	-	-	1,579	-	-	1,579

Dividends paid ($0.12/share)	-	-	(405)	-	-	(405)

ESOP compensation earned	-	24	-	135	-	159

Change in unrealized gain (loss) on securities available for sale, net of taxes	-	-	-	-	676	676

Balances, September 30, 2012	34	31,979	29,416	(2,563)	1,716	60,582

Net income	-	-	2,156	-	-	2,156

Stock repurchasing	(2)	(2,256)	-	-	-	(2,258)

Dividends paid ($0.16/share)	-	-	(498)	-	-	(498)

ESOP compensation earned	-	56	-	135	-	191

Stock based compensation expense	2	226	-	-	-	228

Change in unrealized gain (loss) on securities available for sale, net of taxes	-	-	-	-	(2,496)	(2,496)

Balances, September 30, 2013	$34	$30,005	$31,074	$(2,428)	$(780)	$57,905

See Notes to Consolidated Financial Statements.

62

POAGE BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended September 30, 2013 and 2012

	September 30,
	2013	2012
	(in thousands)
OPERATING ACTIVITIES:
Net income	$2,156	$1,579
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	414	391
Provision for loan losses	106	902
ESOP compensation expense	191	159
Stock based compensation expense	228	-
Net gains on sales of securities	(22)	(246)
Loss on disposal of equipment	9	69
Loss on sale of other real estate owned	219	20
Loss on fictitious loans	-	151
Net amortization on securities	891	724
Deferred income tax (benefit) expense	300	(41)
Net gain on sale of loans	(701)	(442)
Origination of loans held for sale	(10,482)	(12,699)
Proceeds from loans held for sale	11,420	13,434
Increase in cash value of life insurance	(202)	(218)
Decrease (increase) in:
Accrued interest receivable	121	129
Other assets	188	159
Increase (decrease) in:
Accrued interest payable	(98)	(59)
Other liabilities	232	(533)
Net cash from operating activities	4,970	3,479

INVESTING ACTIVITIES
Securities available for sale:
Proceeds from sales	4,145	15,969
Proceeds from calls	11,265	54,685
Proceeds from maturities	2,684	665
Purchases	(28,799)	(94,928)
Principal payments received	12,580	6,444
Purchase of Federal Home Loan Bank Stock	-	(47)
Loan originations and principal payments on loans, net	4,190	496
Proceeds from the sale of other real estate owned	599	543
Purchase of office properties and equipment	(542)	(216)
Net cash from (used in) investing activities	6,122	(16,389)

FINANCING ACTIVITIES
Net change in deposits	(19,132)	(6,250)
Payments on Federal Home Loan Bank borrowings	(4,442)	(5,445)
Cash dividend paid	(498)	(405)
Stock repurchase	(2,258)	-
Net cash used in financing activities	(26,330)	(12,100)

DECREASE IN CASH AND CASH EQUIVALENTS	(15,238)	(25,010)

Cash and cash equivalents at beginning of year	23,430	48,440

CASH AND CASH EQUIVALENTS AT END OF YEAR	$8,192	$23,430

Additional cash flows and supplementary information:
Cash paid during the year for:
Interest on deposits and advances	$2,426	$3,312
Income taxes	350	250
Real estate acquired in settlement of loans	$192	$1,437

See Notes to Consolidated Financial Statements.

63

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Principles of Consolidation: The consolidated financial statements include Poage Bankshares, Inc. (the “Company”) and the Company’s wholly owned subsidiary, Home Federal Savings and Loan Association (the “Association”). The Company’s principal business is the business of the Association. Inter-company transactions and balances are eliminated in consolidation.

The Association is a federally chartered savings and loan association. The Association currently serves the financial needs of communities in its market area through its main office located in Ashland, Kentucky and its branch offices located in Flatwoods, South Shore, Louisa, Summitt and Greenup, Kentucky. The Association’s business involves attracting deposits from the general public and using such deposits, together with other funds, to originate one-to-four family residential mortgage loans, commercial and multi-family real estate, construction loans primarily in its market area which includes the Kentucky counties of Boyd, Greenup and Lawrence and the Ohio counties of Scioto and Lawrence.

Reorganization: The Board of Directors of the Association adopted a Plan of Conversion on December 21, 2010 (the “Plan”) from a federally chartered mutual savings association to a federally chartered stock savings association (“the Conversion”). The Conversion was accomplished through the amendment of the Association’s charter and the sale of common stock in an amount equal to the market value of the Association. A subscription offering the shares of the Association’s common stock was offered to the Association’s depositors, and second, to the Association’s tax-qualified employee benefit plans. No shares in the subscription were offered for sale to the general public.

On September 12, 2011, the conversion from a mutual savings association to a federally chartered stock savings association was completed. A new holding company, Poage Bankshares, Inc., was established as part of the conversion. The public offering was consummated through the sale and issuance by the Company of 3,372,375 shares of common stock at $10 per share. Net proceeds of $32.0 million were raised in the stock offering, after deduction of conversion costs of $1.7 million and excluding $2.7 million which was loaned by the Company to a trust for the Employee Stock Ownership Plan (the ESOP), enabling it to finance the purchase of 269,790 shares of common stock in the offering.

Voting rights are held and exercised exclusively by the stockholders of the new holding company. Deposit account holders will continue to be insured by the FDIC.

A liquidation account was established in the amount of $28,049,000, which represented the Association’s retained earnings as of the latest statement of financial condition contained in the final offering circular utilized in connection with the Conversion. The liquidation account will be maintained for the benefit of eligible depositors who continue to maintain their accounts at the Association after the Conversion. The liquidation account will be reduced annually to the extent that eligible depositors have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder’s interest in the liquidation account. In the event of a complete liquidation, each eligible depositor will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held. The Association may not declare, pay a dividend on, or repurchase any of its capital stock, if the effect thereof would cause retained earnings to be reduced below the liquidation account amount or regulatory capital requirements. Any repurchases of the Company’s common stock will be conducted in accordance with applicable laws and regulations.

Use of Estimates: To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ. The allowance for loan losses, servicing rights and fair values of financial instruments are particularly subject to change.

(Continued) 64

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash Flows: Cash and cash equivalents include cash, deposits with other financial institutions with maturities fewer than 90 days, and federal funds sold. Net cash flows are reported for customer loan and deposit transactions, interest bearing deposits in other financial institutions, federal funds purchased and sold, and repurchase agreements.

Interest-Bearing Deposits in Other Financial Institutions: Interest-bearing deposits in other financial institutions mature within one year and are carried at cost.

Securities: Debt securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Debt securities are classified as available for sale when they might be sold before maturity. Equity securities with readily determinable fair values are classified as available for sale. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax.

Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage backed securities where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.

Management evaluates securities for other-than-temporary impairment (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation.  For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings.  For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which must be recognized in the income statement, and 2) other-than-temporary impairment (OTTI) related to other factors, which is recognized in other comprehensive income.  The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of impairment is recognized through earnings.

Loans Held for Sale: Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value, as determined by outstanding commitments from investors. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings.

Mortgage loans held for sale are generally sold with servicing rights retained. The carrying value of mortgage loans sold is reduced by the amount allocated to the servicing right. Gains and losses on sales of mortgage loans are based on the difference between the selling price and the carrying value of the related loan sold.

Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, deferred loan fees and costs, and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income over the contractual life of the loan using the level-yield method without anticipating prepayments.

Interest income on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. Consumer loans are typically charged off no later than 120 days past due. Real estate loans and commercial and industrial loans are charged off on a case by case basis at such time that management determines the loan to be uncollectible. Past due status of all loan types is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans. All loan types are moved to non-accrual status in accordance with the Company’s policy, typically after 90 days of non-payment.

(Continued) 65

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

All interest accrued but not received for all loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. All types of loans are returned to accrual status when all the principal and interest are brought current and the loan has been performing according to the contractual terms for a period of not less than 6 months.

Concentration of Credit Risk: Most of the Company’s business activity is with customers located within a 50 mile radius of its home office. Therefore, the Company’s exposure to credit risk is significantly affected by changes in the economy in the immediate area. The Company held common stock of the FHLB totaling $1,953,000 at year end 2013 and 2012, respectively and other deposits totaling $2,223,000 and $3,830,000 at year end 2013 and 2012, respectively.

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. If a loan is categorized as loss under the regulatory definitions of loan classifications, the loan is immediately charged off. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off. The allowance for loan losses reflects the estimate management believes to be appropriate to cover incurred probable losses which are inherent in the loan portfolio at September 30, 2013 and 2012.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired or loans otherwise classified as substandard or doubtful. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. At September 30, 2013, although all of the aforementioned qualitative factors were considered, management specifically made qualitative adjustments to increase the general component of the reserve to reflect the impact of the continued weak national and local economies as well as the decline in real estate values for all loan segments. For commercial and industrial loans, management increased the general component to reflect the lack of prolonged history of the Company in making these types of loans.

A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans, for which the terms have been modified at the borrower’s request, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for all commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and residential mortgage loans for impairment disclosures. Troubled debt restructurings are measured at the present value of estimated future cash flows using the loan’s effective rate at inception.

(Continued) 66

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The general component of the allowance covers non-impaired loans and is based on historical loss experience adjusted for current factors. The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Company. This actual loss experience is supplemented with other economic factors based on the risks present for each portfolio segment. These economic factors include consideration of the following: levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations. The following portfolio segments have been identified as having differing risk characteristics:

Real estate loans: Loans secured by real estate represent the lowest risk of loans for the Company. The majority of loans in this segment are loans secured by the borrower’s principal residence; however, there are also loans secured by apartment buildings, non-owner occupied property, commercial real estate, or construction and land development projects. They include fixed and floating rate loans as well as loans for commercial purposes or consumer purposes. Borrowers with loans in this category, whether for commercial or consumer purposes, tend to make their payments timely as they do not want to risk foreclosure and loss of the primary residence.

Commercial and industrial loans: These loans to businesses do not have real estate as the underlying collateral. Instead of real estate, collateral could be business assets such as equipment or accounts receivable or the personal guarantee of one or more guarantors. These loans generally present a higher level of risk than loans secured by real estate because in the event of default by the borrower, the business assets must be liquidated and/or guarantors pursued for deficit funds. Business assets are worth more while they are in use to produce income for the business and worth significantly less if the business is no longer in operation. For this reason, the Company discounts the value on these types of collateral prior to meeting the Company’s loan-to-value policy limits.

Consumer loans: Consumer loans are generally loans to borrowers for non-business purposes. They can be either secured or unsecured. Consumer loans are generally small in the individual amount of principal outstanding and are repaid from the borrower’s private funds earned from employment. Consumer lending risk is very susceptible to local economic trends. If there is a consumer loan default, any collateral that may be repossessed is generally not well maintained and has a diminished value. For this reason, consumer loans tend to have higher overall interest rates to cover the higher cost of repossession and charge-offs. However, due to their smaller average balance per borrower, consumer loans are collectively evaluated for impairment in determining the appropriate allowance for loan losses.

Servicing Rights: Servicing rights are recognized separately when they are acquired through sales of loans. When mortgage loans are sold, servicing rights are initially recorded at fair value with the income statement effect recorded in gains on sales of loans. Fair value is based on market prices for comparable mortgage servicing contracts when available or, alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income. All classes of servicing assets are subsequently measured using the amortization method which requires servicing rights to be amortized into non-interest income in proportion to, and over the period of, the estimated future net servicing income of the underlying loans. Servicing rights are included in the other assets line item of the balance sheet.

Servicing rights are evaluated for impairment based upon the fair value of the rights as compared to carrying amount. Impairment is determined by stratifying rights into groupings based on predominant risk characteristics, such as interest rate, loan type and investor type. Impairment is recognized through a valuation allowance for an individual grouping, to the extent that fair value is less than the carrying amount. If the Company later determines that all or a portion of the impairment no longer exists for a particular grouping, a reduction of the allowance may be recorded as an increase to income. No valuation allowance was required at September 30, 2013 or September 30, 2012. The fair values of servicing rights are subject to significant fluctuations as a result of changes in estimated and actual prepayment speeds and default rates and losses.

(Continued) 67

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Servicing fee income which is reported on the income statement as other income is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal; or a fixed amount per loan and are recorded as income when earned. The amortization of mortgage servicing rights is netted against loan servicing fee income.

Foreclosed Assets: Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for at the lower of cost or fair value less estimated costs to sell. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed.

Premises and Equipment: Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Buildings and related components are depreciated using the straight-line method with useful lives ranging from 5 to 50 years. Furniture, fixtures and equipment are depreciated using the straight-line method with useful lives ranging from 3 to 10 years.

Federal Home Loan Bank (FHLB) Stock: The Association is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

Company Owned Life Insurance: The Association has purchased life insurance policies on certain key executives. Company owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.

Loan Commitments and Related Financial Instruments: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Stock-Based Compensation: Compensation cost is recognized for restricted stock awards issued to employees over the required service period, generally defined as the vesting period. The fair value of restricted stock awards is estimated by using the market price of the Corporation’s common stock at the date of grant. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award.

Income Taxes: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

(Continued) 68

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company recognizes interest and/or penalties related to income tax matters in income tax expense. There were no such expenses recognized in the years ended September 30, 2013 or 2012.

Retirement Plans: Employee 401(k) and profit sharing plan expense is the amount of matching contributions. Supplemental retirement plan expense allocates the benefits over years of service. The Association participates in the Pentegra Defined Benefit Pension Plan for Financial Institutions. This plan covers eligible employees who were employed by the Association prior to January 1, 2007. Employees hired subsequent to that date are not eligible to participate. The employees hired prior to January 1, 2007 continue to earn benefits under the plan. It is the policy of the Association to fund the amount that is determined by annual actuarial valuations.

Comprehensive Income: Comprehensive income consists of net income and other comprehensive income (loss). Other comprehensive income (loss) includes unrealized gains and losses on securities available for sale which are also recognized as separate components of equity.

Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

Restrictions on Cash: Cash on hand or on deposit with the Federal Reserve Bank was required to meet regulatory reserve and clearing requirements. The Association is required to maintain reserve funds in cash or on deposit with a designated depository financial institution. The required reserve at September 30, 2013 and 2012 was $742,000 and $809,000, respectively.

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Employee Stock Ownership Plan: The cost of shares issued to the ESOP, but not yet allocated to participants, is shown as a reduction of shareholders’ equity. Compensation expense is based on the market price of shares as they are committed to be released to participant accounts. Dividends on allocated ESOP shares reduce retained earnings; dividends on unearned ESOP shares reduce debt and accrued interest.

Earnings Per Common Share: Basic earnings per common share is net income since the conversion divided by the weighted average number of common shares outstanding during the period. ESOP shares are considered outstanding for this calculation unless unearned. All outstanding unvested share-based payment awards that contain rights to nonforfeitable dividends are considered participating securities for this calculation. Diluted earnings per common share includes the dilutive effect of additional potential common shares issuable under stock options. Earnings and dividends per share are restated for all stock splits and stock dividends through the date of issuance of the financial statements.

Segment Reporting: The Company has one reportable segment: banking. While the chief decision-makers monitor the revenue streams of the various products and services, operations are managed and financial performance is evaluated on a Company-wide basis.

Reclassifications: Some items in the prior year financial statements were reclassified to conform to the current presentation.

(Continued) 69

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Adoptions of New Accounting Standards: In May, 2011, the FASB issued an amendment to achieve common fair value measurement and disclosure requirements between U.S. and International accounting principles. Overall, the guidance is consistent with existing U.S. accounting principles; however, there are some amendments that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The amendments in this guidance are effective for interim and annual reporting periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on the Company’s financial statements.

In June 2011, the FASB amended existing guidance and eliminated the option to present the components of other comprehensive income as part of the statement of changes in shareholder’s equity. The amendment requires that comprehensive income be presented in either a single continuous statement or in two separate consecutive statements. The amendments in this guidance are effective as of the beginning of a fiscal reporting year, and interim periods within that year, that begins after December 15, 2011. The adoption of this guidance did not have a material impact on the Company’s financial statements.

NOTE 2 – ADJUSTMENT FOR FICTITIOUS LOANS

On November 26, 2012, the Company determined that it was required to record a loss in the fiscal period ending September 30, 2012, for certain fraudulent loans in the aggregate amount of $950,000 including accrued interest of $127,000 which, net of tax, was a loss of $627,000. The loss related to the creation of fictitious loans by a former employee of the Company’s subsidiary and was discovered by management while in the process of upgrading the Company’s lending controls and procedures.

The Company reported this event to its blanket bond insurance provider and the blanket bond insurance provider paid the Association $824,000 in exchange for the assignment by the Company and the Association of all claims, rights and causes of action which they could have asserted against the employee and any other person or entities which are or may be liable to the Company and the Association related to the losses suffered, and the general release by the Company and the Association of the blanket bond insurer and its affiliates. The Company recorded this payment during the quarter ending June 30, 2013 as recovery for the previously recognized losses, resulting in a non-recurring increase in non-interest income for the quarter.

(Continued) 70

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 3 – SECURITIES AVAILABLE FOR SALE

The amortized cost and fair value of securities available for sale at September 30, 2013 and 2012 and the corresponding amounts of gross unrealized gains and losses recognized in accumulated other comprehensive income (loss) were as follows (in thousands):

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
September 30, 2013
States and political subdivisions	$22,717	$476	$(258)	$22,935
U.S. Government agencies and sponsored entities	27,276	-	(1,164)	26,112
Government sponsored entities residential mortgage-backed:
FHLMC	17,986	69	(114)	17,941
FNMA	12,876	80	(100)	12,856
Collateralized mortgage obligations	4,065	-	(171)	3,894
SBA loan pools	4,192	-	-	4,192
Total securities	$89,112	$625	$(1,807)	$87,930

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
September 30, 2012
States and political subdivisions	$24,445	$1,743	$-	$26,188
U.S. Government agencies and sponsored entities	22,250	16	(9)	22,257
Government sponsored entities residential mortgage-backed:
FHLMC	25,330	444	-	25,774
FNMA	19,831	406	-	20,237
Total securities	$91,856	$2,609	$(9)	$94,456

The proceeds from sales of securities and the associated gross gains and losses are listed below (in thousands):

	September 30,
	2013	2012
Proceeds	$4,145	$15,969
Gross gains	66	246
Gross losses	(44)	-

The provision for income taxes related to net realized gains and losses was $7,000 and $84,000 for the years ended September 30, 2013 and 2012, respectively, based on an income tax rate of 34%.

The amortized cost and fair value of the securities portfolio at September 30, 2013 are shown by expected maturity. Expected maturities may differ from contractual maturities if borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.

(Continued) 71

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 3 – SECURITIES AVAILABLE FOR SALE (Continued)

	September 30,
	2013
	Amortized	Fair
	Cost	Value
	(in thousands)
Within one year	$415	$417
One to five years	1,505	1,558
Five to ten years	33,987	33,223
Beyond ten years	18,278	18,041
Mortgage-backed securities and collateralized mortgage obligations	34,927	34,691
Total	$89,112	$87,930

Securities pledged at September 30, 2013 and 2012 had a carrying amount of $8,522,000 and $6,479,000, respectively, and were pledged to secure public deposits and repurchase agreements.

At year-end 2013 and 2012, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of equity.

The following table summarizes the securities with unrealized losses at September 30, 2013 and September 30, 2012, aggregated by major security type and length of time in a continuous unrealized loss position:

	Less Than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
(Dollars in thousands)

September 30, 2013
States and political subdivisions	$7,293	$(258)	$-	$-	$7,293	$(258)
U.S. Government agencies and sponsored entities	26,112	(1,164)	-	-	26,112	(1,164)
Government sponsored entities residential mortgage backed:
FHLMC	11,118	(114)	-	-	11,118	(114)
FNMA	6,696	(100)	-	-	6,696	(100)
Collateralized mortgage obligations	3,894	(171)	-	-	3,894	(171)
Total securities	$55,113	$(1,807)	$-	$-	$55,113	$(1,807)

September 30, 2012
U.S. Government agencies and sponsored entities	$10	$(9)	$-	$-	$10	$(9)
Total securities	$10	$(9)	$-	$-	$10	$(9)

Unrealized losses on bonds have not been recognized into income because the issuers of the bonds are of high credit quality, management does not intend to sell and it is not more likely than not that management would be required to sell the securities prior to their anticipated recovery, and the decline in fair value is largely due to changes in interest rates. The fair value is expected to recover as the bonds approach maturity.

(Continued) 72

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 4 - LOANS

Loans at September 30, 2013 and 2012 were as follows (in thousands):

	September 30,
	2013	2012

Real estate:
One to four family	$132,462	$141,307
Multi-family	1,020	985
Commercial Real Estate	16,763	16,333
Construction and land	3,840	3,095
	154,085	161,720

Commercial and Industrial	5,509	4,895

Consumer
Home equity loans and lines of credit	5,872	5,911
Motor vehicle	9,015	6,968
Other	3,058	2,592
	17,945	15,471

Total	177,539	182,086
Less: Net deferred loan fees	74	84
Allowance for loan losses	1,989	2,004

	$175,476	$179,998

(Continued) 73

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 4 – LOANS (Continued)

The following tables present the balance in the allowance for loan losses and recorded investment in loans by portfolio segment based on impairment method as of September 30, 2013 and 2012. Accrued interest receivable and net deferred loan fees are not considered significant and therefore are not included in the loan balances presented in the table below (in thousands):

	Allowance for Loan Losses			Loan Balances
	Individually	Collectively		Individually	Collectively
	Evaluated for	Evaluated for		Evaluated for	Evaluated for
September 30, 2013	Impairment	Impairment	Total	Impairment	Impairment	Total
Loan Segment:
Real estate	$-	$1,938	$1,938	$-	$154,085	$154,085
Commercial and industrial	-	8	8	-	5,509	5,509
Consumer	-	43	43	-	17,945	17,945

Total	$-	$1,989	$1,989	$-	$177,539	$177,539

	Allowance for Loan Losses			Loan Balances
	Individually	Collectively		Individually	Collectively
	Evaluated for	Evaluated for		Evaluated for	Evaluated for
September 30, 2012	Impairment	Impairment	Total	Impairment	Impairment	Total
Loan Segment:
Real estate	$-	$1,824	$1,824	$-	$161,720	$161,720
Commercial and industrial	-	47	47	-	4,895	4,895
Consumer	-	133	133	-	15,471	15,471

Total	$-	$2,004	$2,004	$-	$182,086	$182,086

(Continued) 74

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 4 – LOANS (Continued)

The following table presents the activity in the allowance for loan losses by portfolio segment for the year ending September 30, 2013 (in thousands):

	Real Estate	Commercial	Consumer	Unallocated	Total

Allowance for loan losses:
Beginning balance	$1,824	$47	$133	$-	$2,004
Provision for loan losses	168	(39)	(81)	58	106
Loans charged-off	(188)	-	(9)	-	(197)
Recoveries	75	-	1	-	76

Total ending allowance balance	$1,879	$8	$44	$58	$1,989

The following table presents the activity in the allowance for loan losses by portfolio segment for the year ending September 30, 2012 (in thousands):

	Real Estate	Commercial	Consumer	Unallocated	Total
Allowance for loan losses:
Beginning balance	$1,368	$49	$241	$-	$1,658
Provision for loan losses	983	(2)	(79)	-	902
Loans charged-off	(594)	-	(39)	-	(633)
Recoveries	67	-	10	-	77

Total ending allowance balance	$1,824	$47	$133	$-	$2,004

There were no impaired loans as of or during the years ended September 30, 2013 or 2012.

Nonaccrual loans and loans past due 90 days still on accrual consist of smaller balance homogeneous loans that are collectively evaluated for impairment.

(Continued) 75

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 4 - LOANS (Continued)

The following table presents the recorded investment in nonaccrual and loans past due over 90 days still on accrual by class of loans as of September 30, 2013 (in thousands):

	September 30, 2013		September 30, 2012
		Loans Past Due		Loans Past Due
		Over 90 Days		Over 90 Days
	Nonaccrual	Still Accruing	Nonaccrual	Still Accruing
Real estate:
One to four family	$601	$-	$972	$-
Multi-family	-	-	-	-
Commercial real estate	35	-	-	307
Construction and land	80	-	-	-
Commercial and industrial	-	-	-	14
Consumer:
Home equity loans and lines of credit	-	-	15	-
Motor vehicle	2	-	-	-
Other	-	-	-	-

Total	$718	$-	$987	$321

(Continued) 76

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 4 - LOANS (Continued)

The following table presents the aging of the recorded investment in past due loans as of September 30, 2013 and 2012 by class of loans. Non-accrual loans of $718,000 and $987,000 as of September 30, 2013 and 2012 are included in the tables below and have been categorized based on their payment status (in thousands):

	30 - 59	60 - 89	Greater than
	Days	Days	90 Days	Total	Loans Not
	Past Due	Past Due	Past Due	Past Due	Past Due	Total
September 30, 2013
Real estate:
One to four family	$855	$406	$601	$1,862	$130,600	$132,462
Multi-family	-	-	-	-	1,020	1,020
Commercial real estate	124	-	35	159	16,604	16,763
Construction and land	40	-	80	120	3,720	3,840
Commercial and industrial	-	-	-	-	5,509	5,509
Consumer:
Home equity loans and lines of credit	-	-	-	-	5,872	5,872
Motor vehicle	52	11	2	65	8,950	9,015
Other	3	13	-	16	3,042	3,058

Total	$1,074	$430	$718	$2,222	$175,317	$177,539

	30 - 59	60 - 89	Greater than
	Days	Days	90 Days	Total	Loans Not
	Past Due	Past Due	Past Due	Past Due	Past Due	Total
September 30, 2012
Real estate:
One to four family	$1,117	$169	$803	$2,089	$139,218	$141,307
Multi-family	-	-	-	-	985	985
Commercial real estate	139	-	307	446	15,887	16,333
Construction and land	525	-	-	525	2,570	3,095
Commercial and industrial	4	135	14	153	4,742	4,895
Consumer:
Home equity loans and lines of credit	-	-	15	15	5,896	5,911
Motor vehicle	87	28	-	115	6,853	6,968
Other	2	-	-	2	2,590	2,592

Total	$1,874	$332	$1,139	$3,345	$178,741	$182,086

CREDIT QUALITY INDICATORS:

Beginning in the fiscal year ended September 30, 2012, the Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. This analysis includes all non-homogeneous loans, such as commercial and commercial real estate loans. The analysis for residential real estate and consumer loans primarily includes review of past due status. This analysis is performed on a quarterly basis. The Company uses the following definitions for risk ratings:

(Continued) 77

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 4 - LOANS (Continued)

Special Mention. Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

Substandard. Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful. Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans.

Based on the most recent analysis performed, the risk category of loans by class of loans is as follows (in thousands):

	Pass	Special Mention	Substandard	Doubtful	Not Rated

September 30, 2013
One to four family	$127,376	$3,290	$1,796	$-	$-
Multi family	1,020	-	-	-	-
Commercial Real Estate	16,302	-	461	-	-
Construction and land	3,409	-	431	-	-
Commercial and industrial	5,509	-	-	-	-
Home equity loans and lines of credit	5,832	34	6	-	-
Motor vehicle	8,983	7	25	-	-
Other	2,978	-	80	-	-

Total	$171,409	$3,331	$2,799	$-	$-

	Pass	Special Mention	Substandard	Doubtful	Not Rated
September 30, 2012
One to four family	$137,968	$954	$2,385	$-	$-
Multi family	985	-	-	-	-
Commercial Real Estate	14,654	810	869	-	-
Construction and land	3,095	-	-	-	-
Commercial and industrial	4,895	-	-	-	-
Home equity loans and lines of credit	5,874	15	22	-	-
Motor vehicle	6,907	20	41	-	-
Other	2,592	-	-	-	-

Total	$176,970	$1,799	$3,317	$-	$-

The Company had no troubled debt restructuring at September 30, 2013 or September 30, 2012.

(Continued) 78

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 5 - FAIR VALUE

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

Level 1 – Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2 – Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3 – Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The Company used the following methods and significant assumptions to estimate fair value:

Securities: The fair values for securities are determined by quoted market prices, if available (Level 1). If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments (Level 2). This includes the use of “matrix pricing” used to value debt securities absent the exclusive use of quoted prices. For securities where quoted prices or market prices of similar securities are not available, fair values are calculated using discounted cash flows (Level 3). As of September 30, 2013 and 2012, all securities were classified as a Level 2 fair value.

Other Real Estate Owned: Commercial and residential real estate properties classified as other real estate owned (OREO) are measured at fair value, less costs to sell. Fair values are based on recent real estate appraisals. These appraisals may use single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Appraisals for real estate properties classified as other real estate owned are performed by certified general appraisers (for commercial properties) or certified residential appraisers (for residential properties) whose qualifications and licenses have been reviewed and verified by the Association’s management. The appraisal values are discounted to allow for selling expenses and fees, and the discounts range from 5% to 10%.

(Continued) 79

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 5 - FAIR VALUE (Continued)

Assets and liabilities measured at fair value on a recurring basis, including financial assets and liabilities for which the Company has elected the fair value option, are summarized below (in thousands):

		Fair Value Measurements at
		September 30, 2013 Using:
			Significant
		Quoted Prices in	Other	Significant
		Active Markets for	Observable	Unobservable
	Carrying	Identical Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)

Financial Assets
Securities:
States and political subdivisions	$22,935	$-	$22,935	$-
U.S. Government agencies and
sponsored entitites	26,112	-	26,112	-
Mortgage backed securities: residential	30,797	-	30,797	-
Collateralized mortgage obligations	3,894	-	3,894	-
SBA loan pools	4,192	-	4,192	-
Total securities	$87,930	$-	$87,930	$-

		Fair Value Measurements at
		September 30, 2012 Using:
			Significant
		Quoted Prices in	Other	Significant
		Active Markets for	Observable	Unobservable
	Carrying	Identical Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)

Financial Assets
Securities:
States and political
subdivisions	$26,188	$-	$26,188	$-
U.S. Government agencies and
sponsored entitites	22,257	-	22,257	-
Mortgage backed securities: residential	46,011	-	46,011	-
Total securities	$94,456	$-	$94,456	$-

There were no transfers between Level 1 and Level 2.

(Continued) 80

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 5 - FAIR VALUE (Continued)

Assets measured at fair value on a non-recurring basis are summarized below (in thousands):

		Fair Value Measurements at
		September 30, 2013 Using:
			Significant
		Quoted Prices in	Other	Significant
		Active Markets for	Observable	Unobservable
	Carrying	Identical Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)

Other real estate owned
One to four family, net	$6	$-	$-	$6
Commercial, net	290	-	-	290

Fair Value Measurements at
September 30, 2012 Using:
Significant
		Quoted Prices in	Other	Significant
		Active Markets for	Observable	Unobservable
	Carrying	Identical Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)

Other real estate owned
One to four family, net	$268	$-	$-	$268

At September 30, 2013, other real estate owned had a net carrying amount of $296,000 made up of the outstanding balance of $454,000, net of a valuation allowance $158,000 which resulted in a write-down of $157,000 for the year ended September 30, 2013.

At September 30, 2012, other real estate owned had a net carrying amount of $268,000 made up of the outstanding balance of $336,000, net of a valuation allowance $68,000 which resulted in a write-down of $68,000 for the year ended September 30, 2013.

(Continued) 81

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 5 - FAIR VALUE (Continued)

The carrying amounts and estimated fair values of financial instruments, at September 30, 2013 and 2012 are as follows (in thousands):

		Fair Value Measurements
	Carrying
	Value	Level 1	Level 2	Level 3	Total
September 30, 2013
Financial assets
Cash and cash equivalents	$8,192	$8,192	$-	$-	$8,192
Securities	87,930	-	87,930	-	87,930
Federal Home Loan Bank stock	1,953	N/A	N/A	N/A	N/A
Loans held for sale	482	-	492	-	492
Loans, net	175,476	-	-	186,193	186,193
Accrued interest receivable	1,134	-	494	640	1,134

Financial liabilities
Deposits	$217,340	$93,128	$125,209	$-	$218,337
Federal Home Loan Bank advances	13,230	-	13,706	-	13,706
Accrued interest payable	278	-	278	-	278

		Fair Value Measurements
	Carrying
	Value	Level 1	Level 2	Level 3	Total
September 30, 2012
Financial assets
Cash and cash equivalents	$23,430	$23,430	$-	$-	$23,430
Securities	94,456	-	94,456	-	94,456
Federal Home Loan Bank stock	1,953	N/A	N/A	N/A	N/A
Loans held for sale	719	-	739	-	739
Loans, net	179,998	-	-	202,153	202,153
Accrued interest receivable	1,255	-	509	746	1,255

Financial liabilities
Deposits	$236,472	$96,176	$141,826	$-	$238,002
Federal Home Loan Bank advances	17,672	-	18,764	-	18,764
Accrued interest payable	376	-	376	-	376

The methods and assumptions, not previously presented, used to estimate fair value are described as follows:

Cash and Cash Equivalents

The carrying amounts of cash and short-term instruments approximate fair values and are classified as Level 1.

FHLB Stock

It is not practical to determine the fair value of FHLB stock due to restrictions placed on its transferability.

(Continued) 82

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 5 - FAIR VALUE (Continued)

Loans

Fair values of loans, excluding loans held for sale, are estimated as follows: For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values resulting in a Level 3 classification. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality resulting in a Level 3 classification. The methods utilized to estimate the fair value of loans do not necessarily represent an exit price.

The fair value of loans held for sale is estimated based upon binding contracts and quotes from third party investors in a Level 2 classification.

Deposits

The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are by definition equal to the amount payable on demand at the reporting date (i.e., their carrying amount) resulting in a Level 1 classification. The carrying amounts of variable rate, fixed-term money market accounts and certificates of deposit approximate their fair value at the reporting date resulting in a Level 1 classification. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flows calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits resulting in a Level 2 classification.

FHLB Advances

The fair values of the Company’s long-term borrowings are estimated using discounted cash flow analyses based on the current borrowing rates for similar types of borrowing arrangements resulting in a Level 2 classification.

Accrued Interest Receivable/Payable

The carrying amounts of accrued interest approximate fair value and are classified by level consistent with the level of the related assets or liabilities.

Off-balance Sheet Instruments

Fair values for off-balance sheet, credit-related financial instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing. The fair value of commitments is not material.

(Continued) 83

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 6 - LOAN SERVICING

The Company began selling mortgage loans with servicing rights retained during the year ended September 30, 2010. Mortgage loans serviced for others are not reported as assets. The principal balance of these loans at September 30, 2013 and 2012 were $31,682,000 and $24,230,000, respectively. Custodial escrow balances maintained in connection with serviced loans were $85,000 and $31,000 at September 30, 2013 and 2012.

Activity for loan servicing rights during the years ended September 30, 2013 and 2012 were as follows (in thousands):

	September 30,
	2013	2012

Beginning of year	$220	$133
Additions	117	138
Amortized to expense	(32)	(51)

End of year	$305	$220

There was no valuation allowance for servicing rights at September 30, 2013 and 2012. The fair value of servicing rights is estimated to be $310,000 and $220,000 at September 30, 2013 and 2012. Fair value at September 30, 2013 was determined using a discount rate of 8%, prepayment speeds ranging from 213% to 399%, depending on the stratification of the specific right and a weighted average default rate of 0%. There was no fair value valuation performed for September 30, 2012.

The weighted average amortization period is 7.0 years.

NOTE 7 - PREMISES AND EQUIPMENT

Premises and equipment at September 30, 2013 and 2012 were as follows (in thousands):

	September 30,
	2013	2012

Land	$1,132	$1,132
Buildings and leasehold improvements	6,043	5,740
Furniture, fixtures, and equipment	1,574	1,506
Automobiles	59	59
	8,808	8,437
Less: Accumulated depreciation	2,611	2,359
	$6,197	$6,078

Depreciation expense was $414,000 and $391,000 for the years end September 30, 2013 and 2012, respectively.

(Continued) 84

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 8 - DEPOSITS

Time deposits of $100,000 or more were $61,406,000 and $67,306,000 at year-end 2013 and 2012.

Scheduled maturities of time deposits for the next five years were as follows (in thousands):

September 30,
2014	$68,378
2015	17,736
2016	13,516
2017	19,343
2018	5,816
Total	$124,789

At September 30, 2013 and 2012, generally accounts in excess of $250,000 are not federally insured.

NOTE 9 - FEDERAL HOME LOAN BANK ADVANCES

At September 30, 2013 and 2012, advances from the Federal Home Loan Bank were as follows (in thousands):

	September 30,
	2013	2012

Maturities February 2016 through June 2024, fixed rate at rates from 2.16% to 6.70%, weighted average rate of 2.94% at September 30, 2013 and 2.95% September 30, 2012	$13,230	$17,672

Rates on advances were as follows (in thousands):

	September 30,
	2013	2012

1.75% - 2.75%	$6,660	$8,868
2.76% - 3.75%	5,216	6,899
3.76% - 4.75%	1,276	1,788
4.76% - 5.75%	-	-
5.76% - 6.75%	78	117
	$13,230	$17,672

Each advance is payable at its maturity date, with a prepayment penalty for fixed rate advances. The advances were collateralized by all of the Association’s one to four family first mortgage loans under a blanket lien arrangement at year-end 2013 and 2012 and the Association’s FHLB stock. Based on this collateral and the Association’s holdings of FHLB stock, the Association is eligible to borrow up to a total of $60,854,000 at year-end 2013.

(Continued) 85

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 9 - FEDERAL HOME LOAN BANK ADVANCES (Continued)

Payments contractually required over the next five years are as follows (in thousands):

		September 30,
	2014	$3,796
	2015	2,948
	2016	2,385
	2017	1,908
	2018	1,505
	Thereafter	688
Total		$13,230

NOTE 10 - BENEFIT PLANS

The Association participates in the Pentegra Defined Benefit Plan for Financial Institutions (“The Pentegra DB Plan”), a tax-qualified defined-benefit pension plan. The Pentegra DB Plan’s Employer Identification Number is 13-5645888 and the Plan Number is 333. The Pentegra DB Plan operates as a multi-employer plan for accounting purposes and as a multiple-employer plan under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code. There are no collective bargaining agreements in place that require contributions to the Pentegra DB Plan.

The Pentegra DB Plan is a single plan under Internal Revenue Code Section 413C and, as a result, all of the assets stand behind all of the liabilities. Accordingly, under the Pentegra DB Plan contributions made by a participating employer may be used to provide benefits to participants of other participating employers.

Funded Status (Market value of plan assets divided by funding target) as of July 1,

	2013*	2012
Source	Valuation	Valuation
	Report	Report

Association Plan	93.86%	100.75%

*Market value of plan assets reflects any contributions received through September 30, 2013

Employer Contributions

Total contributions made to the Pentegra DB Plan, as reported on For 5500, equal $135,230,000 and $191,845,000 for the plan years ending June 30, 2013 and June 30, 2012, respectively. The Association’s contributions to the Pentegra DB Plan are not more than 5% of the total contributions to the Pentegra DB Plan.

The following contributions were paid by the Association during the fiscal years ending September 30,

2013		2012
Date Paid	Amount	Date Paid	Amount
12/31/2012	$248,993	12/27/2011	$569,618

Total	$248,993	Total	$569,618

(Continued) 86

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 10 - BENEFIT PLANS (Continued)

This plan was “frozen” as of February 1, 2013. Contributions will be limited to sustaining earned participant benefits.

401(k) Plan: A 401(k) benefit plan allows employee contributions up to 15% of their compensation, which are matched equal to 50% of the first 6% of the compensation contributed. Expense for the years ended September 30, 2013 and 2012 was $46,000 and $16,000, respectively.

Deferred Compensation Plan: A deferred compensation plan covers all directors and certain executive officers. Under the plan, the Association pays each participant, or their beneficiary, the amount of fees deferred plus interest over 20 years, beginning with the individual’s termination of service. A liability is accrued for the obligation under these plans. In January 2003, the Association adopted a non-contributory retirement plan which provides benefits to directors and certain key officers. The Company’s obligations under the plan have been informally funded through the purchase of single premium key man life insurance of which the Company is the beneficiary. The expense incurred for the deferred compensation for the last two years was $181,000 and $173,000 resulting in a deferred compensation liability of $1,340,000 and $1,264,000 as of year-end 2013 and 2012. The cash surrender value of the key man life insurance policies totaled $6,887,000 and $6,685,000 at September 30, 2013 and 2012, respectively.

NOTE 11 - INCOME TAXES

The provision for income taxes consists of the following (in thousands):

	Years Ended September 30,
	2013	2012

Current expense	$583	$448
Deferred expense (benefit)	300	(41)
	$883	$407

The following tabulation reconciles the federal statutory tax rate of 34% to the effective rate of taxes provided for income taxes (in thousands):

	Years Ended September 30,
	2013	2012

Tax at statutory rate	$1,033	$675
Tax exempt interest	(184)	(271)
Income from company owned life insurance	(69)	(74)
Other	103	77
Federal income tax expense	$883	$407

Effective Tax Rate	29.06%	20.49%

(Continued) 87

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 11 - INCOME TAXES (Continued)

The components of the Company’s net deferred tax asset (liability) as of September 30, 2013 and 2012 are summarized as follows (in thousands):

	2013	2012
Deferred tax assets:
Deferred compensation plan	$369	$356
Deferred loan origination fees	25	29
Allowance for loan losses	676	681
AMT credit carryforward	331	446
Fictitious loans loss	-	323
Unrealized losses on available for sale securities	402	-
Stock based compensation plans	77	-
Basis in other real estate owned	54	23
ESOP compensation expense	51	38
Other	11	7
	1,996	1,903

Deferred tax liabilities:
Federal Home Loan Bank stock dividends	431	431
Basis in property and equipment	318	331
Accretion on securities	7	32
Mortgage servicing rights	104	75
Unrealized gains on available for sale securities	-	884
	860	1,753
Net deferred tax asset	$1,136	$150

Management evaluated whether a valuation allowance was necessary based on taxes paid in prior periods and recoverable, projected future income, projected future reversals of deferred tax items, and tax planning strategies. Based on its assessments, management concluded that it was more likely than not that all deferred tax assets could be realized based primarily on current taxes paid and recoverable and projected reversals of deferred tax liabilities, as well as future income. As such, no valuation allowance was recorded as of September 30, 2013 or 2012.

The Company is subject to U.S. federal income tax. The Company is no longer subject to examination by taxing authorities for years before September 30, 2010.

The Company had no unrecognized tax benefits at September 30, 2013 or 2012. No change in unrecognized tax benefits is expected in the next twelve months.

Retained earnings at September 30, 2013 included approximately $2,341,000 for which no provision for federal income taxes has been made. This amount represents the tax bad debt reserve at September 30, 1987, which is the end of the Association’s base year for purposes of calculating the bad debt deduction for tax purposes. If this portion of retained earnings is used in the future for any purpose other than to absorb bad debts, the amount used will be added to future taxable income. The unrecorded deferred tax liability on the above amount at September 30, 2013 was approximately $796,000.

(Continued) 88

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 12 - RELATED-PARTY TRANSACTIONS

Loans to principal officers, directors, and their affiliates during 2013 and 2012 were as follows (in thousands):

	September 30,
	2013	2012
Beginning balance	$931	$432
New loans	381	809
Repayments	(727)	(310)

Ending balance	$585	$931

Deposits from principal officers, directors, and their affiliates at September 30, 2013 and 2012 were $3,080,000 and $3,028,000, respectively.

During the years ended September 30, 2013 and 2012, the Company paid approximately $32,000 and $37,000, respectively, to a principal officer who is a Certified Residential Real Estate Appraiser for appraisals performed on real estate properties that were used as collateral on loans extended to customers. The appraisals are validated through an internal validation process and once a property is foreclosed upon or the loan is deemed impaired, an appraisal from an outside party is obtained.

NOTE 13 - REGULATORY CAPITAL MATTERS

The Association is subject to various regulatory capital requirements administered by its primary federal regulator, the Office of the Comptroller of the Currency (OCC). Failure to meet the minimum regulatory capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators, that if undertaken, could have a direct material effect on the Association and the consolidated financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Association must meet specific capital guidelines involving quantitative measures of the Association’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.

The Association’s capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Association to maintain minimum amounts and ratios of: total risk-based capital and Tier I capital to risk-weighted assets (as defined in the regulations), Tier I capital to adjusted total assets (as defined), and, for 2011, tangible capital to adjusted total assets (as defined).

As of September 30, 2013, based on the most recent notification from the OCC, the Association was categorized as well-capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since the most recent notification that management believes have changed the Association’s prompt corrective action category.

(Continued) 89

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 13 - REGULATORY CAPITAL MATTERS (Continued)

Actual and required capital amounts (in thousands) and ratios for the Association are presented below at September 30, 2013 and 2012:

						To Be Well
						Capitalized Under
			For Capital Adequacy			Prompt Corrective
	Actual		Purposes			Action Regulations
	Amount	Ratio	Amount		Ratio	Amount		Ratio

As of September 30, 2013:
Total Risk-Based Capital (to Risk-weighted Assets)	$48,322	31.75%	$	≥12,177	≥8.00%	$	≥15,221	≥10.00%
Tier I Capital (to Risk-weighted Assets)	$46,409	30.49%	$	≥6,089	≥4.00%	$	≥9,133	≥6.00%
Tier I Capital (to Adjusted Total Assets)	$46,409	15.89%	$	≥11,679	≥4.00%	$	≥14,599	≥5.00%

	Actual		For Capital Adequacy Purposes			To Be Well Capitalized Under Prompt Corrective Action Regulations
	Amount	Ratio	Amount		Ratio	Amount		Ratio

As of September 30, 2012:
Total Risk-Based Capital (to Risk-weighted Assets)	$45,499	29.29%	$	≥12,429	≥8.00%	$	≥15,536	≥10.00%
Tier I Capital (to Risk-weighted Assets)	$43,547	28.03%	$	≥6,214	≥4.00%	$	≥9,322	≥6.00%
Tier I Capital (to Adjusted Total Assets)	$43,547	13.78%	$	≥12,644	≥4.00%	$	≥15,805	≥5.00%

Dividend Restrictions: The Company’s principal source of funds for dividend payments is dividends received from the Association. Banking regulations limit the amount of dividends that may be paid without prior approval of regulatory agencies. Under these regulations, the amount of dividends that may be paid in any calendar year is limited to the current year’s net profits, combined with the retained net profits of the preceding two years, subject to the capital requirements described above. As of September 30, 2013, the Association could, without prior approval, declare dividends of approximately $6,062,000.

NOTE 14 - LOAN COMMITMENTS AND OTHER RELATED ACTIVITIES

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

(Continued) 90

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 14 - LOAN COMMITMENTS AND OTHER RELATED ACTIVITIES (Continued)

The contractual amounts of financial instruments with off-balance-sheet risk at September 30, 2013 and 2012 were as follows:

	September 30, 2013
	Fixed		Variable
	Rate	Rate	Rate	Rate	Total

Commitments to make loans held for sale	$1,174,000	3.88% - 4.75%	$-	0.00%	$1,174,000
Commitments to make loans	-	0.00%	3,150,000	3.25% - 4.25%	3,150,000
Unused lines of credit	2,872,000	5.00% - 8.00%	3,572,000	3.25% - 8.00%	6,444,000
Standby letters of credit	40,000	0.00%	-	0.00%	40,000

	September 30, 2012
	Fixed		Variable
	Rate	Rate	Rate	Rate	Total

Commitments to make loans held for sale	$1,696,000	3.00% - 3.65%	$-	0.00%	$1,696,000
Commitments to make loans	1,200,000	6.00%	178,000	3.50% - 3.99%	1,378,000
Unused lines of credit	2,641,000	5.00% - 6.99%	2,247,000	3.25% - 6.50%	4,888,000
Standby letters of credit	40,000	0.00%	40,000	4.25%	80,000

NOTE 15 - ESOP PLAN

Effective January 1, 2011, the Company adopted an Employee Stock Ownership Plan (“ESOP”) for eligible employees. The ESOP borrowed $2.7 million from the Company and used those funds to acquire 269,790 shares issued by the Company in its initial public offering. The shares were acquired at a price of $10.00 per share.

The debt is secured by the shares purchased with the debt proceeds and will be repaid by the ESOP over the 20-year term of the debt with funds from Home Federal Savings and Loan Association’s contributions to the ESOP and dividends payable on stock, if any. The interest rate on the ESOP loan adjusts annually and is the prime rate on the first business day of the calendar year, as published in The Wall Street Journal.

Shares purchased by the ESOP are held by a trustee in an unallocated suspense account and shares are released annually from the suspense account on a pro-rata basis as principal and interest payments are made by the ESOP to the Company. The trustee allocates the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. Total ESOP shares may be reduced as a result of employees leaving the Company; shares that have previously been released to those exiting employees may be removed from the plan and transferred to that employee. As shares are committed to be released from the suspense account, the Bank reports compensation expense based on the average fair value of shares committed to be released with a corresponding credit to stockholders’ equity.

Compensation expense recognized for the fiscal years ended September 30, 2013 and 2012 was $143,000 and $46,000 respectively.

Shares held by the ESOP at September 30, 2013 and 2012 were as follows (in thousands):

	September 30,
	2013	2012
Allocated to participants	$16,862	$3,372
Released, but unallocated	10,117	10,117
Unearned	242,811	256,301

Total ESOP shares	269,790	269,790

Fair value of unearned shares	$3,509	$3,158

(Continued) 91

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 16 – EARNINGS PER SHARE

The factors used in the earnings per share computation, at September 30, 2013 and 2012, follow (dollars in thousands):

	September 30,
	2013	2012
Basic
Net income	$2,156	$1,579
Less: Net income attributable to participating securities	(45)	-
Net income available to common shareholders	$2,111	$1,579

Weighted average common shares outstanding	3,359,638	3,372,375
Less: Average unallocated ESOP shares	(256,291)	(267,238)
Average participating shares	(61,753)	-
Average shares	3,041,594	3,105,137

Basic earnings per common share	$0.69	$0.51

Diluted
Net income	$2,111	$1,579

Weighted average common shares outstanding for basic earnings per common share	3,041,594	3,105,137
Add: Dilutive effects of assumed exercises of stock options	-	-

Average shares and dilutive potential common shares	3,041,594	3,105,137

Diluted earnings per common share	$0.69	$0.51

There were no potentially dilutive securities outstanding as of September 30, 2013 or 2012. Stock options of 290,000 shares of common stock were not considered in computing diluted earnings per common share for 2013 because they were antidilutive.

(Continued) 92

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 17 – STOCK REPURCHASE PROGRAM

On December 18, 2012, the Board of Directors of Poage Bankshares, Inc. (the “Company”) authorized a stock repurchase program pursuant to which the Company intended to purchase up to 168,619 of its issued and outstanding shares of common stock, which represented approximately 5.0% of the Company’s issued and outstanding shares. All repurchased shares are held by the Company as authorized but unissued shares. On June 11, 2013, the Board of Directors of the Company terminated the Company’s existing stock repurchase program, under which the Company had previously purchased a total of 136,046 shares of its common stock at a weighted average price of $14.51 per share.

On June 11, 2013, the Board of Directors of the Company authorized a stock repurchase program pursuant to which the Company intends to purchase up to 161,816 of its issued and outstanding shares of common stock, which represents approximately 5.0% of the Company’s issued and outstanding shares. The repurchase program commenced on June 14, 2013. The timing of the purchases will depend on certain factors, including but not limited to, market conditions and prices, available funds and alternative uses of capital. The stock repurchase program may be carried out through open-market purchases, block trades, negotiated private transactions and pursuant to a trading plan that will be adopted in accordance with rule 10b5-1 under the Securities Exchange Act of 1934. Any repurchased shares will be held by the company as authorized but unissued shares. The Company has repurchased 18,961 shares of its common stock at a weighted average price of $15.00 per share under this plan.

NOTE 18 – STOCK BASED COMPENSATION

On January 8, 2013, the shareholders of Poage Bankshares, Inc. approved the Poage Bankshares, Inc. 2013 Equity Incentive Plan (the “Plan”) for employees and directors of the Company. The Plan authorizes the issuance of up to 472,132 shares of the Company’s common stock, with no more than 134,895 of shares as restricted stock awards and 337,237 as stock options, either incentive stock options or non-qualified stock options. The exercise price of options granted under the Plan may not be less than the fair value on the date the stock option is granted. The compensation committee of the board of directors has sole discretion to determine the amount and to whom equity incentive awards are granted.

On April 16, 2013, the compensation committee of the board of directors approved the issuance of 134,895 shares of restricted stock to its directors and officers. In addition, on May 10, 2013, the compensation committee of the board of directors approved the issuance of 290,000 stock options to its directors and officers. All stock options and restricted stock awards vest ratably over five years. Stock options expire ten years after issuance. Apart from the vesting schedule for both stock options and restricted stock, there are no performance-based conditions or any other material conditions applicable to the awards issued.

The following table summarizes stock option activity for the year ended September 30, 2013:

		Exercise
	Options	Price
Outstanding - October 1, 2012	-	-
Granted	290,000	$15.00
Exercised	-	-
Forfeited	-	-
Outstanding - September 30, 2013	290,000	$15.00
Fully vested and exercisable at September 30, 2013	-	-
Expected to vest in future periods	290,000	-

(Continued) 93

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 18 – STOCK BASED COMPENSATION (Continued)

The fair value for each option grant is estimated on the date of grant using the Black-Scholes-Merton option pricing model that uses the following assumptions. The Company uses the U.S. Treasury yield curve in effect at the time of the grant to determine the risk-free interest rate. The expected dividend yield is estimated using the projected annual dividend level and recent stock price of the Company’s common stock at the date of grant. Expected stock volatility is based on historical volatilities of the Company’s common stock. The expected term of the options is based on historical data and represents the period of time that options granted are expected to be outstanding, which takes into account that the options are not transferable.

The weighted-average assumptions used in the Black-Scholes-Merton option pricing model to determine the fair value of options granted was as follows:

Risk-free interest rate	1.31%
Expected dividend yield	1.06%
Expected stock volatility	12.94
Expected life (years)	7
Weighted average fair value of options granted	$2.00

Stock options are assumed to be earned ratably over their respective vesting periods and charged to compensation expense based upon their grant date fair value and the number of options assumed to be earned. No options were earned during the year ended September 30, 2013. Stock-based compensation expense for stock options for the year ended September 30, 2013 was $43,000. Total unrecognized compensation cost related to non-vested stock options was $537,000 at September 30, 2013 and is expected to be recognized over a period of 5.0 years.

The following table summarizes non-vested restricted stock activity for the year ended September 30, 2013:

2013
Balance - October 1, 2012	-
Granted	134,895
Forfeited	(1,347)
Vested	-
Balance - September 30, 2013	133,548

The fair value of the restricted stock awards is amortized to compensation expense over the vesting period (generally five years) and is based on the market price of the Company’s common stock at the date of grant multiplied by the number of shares granted that are expected to vest. The weighted-average grant date fair value of restricted stock granted during the year ended September 30, 2013 was $15.10 per share or $2,037,000. Stock-based compensation expense for restricted stock included in salaries and benefits for the year ended September 30, 2013 was $185,000. Unrecognized compensation expense for non-vested restricted stock awards was $1,832,000 and is expected to be recognized over a weighted-average period of 5 years.

NOTE 19 – SUBSEQUENT EVENT

On October 21, 2013, Poage Bankshares, Inc. (the “Company”) and its bank subsidiary, Home Federal Savings and Loan Association, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Town Square Financial Corporation (“Town Square Financial”) and its bank subsidiary, Town Square Bank. Pursuant to the Merger Agreement, the Company will incorporate a subsidiary known as Poage Merger Subsidiary, Inc. (“Poage Merger Subsidiary”) to be merged with and into Town Square Financial, with Town Square Financial as the surviving entity (the “Bank”). Immediately following the merger, Town Square Financial will be merged with and into the Company, with the Company as the surviving entity and Town Square Bank will be merged with and into the Bank, with the Bank as surviving entity. We refer to these transactions collectively as the “Merger.”

(Continued) 94

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 19 – SUBSEQUENT EVENT (Continued)

Under the terms of the Merger Agreement, 55% of the outstanding shares of Town Square Financial common stock will be converted into the right to receive 2.3289 shares of Company common stock for each share of Town Square Financial common stock. Each of the remaining 45% of the outstanding shares of Town Square Financial common stock will be exchanged for $33.86 in cash. Town Square Financial stockholders will have the right to elect to receive cash or Company common stock as outlined above, subject to the requirement that 55% of Town Square Financial common stock is exchanged for Company common stock in accordance with the proration and allocation procedures contained in the Merger Agreement.

The Merger Agreement and the transactions contemplated thereby are subject to the approval of the stockholders of Town Square Financial, regulatory approvals and other customary closing conditions. Closing of the Merger is expected to occur in the first or second quarter of 2014.

The Merger Agreement contains customary representations, warranties and covenants of the Company, the Bank, Poage Merger Subsidiary, Town Square Financial, and Town Square Bank. Town Square Financial has agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or an agreement concerning, or to provide confidential information in connection with, any proposals for alternative business combination transactions. As of September 30, 2013, Town Square Financial had total assets of $152.3 million, total loans of 126.8 million, and total deposits of 126.4 million.

(Continued) 95

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 20 – HOLDING COMPANY ONLY FINANCIAL STATEMENTS

The following balance sheets, statements of income and statements of cash flows for Poage Bankshares, Inc. should be read in conjunction with the financial statements and notes thereto.

BALANCE SHEETS

September 30, 2013 and 2012

(In thousands)

	September 30,
	2013	2012
ASSETS
Cash and cash equivalents	$9,327	$12,428
Investment in Bank	45,659	45,285
ESOP note receivable	2,579	2,678
Other assets	469	221

Total assets	58,034	60,612

LIABILITIES AND SHAREHOLDERS' EQUITY

Other liabilities	129	30

Total shareholders' equity	57,905	60,582

Total liabilities and shareholders' equity	$58,034	$60,612

(Continued) 96

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 20 – HOLDING COMPANY ONLY FINANCIAL STATEMENTS (Continued)

STATEMENTS OF INCOME

For the Year Ended September 30, 2013 and 2012

(in thousands)

	Year Ended September 30, 2013	Year Ended September 30, 2012

Interest and dividend income	$85	$92
Total interest and dividend income	85	92
Noninterest expense	811	482
Loss before income taxes and equity in undistributed income of Bank	(726)	(390)
Income tax benefit	(247)	(133)
Net loss before equity in undistributed income of Bank	(479)	(257)
Equity in undistributed income of Bank	2,635	1,836

Net income	$2,156	$1,579

(Continued) 97

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 20 – HOLDING COMPANY ONLY FINANCIAL STATEMENTS (Continued)

STATEMENTS OF CASH FLOWS

For the Year Ended September 30, 2013 and 2012

(in thousands)

	Year Ended September 30, 2013	Year Ended September 30, 2012

Cash flows from operating activities:
Net income	$2,156	$1,579
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Deferred income tax benefit	(225)	-
Equity in undistributed net income of Bank	(2,635)	(1,836)
Share based compensation expense	228	-
Increase in other assets	(67)	(221)
Increase (decrease) in other liabilities	99	(170)

Net cash used by operating activities	(444)	(648)

Cash flows from investing activities:
Payments received loan to ESOP	99	20

Net cash provided by investing activities	99	20

Cash flows from financing activities:
Stock repurchases	(2,258)	-
Dividends paid	(498)	(405)

Net cash used by financing activities	(2,756)	(405)

Net decrease in cash and cash equivalents	(3,101)	(1,033)
Cash and cash equivalents at beginning of period	12,428	13,461

Cash and cash equivalents at end of period	$9,327	$12,428

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ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not Applicable.

ITEM 9A.	CONTROLS AND PROCEDURES

(a)	Evaluation of disclosure controls and procedures.

Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) as of the end of the fiscal year (the “Evaluation Date”). Based upon that evaluation, the Chief Executive Officers and Chief Financial Officer concluded that, as of the Evaluation Date, our disclosure controls and procedures were effective, in timely alerting them to the material information relating to us (or our consolidated subsidiaries) required to be included in our periodic SEC filings.

(b)	Management’s Report on Internal Control over Financial Reporting

Poage Bankshares’ management is responsible for establishing and maintaining adequate internal control over financial reporting. Poage Bankshares’ system of internal control over financial reporting is designed under the supervision of management, including our Chief Executive Officer and Chief Financial Officer, to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of Poage Bankshares’ consolidated financial statements for external reporting purposes in accordance with U.S. generally accepted accounting principles (“GAAP”).

Our internal control over financial reporting includes those policies and procedures that:

•	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect our transactions and dispositions of our assets;
•	provide reasonable assurance that our transactions are recorded as necessary to permit preparation of our financial statements in accordance with accounting principles generally accepted in the United States of America, and that our receipts and expenditures are being made only in accordance with authorizations of our management and our directors; and
•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, a system of internal control over financial reporting can provide only reasonable assurance and may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness as to future periods are subject to risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. Further, because of changes in conditions, effectiveness of internal controls over financial reporting may vary over time. Our system contains self-monitoring mechanisms, and actions are taken to correct deficiencies as they are identified.

As of September 30, 2013, management assessed the effectiveness of Poage Bankshares’ internal control over financial reporting based upon the framework established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Based upon its assessment, management believes that Poage Bankshares’ internal control over financial reporting as of September 30, 2013 is effective using these criteria. This annual report does not include an attestation report of Poage Bankshares’ registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by Poage Bankshares’ registered public accounting firm pursuant to rules of the Securities and Exchange Commission that permit Poage Bankshares (as a smaller reporting company) to provide only management’s report in this annual report.

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(c)	Changes in internal controls.

In connection with the evaluation of the effectiveness of the system of internal control over financial reporting as of September 30, 2012 conducted by management and the audit committee, with the assistance of outside independent professional firms and our internal audit department, we discovered a material weakness in the operating effectiveness of procedures and documentation related to loan underwriting, and also determined that these processes lacked effective supervision and oversight by lending management personnel. This material weakness related to a former employee who had been using our share loan product to make fictitious loans and convert the proceeds to her own use, and, in connection with these fictitious loans, also had been improperly accessing branch cash drawers.

Promptly following the identification of the material weakness, we took the following steps to remediate this material weakness, with a specific focus on enhancing oversight of loan origination, loan processing function, underwriting, branch management and cash control functions, which constituted significant changes in our internal controls:

•	management reviewed this material weakness with our audit committee, senior management and independent public accounting firm;
•	management reviewed with the board of directors the policies previously introduced in August, 2012, which modified the loan product that the employee used to perpetrate fraud, and which resulted in the discovery of the fictitious loans;
•	the board of directors approved modifications of such loan product and the administration of such loan product, which are intended to eliminate the possibility of future fraud;
•	management centralized the dual control of cash collateral associated with each individual loan;
•	management continued to review and monitor the material weakness and the effectiveness of our remedial actions with our audit committee and senior management throughout fiscal 2013;
•	management implemented enhanced loan documentation and underwriting procedures;
•	management reinforced our loan review policies and procedures, including the engagement of a third party loan review firm to assist in our loan evaluations; and
•	management and the board of directors adopted and implemented enhanced branch management policies and procedures, particularly with respect to access to cash on hand.

As previously reported during our quarterly 10-Q filings as of March 31, 2013 and June 30, 2013, management believed these changes remediated the material weakness in internal control over financial reporting that was in existence as of September 30, 2012; and during the fourth quarter, management completed testing of the operational controls such that the controls are now deemed to be remediated as of September 30, 2013.

Other than the charges in internal controls discussed above, there were no significant changes made in our internal controls during the period covered by this report or, to our knowledge, in other factors that has materially affected or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

100

ITEM 9B.	OTHER INFORMATION

None.

PART III

ITEM 10.	DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

Our Board of Directors is comprised of seven members. Our Bylaws provide that directors are divided into three classes, with one class of directors elected annually. Our directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify.

The table below sets forth certain information regarding the other current members of our Board of Directors and executive officers who are not directors, including the terms of office of board members.

				Current
	Position(s) Held With		Director	Term
Name	Poage Bankshares, Inc.	Age(1)	Since(2)	Expires
	DIRECTORS
Ralph E. Coffman, Jr.	President and Chief Executive Officer	61	2013	2016
Everette B. Gevedon	Director	55	1998	2016
Stuart N. Moore	Director	56	2005	2014
Charles W. Robinson	Director	67	1996	2014
J. Thomas Rupert	Chairman of the Board	67	1981	2015
Darryl E. Akers	Director	61	1991	2015
Thomas P. Carver	Director	63	2006	2015
	EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Jeffrey W. Clark	Chief Financial Officer	55	N/A	N/A
Miles R. Armentrout	Executive Vice President and Chief Credit Officer	57	N/A	N/A
James W. King	Executive Vice President, Chief Information Officer and Secretary(3)	55	N/A	N/A

(1)	As of September 30, 2013.
(2)	Includes service with Home Federal Savings and Loan Association and Poage Bankshares, Inc.
(3)	Mr. King serves on the Board of Directors of Home Federal Savings and Loan Association.

The biographies of each of the nominees, continuing board members and executive officers are set forth below. With respect to directors and nominees, the biographies also contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating Committee to determine that the person should serve as a director. Each director of Poage Bankshares, Inc. is also a director of Home Federal Savings and Loan Association.

Directors

Ralph E. Coffman, Jr. is President and Chief Executive Officer. Mr. Coffman became President and Chief Executive Officer of Poage Bankshares, Inc. and Home Federal Savings and Loan Association in May, 2012. He has been employed in the community banking industry since 1971. Most recently, he served as President, Chief Operating Officer and Interim Chief Executive Officer of First Security Group, Chattanooga, Tennessee from 2010 to 2012, as President of State of Ohio total banking operations of WesBanco Bank, Cincinnati, Ohio from 2007 to 2009, and in a variety of positions, including President and Chief Executive Officer, Chief Administrative Officer and Area President and Branch Administrator at Oak Hill Financial, Inc., Jackson, Ohio, and its subsidiaries from 1996 to 2007. Mr. Coffman was selected to serve as a director because of his extensive experience in the banking industry in our market area provides a broad and unique perspective on the challenges facing our organization and our business strategies and operations, and because his involvement in community organizations and trade associations are beneficial to Home Federal Savings and Loan Association’s lending operations.

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Darryl Akers is a director. Mr. Akers was appointed to the board of directors of Home Federal Savings and Loan Association in 1991 and became President and Chief Executive Officer in 1997. He served in that role or as Co-President and Co-Chief Executive Officer until his retirement in May, 2012. He was employed by Home Federal Savings and Loan Association from 1973 until 2012, and held several positions prior to being named President and Chief Executive Officer, including President, Vice President, loan officer and controller. Mr. Akers was selected to serve as a director of Poage Bankshares, Inc. because his extensive experience in a variety of roles at Home Federal Savings and Loan Association, including as senior loan officer, provides a broad and unique perspective on the challenges facing our organization and our business strategies and operations.

J. Thomas Rupert is Chairman of the Board of Directors. He has been a member of the board of directors of Home Federal Savings and Loan Association since 1981 and has served as Chairman of the Board since 2006. He retired as President of Kentucky-Rupert Insurance Agency, Inc., an independent insurance agency in Ashland, Kentucky, on December 31, 2010 after 15 years in that position. However, he continues to serve as a director of Kentucky-Rupert Insurance Agency. Mr. Rupert is a past board member of the Ashland Area Chamber of Commerce and is a member and past President of the Kiwanis Club of Ashland. Mr. Rupert was selected to serve as a director of Poage Bankshares, Inc. because his experience in insurance and financial services provides insight and perspective with respect to general business operations, as well as experience reviewing financial statements. Further, Mr. Rupert’s extensive business contacts derived from his senior positions with the area Chamber of Commerce and the Kiwanis Club of Ashland have been beneficial to Home Federal Savings and Loan Association’s commercial loan operations.

Thomas P. Carver is a director. He is President of Light Express, Inc. (since 1997), Cascar Management & Leasing Corp. (since 1993) and Light Logistics, Inc. (since 1989). Mr. Carver has served as a director of Home Federal Savings and Loan Association since 2006, and was selected to serve as director of Poage Bankshares, Inc. because his extensive experience as president of several different businesses provides a broad and unique perspective on the challenges facing the senior management of our organization and our business strategies and operations.

E. B. Gevedon, MD is a director. He is President and Chief Executive Officer of Family Allergy Services, Inc., a position he has held for 23 years. Dr. Gevedon is a founding member and past Chairman of the Ashland Alliance, the new Chamber of Commerce and Economic Development serving a two-county area. He also served as Chairman of the City of Ashland’s Economic Development Board for five years. His other community service and business activities include current service on the Ashland City Park Board and the Boyd County Board of Health. Dr. Gevedon has previously served as Chairman of the Ashland Tourism Commission and as a board member of the Ashland Community College Foundation and the Highlands Museum and Discovery Center. Dr. Gevedon has served as a director of Home Federal Savings and Loan Association since 1998, was selected to serve as a director of Poage Bankshares, Inc. because his long experience as President and Chief Executive Officer of a small business provides insight to Home Federal as to the lending needs of owners and operators of small businesses in our market area. Further, his extensive experience on area economic development boards provides insight into economic conditions and business development projects within our market area, as well as contacts with area commercial loan prospects.

Stuart N. Moore, DMD is a director. He recently retired from dentistry after practicing for twenty-five years in the Ashland area. He is currently President of Jasmine Properties LLC, which owns and manages residential and commercial rental properties. Dr. Moore obtained his real estate sales license in 1993 and is employed by Robinson Realty. Dr. Moore has served on the board of directors of Home Federal Savings and Loan Association since 2005, and was selected to serve as a director of Poage Bankshares, Inc. because his knowledge of real estate value from construction, comparable sales and income approaches are helpful in evaluating loan approvals, as well as experience reviewing financial statements.

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Charles W. Robinson is a director. He is a certified public accountant who has worked extensively with businesses operating in the Home Federal Savings and Loan Association community. Mr. Robinson has worked in public accounting since 1973. Mr. Robinson performed the audit of Home Federal Savings and Loan Association prior to becoming a director. Mr. Robinson has experience in real estate. Mr. Robinson has served as a director of Home Federal Savings and Loan Association since 1996, and was selected to serve as a director of Poage Bankshares, Inc. because his experience in public accounting and real estate provides a broad and unique perspective on the challenges facing our organization and our business strategies and operations, and because his experience as a certified public accountant provides unique insight into our financial accounting practices and procedures, financial reporting and our relationship with our auditors.

Executive Officers Who Are Not Directors

Jeffrey W. Clark was appointed Chief Financial Officer in September 2011 after serving as Senior Accountant of Home Federal Savings and Loan Association since July 2011.  He previously served as Vice President and Chief Financial Officer of Ohio River Bank, Ironton, Ohio since July 2007.  Prior to his employment with Ohio River Bank, he served as Deputy Treasurer with the Lawrence County, Ohio Treasurers Office since March 2006.  Prior to his employment with the County Treasurers Office, Mr. Clark served as Southeastern Ohio Market Area President for Classic Bank, Ashland, Kentucky since May 2003.  Prior to this position, Mr. Clark served as Controller of First Federal Savings Bank of Ironton, Ohio since September 1986 and Chief Financial Officer of its holding company, First Federal Financial Bancorp of Ironton, Ohio, since 1996.

Miles R. Armentrout, was appointed Executive Vice President and Chief Credit Officer of Poage Bankshares, Inc. and Home Federal Savings and Loan Association in June 2012. He previously served as Senior Vice President and Senior Loan Officer of Farmers and Merchants Bank, Miamisburg, Ohio since 2011. Prior to his employment with Farmers and Merchants Bank, he served as Executive Vice President and Senior Commercial Banking Officer with WesBanco Bank, Wheeling, West Virginia since 2007 and Executive Vice President and Chief Lending Officer for Oak Hill Banks, Jackson, Ohio since 2005. Prior to this position, he served as Regional President for the Western Ohio markets since 2003 and Senior Vice President and Senior Loan Officer of Oak Hill subsidiary bank, Towne Bank, Cincinnati, Ohio since 2001. Mr. Armentrout served as Regional Executive of Sky Bank, Bowling Green, Ohio since 1999 and as a Vice President and Commercial Loan Officer for Mid-American Bank and Trust Company, Bowling Green, Ohio since 1993. Prior to that position, he served in various lending management and commercial lending positions with Farmers Banking Company, Lakeview, Ohio and BancOhio National Bank, Columbus, Ohio since 1978.

James W. King currently serves as Executive Vice President, Chief Information Officer and Secretary. Mr. King has been employed by Home Federal Savings and Loan Association since 1983, and has held several positions prior to being named Executive Vice President in 1997 and adding the title of Chief Information Officer in 2010. Mr. King served on the board of directors of Home Federal Savings and Loan Association from 1997 to 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on our review of ownership reports required to be filed for the year ended September 30, 2013, no executive officer, director or 10% beneficial owner of our shares of common stock failed to file ownership reports on a timely basis.

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Code of Ethics

Poage Bankshares, Inc. has adopted a Code of Ethics that is applicable to its senior financial officers, including the principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions. We have posted this Code of Ethics on our Internet website at www.hfsl.com.

Recommendation of Nominees by Stockholders

There have been no changes to the procedures by which stockholders may recommend nominees to the Nominating and Corporate Governance Committee of the Board of Directors since the filing of the Company’s proxy statement for the 2013 annual meeting of stockholders filed with the SEC on January 9, 2013.

Audit Committee

The Audit Committee is comprised of Directors Rupert, Carver, Gevedon, Moore and Robinson, each of whom is “independent” in accordance with applicable SEC rules and Nasdaq listing standards. Mr. Robinson serves as chair of the Audit Committee. The Audit Committee also serves as the audit committee of the board of directors of Home Federal Savings and Loan Association. The Board of Directors has determined that Mr. Robinson qualifies as an “audit committee financial expert” as defined under applicable SEC rules because Mr. Robinson is a certified public accountant and has nearly 40 years of public accounting experience. In addition, each Audit Committee member has the ability to analyze and evaluate our financial statements as well as an understanding of the Audit Committee’s functions. In addition, each Audit Committee member has overseen and assessed the finances and financial reporting of various businesses that they own or with which they have been employed.

Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our Internet website at www.hfsl.com. As more fully described in the Audit Committee Charter, the Audit Committee reviews the financial records and affairs of Poage Bankshares, Inc. and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States of America.

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ITEM 11.	EXECUTIVE COMPENSATION

Summary Compensation Table. The table below summarizes the total compensation paid to or earned by our President and Chief Executive Officer, Executive Vice President and Chief Credit Officer, and our Executive Vice President and Chief Information Officer for the years ended September 30, 2013 and September 30, 2012. No other executive officer received total compensation of more than $100,000. Each individual listed in the table below is referred to as a named executive officer.

				All other
		Salary(1)	Bonus	compensation(2)	Total
Name and principal position	Year	($)	($)	($)	($)
Ralph E. Coffman, Jr.	2013	209,421	-	16,589	226,010
President and Chief Executive Officer	2012	74,700	-	24,854	99,554

Miles Armentrout	2013	142,977	-	9,034	152,011
Executive Vice President and Chief Credit Officer	2012	35,000	-	-	35,000

James W. King	2013	119,018	-	46,471	165,489
Executive Vice President and Chief Information Officer	2012	95,419	12,000	69,200	176,619

(1)	Mr. Coffman was hired on May 1, 2012.
(2)	For 2013, the amounts in this column reflect what Home Federal Savings and Loan Association paid for, or reimbursed, the applicable named executive officer for the various benefits and perquisites received as follows:

		Employer				Total All
	Auto	Contributions	Life	Appraisal	Social	Other
	Expenses(1)	401k	Insurance(2)	Fees(3)	Membership	Compensation
Name	($)	($)	($)	($)	Benefits	($)
Ralph E. Coffman, Jr.	5,422	6,459	672	-	4,036	16,589
Miles Armentrout	-	4,326	672	-	4,036	9,034
James W. King	-	3,652	672	38,911	3,236	46,471

(1)	Represents amount paid to Mr. Coffman for his use of an automobile.
(2)	Amounts in this column reflect imputed income from life insurance premiums paid by Home Federal Savings and Loan Association.
(3)	Represents fees paid to Mr. King for appraisal services provided on real estate properties securing loans made by Home Federal Savings and Loan Association.

Benefit Plans and Agreements

Employment Agreement. Home Federal Savings and Loan Association entered into an employment agreement with Ralph E. Coffman, Jr. effective as of May 1, 2012. The agreement has an initial term of three years. Commencing on the first anniversary of the agreement and on each subsequent anniversary thereafter, the agreement will be renewed for an additional year so that the remaining term will be three years, unless a notice is provided to the executive that the agreement will not renew. The current base salary for Mr. Coffman is $209,421. In addition to the base salary, the agreement provides for, among other things, participation in bonus programs and other fringe benefit plans applicable to executive employees, including automobile and social membership benefits. The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event of the executive’s involuntary termination for reasons other than for cause, disability or retirement, or in the event the executive resigns during the term of the agreement following (a) failure to appoint the executive to the executive position set forth in the agreement, (b) a material change in the executive’s function, duties or responsibilities resulting in a reduction of the responsibility, scope, or importance of executive’s position, (c) relocation of the executive’s office by more than 20 miles, (d) a material reduction in the benefits or perquisites paid to the executive unless such reduction is part of a reduction that is generally applicable to officers or employees of Home Federal Savings and Loan Association, or (e) a material breach of the employment agreement by Home Federal Savings and Loan Association, then the executive would be entitled to a severance payment in the form of a cash lump sum equal to (a) one (1) times the sum of (i) the highest rate of base salary paid to the executive at any time, and (ii) the highest bonus paid to the executive with respect to the three (3) completed fiscal years prior to the date of termination. Internal Revenue Code Section 409A may require that a portion of the above payments cannot be made until six months after termination of employment, if the executive is a “key employee” under IRS rules. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for one (1) year.

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In the event of a change in control of Home Federal Savings and Loan Association or Poage Bankshares, Inc., followed by executive’s involuntary termination other than for cause, disability or retirement, or resignation for one of the reasons set forth above within 18 months thereafter, the executive would be entitled to a severance payment in the form of a cash lump sum equal to (a) three (3) times the sum of (i) the highest rate of base salary paid to the executive at any time, and (ii) the highest bonus paid to the executive with respect to the three (3) completed fiscal years prior to the change of control. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for thirty-six (36) months following the termination of employment. In the event payments made to the executive include an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, such payments will be cutback by the minimum dollar amount necessary to avoid this result.

Upon termination of the executive’s employment, the executive shall be subject to certain restrictions on his ability to compete, or to solicit business or employees of Home Federal Savings and Loan Association and Poage Bankshares, Inc. for a period of one year following termination of employment. This restriction will not apply if the executive’s termination of employment occurs after a change in control of Home Federal Savings and Loan Association or Poage Bankshares, Inc.

Change in Control Agreement. On September 12, 2011, Home Federal Savings and Loan Association entered into a change in control agreement with James W. King. The change in control agreement provides a benefit in the event of an involuntary termination of employment or resignation for good reason following a change in control. The agreement defines good reason as:

•	the failure to appoint the executive to his executive position (as defined in the agreement);

•	a material change in the executive’s position to become one of lesser responsibility, importance or scope than the position the executive held immediately prior to the change in control;

•	the relocation of the executive’s principal place of employment by more than 30 miles from its location as of the date of the agreement;

•	a material reduction in the executive’s base salary and benefits; or

•	the liquidation or dissolution of Home Federal Savings and Loan Association, other than a liquidation or dissolution caused by reorganizations that do not affect the status of the executive.

The severance payment is an amount equal to three times the sum of the executive’s base salary and the highest bonus earned during the prior three years, payable in a lump sum, and the continuation of non-taxable medical and dental coverage for a three-year period. The amount of the payment to be made in connection with a change in control will be reduced, if necessary, to an amount that is $1.00 less than the amount that would otherwise be an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Section 280G Limit”). Should Mr. King have his employment terminated in connection with a change in control as of September 30, 2013, Mr. King would receive a maximum cash severance payment of approximately $377,238, based upon his current level of compensation, and such amounts may be reduced pursuant to each executive’s Section 280G Limit.

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Executive Supplemental Retirement Plan. Home Federal Savings and Loan Association has purchased an insurance policy on the life of Mr. King and has entered into an Executive Supplemental Retirement Plan (the “Plan”) with Mr. King. The insurance policy is owned by Home Federal Savings and Loan Association, which paid the premium due on the policy in a single lump sum. The amount of the premium paid for the life insurance policy was $365,405. Under the Executive Supplemental Retirement Plan, upon the executive’s death while he was employed, the executive’s beneficiary will be paid a death benefit equal to the executive’s Pre-Retirement Account, as defined in the Plan. In the event of the executive’s death as of September 30, 2013, the beneficiaries of Mr. King would receive a death benefit of approximately $197,913.

In the event an executive remains in the employment of Home Federal Savings and Loan Association until normal retirement age (age 65), he shall receive the balance in the Pre-Retirement Account in 240 equal monthly installments commencing 30 days following the date of the executive’s retirement. In the event an executive terminates employment following a change in control, then the executive shall receive the benefits as if the executive had attained normal retirement age. In the event of a termination of employment following a change in control as of September 30, 2013, Mr. King would receive, beginning at normal retirement age (as defined in the agreement), an estimated monthly benefit of $3,981, which would be payable for 240 months.

Split Dollar Agreement. Home Federal Savings and Loan Association has purchased an insurance policy on the life of Mr. King, and Home Federal Savings and Loan Association has entered into endorsement Split Dollar Agreement with Mr. King. The policy is owned by Home Federal Savings and Loan Association, which paid the premium due on the policy in a single lump sum. The amount of the premium paid for the life insurance policy was $365,405. Under the Split Dollar Agreement, upon the executive’s death while he is an executive of Home Federal Savings and Loan Association, the executive’s beneficiary will be paid a death benefit equal to 80% of the total death proceeds of the life insurance policy minus the cash surrender value of the policy. In the event of the executive’s death as of September 30, 2013, the beneficiaries of Mr. King would receive a death benefit of $523,918.

In the event Mr. King dies after he terminated employment for any reason, including retirement, his beneficiary will be entitled to a reduced benefit, which will be determined based on the number of full years the executive has been employed since the date of hire. When Mr. King attains the age of 55, his beneficiary will be entitled to the full death benefit, as described above.

The Split Dollar Agreement may be terminated if the executive’s employment is terminated for cause (as defined in the agreement) or upon Home Federal Savings and Loan Association’s cancellation of the life insurance policies. Upon termination, the executive will have an option to purchase the insurance policies for an amount equal to the greater of the cash value of the policies or the amount of premiums paid by Home Federal Savings and Loan Association.

401(k) Plan. Home Federal Savings and Loan Association participates in the Pentegra Defined Contribution Plan for Financial Institutions, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). Employees who have completed two consecutive months of service and attained the age of 21 will be eligible to participate in the 401(k) Plan.

Under the 401(k) Plan, a participant may elect to defer, on a pre-tax basis, up to 75% of his or her salary in any plan year, subject to limits imposed by the Internal Revenue Code. For 2013, the salary deferral contribution limit is $17,500, provided, however, that a participant over age 50 may contribute an additional $5,500 to the 401(k) Plan. In addition, Home Federal Savings and Loan Association will match the employee contribution up to a total of 3% of their salary. A participant is always 100% vested in his or her salary deferral contributions and a participant will become 100% vested in employer contributions, after completing three years of service. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed as a result of a participant’s termination of employment with Home Federal Savings and Loan Association.

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Defined Benefit Pension Plan. Home Federal Savings and Loan Association participates in the Pentegra Defined Benefit Plan for Financial Institutions, a multi-employer pension plan (the “Pension Plan”). The Pension Plan covers all eligible employees meeting certain service and age requirements that were employed by Home Federal Savings and Loan Association prior to January 1, 2007. Effective January 1, 2007, Home Federal Savings and Loan Association amended the Pension Plan to provide that employees hired after December 31, 2006 would not be eligible to participate in the Pension Plan. Eligible employees hired before January 1, 2007 continue to earn benefits under the Pension Plan. During the year ended September 30, 2013, Home Federal Savings and Loan Association recognized $249,000 as a pension expense.

Employee Stock Ownership Plan. In connection with the conversion, Home Federal Savings and Loan Association adopted an employee stock ownership plan for eligible employees. Eligible employees who have attained age 21 and completed one year of service will begin participation in the employee stock ownership plan on the later of the effective date of the conversion (September 12, 2011) or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

The employee stock ownership plan trustee purchased, on behalf of the employee stock ownership plan, 269,790 shares of Poage Bankshares, Inc. common stock issued in the offering. The employee stock ownership plan funded its stock purchase with a $2.7 million loan from Poage Bankshares, Inc., to be repaid over 20 years. The loan will be repaid principally through Home Federal Savings and Loan Association’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the 20-year term of the loan. The interest rate for the employee stock ownership plan loan is an adjustable rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering. Thereafter, the interest rate will adjust annually and will be the prime rate on the first business day of the calendar year, retroactive to January 1 of such year.

The trustee holds the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as we repay the loan. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. A participant will become 100% vested in his or her account balance after completing three years of service. Participants who were employed by Home Federal Savings and Loan Association immediately prior to the offering received credit for vesting purposes for years of service prior to adoption of the employee stock ownership plan. Participants also become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan upon separation from service. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The employee stock ownership plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, Home Federal Savings and Loan Association records a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts, which may be more or less than the original issue price. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants results in a corresponding reduction in Poage Bankshares, Inc.’s earnings.

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Director Compensation

The following table sets forth for the fiscal year ended September 30, 2013 certain information as to the total remuneration we paid to our directors other than to our named executive officers. Information with respect to director compensation paid to directors who are also named executive officers is included above in “—Executive Officer Compensation—Summary Compensation Table.”

	Fees earned
	or paid in	All other
	cash	Compensation(2)	Total
Name	($)	($)	($)
Thomas P. Carver	22,887	-	22,887
Everette B. Gevedon	22,631	1,396	24,027
Stuart N. Moore	22,576	2,032	24,608
Charles W. Robinson	22,643	2,589	25,232
J. Thomas Rupert	36,923	2,013	38,936

(1)	Messrs. Coffman and King do not receive any separate compensation for their service on the Board.
(2)	The amounts in this column reflect long term care insurance premiums paid by Home Federal Savings and Loan Association on behalf of each director.

Director Fees

Each person who serves as a director of Poage Bankshares, Inc. also serves as a director or advisory director of Home Federal Savings and Loan Association and earns director and committee fees only in his capacity as a director, advisory director or committee member of Home Federal Savings and Loan Association. Directors and advisory directors of Home Federal Savings and Loan Association do not receive any additional fees for service on the Board of Directors or any committee of the Board of Directors of Poage Bankshares, Inc.

Each director and advisory director of Home Federal Savings and Loan Association is paid a monthly meeting fee of $1,400, except that Mr. Rupert receives $2,500 as Chairman of the Board and Mr. Carver receives $1,450 as Vice Chairman. Each non-employee director receives $500 per committee meeting. Each non-employee director receives $500 for each special meeting and employee directors receive $500 for each special meeting only if it is held after regular office hours.

Director Plans

Director Supplemental Retirement Plans. Home Federal Savings and Loan Association has purchased insurance policies on the lives of Messrs. Carver, Gevedon, Moore, Robinson and Rupert and has entered into a Director Supplemental Retirement Plan (the “Plan”) with each of Messrs. Carver, Gevedon, Moore, Robinson and Rupert. The insurance policies are owned by Home Federal Savings and Loan Association, which paid each premium due on the policies in a single lump sum. The amount of the premiums paid for the life insurance policies was $220,000 $60,845, $121,000, $115,504 and $132,030, respectively, on behalf of Messrs. Carver, Gevedon, Moore, Robinson and Rupert. Under the Director Supplemental Retirement Plans, upon a director’s death, the director’s beneficiary will be paid a death benefit equal to the director’s accrued liability retirement plan, as defined in the plan. In the event of the directors’ deaths as of September 30, 2013, the beneficiaries of Messrs. Carver, Gevedon, Moore, Robinson and Rupert would receive a death benefit of approximately $48,392, $19,369, $17,453, $86,565 and $88,630, respectively.

In the event Messrs. Carver, Gevedon, Moore, Robinson and Rupert remain in the service of Home Federal Savings and Loan Association until normal retirement age (age 70), each shall receive an annual benefit payable over thirteen years (fourteen years for Messrs. Robinson and Rupert) in monthly installments commencing thirty (30) days following the date of the director’s retirement. In the event a director terminates employment following a change in control, then the director shall receive the benefits as if the director had attained normal retirement age. In the event of a termination of employment following a change in control as of September 30, 2013, Messrs. Carver, Gevedon, Moore, Robinson and Rupert would receive, beginning at normal retirement age (as defined in the plan), amounts specified in an exhibit to each director’s agreement, which provides for different payment amounts in different years. The first year’s payment amounts are $13,327, $12,921, $8,655, $11,832, and $12,601, respectively, which would be payable for up to thirteen years (fourteen for Messrs. Robinson and Rupert).

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ITEM 12.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of September 30, 2013 about Poage Bankshares, Inc. common stock that may be issued under equity compensation plans.

EQUITY COMPENSATION PLAN INFORMATION
Number of securities
remaining available
for future issuance
	Number of securities		under stock-based
	to be issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding securities
	outstanding options,	outstanding options,	reflected in first
Plan Category	warrants and rights	warrants and rights	column)
Equity compensation plans approved by security holders	290,000	15.00	48,584

Equity compensation plans not approved by security holders	-	-	-
Total	290,000	15.00	48,584

Security Ownership of Management and Certain Beneficial Owners

Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of September 30, 2013, the shares of common stock beneficially owned by our directors and executive officers, individually and as a group, and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of common stock. The mailing address for each of our directors and executive officers and the Home Federal Savings and Loan Association Employee Stock Ownership Plan is 1500 Carter Avenue, Ashland, Kentucky 41101.

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	Amount of Shares
	Owned and Nature		Percent of Shares
	of Beneficial		of Common Stock
Name and Address of Beneficial Owners	Ownership(1), (2)		Outstanding

Five Percent Stockholders

Home Federal Savings and Loan Association ESOP	269,749		8.05%

Sandler O'Neill Asset Management, LLC
SOAM Holdings, LLC
Terry Maltese	250,000	(3)	7.46%
150 East 52nd Street, 30th Floor
New York, New York 10022

Jospeh Stilwell
Stilwell Activist Fund, L.P.
Stilwell Activist Investments, L.P.
Stilwell Partners, L.P.
Stilwell Value LLC
Stilwell Value Partners II, L.P.
Stilwell Value Partners V, L.P.
Stilwell Value Partners VII, L.P.	318,471	(4)	9.50%
111 Broadway, 12th Floor
New York, New York 10006

Ithan Creek Master Investors (Cayman), L.P.
Wellington Hedge Management, LLC	315,817	(5)	9.42%
c/o Wellington Management Company, LLP
280 Congress Street
Boston, Massachusetts 02210

Directors and Executive Officers

J. Thomas Rupert, Chariman of the Board	38,094	(6)	1.14
Ralph E. Coffman, Jr., President and Chief Executive Officer and Director	17,938	(7)	*
Darryl E. Akers, Director(16)	4,085	(8)	*
James W. King, Executive Vice President, Chief Information Officer and Secretary	18,489	(9)	*
Jeffrey W. Clark, Chief Financial Officer	10,468	(10)	*
Miles R. Armentrout, Executive Vice President and Chief Credit Officer	9,443	(11)	*
Thomas P. Carver, Director	38,094	(12)	1.14
Everette B. Gevedon, Director	23,094	(13)	*
Stuart N. Moore, Director	40,594	(14)	1.21
Charles W. Robinson, Director	38,094	(15)	1.14

All directors and executive officers as a group (10 persons)	238,393		7.11%

 * Less than 1%

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(1)     In accordance with Rule 13d-3 under the Securities and Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(2)     As of the voting record date. An aggregate of 3,372 shares held in our employee stock ownership plan have been allocated to participant accounts. The trustee will vote the unallocated stock in proportion to the voting instructions received from plan participants with respect to the allocated shares.

(3)     Based on Schedule 13D filed with the Securities and Exchange Commission on October 31, 2013.

(4)     Based on Schedule 13D/A filed with the Securities and Exchange Commission on October 21, 2013.

(5)     Based on Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2013.

(6)     Includes 15,000 shares held by Mr. Rupert's wife, over which Mr. Rupert is deemed to have shared voting and dispositive power together with his wife, 8,094 unvested restricted stock awards.

(7)     Includes 2,750 shares held by an IRA for the benefit of Mr. Coffman, 14,838 unvested restricted stock awards.

(8)     Includes 387 shares held by our employee stock ownership plan, 2,698 unvested restricted stock awards.

(9)     Includes 246 shares held by our employee stock ownership plan, 9,443 unvested restricted stock awards.

(10)   Includes 9,443 unvested restricted stock awards.

(11)   Includes 9,443 unvested restricted stock awards.

(12)   Includes 15,000 shares held by Mr. Carver's wife, over which Mr. Carver is deemed to have shared voting and dispositive power together with his wife, 8,094 unvested restricted stock awards.

(13)   Includes 8,094 unvested restricted stock awards.

(14)   Includes 15,000 shares held by Mr. Moore's wife, over which Mr. Moore is deemed to have shared voting and dispositive power together with his wife, 8,094 unvested restricted stock awards.

(15)   Includes 15,000 shares held by Mr. Robinson's wife, over which Mr. Robinson is deemed to have shared voting and dispositive power together with his wife, 8,094 unvested restricted stock awards.

(16)   Mr. Akers retired as Co-President and Co-Chief Executive Officer of Poage Bankshares, Inc. effective May 1, 2012. Subsequently, he served as Executive Consultant to the President and the Board of Directors of Poage Bankshares, Inc. and Home Federal Savings and Loan Association until December 31, 2012.

ITEM 13.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Related Party Transactions

Loans and Extensions of Credit. Federal law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. Federal regulations adopted under this law permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Loans to executive officers must be approved by the full Board of Directors regardless of amounts.

Home Federal Savings and Loan Association makes loans to its directors, executive officers and employees through an employee loan program. The program applies only to first or second mortgage loans on a primary or secondary residence. Home Federal waives the $175 loan processing fee for loans made under the employee loan program. Except for the waived loan processing fee, these loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. The aggregate amount of our loans to our executive officers and directors and their related entities was $499,000 at September 30, 2013. As of September 30, 2013, these loans were performing according to their original terms.

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The following table sets forth loans made by Home Federal Savings and Loan Association to its directors and executive officers where the largest amount of all indebtedness outstanding during the years ended September 30, 2013 and 2012, and all amounts of interest payable during each year, respectively, exceeded $120,000, and where the borrowers received reduced origination fees, as described above.

		Largest			Amount of	Amount of
		Aggregate			Principal Paid	Interest Paid
		Balance from		Principal	from October 1,	from October 1,
		October 1, 2012	Interest Rate	balance on	2012 to	2012 to
		to September 30,	on September	September	September 30,	September 30,
Name	Type of Loan	2013	30, 2013	30, 2013	2013	2013

Charles w. Robinson	Commercial real estate	$74,344	4.75	$65,915	$8,429	$3,421
Stuart N. Moore	Mortgage on second home	$225,065	2.990%	$-	$225,065	$7,157
Stuart N. Moore	Mortgage on second home(1)	$210,000	2.750%	$208,478	$7,522	$770
Darryl E. Akers	Home equity line/second mtg	$22,306	3.625%	$19,709	$2,597	$931
Darryl E. Akers	Personal auto loan	$8,353	3.500%	$4,458	$3,895	$247
James W. King	Personal home loan	$143,147	5.000%	$138,706	$4,441	$7,658
James W. King	Auto loan co-borrower	$39,801	2.390%	$36,530	$3,271	$88
Ralph E. Coffman, Jr.	Construction loan for residence	$473,900	6.000%	$-	$473,900	$18,059
Miles R. Armentrout	Personal auto loan	$31,520	2.340%	$25,584	$5,936	$888

		Largest			Amount of	Amount of
		Aggregate			Principal Paid	Interest Paid
		Balance from		Principal	from October 1,	from October 1,
		October 1, 2011	Interest Rate	balance on	2011 to	2011 to
		to September 30,	on September	September	September 30,	September 30,
Name	Type of Loan	2012	30, 2012	30, 2012	2012	2012

Stuart N. Moore	Mortgage on second home	$240,000	2.990%	$225,065	$14,935	$5,239
Darryl E. Akers	Personal home loan(2)	$306,500	3.625%	$-	$-	$-
Darryl E. Akers	Home equity line/second mtg	$24,371	3.625%	$22,306	$2,065	$1,158
Darryl E. Akers	Personal auto loan	$10,000	3.500%	$8,353	$1,647	$113
James W. King	Personal home loan	$147,861	5.000%	$143,147	$4,714	$7,286
Ralph E. Coffman, Jr.	Construction loan for residence	$295,871	6.000%	$295,871	$-	$211

(1) The loan to Mr. Moore was a refinance of a previously existing loan.

(2) The loan to Mr. Akers was a refinance of a previously existing loan. This loan was extended to Mr. Akers on July 2, 2012, and subsequently sold to the Federal Home Loan Bank of Cincinnati on July 16, 2012.

Other Transactions. None.

Board and Committee Independence

The Board of Directors has determined that each of Poage Bankshares, Inc.’s directors, with the exception of Messrs. Akers and Coffman, is “independent” as defined in the listing standards of the NASDAQ Stock Market. Mr. Akers is not independent by virtue of his employment as Co-President and Co-Chief Executive Officer within the past three years, and Mr. Coffman is not independent by virtue of his current employment as President and Chief Executive Officer. Each director who serves on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is “independent” as defined in the listing standards of the Nasdaq Stock Market and SEC regulations for purposes of service on each of such committees.

In determining the independence of the other directors, the Board of Directors considered the following facts.

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ITEM 14. PRINCIPAL ACCOUNTING FEES AND SERVICES

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Crowe Horwath LLP during the years ended September 30, 2013 and 2012.

	Year Ended	Year Ended
	September 30,	September 30,
	2013	2012

Audti Fees	$83,250	$140,343
Audit-Related Fees	$1,500	$-
Tax Fees	$-	$-
All Other Fees	$-	$-

Audit Fees. The aggregate fees billed to us for professional services rendered for the audit of our annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings and engagements were $83,250 and $140,143 during the years ended September 30, 2013 and 2012, respectively.

Audit Related Fees. The fees billed to us for audit- related services during the year ended September 30, 2013 were $1,500. There were no fees billed to us for audit- related services during the year ended September 30, 2012.

Tax Fees. There were no fees billed to us by Crowe Horwath LLP for professional services rendered for tax preparation, tax consultation and tax compliance during the years ended September 30, 2013 and 2012.

All Other Fees. There were no fees billed to us by Crowe Horwath LLP for other services during the years ended September 30, 2013 and 2012.

The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax compliance services and tax advice rendered, is compatible with maintaining the independence of Crowe Horwath LLP. The Audit Committee concluded that performing such services does not affect the independence of Crowe Horwath LLP in performing its function as our independent registered public accounting firm.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit-related fees and all other fees described above were approved as part of our engagement of Crowe Horwath LLP.

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ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)(1)	Financial Statements

    The following documents are filed as item 8 of this Form 10-K.

(A) Report of Independent Registered Public Accounting Firm

(B) Consolidated Balance Sheets – at September 30, 2013 and 2012

(C) Consolidated Statements of Income – Years ended September 30, 2013 and 2012

(D) Consolidated Statements of Comprehensive Income (Loss) – Years ended September 30, 2013 and 2012

(E) Consolidated Statements of Changes In Equity – Years ended September 30, 2013 and 2012

(F) Consolidated Statements of Cash Flows – Years ended September 30, 2013 and 2012

(G) Notes to Consolidated Financial Statements

(a)(2)	Financial Statement Schedules

None.

(b)	Not applicable.

(c)	Not applicable.

(a)(3)	Exhibits

3.1	Articles of Incorporation of Poage Bankshares, Inc.*
3.2	Bylaws of Poage Bankshares, Inc.**
4	Form of Common Stock Certificate of Poage Bankshares, Inc.*
10.1	Form of Employee Stock Ownership Plan*
10.2	Employment Agreement, dated April 26, 2012, by and between Ralph E. Coffman, Jr. and Home Federal Savings and Loan Association***
10.3	Employment dated May 1, 2011, by and among Miles R. Armentrout, Poage Bankshares, Inc. and Home Federal Savings and Loan Association****
10.4	Three Year Change in Control Agreement, dated September 12, 2011, by and between James W. King and Home Federal Savings and Loan Association.*

115

10.5	Life Insurance Endorsement Method Split Dollar Plan Agreement, dated April 29, 2003, by and between James W. King and Home Federal Savings and Loan Association.*
10.6	Form of Director Supplemental Retirement Plan Agreement.*
10.7	Form of Executive Supplemental Retirement Plan Agreement.*
10.8	Form of Amendment to the Executive Supplemental Retirement Plan Agreement.*
10.9	Poage Bankshares, Inc. 2013 Equity Incentive Plan*****
10.10	Agreement and Plan of Merger, dated as of October 21, 2013, by and among Poage, Bankshares, Inc., Poage Merger Subsidiary, Inc. and Home Federal Savings and Loan Association, and Town Square Financial Corporation and Town Square Bank.******
21	Subsidiaries of registrant*
23	Consent of Crowe Horwath LLP
31.1	Certification of President and Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32	Certification of President and Chief Executive Officer and Chief Financial Officer pursuant to 18 USC Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002.
101	Interactive data files pursuant to Rule 405 of Regulation S-T: (i) the Consolidated Balance Sheets as of September 30, 2013 and 2012, (ii) the Consolidated Statements of Income for the years ended September 30, 2013 and 2012, (iii) the Consolidated Statements of Comprehensive Income (Loss) for the years ended September 30, 2013 and 2012, (iv) the Consolidated Statements of Changes in Shareholders’ Equity for the years ended September 30, 2013 and 2012, (v) the Consolidated Statements of Cash Flows for the years ended September 30, 2013 and 2012, and (vi) the Notes to the Consolidated Financial Statements.

*	Incorporated by reference to the Registration Statement on Form S-1 of Poage Bankshares, Inc. (File No. 333-172192, originally filed with the Securities and Exchange Commission on February 11, 2011, and as subsequently amended).
**	Incorporated by reference to the Current Report on Form 8-K of Poage Bankshares, Inc. (File No. 001-35295, filed with the Securities and Exchange Commission on August 29, 2013).
***	Incorporated by reference to the Current Report on Form 8-K of Poage Bankshares, Inc. (File No. 001-35295, filed with the Securities and Exchange Commission on April 30, 2012).
****	Incorporated by reference to the Current Report on Form 8-K of Poage Bankshares, Inc. (File No. 001-35295, filed with the Securities and Exchange Commission on June 27, 2012).
*****	Incorporated by reference to the Definitive Proxy Statement on Schedule 14A of Poage Bankshares, Inc.(File No. 001-35295, filed with the Securities and Exchange Commission on January 1, 2013).
******	Incorporated by reference to the Current Report on Form 8-K of Poage Bankshares, Inc. (File No. 001-35295, filed with the Securities and Exchange Commission on October 21, 2013).

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Poage Bankshares, Inc.

Date: December 20, 2013
/s/ R. E. Coffman, Jr.
R. E. Coffman, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name		Position	Date

By:	/s/ R. E. Coffman, Jr.	President, Chief Executive	December 20, 2013
	R. E. Coffman, Jr.	Officer and Director
(Principal Executive Officer)

By:	/s/ Jeffery W. Clark	Chief Financial Officer	December 20, 2013
	Jeffery W. Clark	(Principal Financial and
Accounting Officer)

By:	/s/ J. Thomas Rupert	Chairman of the Board	December 20, 2013
J. Thomas Rupert

By:	/s/ Darryl E. Akers	Director	December 20, 2013
Darryl E. Akers

By:	/s/ Everette B. Gevedon	Director	December 20, 2013
Everette B. Gevedon

By:	/s/ Thomas P. Carver	Director	December 20, 2013
Thomas P. Carver

By:	/s/ Stuart N. Moore	Director	December 20, 2013
Stuart N. Moore

By:	/s/ Charles W. Robinson	Director	December 20, 2013
Charles W. Robinson

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Poage Bankshares, Inc. of our report dated December 20, 2013 relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of Poage Bankshares, Inc. for the year ended September 30, 2013.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Louisville, Kentucky

December 20, 2013

Exhibit 31.1

Certification of President and Chief Executive Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, R. E. Coffman, Jr., certify that:

1) I have reviewed this Annual Report on Form 10-K of Poage Bankshares, Inc.;

2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3) Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4) The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f))for the registrant and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiary, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5) The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: December 20, 2013

/s/ R. E. Coffman, Jr.
R. E. Coffman, Jr.
President and Chief Executive Officer

Exhibit 31.2

Certification of Chief Financial Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Jeffery W. Clark, certify that:

1) I have reviewed this Annual Report on Form 10-K of Poage Bankshares, Inc.;

2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3) Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4) The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f))for the registrant and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiary, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5) The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: December 20, 2013

/s/ Jeffery W. Clark,
Jeffery W. Clark,
Chief Financial Officer

Exhibit 32

Certification pursuant to

18 U.S.C. Section 1350

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

R. E. Coffman, Jr., President and Chief Executive Officer and Jeffery W. Clark, Chief Financial Officer of Poage Bankshares, Inc. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the annual report of the Company on Form 10-K for the year ended September 30, 2013 and that to the best of their knowledge:

1.	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 20, 2013	/s/ R. E. Coffman, Jr.
Date:	R. E. Coffman, Jr.
President and Chief Executive Officer

December 20, 2013	/s/ Jeffery W. Clark,
Date:	Jeffery W. Clark,
Chief Financial Officer

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Poage Bankshares, Inc. and will be retained by Poage Bankshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

APPENDIX F

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2013

POAGE BANKSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35295	45-3204393
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1500 Carter Avenue, Ashland, Kentucky	41101
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (606) 324-7196

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 21, 2013, Poage Bankshares, Inc. (the “Company”) and its bank subsidiary, Home Federal Savings and Loan Association (the “Bank”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Town Square Financial Corporation (“Town Square Financial”) and its bank subsidiary, Town Square Bank.  Pursuant to the Merger Agreement, the Company will incorporate a subsidiary known as Poage Merger Subsidiary, Inc. (“Poage Merger Subsidiary”) to be merged with and into Town Square Financial, with Town Square Financial as the surviving entity (the “Merger”). Immediately following the Merger, Town Square Financial will be merged with and into the Company, with the Company as the surviving entity (“Company Merger”) and Town Square Bank will be merged with and into the Bank, with the Bank as the surviving entity (the “Bank Merger”).

Under the terms of the Merger Agreement, 55% of the outstanding shares of Town Square Financial common stock will be converted into the right to receive 2.3289 shares of Company common stock for each share of Town Square Financial common stock. Each of the remaining 45% of the outstanding shares of Town Square Financial common stock will be exchanged for $33.86 in cash. Town Square Financial stockholders will have the right to elect to receive cash or Company common stock as outlined above, subject to 55% of Town Square Financial common stock receiving Company common stock in accordance with the proration and allocation procedures contained in the Merger Agreement.

The Merger Agreement and the transactions contemplated thereby are subject to the approval of the stockholders of Town Square Financial, regulatory approvals and other customary closing conditions.  Closing of the Merger is expected to occur in the first or second quarter of 2014.

The Merger Agreement contains customary representations, warranties and covenants of the Company, the Bank, Poage Merger Subsidiary, Town Square Financial, and Town Square Bank.  Town Square Financial has agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or an agreement concerning, or to provide confidential information in connection with, any proposals for alternative business combination transactions.

Pursuant to the Merger Agreement, two current directors of Town Square Financial will be appointed to the Boards of Directors of the Company and the Bank.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events

On October 21, 2013, the Company issued a press release announcing the execution of the Merger Agreement and an investor presentation to the Company’s stockholders, which are filed as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 2.1	Agreement and Plan of Merger by and among Poage Bankshares, Inc., Poage Merger Subsidiary, Inc., Home Federal Savings and Loan Association, Town Square Financial Corporation, and Town Square Bank, dated October 21, 2013

Exhibit 99.1	Press release of Poage Bankshares, Inc. dated October 21, 2013

Exhibit 99.2	Poage Bankshares, Inc. Investor Presentation dated October 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POAGE BANKSHARES, INC.
DATE: October 21, 2013	By:	/s/ Ralph E. Coffman, Jr.
Ralph E. Coffman, Jr.
President and Chief Executive Officer

Company Release – October 21, 2013

Poage Bankshares, Inc. and Town Square Financial Corporation Announce the Signing of a

Definitive Merger Agreement

Poage Bankshares, Inc. (NASDAQ: PBSK, “Poage”), Ashland, KY, the parent company of Home Federal Savings and Loan Association (“Home Federal”), Ashland, KY, today announced the signing of a definitive agreement to acquire Town Square Financial Corporation (“Town Square”), Ashland, KY, the holding company for Town Square Bank. The combined company will have over $450 million in assets, create the sixth largest bank within the Ashland, KY MSA in total deposits and operate 10 banking offices.

“We are very pleased to welcome Town Square to the Poage family,” said Gene Coffman, President and Chief Executive Officer of Poage Bankshares, Inc. “Both of our franchises have strong community-based banking cultures, excellent customer service and heavy community involvement. This combination will help us grow our bank by effectively deploying some of our capital in our local market to build shareholder value.”

The merger agreement provides that shareholders of Town Square will have the right to elect to receive 2.3289 shares of Poage common stock or $33.86 in cash for each share of Town Square common stock owned, subject to 55% of the aggregate consideration being in Poage stock and 45% in cash. The transaction is valued at approximately $14.7 million, or a price per share to Town Square common stockholders of $33.86. As of September 30, 2013, the transaction value represents 104% of Town Square tangible book value and 13.3 times Town Square’s last twelve months earnings.

The transaction is expected to be completed in the 1st or 2nd quarter of 2014, subject to the affirmative vote of Town Square shareholders, regulatory approval, and other customary conditions.

The transaction is expected to be more than 70% accretive to earnings in the first full-year of combined operations. We expect the initial tangible book value dilution to be earned back in less than 4 years as a result of the substantial accretion to earnings. Additionally, we estimate an internal rate of return above 17% on our investment. Capital levels will remain strong with a pro forma 13.5% tangible common equity to tangible asset ratio and a pro forma 18.7% tier 1 capital ratio. The combined company will have significant operating scale and strong competitive positioning within the Kentucky market.

Bruce VanHorn, President and Chief Executive Officer of Town Square commented, “We are very excited to join forces with a premier community bank such as Home Federal. This merger is the combination of two high quality organizations with similar philosophies, cultures and core values. We feel the transaction will provide significant benefits to our customers, shareholders and the communities we serve and support.”

As of market close on October 18, 2013, Poage’s stock price was $13.65 per share. In addition, Poage announced earlier this week an increase in its quarterly dividend to $0.05 per share.

The Company also announced that it would conduct a stock repurchase program promptly following the release of its financial results for the quarter ended September 30, 2013, subject to applicable regulatory restrictions.

Sheshunoff & Co. served as financial advisor to Town Square Financial Corporation and rendered a fairness opinion to the company’s board of directors in this transaction. Town Square Financial Corporation’s legal advisor was Hunton & Williams LLP.

Keefe, Bruyette & Woods, Inc. served as financial advisor to Poage Bankshares, Inc. and rendered a fairness opinion to the company’s board of directors in this transaction. Luse Gorman Pomerenk & Schick, P.C. served as legal advisor to Poage Bankshares, Inc.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "project," "could," "should," "would," "continue," "seek," "target," "guidance," "outlook," "forecast," and other similar words. These forward-looking statements are based upon Poage Bankshares, Inc.'s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and timing of certain events to differ materially from the information in the forward-looking statements.

In addition to risk factors identified by Poage Bankshares, Inc. in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission on December 19, 2012, the following factors could cause the actual results to differ materially from Poage Bankshares, Inc.'s expectations: failure to satisfy the conditions to closing for the proposed merger in a timely manner or at all; failure of Town Square Financial Corporation’s stockholders to approve the proposed merger; failure to obtain the necessary governmental approvals for the proposed merger or adverse regulatory conditions in connection with such approvals; disruption to the parties' businesses as a result of the announcement and pendency of the transaction; difficulties related to the integration of the businesses following the merger; competitive pressures among depository and other financial institutions; changes in the interest rate environment; and changes in economic conditions, either nationally or regionally. Poage Bankshares, Inc. does not assume any duty to update any forward-looking statements made in this press release to reflect new information, future events or otherwise.

Poage Bankshares, Inc. will file a registration statement on Form S-4 containing a prospectus and other documents regarding the proposed transaction with the Securities and Exchange Commission. Town Square Financial Corporation stockholders and investors are urged to read the prospectus when it becomes available, because it will contain important information about Poage Bankshares, Inc. and Town Square Financial Corporation. When available, copies of the prospectus may also be obtained free of charge at the Securities and Exchange Commission's website at http://www.sec.gov, or by directing a request to Poage Bankshares, Inc., Attention: Corporate Secretary, 1500 Carter Avenue, Ashland, Kentucky, 41101, or on its website at http://www.hfsl.com under the Investor Relations tab.

Acquisition of Town Square Financial Corporation October 2013 Investor Presentation

2 General Information and Limitations Forward - Looking Statements Certain statements contained herein are “forward - looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward - looking statements may be identified by reference to a future period or period s, or by the use of forward - looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward - looking statements are subject to numerous risks and uncertainties, as described in our SEC filings. In addition to risk factors identified by the Company in its Annual Report on Form 10 - K, filed with the Securities and Exchange Commission on D ecember 19, 2012, the following factors could cause the actual results to differ materially from the Company’s expectations: failure to satisfy the co nditions to closing for the proposed merger in a timely manner or at all; failure of Town Square Financial Corporation’s stockholders to approve the prop ose d merger; failure to obtain the necessary governmental approvals for the proposed merger or adverse regulatory conditions in connection with such app rovals; disruption to the parties' businesses as a result of the announcement and pendency of the transaction; difficulties related to the integrat ion of the businesses following the merger; competitive pressures among depository and other financial institutions; changes in the interest rate environment ; a nd changes in economic conditions, either nationally or regionally. The Company wishes to caution readers not to place undue reliance on any such forward - looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s actual results for future periods t o d iffer materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and sp ecifically declines any obligation to publicly release the results of any revisions that may be made to any forward - looking statements to reflect ev ents or circumstances after the date of the release of this presentation or to reflect the occurrence of anticipated or unanticipated events.

• Creates significant operating scale within the Ashland, KY market area • Pro forma bank will have the largest deposit market share within Boyd county • In - market expansion maximizes opportunities in the local market area • Opportunity to grow in existing areas and expand presence within current branch footprint • Combines two strong management teams • Financially attractive deal pricing and structure with conservative modeling assumptions – Transaction priced at 104% of TBV and 13.3x LTM EPS (as of 9/30/13 ) – “Well capitalized” pro forma company with strong capital ratios of 13.5% TCE / TA and 18.7% Tier 1 capital ratio – Achievable cost savings of $519k in Year 1 (18% of estimated non - interest expense and 75% realized in Year 1) – Immediately EPS accretive (57% in 2014 and 78% in 2015) 3 Transaction Highlights

Expanding Kentucky Franchise

PBSK (6 Branches)
Town Square (4 Branches)
Portsmouth
Lucasville
Rushtown
South Webster
Bloom Junction
Franklin Furnace
Wayne National Forest
LAWRENCE
Raceland
Ironton
Coal Grove
GREENUP
Westwood
Ashland
Westmoreland
Huntington
BOYD
CABELL
Grayson
Grahn
Olive Hill
Upper Tygart
Vanceburg
Garrison
LEWIS
West Union
Sugar Grove
CARTER
Willard
Webbville
Louisa
Morehead
ROWAN
Cave Run Lake
Sandy Hook
ELLIOTT
MORGAN
West Liberty
Lexington
FAYETTE
Nicholasville
JESSAMINE
Georgetown
Paris
BOURBON
Mount Sterling
Salt Lick
BATH
MONTGOMERY
CLARK
Richmond
MADISON
KENTUCKY
WEST VIRGINIA
Daniel Boone National

POAGE BANKSHARES, INC.

Source: SNL Financial, MapPoint

4

Source: SNL Financial, MapPoint 4 Expanding Kentucky Franchise PBSK (6 Branches) Town Square (4 Branches)

Transaction Overview

Transaction Value:	Approximately $14.7 million
Price per Share:	$33.86
Consideration Mix:	55% stock consideration, 45% cash consideration
Board Representation:	PBSK is offering two board seats to existing Town Square board members
Exchange Ratio:	Fixed exchange ratio of 2.3289x
Double Trigger / Walkaway:	First trigger: PBSK average closing price is down by more than 15% from $13.65; and Second trigger: PBSK average closing price is down by more than 20% from SNL Thrift Index
Ownership Detail:	PBSK ownership: 86% Town Square Financial ownership: 14%
Termination Fee:	$600,000
Required Approvals:	Shareholder approval for Town Square and customary regulatory approvals
Targeted Closing:	Transaction close 3/31/2014

POAGE BANKSHARES, INC.

5

Approximately $14.7 million 5 Transaction Overview $33.86 Price per Share: Transaction Value: 55% stock consideration, 45% cash consideration Consideration Mix: PBSK is offering two board seats to existing Town Square board members Board Representation: Fixed exchange ratio of 2.3289x Exchange Ratio: First trigger: PBSK average closing price is down by more than 15% from $13.65; and Second trigger: PBSK average closing price is down by more than 20% from SNL Thrift Index Double Trigger / Walkaway : PBSK ownership: 86% Town Square Financial ownership: 14% Ownership Detail: $600,000 Termination Fee: Shareholder approval for Town Square and customary regulatory approvals Required Approvals: Transaction close 3/31/2014 Targeted Closing:

(1) Year 1 defined as the remaining 2 quarters in 2014 after transaction close (2) Incremental tangible book value earnback represents the number of years to eliminate tangible book value dilution at closing utilizing the incremental earnings realiz ed through the merger 6 Transaction Financial Impact Key Transaction Assumptions : • 7.0% credit mark on Town Square’s gross loans (approximately $8.9 million) • Estimated cost savings of 18% of Town Square’s annual operating expenses – Year 1 cost savings of $519k (75% phased - in) – Year 2 cost savings of $713k (100% phased - in) • Transaction expenses of approximately $1.5 million after - tax Pro Forma Financial Impact : • Year 1 EPS accretion of 57% (1) • Year 2 EPS accretion of 78% • IRR greater than 17% • Tangible book value earnback of less than 4 years (2) Pro Forma Capital Ratios : • TCE / TA of 13.5% • Leverage ratio of 11.1% • Total risk - based capital ratio of 19.5%

Source: SNL Financial, data at or for 9 months ended 6/30/13 Note: Regulatory and / or bank level data used if consolidated holding company GAAP financials are unavailable 7 Overview of Poage Bankshares , Inc. (NASDAQ: PBSK) Overview Balance Sheet and Capital (As of 6/30/13) Headquarters Ashland, KY Date Established 9/12/2011 Number of Branches 6 Full - Time Employees 67 Assets ($000) $299,786 Gross Loans ($000) 177,036 Total Deposits ($000) 244,547 Total Equity ($000) 58,488 Loans / Deposits (%) 78.68 Tangible Common Equity / Tangible Assets (%) 19.51 Profitability (For the 9 months ended 6/30/13) Asset Quality (For the 9 months ended 6/30/13) ROAA (%) 0.75 ROAE (%) 3.94 Net Interest Margin (%) 3.21 Efficiency Ratio (%) 74.16 NPAs / Assets (%) 0.43 NPAs / Loans + OREO (%) 0.73 Reserves / Loans (%) 1.12 Reserves / NPAs (%) 153.29 NCOs / Avg. Loans (%) 0.10

Source: SNL Financial, data at or for 6 months ended 6/30/13 Note: Financials are at the consolidated holding company level. Earnings have been tax - effected 35% to convert S - Corp status to C - Corp status 8 Overview of Town Square Financial Corporation Overview Balance Sheet and Capital (As of 6/30/13) Headquarters Ashland, KY Date Established 2/18/2000 Number of Branches 4 Full - Time Employees 49 Assets ($000) $154,908 Gross Loans ($000) 126,446 Total Deposits ($000) 133,024 Total Equity ($000) 13,631 Loans / Deposits (%) 95.06 Tangible Common Equity / Tangible Assets (%) 8.80 Profitability (For 6 months ended 6/30/13) Asset Quality (For 6 months ended 6/30/13) ROAA (%) 0.50 ROAE (%) 6.10 Net Interest Margin (%) 4.45 Efficiency Ratio (%) 65.98 NPAs / Assets (%) 5.07 NPAs / Loans + OREO (%) 6.20 Reserves / Loans (%) 1.09 Reserves / NPAs (%) 17.56 NCOs / Avg. Loans (%) 0.65

Pro Forma Loan Composition

PBSK

Loan Portfolio ($000)	Amount	% of Total
Const. & Land	$ 4,136	2.3%
1-4 Family RE	131,740	74.4%
Multifamily	970	0.5%
CRE	17,050	9.6%
C&I / Ag	6,333	3.6%
Cons. & Home Equity	16,775	9.5%
Other	32	0.0%
Gross Loans & Leases	177,036	100.0%

Yield on Loans and Leases: 5.53%

Town Square Financial Corporation

C&I / Ag 20.7%
CRE 27.7%
Cons. & Home Equity 5.8%
Other 0.4%
Const. & Land 8.0%
Multifamily 3.3%
1-4 Family RE 34.1%

Loan Portfolio ($000)	Amount	% of Total
Const. & Land	$ 10,056	8.0%
1-4 Family RE	43,092	34.1%
Multifamily	4,192	3.3%
CRE	35,067	27.7%
C&I / Ag	26,194	20.7%
Cons. & Home Equity	7,334	5.8%
Other	511	0.4%
Gross Loans & Leases	126,446	100.0%

Yield on Loans and Leases: 5.75%

Pro Forma

CRE 17.2%
Multifamily 1.7%
C&I / Ag 10.7%
Cons. & Home Equity 7.9%
Other 0.2%
Const. & Land 4.7%
1-4 Family RE 57.6%

Yield on Loans and Leases: 5.62%

POAGE BANKSHARES, INC.

9

Source: SNL Financial, data as of the most recent quarter ended 6/30/13 Note: Regulatory financials used for comparative purposes 9 Pro Forma Loan Composition Loan Portfolio ($000) Amount % of Total Loan Portfolio ($000) Amount % of Total Loan Portfolio ($000) Amount % of Total Const. & Land 4,136$ 2.3% Const. & Land 10,056$ 8.0% Const. & Land 14,192$ 4.7% 1-4 Family RE 131,740 74.4% 1-4 Family RE 43,092 34.1% 1-4 Family RE 174,832 57.6% Multifamily 970 0.5% Multifamily 4,192 3.3% Multifamily 5,162 1.7% CRE 17,050 9.6% CRE 35,067 27.7% CRE 52,117 17.2% C&I / Ag 6,333 3.6% C&I / Ag 26,194 20.7% C&I / Ag 32,527 10.7% Cons. & Home Equity 16,775 9.5% Cons. & Home Equity 7,334 5.8% Cons. & Home Equity 24,109 7.9% Other 32 0.0% Other 511 0.4% Other 543 0.2% Gross Loans & Leases 177,036 100.0% Gross Loans & Leases 126,446 100.0% Gross Loans & Leases 303,482 100.0% Yield on Loans and Leases: 5.53% Yield on Loans and Leases: 5.75% Yield on Loans and Leases: 5.62% PBSK Town Square Financial Corporation Pro Forma Const. & Land 2.3% 1 - 4 Family RE 74.4% Multifamily 0.5% CRE 9.6% C&I / Ag 3.6% Cons. & Home Equity 9.5% Const. & Land 8.0% 1 - 4 Family RE 34.1% Multifamily 3.3% CRE 27.7% C&I / Ag 20.7% Cons. & Home Equity 5.8% Other 0.4% Const. & Land 4.7% 1 - 4 Family RE 57.6% Multifamily 1.7% CRE 17.2% C&I / Ag 10.7% Cons. & Home Equity 7.9% Other 0.2%

Pro Forma Deposit Composition

PBSK

Deposit Portfolio ($000)	Amount	% of Total
Trans.	$ 38,713	16.5%
Savings & MMDAs	65,488	28.0%
Retail CDs	120,142	51.3%
Jumbo CDs	9,888	4.2%
Total Deposits	**234,231**	**100.0%**

Cost of Total Deposits: **0.72%**

Town Square Financial Corporation

Retail CDs
39.3%
Jumbo CDs
5.1%
Savings & MMDAs
21.1%
Trans.
34.5%

Deposit Portfolio ($000)	Amount	% of Total
Trans.	$ 45,925	34.5%
Savings & MMDAs	28,062	21.1%
Retail CDs	52,274	39.3%
Jumbo CDs	6,763	5.1%
Total Deposits	**$ 133,024**	**100.0%**

Cost of Total Deposits: **0.63%**

Pro Forma

Retail CDs
46.9%
Jumbo CD
4.5%
Savings & MMDAs
25.5%
Trans.
23.0%

Cost of Total Deposits: **0.69%**

POAGE BANKSHARES, INC.

10

Source: SNL Financial, data as of the most recent quarter ended 6/30/13 Note: Regulatory financials used for comparative purposes 10 Pro Forma Deposit Composition Deposit Portfolio ($000) Amount % of Total Deposit Portfolio ($000) Amount % of Total Deposit Portfolio ($000) Amount % of Total Trans. 38,713$ 16.5% Trans. 45,925$ 34.5% Trans. 84,638$ 23.0% Savings & MMDAs 65,488 28.0% Savings & MMDAs 28,062 21.1% Savings & MMDAs 93,550 25.5% Retail CDs 120,142 51.3% Retail CDs 52,274 39.3% Retail CDs 172,416 46.9% Jumbo CDs 9,888 4.2% Jumbo CDs 6,763 5.1% Jumbo CDs 16,651 4.5% Total Deposits 234,231 100.0% Total Deposits 133,024$ 100.0% Total Deposits 367,255$ 100.0% Cost of Total Deposits: 0.72% Cost of Total Deposits: 0.63% Cost of Total Deposits: 0.69% PBSK Town Square Financial Corporation Pro Forma Trans. 16.5% Savings & MMDAs 28.0% Retail CDs 51.3% Jumbo CDs 4.2% Trans. 34.5% Savings & MMDAs 21.1% Retail CDs 39.3% Jumbo CDs 5.1% Trans. 23.0% Savings & MMDAs 25.5% Retail CDs 46.9% Jumbo CDs 4.5%

• Pro Forma PBSK / Town Square Financial becomes the top market share leader within Boyd, KY Source: SNL Financial, data as of 6/30/13 11 Deposit Franchise Expansion by County Boyd, KY Greenup, KY Lawrence, KY Jessamine, KY Boyd, KY No.Institution (ST) Branches Deposits ($000) Market Share (%) Pro Forma 5 210,026 24.52 1 PNC Financial Services Group (PA) 6 167,644 19.57 2 Community Trust Bancorp Inc. (KY) 5 154,845 18.08 3 Kentucky Farmers Bank Corp. (KY) 3 131,352 15.34 4 Poage Bankshares Inc. (KY) 2 125,353 14.63 5 Town Square Financial Corp. (KY) 3 84,673 9.89 6 Fifth Third Bancorp (OH) 2 70,021 8.17 7 City Holding Co. (WV) 3 53,150 6.21 8 Peoples Bancorp Inc. (OH) 2 40,206 4.69 9 Citizens National Corp. (KY) 1 29,286 3.42 Total 27 856,530 100.00 Greenup, KY No.Institution (ST) Branches Deposits ($000) Market Share (%) 1 First & Peoples Bcshs Inc. (KY) 6 162,924 42.36 2 Poage Bankshares Inc. (KY) 3 76,049 19.77 3 Peoples Bancorp Inc. (OH) 2 48,340 12.57 4 City Holding Co. (WV) 2 28,554 7.42 5 Fifth Third Bancorp (OH) 1 21,304 5.54 6 Community Trust Bancorp Inc. (KY) 1 15,205 3.95 7 PNC Financial Services Group (PA) 1 14,151 3.68 8 ASB Financial Corp. (OH) 1 9,189 2.39 9 Citizens National Corp. (KY) 1 8,868 2.31 Total 18 384,584 100.00 Lawrence, KY No.Institution (ST) Branches Deposits ($000) Market Share (%) 1 Community Holding Co. (KY) 2 45,350 31.60 2 Peoples Security Bancorp Inc. (KY) 2 41,303 28.78 3 Poage Bankshares Inc. (KY) 1 32,829 22.88 4 Louisa Community Bank (KY) 1 24,031 16.74 Total 6 143,513 100.00 Jessamine, KY No.Institution (ST) Branches Deposits ($000) Market Share (%) 1 Farmers Bncp Nicholasville Inc (KY) 4 93,572 18.07 2 Farmers Capital Bank Corp. (KY) 4 78,262 15.11 3 Central Bancshares Inc. (KY) 2 70,563 13.62 4 Kentucky Bancshares Inc. (KY) 2 68,960 13.32 5 PNC Financial Services Group (PA) 2 52,215 10.08 6 Town Square Financial Corp. (KY) 1 48,351 9.34 7 First Southern Bancorp Inc. (KY) 2 29,714 5.74 8 Citizens Commerce Bcshs Inc (KY) 1 25,199 4.87 9 JPMorgan Chase & Co. (NY) 1 20,583 3.97 10 Fifth Third Bancorp (OH) 1 17,711 3.42 Total 22 517,912 100.00

• Immediately accretive to earnings post - transaction close • Effective deployment of capital – P ro forma company remains “well - capitalized” post - transaction close • Achievable cost savings and complementary branch footprint drives growth, efficiency, and operating scale • Pro forma company will have the largest deposit market share within Boyd county • Strategic in - market acquisition favorably positions the pro forma company for further growth and efficiencies 12 Investment Highlights

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2013

POAGE BANKSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35295	45-3204393
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1500 Carter Avenue, Ashland, Kentucky	41101
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                      (606) 324-7196

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On November 15, 2013, Poage Bankshares, Inc. (the “Company”), the holding company for Home Federal Savings and Loan Association, issued a press release announcing its financial results for the quarter and year ended September 30, 2013.  The Company’s press release is included as Exhibit 99.1 to this report.  The information included in Exhibit 99.1 to this report is considered to be “furnished” under the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

99.1	Press Release, dated November 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POAGE BANKSHARES, INC.
DATE: November 15, 2013	By:	/s/ Ralph E. Coffman, Jr.
Ralph E. Coffman, Jr.
President and Chief Executive Officer

Contact:  Jeff Clark
(606)-324-7196

November 15, 2013

POAGE BANKSHARES, INC. ANNOUNCES RESULTS FOR FOURTH QUARTER AND FISCAL YEAR ENDED SEPTEMBER 30, 2013

Poage Bankshares, Inc. (NASDAQ: PBSK) (the “Company”) the holding company for Home Federal Savings and Loan Association (the “Association”), announced net income of $2.2 million, or $.69 per basic and diluted share for the fiscal year ended September 30, 2013, compared to $1.6 million, or $.51 per basic and diluted share for the fiscal year ended September 30, 2012 and net income of $398,000, or $.13 per basic and diluted share for the three months ended September 30, 2013, compared to a loss of $27,000 or $.01 per basic and diluted share for the three months ended September 30, 2012.

For the year ended September 30, 2013, net interest income after provision for loan losses was $9.3 million compared to $8.8 million for the year ended September 30, 2012.  The provision for loan losses decreased to $106,000 for the year ended September 30, 2013, from $902,000 for the year ended September 30, 2012.  Interest income decreased to $11.8 million for the year ended September 30, 2013, from $13.0 million for the year ended September 30, 2012.  Interest expense decreased to $2.3 million for the year ended September 30, 2013, from $3.3 million for the year ended September 30, 2012.  Non-interest income increased to $2.3 million for the year ended September 30, 2013, from $1.3 million for the year ended September 30, 2012.  Non-interest expense increased to $8.5 million for the year ended September 30, 2013, from $8.1 million for the year ended September 30, 2012.   For the year ended September 30, 2013, income tax expense totaled $883,000 compared to $407,000 for the year ended September 30, 2012.

Total assets at September 30, 2013 were $291.0 million compared to $317.2 million at September 30, 2012.  Cash and cash equivalents decreased to $8.2 million at September 30, 2013, from $23.4 million at September 30, 2012.   Investment securities decreased to $87.9 million at September 30, 2013, from $94.4 million at September 30, 2012.  Net loans receivable decreased to $175.5 million at September 30, 2013, from $180.0 million at September 30, 2012.  Deposits decreased to $217.3 million at September 30, 2013, from $236.4 million at September 30, 2012.  Total borrowings decreased to $13.2 million at September 30, 2013 from $17.7 million at September 30, 2012.  Stockholders’ equity decreased to $57.9 million at September 30, 2013 from $60.6 million at September 30, 2012.  This decrease was due to a decrease of $2.5 million in other comprehensive income, arising from a decrease in unrealized gain on available for sale securities and the repurchase of 155,007 shares of common stock at an aggregate cost of approximately $2.3 million, partially offset by a net income of $2.2 million.

Poage Bankshares, Inc. is the savings and loan holding company for Home Federal Savings and Loan Association (the “Association”).  The Association, originally chartered in 1889 and headquartered in Ashland, Kentucky, conducts its operations from 6 full-service banking offices located in Ashland, Flatwoods, South Shore, Louisa and Greenup, Kentucky.

This press release may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, legislative and regulatory changes that could adversely affect the business in which Poage Bankshares, Inc. and Home Federal Savings and Loan Association are engaged, and other factors that may be described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

 Selected Income Statement Data

September 30, 2012 data was derived from the 2012 form 10-K. All other information is unaudited.   (Dollars in thousands, except per share data)

	Quarter Ended September 30, 2013	Quarter Ended September 30, 2012	Year Ended September 30, 2013	Year Ended September 30, 2012

Interest income	$2,865	$3,128	$11,750	$12,983
Interest expense	493	722	2,328	3,253
Net interest income	2,372	2,406	9,422	9,730
Provision for loan losses	0	585	106	902
Net interest income after provision for loan losses	2,372	1,821	9,316	8,828
Non-interest income	401	265	2,266	1,291
Non-interest expense	2,231	2,206	8,543	8,133
Income(loss) before taxes	542	(120)	3,039	1,986
Income tax expense(benefit)	144	(93)	883	407

Net Income(loss)	$398	$(27)	$2,156	$1,579

Basic earnings per common share	$0.13	$(0.01)	$0.69	$0.51
Diluted earnings per common share	$0.13	$(0.01)	$0.69	$0.51
Average shares	3,103,347	3,104,994	3,102,436	3,105,137

Performance Ratios

	Year Ended September 30, 2013	Year Ended September 30, 2012

Return on average assets	0.71%	0.49%
Return on average equity	3.63%	2.57%
Net interest margin on average interest earning assets	3.28%	3.22%

Selected Balance Sheet Data

(Dollars in thousands, except per share data)

	Year Ended September 30, 2013	Year Ended September 30, 2012

Assets	$291,008	$317,159
Cash and cash equivalents	8,192	23,430
Investment securities	87,930	94,456
Net loans receivable	175,476	179,998
Deposits	217,340	236,472
Federal Home Loan Bank borrowings	13,230	17,672
Total stockholders’ equity	57,905	60,582
Book value per share (2)	17.28	17.96
Average stockholders’ equity to average total assets	19.94%	18.99%

Asset Quality

(Dollars in thousands)

	Year Ended September 30, 2013	Year Ended September 30, 2012

Non-performing assets (3)	$1,093	$2,309
Allowance for loan losses	1,989	2,004
Non-performing assets to total assets	0.38%	0.73%
Allowance for losses to total loans	1.12%	1.10%

(1)	Shares outstanding do not include ESOP shares not committed for release.

(2)	Total stockholders’ equity divided by shares outstanding of 3,350,916 and 3,372,375 at September 30, 2013 and 2012, respectively.

(3)	Non-performing assets include non-accrual loans, loans past due 90 days or more and accruing, and foreclosed assets held for sale.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2013

POAGE BANKSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35295	45-3204393
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1500 Carter Avenue, Ashland, Kentucky	41101
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (606) 324-7196

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 19, 2013, the Board of Directors of Poage Bankshares, Inc. (the “Company”) terminated its existing stock repurchase program, which was initially authorized by the Board of Directors of the Company on June 11, 2013 (the “Second Repurchase Program”). From June 11, 2013 through the date the Board terminated the Second Repurchase Program, the Company purchased a total of 18,961 shares of its common stock at a weighted average price of $15.00 per share under the Second Repurchase Program. The Company terminated the Second Repurchase Program due to the price limitations on stock repurchases under the Second Repurchase Program and to facilitate compliance with SEC rules regarding stock repurchases during the pendency of its acquisition of Town Square Financial Corporation.

Additionally, on November 19, 2013, the Board authorized a stock repurchase program pursuant to which the Company intends to purchase up to 12,650 shares of its issued and outstanding shares of common stock, pursuant to Securities and Exchange Commission rules regarding stock repurchases during the pendency of a merger transaction (the “Third Repurchase Program”). The repurchase program will commence on or about November 21, 2013 and, in accordance with applicable Securities and Exchange Commission rules, the Third Repurchase Program will terminate prior to the mailing of the proxy statement for the approval of the Company’s acquisition of Town Square Financial Corporation to its stockholders.

The Company’s stock repurchases pursuant to the Third Repurchase Program is dependent on certain factors, including but not limited to, the timing of the mailing of the Town Square Financial Corporation proxy statement, the timing of the Town Square Financial Corporation special meeting to approve the merger agreement, market conditions and prices, available funds and alternative uses of capital. The Third Stock Repurchase Program may be carried out through open-market purchases, block trades, negotiated private transactions and pursuant to a trading plan that will be adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. Any repurchased shares will be held by the Company as authorized but unissued shares.

Following the completion of the Town Square Financial Corporation special meeting, the Company’s Board of Directors may authorize a fourth stock repurchase program.

On November 20, 2013, the Company issued a press release regarding the termination of the Second Repurchase Program and the authorization of the Third Repurchase Program, which is included in this Current Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits

	99.1	Poage Bankshares, Inc. press release dated November 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POAGE BANKSHARES, INC.
DATE: November 20, 2013	By:	/s/ Ralph E. Coffman, Jr.
Ralph E. Coffman, Jr.
President and Chief Executive Officer

POAGE BANKSHARES, INC. ANNOUNCES THIRD STOCK REPURCHASE PROGRAM

November 20, 2013 -- Poage Bankshares, Inc., Ashland, Kentucky (NASDAQ: PBSK) (the “Company” or “Poage Bankshares”) today announced that its Board of Directors approved a program to repurchase, from time to time and subject to market conditions, up to 12,650 shares of Company outstanding common stock through open-market purchases, block trades, negotiated private transactions and pursuant to a trading plan that will be adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 (the "Third Repurchase Program"). The Third Repurchase Program will commence on November 21, 2013 and terminate prior to the mailing of the proxy statement for the approval of Poage Bankshare’s acquisition of Town Square Financial Corporation to its stockholders. The Company’s stock repurchases pursuant to the Third Repurchase Program is dependent on certain factors, including but not limited to, the timing of the mailing of the Town Square Financial Corporation proxy statement, the timing of the Town Square Financial Corporation special meeting to approve the merger agreement, market conditions and prices, available funds and alternative uses of capital.

In conjunction with the Board's authorization of the Third Repurchase Program, the Company's Board of Directors terminated the Company’s previous stock repurchase program, initially authorized on June 11, 2013 (the "Second Repurchase Program"). The Company terminated the Second Repurchase Program due to the price limitations on stock repurchases under the Second Repurchase Program and to facilitate compliance with SEC rules regarding stock repurchases during the pendency of its acquisition of Town Square Financial Corporation. Between June 11, 2013 and November 19, 2013, the Company repurchased 18,961 shares of common stock through the Second Repurchase Program.

Regarding the authorization of the Third Repurchase Program, Ralph E. Coffman, Jr. stated "Poage Bankshares is committed to increasing shareholder value over time, including through purchasing PBSK shares at reasonable market prices. While we acknowledge that stock repurchases during the pendency of a merger are limited by SEC rules, we believe this Third Repurchase Program is a worthwhile endeavor."

The Board of Directors of the Company may authorize a fourth stock repurchase program following completion of the Town Square Financial Corporation special meeting.

Company Information

Home Federal Savings and Loan Association, originally chartered in 1889, is a community financial institution serving Boyd, Greenup and Lawrence Counties in Kentucky and Lawrence and Scioto Counties in Ohio. Poage Bankshares, Inc, formed in 2011, serves as its holding company.

Forward Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified. Words such as "believes," "anticipates," "expects," "intends," "targeted," "continue," "remain," "will," "should," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Poage Bankshares, Inc. or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. Forward-looking statements speak only as of the date on which such statements are made. Poage Bankshares, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

APPENDIX G

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Poage Bankshares, Inc. (Exact Name of Registrant as Specified in Its Charter)

Maryland (State of incorporation or organization)	(I.R.S. Employer Identification No.)

1500 Carter Avenue Ashland, Kentucky (Address of principal executive offices)	41101 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

common stock, par value $0.01 per share (Title of each class to be registered)	The NASDAQ Stock Market LLC (Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  [X]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  [   ]
Securities Act registration statement file number to which this form relates: 333-172192

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “Description of Capital Stock,” “Our Policy Regarding Dividends” and “Market for the Common Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-172192) (the “Registration Statement”), initially filed with the SEC on February 11, 2011 and amended on April 18, 2011, May 5, 2011, June 14, 2011 and July 7, 2011, which is hereby incorporated by reference.  For a description of the provisions of the Registrant’s Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Restrictions on Acquisition of Poage Bankshares” and “Description of Capital Stock” in the Registration Statement.

Item 2.  Exhibits.

1.
Registration Statement on Form S-1 (Registration Number 333-172192) dated February 11, 2011 and amended on April 18, 2011, May 5, 2011, June 14, 2011 and July 7, 2011, is hereby incorporated by reference.

2.
Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 as filed on February 11, 2011 and amended on April 18, 2011, May 5, 2011, June 14, 2011 and July 7, 2011).

3.	Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 as filed on February 11, 2011 and amended on April 18, 2011, May 5, 2011, June 14, 2011 and July 7, 2011).

4.
Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 as filed on February 11, 2011 and amended on April 18, 2011, May 5, 2011, June 14, 2011 and July 7, 2011).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

POAGE BANKSHARES

Date: September 9, 2011	By:	/s/ Darryl E. Akers Darryl E. Akers Co-President, Co-Chief Executive Officer and Chief Financial Officer

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Articles 10 and 11 of the Articles of Incorporation of Poage Bankshares, Inc. (the “Corporation”) set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A.           Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B.           Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

C.           Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D.           Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

II-1

E.           Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F.           Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Item 21. Exhibits and Financial Statement Schedules

The exhibits and financial statements filed as part of this Registration Statement are as follows:

Exhibits
2.1	Agreement and Plan of Merger by and among Poage Bankshares, Inc., Poage Merger Subsidiary, Inc., Home Federal Savings and Loan Association, Town Square Financial Corporation, and Town Square Bank*

3.1	Articles of Incorporation of Poage Bankshares, Inc.

3.2	Bylaws of Poage Bankshares, Inc.

4.1	Form of Common Stock Certificate of Poage Bankshares, Inc.

5.1	Opinion of Luse Gorman Pomerenk & Schick, a Professional Corporation as to the legality of the securities being issued**

8.1	Opinion of Luse Gorman Pomerenk & Schick as to tax matters

10.1	Form of Home Federal Savings and Loan Association Executive Supplemental Retirement Plan

10.2	Form of Amendments to the Home Federal Savings and Loan Association Executive Supplemental Retirement Plan

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10.3	Form of Split Dollar Plan

10.4	Home Federal Savings and Loan Association Employee Stock Ownership Plan

10.5	Form of Director Supplemental Retirement Plan

10.6	Three year Change in Control Agreement, dated September 12, 2011, by and between James W. King and Home Federal Savings and Loan Association

10.7	Retention and Non-Competition Agreement between Home Federal Savings and Loan Association and Robert S. Curtis, dated as of April 29, 2011

10.8	Non-Competition, Consulting and Health Insurance Agreement between Home Federal Savings and Loan Association and Robert S. Curtis, dated as of April 29, 2011

10.9	Employment Agreement, dated April 26, 2012, by and between Ralph E. Coffman, Jr. and Home Federal Savings and Loan Association

10.10	Employment Agreement, dated June 25, 2012, by and among Miles R. Armentrout, Poage Bankshares, Inc., and Home Federal Savings and Loan Association

10.11	Life Insurance Endorsement Method Split Dollar Agreement, dated April 29, 2003, by and between James W. King and Home Federal Savings and Loan Association

21	Subsidiaries of Poage Bankshares, Inc.

23.1	Consent of Crowe Horwath LLP

23.2	Consent of Luse Gorman Pomerenk & Schick, a Professional Corporation (set forth in Exhibits 5.1 and 8.1)

24	Power of attorney (set forth on the signature pages to this Registration Statement)

99.1	Form of Proxy of Town Square Financial Corporation**

99.2	Consent of Sheshunoff & Co.

99.3	Consent of Thomas L. Burnette

99.4	Consent of John C. Stewart, Jr.

101	Interactive data files pursuant to Rule 405 of Regulation S-T: (i) the Consolidated Balance Sheets as of September 30, 2013 and 2012, (ii) the Consolidated Statements of Income for the years ended September 30, 2013 and 2012, (iii) the Consolidated Statements of Comprehensive Income (Loss) for the years ended September 30, 2013 and 2012, (iv) the Consolidated Statements of Changes in Shareholders’ Equity for the years ended September 30, 2013 and 2012, (v) the Consolidated Statements of Cash Flows for the years ended September 30, 2013 and 2012, and (vi) the Notes to the Consolidated Financial Statements.

* Attached as Appendix A to the proxy statement/prospectus.

** Previously filed.

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Item 22. Undertakings

(a)          The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)(1)         The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2)         The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)          The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)          The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of, and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ashland, State of Kentucky, on February 3, 2014.

POAGE BANKSHARES, INC.

By:	/s/ Ralph E. Coffman, Jr.
Ralph E. Coffman, Jr.
President, Chief Executive Officer and Director
(Duly Authorized Representative)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Ralph E. Coffman, Jr.
Ralph E. Coffman, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	February 3, 2014

/s/ Jeffrey W. Clark
Jeffrey W. Clark	Chief Financial Officer (Principal Financial and Accounting Officer)	February 3, 2014

*
J. Thomas Rupert	Chairman of the Board	February 3, 2014

*
Everette B. Gevedon	Director	February 3, 2014

*
Stuart N. Moore	Director	February 3, 2014

*
Charles W. Robinson	Director	February 3, 2014

*
Darryl E. Akers	Director	February 3, 2014

*
Thomas P. Carver	Director	February 3, 2014
*	Pursuant to a Power of Attorney contained on the signature page of the Registration Statement on Form S-4 of Poage Bankshares, Inc. filed on January 2, 2014

/s/ Ralph E. Coffman, Jr.
Ralph E. Coffman, Jr.